                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-86366-03


PROSPECTUS SUPPLEMENT                    (TO PROSPECTUS DATED AUGUST 13, 2003)


                           $986,544,000 (APPROXIMATE)


          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2003-PWR2
                                   as Issuer


         SERIES 2003-PWR2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     CLASSES A-1, A-2, A-3, A-4, B, C AND D



                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor


                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                              -------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 100 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately $1,066,555,323.

     The trust fund will issue 21 classes of commercial mortgage pass-through certificates, seven of which are being offered by this prospectus supplement. The offered certificates will accrue interest from September 1, 2003.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 7 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated August 13, 2003.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

     Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC are the underwriters of this offering. Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers. Wells Fargo Brokerage Services, LLC will act as co-manager. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 23, 2003. We expect to receive from this offering approximately $991,655,616 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2003, before deducting expenses payable by us.

                              -------------------

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.

                       WELLS FARGO BROKERAGE SERVICES, LLC


          The date of this prospectus supplement is September 10, 2003

           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. 2003-PWR2
         SERIES 2003-PWR2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

NEVADA                                          KANSAS
3 properties                                    1 property
$8,324,083                                      $227,772
0.8% of total                                   (is less than) 0.1% of total

NORTHERN CALIFORNIA                             NORTH DAKOTA
10 properties                                   1 property
$46,787,850                                     $376,318
4.4% of total                                   (is less than) 0.1% of total

SOUTHERN CALIFORNIA                             TEXAS
15 properties                                   17 properties
$149,071,649                                    $60,835,405
14.0% of total                                  5.7% of total

WASHINGTON                                      MINNESOTA
2 properties                                    1 property
$5,388,059                                      $3,463,593
0.5% of total                                   0.3% of total

ARIZONA                                         ARKANSAS
5 properties                                    1 property
$16,157,368                                     $722,927
1.5% of total                                   0.1% of total

IDAHO                                           ILLINOIS
2 properties                                    1 property
$13,170,651                                     $207,965
1.2% of total                                   (is less than) 0.1% of total

COLORADO                                        ALABAMA
4 properties                                    1 property
$58,042,037                                     $29,350,000
5.4% of total                                   2.8% of total

UTAH                                            INDIANA
3 properties                                    1 property
$9,076,244                                      $742,734
0.9% of total                                   0.1% of total

NEW MEXICO                                      GEORGIA
1 property                                      5 properties
$8,492,231                                      $63,753,844
0.8% of total                                   6.0% of total

MONTANA
1 property
$356,512
(is less than) 0.1% of total






MICHIGAN                                        VIRGINIA
4 properties                                    8 properties
$42,388,440                                     $154,990,139
4.0% of total                                   14.5% of total

PENNSYLVANIA                                    NORTH CAROLINA
12 properties                                   5 properties
$26,821,839                                     $66,471,776
2.5% of total                                   6.2% of total

OHIO                                            SOUTH CAROLINA
5 properties                                    1 property
$7,736,829                                      $7,043,686
0.7% of total                                   0.7% of total

FLORIDA                                         MASSACHUSETTS
7 properties                                    4 properties
$35,587,656                                     $33,934,444
3.3% of total                                   3.2% of total

VERMONT                                         CONNECTICUT
1 property                                      1 property
$455,543                                        $10,000,000
(is less than) 0.1% of total                    0.9% of total

NEW YORK                                        NEW JERSEY
10 properties                                   2 properties
$154,510,021                                    $10,886,334
14.5% of total                                  1.0% of total

MAINE                                           MARYLAND
1 property                                      4 properties
$574,381                                        $33,445,099
0.1% of total                                   3.1% of total

WEST VIRGINIA                                   DELAWARE
1 property                                      2 properties
$1,374,408                                      $5,787,486
0.1% of total                                   0.5% of total


[SHADED MAP OF UNITED STATES OMITTED]

[LEGEND FOR SHADING OF MAP]

o (is less than) 1.00% of Cut-Off Date Balance

o 1.00% - 5.00% of Cut-Off Date Balance
o 5.01% -10.00% of Cut-Off Date Balance
o (is greater than) 10.00% of Cut-Off Date Balance

JEFFERSON PLAZA I AND II

[COLOR PHOTOGRAPH OMITTED]

Arlington, VA




FIRST UNION PLAZA

[COLOR PHOTOGRAPH OMITTED]

Durham, NC




ALEXANDRIA PORTFOLIO

[COLOR PHOTOGRAPH OMITTED]

Rockville, MD




WESTSIDE CENTRE

[COLOR PHOTOGRAPH OMITTED]

Huntsville, AL




NORTH CRESCENT PLAZA

[COLOR PHOTOGRAPH OMITTED]

Beverly Hills, CA

3 TIMES SQUARE

[COLOR PHOTOGRAPH OMITTED]

New York, NY




GREELEY MALL

[COLOR PHOTOGRAPH OMITTED]

Greeley, CO




BARRETT PAVILION

[COLOR PHOTOGRAPH OMITTED]

Kennesaw, GA




CARMEL MOUNTAIN RANCH SHOPPING CENTER

[COLOR PHOTOGRAPH OMITTED]

San Diego, CA




PLAZA AMERICA OFFICE TOWERS III AND IV

[COLOR PHOTOGRAPH OMITTED]

Reston, VA

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 PAGE
                                                                                                                 ----

                              PROSPECTUS SUPPLEMENT
                              ---------------------

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus......S-4
Where You Can Find More Information.............................................................................S-4
Notices to Residents of the United Kingdom......................................................................S-5
Dealer Prospectus Delivery Obligation...........................................................................S-5
Summary.........................................................................................................S-6
Risk Factors...................................................................................................S-37
Capitalized Terms Used in this Prospectus Supplement...........................................................S-65
Forward-Looking Statements.....................................................................................S-66
Bear Stearns Commercial Mortgage Securities Inc................................................................S-66
Description of the Offered Certificates........................................................................S-66
Yield and Maturity Considerations..............................................................................S-94
Description of the Mortgage Pool..............................................................................S-101
Servicing of the Mortgage Loans...............................................................................S-127
Certain Legal Aspects of the Mortgage Loans...................................................................S-159
Material Federal Income Tax Consequences......................................................................S-160
ERISA Considerations..........................................................................................S-163
Legal Investment..............................................................................................S-166
Use of Proceeds...............................................................................................S-166
Plan of Distribution..........................................................................................S-166
Legal Matters.................................................................................................S-167
Ratings.......................................................................................................S-168
Glossary......................................................................................................S-170


Appendix A:       Mortgage Pool Information (Tables)............................................................A-1

Appendix B:       Certain Characteristics of the Mortgage Loans and Mortgaged Properties .......................B-1

Appendix C:       Summaries of the Ten Largest Mortgage Loans...................................................C-1

Appendix D:       Term Sheet....................................................................................D-1

Appendix E:       Form of Certificate Administrator Report......................................................E-1

Appendix F:       Global Clearance and Tax Documentation Procedures.............................................F-1

                                                --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

         o this prospectus supplement, which describes the specific terms of your class of offered certificates.

         You should rely only on the information contained in this prospectus supplement and accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

         If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page 3. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption "Glossary" beginning on page S-170 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 111 in the accompanying prospectus.

         In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

         The series 2003-PWR2 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                                     SUMMARY


         The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2003-PWR2 CERTIFICATES

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2003-PWR2 Commercial Mortgage Pass-Through Certificates. The series 2003-PWR2 certificates will consist of 21 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2003-PWR2 certificates that bear interest.

         SERIES 2003-PWR2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


                                         APPROX.
                                      INITIAL TOTAL    APPROX. %
                         APPROX. %      PRINCIPAL     OF INITIAL       PASS-        INITIAL    WEIGHTED
                           TOTAL         BALANCE       MORTGAGE       THROUGH        PASS-      AVERAGE   PRINCIPAL /
             RATINGS       CREDIT      OR NOTIONAL       POOL           RATE        THROUGH      LIFE       NOTIONAL
  CLASS     FITCH/S&P     SUPPORT        AMOUNT         BALANCE     DESCRIPTION       RATE      (YEARS)      WINDOW
  -----     ---------   ----------     ------------   -----------   ------------    ---------  ---------  -----------

Offered Certificates
A-1          AAA/AAA       13.50%      $  92,125,000      8.64%        Fixed          3.432%     3.80     10/03-03/10
A-2          AAA/AAA       13.50%      $ 125,000,000     11.72%        Fixed          4.382%     5.70     10/03-11/12
A-3          AAA/AAA       13.50%      $  97,156,000      9.11%        Fixed          4.834%     7.50     03/10-11/12
A-4          AAA/AAA       13.50%      $ 608,255,000     57.03%       WAC Cap         5.186%     9.77     11/12-09/13
B             AA/AA        11.00%      $  26,670,000      2.50%         WAC           5.220%     9.97     09/13-09/13
C              A/A          8.38%      $  28,004,000      2.63%         WAC           5.319%     9.97     09/13-09/13
D             A-/A-         7.50%       $  9,334,000      0.88%         WAC           5.416%     10.14    09/13-04/14
Certificates Not Offered
X-1            N/A          N/A      $ 1,066,555,323      N/A       Variable IO       0.064%     8.92     10/03-11/21
X-2            N/A          N/A      $ 1,026,748,000      N/A       Variable IO       0.721%     6.09     09/04-09/11
E              N/A          N/A        $  12,000,000      1.13%         WAC           5.693%     11.00    04/14-04/15
F              N/A          N/A        $  10,670,000      1.00%         WAC           5.693%     12.11    04/15-05/16
G              N/A          N/A         $  9,335,000      0.88%         WAC           5.693%     13.10    05/16-04/17
H              N/A          N/A        $  13,335,000      1.25%       WAC Cap         5.300%     14.15    04/17-06/18
J              N/A          N/A         $  5,334,000      0.50%       WAC Cap         5.300%     14.86    06/18-09/18
K              N/A          N/A         $  5,334,000      0.50%       WAC Cap         5.300%     15.17    09/18-03/19
L              N/A          N/A         $  4,000,000      0.38%       WAC Cap         5.300%     15.73    03/19-09/19
M              N/A          N/A         $  5,334,000      0.50%       WAC Cap         5.300%     16.28    09/19-04/20
N              N/A          N/A         $  2,667,000      0.25%       WAC Cap         5.300%     16.74    04/20-08/20
P              N/A          N/A        $  12,002,323      1.13%       WAC Cap         5.300%     17.52    08/20-11/21

     In reviewing the foregoing table, prospective investors should note that--

     o The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2003-PWR2 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the pooled mortgage loans.

     o The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

     o The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

     o For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     o The actual total principal balance or notional amount, as applicable, of any class of series 2003-PWR2 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o The ratings shown in the table are those of Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in May 2039. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o The percentages indicated under the column "Approx. % of Credit Support" with respect to the class A-1, A-2, A-3 and A-4 certificates represent the approximate credit support for the class A-1, A-2, A-3 and A-4 certificates, collectively.

     o Each class of series 2003-PWR2 certificates identified in the table as having a "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o Each class of series 2003-PWR2 certificates identified in the table as having a "WAC Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate identified in the table with respect to that class, and

          (b) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time.

     o Each class of series 2003-PWR2 certificates identified in the table as having a "WAC" pass-through rate will have a variable pass-through rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus, in the case of the class B, C and D certificates, a specified percentage.

     o Each class of series 2003-PWR2 certificates identified in the table as having a "Variable IO" pass-through rate will have a variable pass-through rate that is calculated by reference to, among other things, the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans.

     o The initial pass-through rates listed for the class X-1 certificates, the class X-2 certificates and each class of series 2003-PWR2 certificates identified in the table as having a WAC pass-through rate are approximate.

     o The pass-through rate applicable to the class X certificates will be variable and will be equal to the excess, if any, of--

         1. the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time, over

         2. the weighted average of the pass-through rates from time to time on the classes of series 2003-PWR2 certificates with principal balances,

                  except that, for the purposes of calculating the pass-through rate with respect to the class X certificates from time to time, each class of series 2003-PWR2 principal balance certificates with a fixed pass-through rate will instead be deemed to have a pass-through rate that is, for any interest accrual period, equal to the lesser of that fixed pass-through rate and the rate referred to in clause 1. of this bullet.

     o As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal of that class of offered certificates.

     o As to the class X-1 and X-2 certificates, the weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the reduction of each dollar of its notional amount.

     o As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o As to the class X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o The weighted average lives and principal/notional windows for the respective classes of the offered certificates and the class X-1 and X-2 certificates have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and
          (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o The series 2003-PWR2 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

     o When we refer to the "adjusted net mortgage interest rate" of a pooled mortgage loan in the bullets above, we mean the mortgage interest rate for that pooled mortgage loan in effect as of the date of initial issuance of the series 2003-PWR2 certificates--

         o net of the sum of the rates at which the related master servicing fee, the servicer report administrator fee and the trustee fee accrue;

         o without regard to any increase in the mortgage interest rate that may occur in connection with a default,

         o without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the series 2003-PWR2 certificates,

         o if that pooled mortgage loan has an anticipated repayment date, without regard to any increase in the mortgage interest rate that may occur if the mortgage loan is not repaid in full on or before that anticipated repayment date, and

         o if that pooled mortgage loan accrued interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, as that net mortgage interest rate may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing series 2003-PWR2 certificates.

                                RELEVANT PARTIES

DEPOSITOR.........................  We, Bear Stearns Commercial Mortgage
                                    Securities Inc., are establishing the trust fund that will issue the offered certificates. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179, and our telephone number is (212) 272-2000. All of the statements that we make in this prospectus supplement are ours alone and do not constitute statements by any of the master servicers, the special servicers, the trustee, the fiscal agent, the certificate administrator, the underwriters, the mortgage loan sellers or any other person.

MASTER SERVICERS..................  Prudential Asset Resources, Inc. with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to us for deposit into the trust fund and the non-pooled mortgage loans that are secured by the same mortgaged properties as those pooled mortgage loans.

                                    Wells Fargo Bank, National Association with respect to those pooled mortgage loans sold by it and Bear Stearns Commercial Mortgage, Inc. to us for deposit into the trust fund and the non-pooled mortgage loans that are secured by the same mortgaged properties as those pooled mortgage loans.

                                    One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the special servicers and the other master servicer.

                                    When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage loans as identified above.

SPECIAL SERVICERS.................  GMAC Commercial Mortgage Corporation, a
                                    California corporation, with respect to all of the pooled mortgage loans and non-pooled mortgage loans, except for the pooled mortgage loan and the non-pooled mortgage loans that are together secured by the mortgaged property identified on Appendix B to this prospectus supplement as 3 Times Square. In this prospectus supplement, we sometimes refer to GMAC

                                    Commercial Mortgage Corporation in that
                                    capacity as the general special servicer.

                                    Prudential Asset Resources, Inc., with
                                    respect to the pooled mortgage loan and the non-pooled mortgage loans that are together secured by the 3 Times Square mortgaged property. In this prospectus supplement, we sometimes refer to Prudential Asset Resources, Inc. in that capacity as the 3 Times Square special servicer.

                                    When we refer in this prospectus supplement to a special servicer in relation to one or more of the mortgage loans, we mean the applicable special servicer for those mortgage loans as identified above.

CERTIFICATE ADMINISTRATOR AND
TAX ADMINISTRATOR................   Wells Fargo Bank Minnesota, National
                                    Association, which will also act as the
                                    certificate registrar.

TRUSTEE..........................   LaSalle Bank National Association.

FISCAL AGENT.....................   ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS.............  Prudential Mortgage Capital Funding, LLC, as
                                    to 47 pooled mortgage loans, representing
                                    41.62% of the initial mortgage pool balance.

                                    Bear Stearns Commercial Mortgage, Inc., as to 35 pooled mortgage loans, representing 41.50% of the initial mortgage pool balance.

                                    Wells Fargo Bank, National Association, as to 18 pooled mortgage loans, representing 16.88% of the initial mortgage pool balance.

UNDERWRITERS......................  Bear, Stearns & Co. Inc., Merrill Lynch,
                                    Pierce, Fenner & Smith Incorporated and
                                    Wells Fargo Brokerage Services, LLC are the underwriters of this offering. Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers. Wells Fargo Brokerage Services, LLC will be the co-manager.

CONTROLLING CLASS OF
SERIES 2003-PWR2
CERTIFICATEHOLDERS................  At any time of determination, the holders of the most subordinate class of series
                                    2003-PWR2 certificates, exclusive of the X, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2003-PWR2 certificates, exclusive of the X, R and V classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-PWR2 certificateholders will be the holders of the most subordinate class of series 2003-PWR2 certificates, exclusive of the X, R and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2003-PWR2 certificateholders, the class A-1, A-2, A-3 and A-4 certificates will be considered a single class. The class P certificates will be the initial series 2003-PWR2 controlling class.

SERIES 2003-PWR2 CONTROLLING CLASS
REPRESENTATIVE....................  The holders of certificates representing a majority interest in the controlling class of the series 2003-PWR2 certificates will be entitled to appoint a representative that, subject to the conditions and exceptions described under "Servicing of the Mortgage Loans--The Series 2003-PWR2 Controlling Class Representative", "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder", "--North Crescent Plaza Non-Pooled Subordinate Noteholder" and "--Replacement of the Special Servicers" in this prospectus supplement, may--

                                    o    replace the general special servicer,
                                         and

                                    o    direct the general special servicer
                                         with respect to various special
                                         servicing matters as to the mortgage
                                         loans other than the mortgage loans
                                         secured by the 3 Times Square mortgaged
                                         property and, except in limited
                                         circumstances, the mortgage loans
                                         secured by the mortgaged property
                                         identified on Appendix B to this
                                         prospectus supplement as North Crescent
                                         Plaza.

                                    The rights of the appointed representative described above will not limit the rights of the holders of the various non-pooled mortgage loans that are serviced under the series 2003-PWR2 pooling and servicing agreement. The series 2003-PWR2 controlling class representative will have the right to replace or direct the 3 Times Square special servicer only if a 3 Times Square Change of Control Event is in effect. See "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" and "--Holders of Other Non-Pooled Mortgage Loans" below.

                                    It is expected that GMAC Institutional
                                    Advisors will be the initial representative of the series 2003-PWR2 controlling class.

3 TIMES SQUARE NON-POOLED
PARI PASSU COMPANION NOTEHOLDERS
AND SUBORDINATE NOTEHOLDER........  The mortgaged property identified on
                                    Appendix B to this prospectus supplement as 3 Times Square secures all of the following:

                                    o    a pooled mortgage loan with a cut-off
                                         date principal balance of $99,566,288,
                                         representing 9.34% of the initial
                                         mortgage pool balance,

                                    o    one or more other mortgage loans with
                                         an aggregate cut-off date principal
                                         balance of $69,696,402 that are not
                                         included in the trust, are pari passu
                                         in right of payment with the pooled
                                         mortgage loan and have the
                                         same mortgage interest rate, maturity
                                         date and amortization terms as the
                                         pooled mortgage loan, and

                                    o    one or more other mortgage loans with
                                         an aggregate cut-off date principal
                                         balance of $94,822,791 that are not
                                         included in the trust and are
                                         subordinate in right of payment to the
                                         pooled and non-pooled mortgage loans
                                         described in the prior two bullets.

                                    In connection with the foregoing, the
                                    respective noteholders have executed one or more intercreditor agreements, which provide that all of the mortgage loans secured by the 3 Times Square mortgaged property will be serviced under the series 2003-PWR2 pooling and servicing agreement by the related master servicer and the 3 Times Square special servicer, in general, as if each such mortgage loan were a pooled mortgage loan (although none of the related master servicer, the trustee or the fiscal agent will be obligated to make monthly debt service advances on any of those non-pooled mortgage loans). Subject to the conditions and exceptions described under "Servicing of the Mortgage Loans--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" in this prospectus supplement --

                                    o    the holders of the related non-pooled
                                         mortgage loans that are subordinate in
                                         right of payment to the 3 Times Square
                                         pooled mortgage loan will have the
                                         rights (directly or through one or more
                                         representatives), among others, to--

                                         o    appoint or replace the 3 Times
                                              Square special servicer,

                                         o    direct the 3 Times Square special
                                              servicer with respect to various
                                              special servicing matters as to
                                              the 3 Times Square pooled mortgage
                                              loan, the related pari passu
                                              non-pooled mortgage loans and
                                              those subordinate non-pooled
                                              mortgage loans,

                                         o    direct the master servicer or a
                                              primary servicer with respect to
                                              various servicing matters as to
                                              those mortgage loans,

                                         o    if Prudential Asset Resources,
                                              Inc. is no longer the master
                                              servicer for those mortgage loans,
                                              require the appointment of, and
                                              replace the primary servicer for,
                                              those mortgage loans (subject to
                                              the satisfaction of certain
                                              conditions),

                                         o    cure any monetary event of default
                                              under those mortgage loans within
                                              10 days after the later of its
                                              receipt of notice of that event of
                                              default or the expiration of the
                                              grace period that applies to the
                                              default, and

                                         o    purchase those mortgage loans
                                              following a material default
                                              (subject to limitations and the
                                              satisfaction of certain
                                              conditions).

                                    The intercreditor agreement applicable to the 3 Times Square mortgage loans permits the holders of the 3 Times Square non-pooled mortgage loans to create additional 3 Times Square non-pooled mortgage loans or reduce the number of 3 Times Square non-pooled mortgage loans, provided such changes do not affect the total balance of the 3 Times Square pari passu non-pooled mortgage loans or the 3 Times Square subordinate non-pooled mortgage loans, respectively.

HOLDERS OF OTHER
NON-POOLED MORTGAGE
LOANS.............................  The mortgaged properties identified on
                                    Appendix B to this prospectus supplement as Plaza America Office Towers III and IV and Carmel Mountain Ranch Shopping Center each secures both a pooled mortgage loan having a respective cut-off date principal balance of $42,464,449 and $35,394,227, representing
                                    3.98% and 3.32% of the initial mortgage pool balance, respectively, as well as a non-pooled mortgage loan that is pari passu in right of payment with the related pooled mortgage loan and has the same cut-off date principal balance, mortgage interest rate, maturity date and amortization term as the related pooled mortgage loan. The mortgaged property identified on Appendix B to this prospectus supplement as North Crescent Plaza secures both a pooled mortgage loan having a cut-off date principal balance of $39,692,392, representing 3.72% of the initial mortgage pool balance, and a non-pooled mortgage loan that has an original principal balance of $5,000,000 and is subordinate in right of payment to that pooled mortgage loan. The mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing secure two cross-collateralized pooled mortgage loans, having an aggregate cut-off date principal balance of $27,249,788, representing 2.55% of the initial pool balance, that entitle the related borrowers to one or more future advances of principal in an aggregate amount of up to $10,000,000 at any time before June 30, 2004 (subject to the satisfaction of certain conditions). Those future advances, if made, will also be secured by the Miller/WRI Portfolio mortgaged properties. Those future advances, if made, will initially be subordinate in right of payment but will become pari passu in right of payment upon the satisfaction of certain conditions. The related mortgage loan seller will retain the obligation to make any and all of those future advances, and the mortgage loan resulting from those future advances, if any, will not be transferred to the trust fund. The respective holders of the non-pooled mortgage loans described above have various rights under intercreditor or similar agreements to which the trust fund is subject as the holder of the related pooled mortgage loan. The mortgage loan sellers and the holders of the non-pooled mortgage loans that we describe above may enter into one or more amendments of those intercreditor agreements prior to the date of initial issuance of the series 2003-PWR2 certificates. After giving effect to those amendments, if any, the rights of the holders of those non-pooled mortgage loans will not exceed those that we describe in this prospectus supplement.

                                    See "Description of the Mortgage
                                    Pool--Certain Characteristics of the
                                    Mortgage Pool--Subordinate and Other
                                    Financing", "Servicing of the Mortgage
                                    Loans--Plaza America Non-Pooled Pari Passu
                                    Companion Noteholder", "--Carmel Mountain
                                    Ranch Shopping Center Non-Pooled Pari Passu
                                    Companion Noteholder", "--North Crescent
                                    Plaza Non-Pooled Subordinate Noteholder" and
                                    "--Miller/WRI Portfolio Non-Pooled
                                    Noteholder" in this prospectus supplement.


                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE......................  The pooled mortgage loans will be considered part of the trust fund as of their
                                    respective cut-off dates. The cut-off date with respect to the 3 Times Square pooled mortgage loan is August 15, 2003. The cut-off date with respect to each of the other pooled mortgage loans is the due date for the monthly debt service payment that is due in September 2003. All payments and collections received on the pooled mortgage loans after their respective cut-off dates, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund.

ISSUE DATE........................  The date of initial issuance for the series
                                    2003-PWR2 certificates will be on or about
                                    September 23, 2003.

DETERMINATION DATE................  The monthly cut-off for information regarding the pooled mortgage loans that must be reported to the holders of the series 2003-PWR2 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. In any given calendar month, the determination date will be the fifth business day prior to the related distribution date.

DISTRIBUTION DATE.................  Distributions on the series 2003-PWR2 certificates are scheduled to occur monthly, commencing in October 2003. In any given month, the distribution date will be the 11th calendar day of that month, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE.......................  The record date for each monthly distribution on the series 2003-PWR2
                                    certificates will be the last business day of the prior calendar month, except that the final distribution on any series 2003-PWR2 certificate will only be made upon the presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD.................  Amounts available for distribution on the series 2003-PWR2 certificates on any
                                    distribution date will depend on the
                                    payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage loans in the month in which the distribution date occurs. In general, each collection period--

                                    o    will relate to a particular
                                         distribution date,

                                    o    will be approximately (although not
                                         always exactly) one month long,

                                    o    will begin when the prior collection
                                         period ends or, in the case of the
                                         first collection period, will begin as
                                         of the respective cut-off dates for the
                                         mortgage loans, and

                                    o    will end at the close of business on
                                         the determination date immediately
                                         preceding the related distribution
                                         date.

                                    For purposes of the foregoing, monthly debt service payments on the 3 Times Square pooled mortgage loan after the related cut-off date, which are actually due on the fifteenth day of each month, will each be deemed to be due on the first day of the following month.

INTEREST ACCRUAL PERIOD...........  The amount of interest payable with respect to each series 2003-PWR2 interest-bearing certificate on each distribution date will depend on, among other things, the interest accrued on that certificate during the interest accrual period for that distribution date. The interest accrual period for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES..  The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.

                                                                  MONTH OF
                                                               ASSUMED FINAL
                                    CLASS                    DISTRIBUTION DATE
                                    -----                    -----------------
                                     A-1                        March, 2010
                                     A-2                       November, 2012
                                     A-3                       November, 2012
                                     A-4                      September, 2013
                                      B                       September, 2013
                                      C                       September, 2013
                                      D                         April, 2014

RATED FINAL DISTRIBUTION DATE.....  The ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the certificates of that class on or before the distribution date in May 2039.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL...........................  The trust fund will issue 21 classes of the series 2003-PWR2 certificates with an
                                    approximate total principal balance at
                                    initial issuance equal to $1,066,555,323.
                                    Seven of those classes of the series
                                    2003-PWR2 certificates are being offered by this prospectus supplement. The remaining classes of the series 2003-PWR2 certificates will be offered separately in a private offering.

                                    The classes offered by this prospectus
                                    supplement are:

                                    o    class A-1, A-2, A-3 and A-4,

                                    o    class B,

                                    o    class C, and

                                    o    class D.

                                    Distributions on the offered certificates will be made solely from collections on the pooled mortgage loans. The offered certificates are mortgage-backed securities issued by the trust fund. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of the underwriters, the certificate administrator, the trustee, either of the master servicers, either of the special servicers, the fiscal agent, any of their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

                                    We will create the trust fund, and the
                                    offered certificates will be issued, under a pooling and servicing agreement to be dated as of September 1, 2003, between us, the master servicers, the special servicers, the certificate administrator, the trustee and the fiscal agent. The holders of the non-pooled mortgage loans that we describe in this prospectus supplement will be parties to or beneficiaries of the pooling and servicing agreement.

DENOMINATIONS.....................  We intend to deliver the offered certificates in minimum denominations of
                                    $25,000, in the case of the class A-1, A-2, A-3 and A-4 certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT..........  You will hold your offered certificates in book-entry form through The Depository Trust
                                    Company, in the United States, or
                                    Clearstream Banking, societe anonyme or The
                                    Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Delivery, Form and
                                    Denominations" in this prospectus supplement and "Description of the
                                    Certificates--Book-Entry Registration and
                                    Definitive Certificates" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL
AMOUNTS...........................  The class A-1, A-2, A-3, A-4, B, C, D, E, F,
                                    G, H, J, K, L, M, N and P certificates will be the series 2003-PWR2 certificates with principal balances and are sometimes referred to as the series 2003-PWR2 principal balance certificates. The table appearing under the caption "--Overview of the Series 2003-PWR2 Certificates" above identifies the approximate total principal balance of each class of series 2003-PWR2 principal balance certificates at initial issuance. The actual total principal balance of any class of series 2003-PWR2 principal balance certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement. The total principal balance of each class of series 2003-PWR2 principal balance certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, that class of certificates on that distribution date.

                                    The class X certificates will not have
                                    principal balances. For purposes of
                                    calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The respective total initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "--Overview of the Series 2003-PWR2 Certificates" above. The actual total notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, any one or more classes of the series 2003-PWR2 principal balance certificates on that distribution date.

                                    The class R certificates will not have
                                    principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material distributions.

                                    The class V certificates will not have
                                    principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates.

PASS-THROUGH RATES................  The class A-1, A-2, A-3, A-4, X, B, C, D, E,
                                    F, G, H, J, K, L, M, N and P certificates will be the series 2003-PWR2 certificates that bear interest and are sometimes referred to as the series 2003-PWR2 interest-bearing certificates. The table appearing under the caption "--Overview of the Series 2003-PWR2 Certificates" above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2003-PWR2 certificates will accrue interest.

                                    The pass-through rates for the class A-1, A-2 and A-3 certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table appearing under the caption "--Overview of the Series 2003-PWR2 Certificates" above as the initial pass-through rate for that class.

                                    The pass-through rates for the class A-4, H, J, K, L, M, N and P certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to the lesser of:

                                    o    the rate per annum identified in the
                                         table appearing under the caption
                                         "--Overview of the Series 2003-PWR2
                                         Certificates" above as the initial
                                         pass-through rate for that class; and

                                    o    the weighted average of the adjusted
                                         net mortgage interest rates on the
                                         pooled mortgage loans for the related
                                         distribution date.

                                    The pass-through rates for the class B, C and D certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans for the related distribution date minus a specified percentage. In the case of the class B certificates that percentage is 0.473%, in the case of the class C certificates that percentage is 0.374% and in the case of the class D certificates that percentage is 0.277%.

                                    The pass-through rates for the class E, F and G certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans for the related distribution date.

                                    The pass-through rate for the class X
                                    certificates (in the aggregate) will be a variable rate that, with respect to any interest accrual period, is equal to:

                                    o    a weighted average of the adjusted net
                                         mortgage interest rates on the pooled
                                         mortgage loans for the related
                                         distribution date, over

                                    o    a weighted average of the respective
                                         pass-through rates for the class A-1,
                                         A-2, A-3, A-4, B, C, D, E, F, G, H, J,
                                         K, L, M, N and P certificates for that
                                         interest accrual period,

                                    except that, for purposes of calculating the pass-through rate for the class X certificates from time to time, each class of series 2003-PWR2 principal balance certificates with a fixed pass-through rate will instead be deemed to have a pass-through rate that is, for any interest accrual period, equal to the lesser of that fixed pass-through rate and the rate referred to in the first bullet of this sentence.

                                    The class R and V certificates will not have pass-through rates and will not accrue interest.

                                    When we refer to the "adjusted net mortgage interest rate" of a pooled mortgage loan in this "Pass-Through Rates" section, we mean the net mortgage interest rate for that pooled mortgage loan as calculated and adjusted in the manner described in the final bullet point under "--Overview of the Series 2003-PWR2 Certificates" above.

DISTRIBUTIONS

A.  GENERAL.......................  The certificate administrator will make distributions of interest and, if and when applicable, principal to the following classes of series 2003-PWR2 certificateholders, in the following order:

                                    PAYMENT ORDER              CLASS
                                    -------------     ------------------------
                                         1st          A-1, A-2, A-3, A-4 and X
                                         2nd                     B
                                         3rd                     C
                                         4th                     D
                                         5th                     E
                                         6th                     F
                                         7th                     G
                                         8th                     H
                                         9th                     J
                                         10th                    K
                                         11th                    L
                                         12th                    M
                                         13th                    N
                                         14th                    P

                                    Allocation of interest distributions among the class A-1, A-2, A-3, A-4 and X certificates will be pro rata based on the respective amounts of interest distributable on each. Allocation of principal distributions between the class A-1, A-2, A-3 and A-4 certificates is described under "--Distributions of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to distributions of principal.

                                    See "Description of the Offered
                                    Certificates--Distributions--Priority of
                                    Distributions" in this prospectus
                                    supplement.

B.  DISTRIBUTIONS OF INTEREST.....  Each class of series 2003-PWR2 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                    o    the pass-through rate for that class
                                         and interest accrual period;

                                    o    the total principal balance or notional
                                         amount, as the case may be, of that
                                         class outstanding immediately prior to
                                         the related distribution date; and

                                    o    the assumption that each year consists
                                         of twelve 30-day months.

                                    A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                                    Distributions" in this prospectus
                                    supplement, these shortfalls may be
                                    allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2003-PWR2 principal balance certificates on a pro rata basis.

                                    On each distribution date, subject to
                                    available funds and the distribution
                                    priorities described under "--General"
                                    above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                    See "Description of the Offered
                                    Certificates--Distributions--Interest
                                    Distributions" and "--Priority of
                                    Distributions" in this prospectus
                                    supplement.

C.  DISTRIBUTIONS OF PRINCIPAL....  Subject to--

                                    o    available funds,

                                    o    the distribution priorities described
                                         under "--General" above, and

                                    o    the reductions of principal balances
                                         described under "--Reductions of
                                         Certificate Principal Balances in
                                         Connection with Losses and Expenses"
                                         below,

                                    the holders of each class of offered
                                    certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.

                                    The certificate administrator must make
                                    principal distributions in a specified
                                    sequential order to ensure that:

                                    o    no payments of principal will be made
                                         to the holders of the class B, C, D, E,
                                         F, G, H, J, K, L, M, N and P
                                         certificates until, in the case of each
                                         of those classes, the total principal
                                         balance of all more senior classes of
                                         series 2003-PWR2 certificates is
                                         reduced to zero; and

                                    o    except as described in the following
                                         paragraph, no distributions of
                                         principal will be made with respect to
                                         the class A-4 certificates until the
                                         total principal balance of the class
                                         A-1, A-2 and A-3 certificates is
                                         reduced to zero, no distributions of
                                         principal will be made with respect to
                                         the class A-3 certificates until the
                                         total principal balance of the class
                                         A-1 certificates is reduced to zero and
                                         distributions of principal will be made
                                         concurrently with respect to the class
                                         A-1 or A-3 certificates and the class
                                         A-2 certificates until the total
                                         principal balance of the class A-1, A-2
                                         and A-3 certificates is reduced to
                                         zero, as described in this prospectus
                                         supplement under "Description of the

                                         Offered Certificates--Distributions--
                                         Principal Distributions".

                                    Because of losses on the pooled mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when two or more classes of the class A-1, A-2, A-3 and A-4 certificates remain outstanding. Under those circumstances, any distributions of principal on the class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of their respective principal balances at the time of the distribution.

                                    The total distributions of principal to be made on the series 2003-PWR2 certificates on any distribution date will, in general, be a function of--

                                    o    the amount of scheduled payments of
                                         principal due or, in cases involving
                                         balloon loans that remain unpaid after
                                         their stated maturity dates and
                                         mortgage loans as to which the related
                                         mortgaged properties have been acquired
                                         on behalf of (or partially on behalf
                                         of) the trust fund, deemed due, on the
                                         pooled mortgage loans during the same
                                         calendar month in which the subject
                                         distribution date occurs, which
                                         payments are either received as of the
                                         end of the related collection period or
                                         advanced by the applicable master
                                         servicer, the trustee or the fiscal
                                         agent, as applicable, and

                                    o    the amount of any prepayments and other
                                         unscheduled collections of previously
                                         unadvanced principal with respect to
                                         the pooled mortgage loans that are
                                         received during the related collection
                                         period;

                                    subject, however, to the adjustments
                                    described herein. See "Description of the Offered Certificates--Distributions of
                                    Principal".

                                    For purposes of the first bullet point of the preceding paragraph, monthly debt service payments on the 3 Times Square pooled mortgage loan, which are actually due on the fifteenth day of each month, will each be deemed to be due on the first day of the following month.

                                    The class X, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                    See "Description of the Offered
                                    Certificates--Distributions--Principal
                                    Distributions" and "--Priority of
                                    Distributions" in this prospectus
                                    supplement.

D.  DISTRIBUTIONS OF YIELD
    MAINTENANCE CHARGES AND OTHER
    PREPAYMENT PREMIUMS...........  Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates and/or to the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F and/or G certificates then entitled to receive distributions of principal. See "Description of the Offered
                                    Certificates--Distributions--Distributions
                                    of Yield Maintenance Charges and Prepayment
                                    Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES
AND EXPENSES......................  Because of losses on the pooled mortgage loans and/or default-related and other
                                    unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2003-PWR2 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2003-PWR2 certificates on any distribution date, then the principal balances of the following classes of series 2003-PWR2 certificates, will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

                                    REDUCTION ORDER             CLASS
                                    ---------------    -----------------------
                                          1st                     P
                                          2nd                     N
                                          3rd                     M
                                          4th                     L
                                          5th                     K
                                          6th                     J
                                          7th                     H
                                          8th                     G
                                          9th                     F
                                          10th                    E
                                          11th                    D
                                          12th                    C
                                          13th                    B
                                          14th          A-1, A-2, A-3 and A-4

                                    Any reduction of the principal balances of the class A-1, A-2, A-3 and A-4 certificates as described above will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                    Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, liquidation fees and/or advance interest, that are made in any collection period from collections of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the series 2003-PWR2 certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the series 2003-PWR2 principal balance certificates (without accompanying principal distributions) on the distribution date for that collection period.

                                    See "Description of the Offered
                                    Certificates--Reductions of Certificate
                                    Principal Balances in Connection with
                                    Realized Losses and Additional Trust Fund
                                    Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.............  Except as described below in this
                                    "--Advances of Delinquent Monthly Debt
                                    Service Payments" subsection, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans for which it is the applicable master servicer. Except as described below in this "--Advances of Delinquent Monthly Debt Service Payments" subsection, the applicable master servicer will be required to make advances for the pooled mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                    Notwithstanding the foregoing, none of the master servicers, the trustee or the fiscal agent will be required to make any advance that it determines, in its sole discretion exercised in good faith, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer. If a pooled mortgage loan has one or more associated non-pooled pari passu companion loans that are included in a rated mortgage securitization, then the applicable master servicer will be required to adhere to (and will be entitled to rely on) a determination of nonrecoverability that is made by a similar party for that other securitization with respect to related monthly debt service advances.

                                    In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the related mortgaged property, the applicable special servicer will obtain a new appraisal or, in cases involving loans with principal balances of less than $2,000,000, at that special servicer's option, conduct an internal valuation of that property. If, based on that appraisal or internal valuation, it is determined that--

                                    o    the principal balance of, and other
                                         delinquent amounts due under, the
                                         pooled mortgage loan, exceed

                                    o    an amount generally equal to the
                                         excess, if any, of--

                                         1.   the sum of:

                                              o    90% of the new estimated
                                                   value of the mortgaged
                                                   property, and

                                              o    the amount of certain related
                                                   escrow funds, reserve funds
                                                   and letters of credit,

                                              minus

                                         2.   any liens on the mortgaged
                                              property that are prior to the
                                              lien of the subject mortgage loan,

                                    then the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the pooled mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-PWR2 certificates then outstanding.

                                    See "Description of the Offered
                                    Certificates--Advances of Delinquent
                                    Monthly Debt Service Payments" and
                                    "Servicing of the Mortgage Loans--Required
                                    Appraisals" in this prospectus supplement.
                                    See also "Description of the
                                    Certificates--Advances in Respect of
                                    Delinquencies" in the accompanying
                                    prospectus.

REPORTS TO CERTIFICATEHOLDERS.....  On each distribution date, the certificate administrator must, based on information supplied to it by the master servicers and/or the special servicers, provide or make available to the registered holders of certificates a monthly report substantially in the form of Appendix E to this prospectus supplement. The certificate administrator's report must detail, among other things, the distributions made to the series 2003-PWR2 certificateholders on that distribution date and the performance of the pooled mortgage loans and the related mortgaged properties.

                                    Upon reasonable prior notice, you may also review at the offices of the trustee, a custodian appointed by the trustee and/or the certificate administrator during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the related mortgaged properties. We expect that the available information and documents will include loan documents and property inspection reports, to the extent received by the trustee, any such custodian or the certificate administrator, as the case may be.

                                    See "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Available Information" in this prospectus supplement.

EARLY TERMINATION.................  The trust fund may be terminated and therefore the series 2003-PWR2 certificates may be retired early by certain designated entities when the total outstanding principal balance of the pooled mortgage loans, net of advances of principal, is reduced to 1.0% or less of the initial mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND........  We will use the net proceeds from the issuance and sale of the series 2003-PWR2 certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the series 2003-PWR2 certificates. In this prospectus supplement, we sometimes refer to those mortgage loans as pooled mortgage loans.

PROPERTY OF THE TRUST FUND........  The trust fund will primarily include the following:

                                    o    the pooled mortgage loans and
                                         collections on those mortgage loans due
                                         after their respective cut-off dates;

                                    o    any mortgaged property that has been
                                         foreclosed upon by the applicable
                                         special servicer on behalf of the trust
                                         fund (but in the case of any of the
                                         mortgaged properties identified on
                                         Appendix B to the prospectus supplement
                                         as 3 Times Square, Plaza America Office
                                         Towers III and IV, North Crescent
                                         Plaza, Carmel Mountain Ranch Shopping
                                         Center and (if one or more future
                                         advances are made to the related
                                         borrower) Miller/WRI Portfolio - Lowry
                                         Town Center and Miller/WRI Portfolio -
                                         Thorncreek Crossing, only to the extent
                                         of the trust fund's interest therein);

                                    o    various accounts in which collections
                                         on the pooled mortgage loans are
                                         maintained;

                                    o    rights to proceeds under certain
                                         insurance policies that cover the
                                         mortgaged properties securing the
                                         pooled mortgage loans;

                                    o    rights and remedies for any material
                                         breaches of certain representations and
                                         warranties made by the mortgage loan
                                         sellers; and

                                    o    other rights under the documents
                                         relating to the pooled mortgage loans
                                         and the related mortgaged properties.

                                    The composition of the assets making up the mortgage pool is described in this prospectus supplement and in the schedules to this prospectus supplement, which constitute an integral part of this prospectus supplement.

GENERAL CONSIDERATIONS............  When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage loans, please note that--

                                    o    All numerical information provided with
                                         respect to the pooled mortgage loans is
                                         provided on an approximate basis.

                                    o    All weighted average information
                                         provided with respect to the pooled
                                         mortgage loans or any sub-group of
                                         pooled mortgage loans reflects a
                                         weighting based on their respective
                                         cut-off date principal balances. We
                                         will transfer the cut-off date
                                         principal balance for each of the
                                         pooled mortgage loans to the trust
                                         fund. We show the cut-off date
                                         principal balance for each of the
                                         pooled mortgage loans on Appendix B to
                                         this prospectus supplement.

                                    o    In presenting the cut-off date
                                         principal balances of the mortgage
                                         loans, we have assumed that all
                                         scheduled payments of principal and/or
                                         interest due on the mortgage loans on
                                         or before the cut-off date are timely
                                         made.

                                    o    Some of the pooled mortgage loans are
                                         evidenced by multiple promissory notes.

                                    o    Some of the pooled mortgage loans are
                                         cross-collateralized and
                                         cross-defaulted with one or more other
                                         pooled mortgage loans. Except as
                                         otherwise indicated, when a pooled
                                         mortgage loan is cross-collateralized
                                         and cross-defaulted with another pooled
                                         mortgage loan, we present the
                                         information regarding those pooled
                                         mortgage loans as if each of them was
                                         secured only by the related mortgaged
                                         property identified on Appendix B to
                                         this prospectus supplement.

                                    o    In some cases, an individual pooled
                                         mortgage loan is secured by multiple
                                         mortgaged properties (other than
                                         through cross-collateralization and
                                         cross-default). For purposes of
                                         providing property-specific
                                         information, an allocated loan amount
                                         has been assigned to each of the
                                         related mortgaged properties based
                                         upon--

                                         1.   relative appraised values,

                                         2.   relative underwritten net cash
                                              flow,

                                         3.   prior allocations reflected in the
                                              related loan documents, or

                                         4.   relative acquisition costs.

                                    o    When information with respect to the
                                         mortgaged properties is expressed as a
                                         percentage of the initial mortgage pool
                                         balance, the percentages are based in
                                         each case upon--

                                         1.   if the related pooled mortgage is
                                              cross-collateralized with one or
                                              more other pooled mortgage loans
                                              or is not secured by multiple
                                              mortgaged properties other than
                                              through cross-collateralization
                                              and cross-default with one or more
                                              other pooled mortgage loans, the
                                              cut-off date principal balance of
                                              the related pooled mortgage loan,
                                              or

                                         2.   if the related pooled mortgage
                                              loan is secured by multiple
                                              mortgaged properties (other than
                                              through cross-collateralization
                                              and cross-default with one or more
                                              other pooled mortgage loans), an
                                              allocated portion of the cut-off
                                              date principal balance of the
                                              related mortgage loan as described
                                              above.

                                    o    If a pooled mortgage loan is secured by
                                         multiple parcels of real property and
                                         the operation or management of those
                                         parcels so warranted, those parcels may
                                         be presented as a single parcel of real
                                         property.

                                    o    We present loan-to-value ratios and
                                         debt service coverage ratios in this
                                         prospectus supplement with respect to
                                         each pooled mortgage loan that has one
                                         or more related non-pooled pari passu
                                         companion loans in a manner that
                                         reflects the aggregate indebtedness
                                         evidence by the pooled mortgage loan
                                         and its related non-pooled pari passu
                                         companion loans.

                                    o    Whenever we refer to a particular
                                         mortgaged property by name, we mean the
                                         property identified by that name on
                                         Appendix B to this prospectus
                                         supplement.

                                    o    Statistical information regarding the
                                         pooled mortgage loans may change prior
                                         to the date of initial issuance of the
                                         offered certificates due to changes in
                                         the composition of the mortgage pool
                                         prior to that date.

PAYMENT AND OTHER TERMS...........  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                    Repayment of each of the pooled mortgage loans is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is a first priority lien, except for certain limited permitted encumbrances, which we refer to under "Description of the Mortgage Pool--General" in, and describe in the glossary to, this prospectus supplement.

                                    All of the pooled mortgage loans are or
                                    should be considered to be nonrecourse to the related borrower (except for certain limited exceptions). None of the pooled mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                    Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. Except as otherwise described below with respect to pooled mortgage loans that have anticipated repayment dates, the mortgage interest rate for each pooled mortgage loan is, in the absence of default, fixed for the remaining term of the loan.

                                    Subject, in some cases, to a next business day convention, all but two of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. Subject in each case to a next business day convention, the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Plaza America Office Towers III and IV provides for scheduled payments of principal and interest to be due on the eighth day of each month and the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 3 Times Square pooled mortgage loan provides for scheduled payments of principal and interest to be due on the fifteenth day of each month. Ninety-six (96) of the pooled mortgage loans, representing 85.22% of the initial mortgage pool balance, provide for a grace period of not more than five (5) days. Three (3) of the pooled mortgage loans, representing 5.44% of the initial mortgage pool balance, provide for a grace period of more than five (5) days and not more than ten (10) days. The 3 Times Square pooled mortgage loan provides for a variable grace period that will in no event exceed 20 days following notice to the borrower of its failure to pay debt service.

                                    Ninety-three (93) of the pooled mortgage loans, representing 85.06% of the initial mortgage pool balance, are balloon mortgage loans that provide for:

                                    o    an amortization schedule that is
                                         significantly longer than its original
                                         term to stated maturity or,
                                         alternatively, for no amortization
                                         prior to maturity; and

                                    o    a substantial payment of principal on
                                         its maturity date generally equal to 5%
                                         or more of the original mortgage loan
                                         amount.

                                    Five (5) of the balloon mortgage loans
                                    referred to in the preceding paragraph,
                                    representing 9.59% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for their entire terms; and three (3) of the balloon mortgage loans referred to in the preceding paragraph, representing 2.78% of the initial mortgage pool balance, provide for initial interest-only periods that expire 22 to 44 months following their respective cut-off dates.

                                    Six (6) of the balloon mortgage loans
                                    referred to in the second preceding
                                    paragraph, representing 6.17% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the mortgage loans with anticipated repayment dates also to be balloon loans. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related anticipated repayment date, include:

                                    o    the accrual of interest in excess of
                                         the initial mortgage interest rate. The
                                         additional interest will--

                                         1.   be deferred,

                                         2.   in some cases, be compounded,

                                         3.   be payable only after the
                                              outstanding principal balance of
                                              the pooled mortgage loan is paid
                                              in full, and

                                         4.   be payable only to the holders of
                                              the class V certificates, which
                                              are not offered by this prospectus
                                              supplement.

                                    o    the application of excess cash flow
                                         from the mortgaged property to pay the
                                         principal amount of the pooled mortgage
                                         loan. The payment of principal will be
                                         in addition to the principal portion of
                                         the scheduled monthly debt service
                                         payment.

                                    Seven (7) of the pooled mortgage loans,
                                    representing 14.94% of the initial pool
                                    balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

                                    Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

DELINQUENCY STATUS................  None of the mortgage loans that we intend to include in the trust fund will have been 30 days or more delinquent in respect of any monthly debt service payment--

                                    o    as of the cut-off date, or

                                    o    at any time during the 12-month period
                                         preceding the cut-off date.

PREPAYMENT/DEFEASANCE PROVISIONS..  As of the cut-off date, all of the pooled mortgage loans restricted voluntary
                                    principal prepayments as follows:

                                    o    Eighty (80) pooled mortgage loans,
                                         representing 79.74% of the initial
                                         mortgage pool balance, prohibit
                                         voluntary principal prepayments for a
                                         period ending on a date determined by
                                         the related mortgage loan documents
                                         (which may be the maturity date), which
                                         period is referred to in this
                                         prospectus supplement as a lock-out
                                         period, but permit the related
                                         borrower, after an initial period of at
                                         least two years following the date of
                                         issuance of the series 2003-PWR2
                                         certificates, to defease the pooled
                                         mortgage loan by pledging certain
                                         government securities and obtaining the
                                         release of the mortgaged property from
                                         the lien of the mortgage.

                                    o    Fifteen (15) pooled mortgage loans,
                                         representing 18.51% of the initial
                                         mortgage pool balance, prohibit
                                         voluntary principal prepayments during
                                         a lock-out period, and following the
                                         lock-out period provide for prepayment
                                         premiums or yield maintenance charges
                                         calculated on the basis of the greater
                                         of a yield maintenance formula and 1%
                                         (or, in one case 3%) of the amount
                                         prepaid.

                                    o    Five (5) pooled mortgage loans,
                                         representing 1.75% of the initial
                                         mortgage pool balance, prohibit
                                         voluntary principal prepayments during
                                         a lock-out period, and following the
                                         lock-out period provide for a
                                         prepayment premium or yield maintenance
                                         charge calculated on the basis of the
                                         greater of a yield maintenance formula
                                         and

                                         1% of the amount prepaid, and also
                                         permit the related borrower, after an
                                         initial period of at least two years
                                         following the date of the issuance of
                                         the certificates, to defease the pooled
                                         mortgage loan by pledging certain
                                         government securities and obtaining the
                                         release of the mortgaged property from
                                         the lien of the mortgage.

                                    See, however, "Description of the Mortgage
                                    Pool--Certain Characteristics of the
                                    Mortgage Pool--Releases" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS.......  The mortgage pool will have the following general characteristics as of the cut-off date:

                     Initial mortgage pool balance (+/-5%)..   $1,066,555,323
                     Number of pooled mortgage loans........              100
                     Number of mortgaged properties.........              143

                     Largest cut-off date principal balance.      $99,566,288
                     Smallest cut-off date principal balance         $895,941
                     Average cut-off date principal balance.      $10,665,553

                     Highest mortgage interest rate.........          7.9300%
                     Lowest mortgage interest rate..........          4.2700%
                     Weighted average mortgage interest rate          5.7369%

                     Longest original term to maturity or
                        anticipated repayment date..........         218 mos.
                     Shortest original term to maturity or
                        anticipated repayment date..........          60 mos.
                     Weighted average original term to
                        maturity or anticipated repayment
                        date................................         128 mos.

                     Longest remaining term to maturity or
                        anticipated repayment date..........         218 mos.
                     Shortest remaining term to maturity or
                        anticipated repayment date..........          58 mos.
                     Weighted average remaining term to
                        maturity or anticipated repayment
                        date................................         126 mos.

                     Highest debt service coverage ratio,
                        based on underwritten net cash flow.            3.17x
                     Lowest debt service coverage ratio,
                        based on underwritten net cash flow.            1.02x
                     Weighted average debt service coverage
                        ratio, based on underwritten net
                        cash flow...........................            1.77x

                     Highest cut-off date loan-to-appraised
                        value ratio.........................            79.9%
                     Lowest cut-off date loan-to-appraised
                        value ratio.........................            37.6%
                     Weighted average cut-off date
                        loan-to-appraised value ratio.......            63.2%

B. STATE CONCENTRATIONS...........  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged properties located in the indicated states or regions:

                                                        NUMBER OF  % OF INITIAL
                                                        MORTGAGED    MORTGAGE
                                        STATE/REGION    PROPERTIES POOL BALANCE
                                    ------------------- ---------- ------------
                                    California              25          18.36%
                                       Southern CA          15          13.98%
                                       Northern CA          10           4.39%
                                    Virginia                 8          14.53%
                                    New York                10          14.49%
                                    North Carolina           5           6.23%
                                    Georgia                  5           5.98%
                                    Texas                   17           5.70%
                                    Colorado                 4           5.44%

                                    The remaining mortgaged properties are
                                    located throughout 27 other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other states. Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes of below 93600.

C.  PROPERTY TYPES................  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged properties operated primarily for each indicated purpose:

                                                          NUMBER OF % OF INITIAL
                                                          MORTGAGED   MORTGAGE
                                       PROPERTY TYPES    PROPERTIES POOL BALANCE
                                       --------------    ---------- ------------
                                    Office...............    19         35.20%
                                    Retail...............    51         34.91%
                                    Multifamily..........    23         11.52%
                                    Industrial...........    39         10.25%
                                    Hospitality..........     3          3.70%
                                    Self-Storage.........     6          2.30%
                                    Manufactured Housing
                                       Community.........     2          2.12%

D.  ENCUMBERED INTERESTS..........  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged properties for which the encumbered interest is as indicated:

                                                          NUMBER OF % OF INITIAL
                                                          MORTGAGED   MORTGAGE
                                    ENCUMBERED INTEREST  PROPERTIES POOL BALANCE
                                    -------------------  ---------- ------------
                                    Fee(1)(2)............    135      86.04%
                                    Leasehold............      7      13.24%
                                    Fee in part and
                                       leasehold in part.      1       0.72%

                                    -------------

                                    (1)  Includes one mortgaged property in
                                         which, in addition to the fee interest
                                         on most of the mortgaged property, the
                                         borrower has a leasehold interest in
                                         two other parcels at the mortgaged
                                         property, which (individually and in
                                         the aggregate) are not material to the
                                         use or operation of the mortgaged
                                         property.

                                    (2)  Includes mortgaged properties for which
                                         the borrower's interest consists of a
                                         leasehold interest and the related fee
                                         interest is subordinated to the
                                         mortgage.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS................  Elections will be made to treat designated portions of the trust fund as three separate
                                    "real estate mortgage investment conduits" or "REMICs" under Sections 860A through 860G of the Internal Revenue Code. Those three REMICs are as follows:

                                    o    REMIC I, the lowest tier REMIC, which
                                         will consist of, among other things--

                                         1.   the pooled mortgage loans, and

                                         2.   any mortgaged properties (or
                                              interests therein) that may be
                                              acquired by or on behalf of the
                                              trust fund following a borrower
                                              default,

                                         but will exclude collections of
                                         additional interest accrued and
                                         deferred as to payment with respect to
                                         each mortgage loan with an anticipated
                                         repayment date that remains outstanding
                                         past that date;

                                    o    REMIC II, which holds the regular
                                         interests in REMIC I; and

                                    o    REMIC III, which holds the regular
                                         interests in REMIC II.

                                    Any assets not included in a REMIC will
                                    constitute a grantor trust for federal
                                    income tax purposes.

                                    The offered certificates will constitute
                                    "regular interests" in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. This means that you will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

                                    We anticipate that each class of offered certificates will be treated as having been issued at a premium. When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                    o    the pooled mortgage loans with
                                         anticipated repayment dates will, in
                                         each case, be paid in full on that
                                         date,

                                    o    no pooled mortgage loan will otherwise
                                         be prepaid prior to maturity, and

                                    o    there will be no extension of the
                                         maturity of any pooled mortgage loan.

                                    However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                    For a more detailed discussion of United
                                    States federal income tax aspects of
                                    investing in the offered certificates, see
                                    "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA.............................  The offered certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections in this prospectus supplement and the accompanying prospectus titled "ERISA Considerations".

                                    You should refer to sections in this
                                    prospectus supplement and the accompanying prospectus titled "ERISA Considerations". If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

SMMEA.............................  The offered certificates will not constitute mortgage-related securities pursuant to the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984, as amended. For more information, you should refer to sections in this prospectus supplement and the accompanying prospectus titled "Legal Investment".

RATINGS...........................  The ratings for the offered certificates shown in the table appearing under the
                                    caption "--Overview of the Series 2003-PWR2
                                    Certificates" are those of Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of offered certificates receive credit ratings no lower than those shown in that table.

                                    The ratings of the offered certificates
                                    address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                    For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                  RISK FACTORS


         You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES.

         If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS B, C AND D CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

         If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o the distribution priorities of the respective classes of the series 2003-PWR2 certificates,

         o the order in which the principal balances of the respective classes of the series 2003-PWR2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

         o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON THE CLASS A-4 CERTIFICATES AND WILL ADVERSELY AFFECT THE YIELD ON THE CLASS B, C AND D CERTIFICATES.

         The pass-through rate on the class A-4, B, C and D certificates is limited by or calculated based upon the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase class A-4, B, C or D certificates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or, in the case of the class B, C and D certificates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

         The yield on your offered certificates will depend on, among other things--

         o    the price you paid for your offered certificates, and

         o the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         o the pass-through rate for, and the other payment terms of, your offered certificates,

         o the rate and timing of payments and other collections of principal on the pooled mortgage loans,

         o the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

         o the rate and timing of reimbursements made to the master servicers, the special servicers, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-PWR2 certificates, and

         o    servicing decisions with respect to the pooled mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

         In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

         Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

         Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. See "--Risks Related to the Mortgage Loans--Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable" below.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY ADVERSELY AFFECT YOUR INVESTMENT.

         If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses are allocable to your class of offered certificates or those losses result in a reduction of the principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of your offered certificates if a portion of the loss is allocable to those certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

         Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2003-PWR2 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

INTEREST ON ADVANCES, SPECIAL SERVICING FEES, OTHER SERVICING EXPENSES AND ADDITIONAL TRUST FUND EXPENSES MAY REDUCE THE AMOUNT OF DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

         The master servicers, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it at the prime rate from the date of the advance to the date on which the advance is reimbursed to it. Any such party's right to receive these payments of interest precedes your right to receive distributions on the offered certificates. Consequently, this circumstance may result in decreased distributions to you than would otherwise have resulted.

         In addition, certain circumstances, including delinquent payments of principal and interest, will result in a mortgage loan being specially serviced. The special servicers are entitled to additional compensation for special servicing activities, including special servicing fees, liquidation fees and workout fees, which may result in decreased distributions on the offered certificates than would otherwise have resulted. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Under the series 2003-PWR2 pooling and servicing agreement, certain unanticipated or extraordinary expenses are deemed to be expenses of the trust fund, and no reimbursement for these expenses from any other party is provided for under the series 2003-PWR2 pooling and servicing agreement. Shortfalls in available funds will result from these expenses of the trust fund and other similar items, and these shortfalls will generally be borne as described under "Description of the Offered Certificates" in this prospectus supplement.

         The payments and reimbursements described above, as well as the other payments and reimbursement to which the parties to the series 2003-PWR2 pooling and servicing agreement are entitled, may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

MOST DECISIONS RELATING TO THE TRUST FUND ARE MADE BY A MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE ADMINISTRATOR OR A SPECIAL SERVICER. THEIR DECISIONS MAY NOT BE REPRESENTATIVE OF THOSE OF THE HOLDERS OF THE OFFERED CERTIFICATES AND MAY ADVERSELY AFFECT THE INTERESTS OF THOSE CERTIFICATEHOLDERS.

         Generally, as a holder of any of the offered certificates, you have only very limited rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2003-PWR2 pooling and servicing agreement. Decisions relating to the administration of the trust fund are generally made by a master servicer, the trustee, the fiscal agent, the certificate administrator, a special servicer or the series 2003-PWR2 controlling class representative, as applicable. Any decision made by one of those parties with respect to the trust fund, even if made in the best interests of the series 2003-PWR2 certificateholders as a collective whole, and in accordance with the standards of conduct applicable to that party under the series 2003-PWR2 pooling and servicing agreement, may be contrary to the decision that would have been made by the holders of any particular class or classes of offered certificates and may negatively affect the interests of those holders. In addition, their authority to make decisions and take action will be subject to the express terms of the series 2003-PWR2 pooling and servicing agreement and any rights of the series 2003-PWR2 controlling class representative and the holders of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 3 Times Square, Plaza America Office Towers III and IV, North Crescent Plaza, Carmel Mountain Ranch Shopping Center and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing. See "--Various Other Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates--Conflicts Between Various Classes of Certificateholders and Lenders" below.

IF A MASTER SERVICER OR A SPECIAL SERVICER PURCHASES SERIES 2003-PWR2 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2003-PWR2 CERTIFICATES.

         A master servicer or a special servicer or an affiliate thereof may purchase series 2003-PWR2 certificates. The purchase of series 2003-PWR2 certificates by a master servicer or a special servicer could cause a conflict between its duties under the series 2003-PWR2 pooling and servicing agreement and its interest as a holder of a series 2003-PWR2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-PWR2 certificates. Furthermore, the master servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2003-PWR2 pooling and servicing agreement, the master servicers and the special servicers are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard. It is anticipated that an affiliate of the initial general special servicer will acquire several non-offered classes of the series 2003-PWR2 certificates, including the class P certificates.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED CERTIFICATES.

         Conflicts Between Various Classes of Certificateholders and Lenders. The applicable special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The series 2003-PWR2 controlling class representative is entitled to replace the general special servicer and, except in limited circumstances, the 3 Times Square non-pooled subordinate noteholder is entitled to replace the 3 Times Square special servicer. Furthermore, the series 2003-PWR2 controlling class representative is entitled to consent to certain actions of the general special servicer with respect to the pooled mortgage loans, other than the pooled mortgage loan secured by the North Crescent Plaza mortgaged property (and other than the mortgage loans secured by the 3 Times Square mortgaged property, with respect to which any special servicing duties will be performed by the 3 Times Square special servicer); the North Crescent Plaza non-pooled subordinate noteholder is entitled to direct the actions of the general special servicer with respect to the mortgage loans secured by the North Crescent Plaza mortgaged property; the 3 Times Square non-pooled subordinate noteholder is entitled to direct the actions of the 3 Times Square special servicer with respect to the mortgage loans secured by the 3 Times Square mortgaged property; and the respective holders or groups of holders of the non-pooled mortgage loans secured by the Plaza America mortgaged property, the Carmel Mountain Ranch Shopping Center mortgaged property and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio mortgaged properties will be entitled, in each case subject to the conditions set forth in the series 2003-PWR2 pooling and servicing agreement and one or more related intercreditor agreements, to consult with the applicable master servicer and/or the applicable special servicer with respect to various servicing matters affecting the respective pair or group of mortgage loans. The series 2003-PWR2 controlling class representative and/or those noteholders may have interests that differ, perhaps materially, from yours. For instance, a particular representative or noteholder may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect the series 2003-PWR2 controlling class representative and the holders of the non-pooled mortgage loans described above to exercise their rights and powers. None of them will have any liability for acting solely in their own interests. The initial series 2003-PWR2 controlling class representative will be an affiliate of the general special servicer and the initial holders of the 3 Times Square non-pooled mortgage loans will be an affiliate of the 3 Times Square special servicer.

         Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

         Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

         Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2003-PWR2 CERTIFICATEHOLDERS EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

         In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-PWR2 certificates will be required to direct, consent to or approve certain actions, including amending the series 2003-PWR2 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-PWR2 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

         There currently is no secondary market for the offered certificates. Although the underwriters (exclusive of Wells Fargo Brokerage Services, LLC) have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

         Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise your rights as a series 2003-PWR2 certificateholder only indirectly through The Depository Trust Company and its participating organizations.

         In addition, you may suffer delays in the receipt of payments on your offered certificates because the certificate administrator will be required to make payments to the Depository Trust Company as the record holder of your certificates, and the eventual receipt of those payments by you will be governed by rules and agreements applicable to the participating organizations and, if applicable, other financial intermediaries through which you own your offered certificates. Furthermore, your ability to pledge or otherwise take action with respect to your offered certificates may be limited because you will be permitted to exercise the rights of a "certificateholder" only indirectly through the Depository Trust Company as the record holder of your offered certificates and its participating organizations and, if applicable, other financial intermediaries through which you own your offered certificates.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depositary Trust Company and its respective participants or from the certificate administrator, if you have certified to the certificate administrator that you are a beneficial owner of offered certificates using the form annexed to the series 2003-PWR2 pooling and servicing agreement. Upon presentation of evidence satisfactory to the certificate administrator of your beneficial ownership interest in the offered certificates, the certificate administrator will make available to you copies of monthly reports to certificateholders.

         For more detailed information regarding these risks, you should refer to the section in this prospectus supplement titled "Description of the Offered Certificates--Delivery, Form and Denomination".

RISKS RELATED TO THE MORTGAGE LOANS

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Nineteen (19) of the mortgaged properties, which represent security for 35.20% of the initial mortgage pool balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans--Office properties have particular risks"; and

         (2) "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Office Properties".

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Fifty-one (51) of the mortgaged properties, representing security for 34.91% of the initial mortgage pool balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage loans secured by retail properties may be adversely affected by changes in consumer spending patterns, alternative forms of retailing and changes in tenants occupying the retail properties"; and

         (2) "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Retail Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Twenty-three (23) of the mortgaged properties, which represent security for 11.52% of the initial mortgage pool balance, are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans--Some risks that affect occupancy and rent levels of multifamily rental properties such as adverse economic conditions, construction of additional housing, military base closings, company relocations and rent control laws may affect the ability of the borrower to meet its obligations under the mortgage loan"; and

         (2) "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Multifamily Rental Properties".

INDUSTRIAL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Thirty-nine (39) of the mortgaged properties, which represent security for 10.25% of the initial mortgage pool balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the section in the accompanying prospectus titled "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Industrial Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Three (3) of the mortgaged properties, which represent security for 3.70% of the initial mortgage pool balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage loans are susceptible to numerous risks that may result in losses to you--The type and use of a particular mortgaged property may present additional risks";

         (2) "Risk Factors--Risks Relating to the Mortgage Loans--Hotel and motel properties have particular risks"; and

         (3) "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Hotel and Motel Properties".

SELF-STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Six (6) of the mortgaged properties, which represent security for 2.30% of the initial mortgage pool balance, are secured by mortgages on fee and/or leasehold interests in self-storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans--Self-storage properties have particular risks"; and

         (2) "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities".

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Two (2) of the mortgaged properties, which represent security for 2.12% of the initial mortgage pool balance, are fee and/or leasehold interests in manufactured housing community properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors--Risks Relating to the Mortgage Loans--Manufactured housing community properties and recreational vehicle parks have particular risks";

         (2) "Risk Factors--Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use"; and

         (3) "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

         The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

         Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

         The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund, were originated within twelve months prior to the cut-off date. Consequently, the mortgage loans should be considered not to have a long-standing payment history.

         The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

         o    the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o    the proximity and attractiveness of competing properties;

         o    the adequacy of the property's management and maintenance;

         o increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

         o    a decline in the financial condition of a major tenant;

         o    an increase in vacancy rates; and

         o a decline in rental rates as leases are renewed or entered into with new tenants.

         Other factors are more general in nature, such as:

         o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

         o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

         o    demographic factors;

         o    decreases in consumer confidence;

         o    changes in consumer tastes and preferences; and

         o    retroactive changes in building codes.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    the level of tenant defaults;

         o the ability to convert an unsuccessful property to an alternative use;

         o    new construction in the same market as the mortgaged property;

         o    rent control laws;

         o    the number and diversity of tenants;

         o    the rate at which new rentals occur; and

         o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

         The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing the subject pooled mortgage loan and any other assets that may have been pledged to secure the subject pooled mortgage loan, which may or may not be sufficient to repay that mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that property.

         When full or partial recourse against the borrower, a guarantor or another entity is permitted by the related loan documents, the ability to collect from that borrower, guarantor or other entity is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally is not within our control or the control of the applicable mortgage loan seller, the applicable master servicer, the applicable special servicer, the trustee, the certificate administrator or any of our or their respective affiliates. Even if the related loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

         No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, either special servicer, the trustee, the certificate administrator, the fiscal agent or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         The effect of mortgage pool loan losses will be more severe:

         o if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

         o if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

         Nine (9) groups of mortgage loans, together representing 21 individual pooled mortgage loans, were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of those nine (9) groups represent 9.59%, 2.55%, 2.12%, 1.33%, 1.23%, 0.81%, 0.77%, 0.42% and
0.36%, respectively, of the initial mortgage pool balance.

         The largest pooled mortgage loan represents 9.34% of the initial mortgage pool balance. The ten largest pooled mortgage loans in the aggregate represent 41.38% of the initial mortgage pool balance. Each of the other pooled mortgage loans represents no greater than 2.47% of the initial mortgage pool balance.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

         The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

         Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

         o the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

         o    the person:

              (1) was insolvent at the time of the incurrence of the obligation or transfer, or

              (2) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

              (3) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

         Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

         o the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

         o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

         In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING OF PAYMENTS ON YOUR CERTIFICATES.

         The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A MORTGAGED PROPERTY.

         Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

         o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

         o    zoning or other restrictions also may prevent alternative uses.

         For example, with respect the mortgaged property identified on Appendix B to the prospectus supplement as Westport Retail and representing security for 0.94% of the initial mortgage pool balance, the related borrower is seeking an environmental land use restriction ("ELUR") as part of a plan to resolve certain potential environmental conditions at the related mortgaged property. The ELUR could prevent future construction on the mortgaged property and/or prevent or limit the mortgaged property from being used for purposes other than its current usage. The mortgaged property identified on Appendix B to this prospectus supplement as the Elm Properties Warehouse, which secures a pooled mortgage loan representing 0.32% of the initial mortgage pool balance, is listed on a regulatory database as being constructed on an ash dump. Although an appropriate regulatory agency issued a "no association letter" in 1994, stating that any previous actions affecting the mortgaged property are not associated with or the responsibility of the current and future owners, that agency may prevent any new construction on the mortgaged property and/or prevent the mortgaged property from being used for any purpose other than its current use.

         The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT OPERATING INCOME.

         Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

         o changes in governmental regulations, fiscal policy, zoning or tax laws;

         o potential environmental legislation or liabilities or other legal liabilities;

         o    proximity and attractiveness of competing properties;

         o    new construction of competing properties in the same market;

         o    convertibility of a mortgaged property to an alternative use;

         o    the availability of refinancing; and

         o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty (50) of the mortgaged properties, representing security for 13.85% of the initial mortgage pool balance, are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

         o the financial effect of the absence of rental income may be severe;

         o    more time may be required to re-lease the space; and

         o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

         Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to the related maturity date or anticipated repayment date. For instance, in the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Motorola Office Building and representing 2.01% of the initial mortgage pool balance, the sole tenant, Motorola, Inc., has the right to terminate its lease in December 2011 (nine months before the anticipated repayment date for the loan), with 18 months prior notice to the lender. Upon delivery of such notice, the loan documents permit the lender to trap all excess cash after payment of debt service in a lender controlled account and require that the borrower deliver cash in an amount equal to 24 months of debt service payments to the lender. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

         Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

         In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower. For example, in the case of the pooled mortgage loan secured by the 3 Times Square mortgaged property, representing 9.34% of the initial pool balance, the significant tenant at the mortgaged property is an affiliate of one of the members of the borrower; and in the case of one (1) mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Royal & SunAlliance Building, and representing 2.01% of the initial mortgage pool balance, the sole tenant at the mortgaged property is the 100% owner of the sole parent of the related borrower; and in the case of two (2) mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Elm Properties Warehouse and North Crescent Plaza, which respectively represent 0.32% and 3.72% of the initial mortgage pool balance, affiliates of tenants at each mortgaged property jointly own the related borrower.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Royal & SunAlliance Building, Royal & SunAlliance USA recently announced that it will be selling the renewal rights for most of its U.S. insurance business to the Travelers Property Casualty Corporation. Following this announcement, Fitch, S&P and Moody's Investors Service, Inc. downgraded their ratings for Royal Indemnity Company, the sole tenant at the mortgaged property and a subsidiary of Royal & SunAlliance USA, to "BB-" (negative outlook), "BB+" (outlook negative) and "Ba1" (on review for possible further downgrade), respectively.

         For further information with respect to tenant concentrations, see Appendix B.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY ADVERSELY AFFECT YOUR INVESTMENT.

         Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

         We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

         If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

         Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Forty (40) of the mortgaged properties, representing security for 49.71% of the initial mortgage pool balance (excluding multifamily, hospitality, manufactured housing community and self-storage properties), as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

         If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

OBLIGATIONS UNDER CERTAIN TENANT LEASES MAY AFFECT A BORROWER'S ABILITY TO MAKE MONTHLY PAYMENTS.

         With respect to the mortgage loan identified on Appendix B to this prospectus supplement as Motorola Office Building, the borrower's lease with the sole tenant, Motorola, Inc., obligates the borrower to, among other things, construct an additional new building on a currently vacant portion of the mortgaged property upon request of the tenant. That construction obligation of the borrower is guaranteed by the related guarantor. In connection with this construction (and the build-out of approximately 20,000 square feet of unfinished office space located on the second floor of the existing building), in the event the net worth of the guarantor of this mortgage loan falls below

$100,000,000, (i) the borrower is required to provide the lender with an irrevocable transferable letter of credit in an amount equal to $23,500,000 (which amount will increase annually up to a maximum increase of 15%) plus, in the event the 20,000 square foot build-out is not complete at such time, an additional $700,000 or (ii) the lender will have the right to sweep all net cash flow from the mortgaged property and deposit such amounts into a reserve account, which amounts will be held as additional security for the mortgage loan and used, pursuant to the terms of the mortgage, to pay for costs of construction, until such time that the construction is completed and certain conditions specified in the mortgage are met. The costs of the construction of the new building is estimated to be between $21,000,000 and $23,500,000. Upon completion of the new building, the Motorola lease permits the borrower to increase the rent.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID IN FULL.

         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the mortgaged properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

         The mortgaged properties are located throughout 34 states. In particular, investors should note that approximately 18.36% of the mortgaged properties, based on the initial mortgage pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

         In addition, mortgaged properties representing security for 14.53%, 14.49%, 6.23%, 5.98%, 5.70%, and 5.44% respectively, of the initial mortgage pool balance, are located in Virginia, New York, North Carolina, Georgia, Texas and Colorado, respectively, and concentrations of mortgaged properties, in each case, representing less than 5% of the initial mortgage pool balance, also exist in several other states.

PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE.

         There can be no assurance that any borrower, or any other principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed in lieu of foreclosure transactions in the past.

TENANT BANKRUPTCY MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE PROPERTY AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED CERTIFICATES.

         The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

         The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

         In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

         Except for mortgaged properties securing mortgage loans that are the subject of a group secured creditor impaired property policy or, in some cases, an individual secured creditor impaired property policy, described below under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, environmental indemnification or secured creditor impaired property policies.

         In the case of one mortgaged property, identified on Appendix B to this prospectus supplement as Westport Retail and securing 0.94% of the initial mortgage pool balance, the mortgaged property has or may have been impacted by certain environmental contaminants (including volatile organic compounds ("VOCs")). In 1985, the Connecticut Department of Environmental Protection ("CTDEP") issued an order to the prior owner of the mortgaged property to address a release of contaminants from underground storage tanks owned by the prior owner but located on a parcel adjacent to the mortgaged property. In connection with the prior owner's monitoring of areas in the vicinity of the mortgaged property (the subject building occupies virtually all of the land area of the mortgaged property so the soil at the mortgaged property has not been tested), VOCs were detected at a parcel to the east of the mortgaged property. In connection with the origination of the mortgage loan, the environmental consultant reviewed the phase I and concluded that the most likely course of action CTDEP would take regarding the environmental issues near the mortgaged property and the potential environmental issues at the mortgaged property would be to require an Environmental Land Use Restriction ("ELUR") on the mortgaged property and the properties near and/or adjacent to the mortgaged property. Once the ELUR is obtained, a Final Compliance Notification ("FCN") from the CTDEP must be obtained before CTDEP would be estopped from requiring any remediation at the mortgaged property. The environmental consultant estimated that the fee for obtaining the ELUR and the FCN would not be more than $172,500. In connection with the sale of the mortgaged property to the borrower, the prior owner deposited $260,000 with an escrow agent to cover the costs of obtaining the ELUR and FCN.

         Twelve (12) mortgaged properties, securing 3.04% of the initial mortgage pool balance, are the subject of secured creditor impaired property policies, providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe those policies under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by a group secured creditor impaired property policy and may not have been performed with respect to certain mortgaged properties covered by individual secured creditor impaired property policies.

         We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

         o future laws, ordinances or regulations will not impose any material environmental liability; or

         o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

         Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

         Before a special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2003-PWR2 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY IN PAYMENTS ON YOUR CERTIFICATES.

         Ninety-three (93) pooled mortgage loans, representing 85.06% of the initial mortgage pool balance, are balloon loans. In addition, six (6) of the balloon mortgage loans referred to in the preceding sentence, representing 6.17% of the initial mortgage pool balance, provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

         o the availability of, and competition for, credit for commercial properties;

         o    prevailing interest rates;

         o    the fair market value of the related mortgaged property;

         o    the borrower's equity in the related mortgaged property;

         o    the borrower's financial condition;

         o the operating history and occupancy level of the mortgaged property;

         o    tax laws; and

         o    prevailing general and regional economic conditions.

         The availability of funds in the credit markets fluctuates over time.

         None of the mortgage loan sellers, any party to the series 2003-PWR2 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO SUPPORT, A MORTGAGED PROPERTY.

         The mortgaged property identified on Appendix B to this prospectus supplement as 3 Times Square is encumbered by a mortgage instrument that secures:

         o a mortgage loan that we intend to include in the trust fund, which mortgage loan is expected to have a cut-off date principal balance of $99,566,288, representing approximately 9.34% of the initial mortgage pool balance;

         o one or more other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have an aggregate principal balance as of the cut-off date of approximately $69,696,402, and which are pari passu in right of payment with that pooled mortgage loan; and

         o one or more other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have a cut-off date principal balance of approximately $94,822,791, and which loans are subordinate in right of payment to the mortgage loans referred to in the preceding two bullets.

         The mortgaged property identified on Appendix B to this prospectus supplement as Plaza America Office Towers III and IV is encumbered by a mortgage instrument that secures:

         o a mortgage loan that we intend to include in the trust fund, which mortgage loan is expected to have a cut-off date principal balance of $42,464,449, representing approximately 3.98% of the initial mortgage pool balance; and

         o another mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an aggregate principal balance as of the cut-off date of approximately $42,464,449, and which is pari passu in right of payment with that pooled mortgage loan.

         The mortgaged property identified on Appendix B to this prospectus supplement as North Crescent Plaza is encumbered by a mortgage instrument that secures:

         o a mortgage loan that we intend to include in the trust fund, which mortgage loan is expected to have a cut-off date principal balance of $39,692,392, representing approximately 3.72% of the initial mortgage pool balance; and

         o another mortgage loan that will not be part of the trust fund, which mortgage loan has an original principal balance of $5,000,000, and which is subordinate in right of payment to that pooled mortgage loan.

         The mortgaged property identified on Appendix B to this prospectus supplement as Carmel Mountain Ranch Shopping Center is encumbered by a mortgage instrument that secures:

         o a mortgage loan that we intend to include in the trust fund, which mortgage loan is expected to have a cut-off date principal balance of $35,394,227, representing approximately 3.32% of the initial mortgage pool balance; and

         o another mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have a principal balance as of the cut-off date of approximately $35,394,227, and which is pari passu in right of payment with that pooled mortgage loan.

         The borrowers under the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing are entitled to one or more future advances of principal in an aggregate amount of up to $10,000,000 at any time before June 30, 2004, subject to the satisfaction of certain conditions. The related mortgage loan seller will retain the obligation to make any and all of those future advances, and the mortgage loan resulting from those future advances, if any, will not be transferred to the trust fund. The mortgage loan resulting from those future advances, if made, will be secured by the Miller/WRI Portfolio mortgaged properties. In connection with the foregoing, the holder of the pooled mortgage loans and the related mortgage loan seller have executed an intercreditor agreement, which provides that the non-pooled mortgage loan resulting from those future advances, if made--

         o will be subordinate in right of payment to those pooled mortgage loans until the earlier of June 30, 2004 and the date (if any) on which the aggregate amount of those future advances is equal to $10,000,000 and will be pari passu in right of payment with those pooled mortgage loans at all times thereafter, subject to the right of the series 2003-PWR2 controlling class representative to approve certain calculations under the related mortgage loan documents, and

         o will be serviced together with the related pooled mortgage loans under the series 2003-PWR2 pooling and servicing agreement by the related master servicer and the general special servicer, in general, as if that mortgage loan were a pooled mortgage loan, although none of the related master servicer, the trustee or the fiscal agent will be obligated to make monthly debt service advances thereon.

         Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate financing that is secured by their mortgaged properties.

         In the case of some mortgage loans that we intend to include in the trust fund, direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing. For example, under the terms of the mortgage loan documents for the 3 Times Square Loan Group, at any time from and after May 2006, if one of the two non-SPE members of the borrower exercises its right to purchase the membership interest of the other non-SPE member of the borrower pursuant to and in accordance with the buy/sell provisions of the borrower's operating agreement and the transfer restrictions in the related mortgage, the purchasing member has the right to pay a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price), secured by a pledge of the interest being purchased and 20% of such member's interest in the borrower (before the purchase). Under the terms of the mortgage loans secured by the Plaza America Office Towers III and IV mortgaged property, representing 3.98% of the initial mortgage pool balance, the sole member of the borrower is permitted to incur debt secured by the entirety of its ownership interest in borrower, provided, among other things, that (i) the aggregate loan-to-value is not greater than 80%; (ii) the debt service coverage is at least 1.30x; (iii) the mezzanine lender is reasonably acceptable to the lender (such as the trust);
(iv) the intercreditor agreement and mezzanine loan documents are reasonably acceptable to the lender (such as the trust) ; and (v) rating agency confirmation has been obtained.

         In the case of eight (8) mortgage loans that we intend to include in the trust fund, representing 20.99% of the initial mortgage pool balance, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property and their owners may not be bound by prohibitions on mezzanine financing secured by pledges of their equity interests in those borrowers.

         The mortgage loans that we intend to include in the trust fund generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged property.

         We make no representation with respect to the pooled mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         Debt that is incurred by an owner of equity in a borrower and is secured by a guaranty of such borrower or by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

         For further information with respect to subordinate and other financing, see "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate and Other Financing" in this prospectus supplement and Appendix B to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

         Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter the mortgage loan's repayment schedule.

         Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         Nine (9) groups of mortgage loans, representing 9.59%, 2.55%, 2.12%, 1.33%, 1.23%, 0.81%, 0.77%, 0.42% and 0.36%, respectively, of the initial mortgage pool balance and together representing 21 individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

         A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

         With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

         We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

         A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

         We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT BE ENFORCEABLE.

         Provisions in the pooled mortgage loans requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2003-PWR2 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

         o a title insurer will have the ability to pay title insurance claims made upon it;

         o    the title insurer will maintain its present financial strength; or

         o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

         Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

         In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. For example, in the case of the mortgaged property identified on Appendix B to this prospectus supplement as Westport Retail, the related borrower is seeking an Environmental Land Use Restriction ("ELUR") as part of a plan to resolve possible historical contaminants on the related mortgaged property. The ELUR could prevent future construction on the mortgaged property and/or prevent or limit the mortgaged property from being used for purposes other than its current usage. In the case of the mortgaged property identified on Appendix B to this prospectus supplement as Elm Properties Warehouse, the improvements thereon are constructed on an ash dump, and as a result, a regulatory agency may prevent new construction on the mortgaged property and/or prevent the mortgaged property from being used for any purpose other than its current usage.

         Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         Some of the mortgaged properties securing the pooled mortgage loans are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

         Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

         After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2004 (unless it is extended). With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT REQUIRE REPAIR ON A MORTGAGED PROPERTY.

         Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2003-PWR2 certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

         In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

         In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-PWR2 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

         Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

         Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT TO A RISK OF LOSS UPON A LEASE DEFAULT.

         In the case of one (1) mortgaged property, securing 0.72% of the initial mortgage pool balance, the related borrower's mortgaged interest consists of a leasehold interest under a ground lease on a portion of the mortgaged property and a fee interest in another portion of the mortgaged property. In the case of seven (7) mortgaged properties, with an allocated loan amount representing 13.24% of the initial mortgage pool balance, the borrower's interest consists solely of a leasehold interest under a ground lease. These mortgaged properties include the 3 Times Square mortgaged property.

         Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

         Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

         The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

         With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2003-PWR2 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY

         Certain pooled mortgage loans have borrowers that own the related mortgaged properties as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related pooled mortgage loan, a significant delay in recovery against the tenant in common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable on the related mortgage loan. Not all tenants in common for these mortgage loans will be special purpose entities.

OTHER RISKS

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

         In March 2003, the United States and certain allies commenced military operations in Iraq to enforce United Nations Security Council resolutions. The military action in Iraq and the continued presence of United States military personnel in Iraq may prompt further terrorist attacks against the United States.

         It is uncertain what effects armed conflict or military operations involving the United States, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the United States; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the pooled mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investment. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

ADDITIONAL RISKS

         See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT


         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS


         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


         We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

         All of the statements that we make in this prospectus supplement are ours alone and do not constitute statements by any of the master servicers, the special servicers, the trustee, the fiscal agent, the certificate administrator, the underwriters, the mortgage loan sellers or any other person.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2003-PWR2 certificates will be issued on the Issue Date pursuant to the series 2003-PWR2 pooling and servicing agreement. The series 2003-PWR2 pooling and servicing agreement will be included as an exhibit to the Current Report on Form 8-K to be filed with the SEC within 15 days after the Issue Date. Some of the provisions of the offered certificates and the series 2003-PWR2 pooling and servicing agreement are described in this "Description of the Offered Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2003-PWR2 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Description of the Pooling and Servicing Agreements".

         The series 2003-PWR2 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

         o    the pooled mortgage loans;

         o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         o the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

         o certain rights granted initially to us under the mortgage loan purchase agreements;

         o any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but in the case of any of the mortgaged properties identified on Appendix B to this prospectus supplement as 3 Times Square, Plaza America Office Towers III and IV, North Crescent Plaza, Carmel Mountain Ranch Shopping Center and (if one or more future advances are made to the related borrower) Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing, only to the extent of the trust fund's interest therein); and

         o those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement, the REO account maintained by each special servicer as described under "Servicing of the Mortgage Loans--REO Properties", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

         The series 2003-PWR2 certificates will include the following classes:

         o the A-1, A-2, A-3, A-4, B, C and D classes, which are the classes of series 2003-PWR2 certificates that are offered by this prospectus supplement, and

         o the X, E, F, G, H, J, K, L, M, N, P, R and V classes, which are the classes of series 2003-PWR2 certificates that--

              1.   will be retained or privately placed by us, and

              2.   are not offered by this prospectus supplement.

         The class X certificates described in this prospectus supplement are the aggregation of the class X-1 and X-2 certificates issued under the series 2003-PWR2 pooling and servicing agreement.

         It is expected that GMAC Institutional Advisors, an affiliate of the initial general special servicer, will acquire several non-offered classes of the series 2003-PWR2 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

         The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2003-PWR2 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates is shown in the table appearing under the caption "Summary--Overview of the Series 2003-PWR2 Certificates" in this prospectus supplement. The actual total notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance

         The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

         The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

         General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-PWR2 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

         o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

              1. monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

              2. payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

              3.   Authorized Collection Account Withdrawals, including--

                   (a) amounts payable to a master servicer or a special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

                   (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                   (c) amounts payable with respect to other trust fund expenses; and

              4. amounts deposited in that master servicer's collection account in error.

         o Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

         o Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to the distribution date that occurs during March in any calendar year subsequent to 2003, the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

         The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

         o    to make distributions on the series 2003-PWR2 certificates;

         o to pay itself, the tax administrator, the servicer report administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" and "--Reports to Certificateholders; Available Information" below;

         o to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below;

         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2003-PWR2 pooling and servicing agreement;

         o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

         o to pay itself net investment earnings earned on funds in the distribution account for each collection period;

         o to pay for the cost of recording the series 2003-PWR2 pooling and servicing agreement;

         o with respect to each distribution date during February of any year subsequent to 2003 and each distribution date during January of any year subsequent to 2003 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

         o to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

         o to clear and terminate the distribution account upon the termination of the series 2003-PWR2 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

         The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         During January, except in a leap year, and February of each calendar year subsequent to 2003, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year subsequent to 2003, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

         General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2003-PWR2 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         Distributions made to a class of series 2003-PWR2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         In order for a series 2003-PWR2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

         If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2003-PWR2 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

         Interest Distributions. All of the classes of the series 2003-PWR2 certificates will bear interest, except for the R and V classes.

         With respect to each interest-bearing class of the series 2003-PWR2 certificates, interest will accrue during each interest accrual period based upon:

         o the pass-through rate for that class and the related distribution date;

         o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o    the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2003-PWR2 certificates will be entitled to receive--

         o the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

         o the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class of series 2003-PWR2 certificates.

         If the holders of any interest-bearing class of the series 2003-PWR2 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under "--Priority of Distributions" below.

         No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2003-PWR2 principal balance certificates will equal the product of--

         o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

         o    a fraction--

              1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

              2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2003-PWR2 principal balance certificates.

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2003-PWR2 certificates for the initial interest accrual period is shown in the table appearing under the caption "Summary--Overview of the Series 2003-PWR2 Certificates" in this prospectus supplement.

         The pass-through rates for the class A-1, A-2 and A-3 certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

         The pass-through rates for the class A-4, H, J, K, L, M, N and P certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

         o the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

         o the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

         The pass-through rates applicable to the class B, C and D certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class B certificates, that percentage is 0.473%, in the case of the class C certificates, that percentage is 0.374% and in the case of the class D certificates, that percentage is 0.277%.

         The pass-through rates applicable to the class E, F and G certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

         The pass-through rate applicable to the class X certificates in the aggregate for each subsequent interest accrual period will equal the excess, if any, of:

         o the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period; over

         o the weighted average of the pass-through rates for the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P
              certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2003-PWR2 certificates outstanding immediately prior to the distribution date for that interest accrual period;

provided that, for purposes of determining the pass-through rate for the class X certificates for any interest accrual period, each class of series 2003-PWR2 principal balance certificates with a fixed pass-through rate will instead be deemed to have a pass-through rate that is, for any interest accrual period, equal to the lesser of that fixed pass-through rate and the Weighted Average Pool Pass-Through Rate for the related distribution date.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

         The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

         Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2003-PWR2 principal balance certificates on each distribution date, will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each distribution date will equal:

         o    in the case of the class A-1 certificates, the lesser of--

              1. the product of (x) a fraction, the numerator of which is equal to the total principal balance of the class A-1 and A-3 certificates immediately prior to that distribution date and the denominator of which is equal to the total principal balance of the class A-1, A-2 and A-3 certificates immediately prior to that distribution date and (y) the entire Principal Distribution Amount for that distribution date, and

              2. the total principal balance of the class A-1 certificates immediately prior to that distribution date; and

         o    in the case of the class A-2 certificates, the lesser of--

              1. the product of (x) a fraction, the numerator of which is equal to the total principal balance of the class A-2 certificates immediately prior to that distribution date and the denominator of which is equal to the total principal balance of the class A-1, A-2 and A-3 certificates immediately prior to that distribution date and (y) the entire Principal Distribution Amount for that distribution date, and

              2. the total principal balance of the class A-2 certificates immediately prior to that distribution date; and

         o    in the case of the class A-3 certificates, the lesser of--

              1. the entire Principal Distribution Amount for that distribution date, reduced by any portions of that amount that are allocable to the class A-1 and A-2 certificates as described in the first and second bullets in this paragraph, and

              2. the total principal balance of the class A-3 certificates immediately prior to that distribution date; and

         o in the case of the class A-4 certificates, after the total principal balance of the class A-1, A-2 and A-3 certificates has been reduced to zero, the lesser of--

              1. the entire Principal Distribution Amount for that distribution date, reduced by any portions of that amount that are allocable to the class A-1, A-2 and A-3 certificates as described in the first, second and third bullets in this paragraph, and

              2. the total principal balance of the class A-4 certificates immediately prior to that distribution date.

However, if two or more of those classes are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2003-PWR2 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between the A-1, A-2, A-3 and A-4 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance.

         While the class A-1, A-2, A-3 and/or A-4 certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2003-PWR2 certificates.

         Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2003-PWR2 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

         o the portion of that Principal Distribution Amount that remains unallocated, and

         o the total principal balance of the subject class immediately prior to that distribution date.

                   ORDER OF ALLOCATION               CLASS
                   -------------------               -----
                           1st                         B
                           2nd                         C
                           3rd                         D
                           4th                         E
                           5th                         F
                           6th                         G
                           7th                         H
                           8th                         J
                           9th                         K
                          10th                         L
                          11th                         M
                          12th                         N
                          13th                         P


         In no event will the holders of any class of series 2003-PWR2 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2003-PWR2 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2003-PWR2 certificates, if any, listed above it in the foregoing table is reduced to zero.

         Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-PWR2 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-PWR2 principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

         Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

     ORDER OF             RECIPIENT
   DISTRIBUTION       CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
-------------------- -------------------- ----------------------------------------------------------------------------
        1st            A-1, A-2, A-3,     Interest up to the total interest  distributable on those classes, pro rata
                          A-4 and X       based on the total interest distributable on each such class

        2nd             A-1, A-2, A-3     Principal  up to  the  total  principal  distributable  on  those  classes,
                           and A-4        allocable as between  those  classes as described  above under  "--Principal
                                          Distributions"

        3rd             A-1, A-2, A-3     Reimbursement up to the loss reimbursement  amounts for those classes,  pro
                           and A-4        rata based on the loss reimbursement amount for each such class
-------------------- -------------------- ----------------------------------------------------------------------------

     ORDER OF             RECIPIENT
   DISTRIBUTION       CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
-------------------- -------------------- ----------------------------------------------------------------------------
        4th                   B           Interest up to the total interest distributable on that class

        5th                   B           Principal up to the total principal distributable on that class

        6th                   B           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

        7th                   C           Interest up to the total interest distributable on that class

        8th                   C           Principal up to the total principal distributable on that class

        9th                   C           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       10th                   D           Interest up to the total interest distributable on that class

       11th                   D           Principal up to the total principal distributable on that class

       12th                   D           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       13th                   E           Interest up to the total interest distributable on that class

       14th                   E           Principal up to the total principal distributable on that class

       15th                   E           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       16th                   F           Interest up to the total interest distributable on that class

       17th                   F           Principal up to the total principal distributable on that class

       18th                   F           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       19th                   G           Interest up to the total interest distributable on that class

       20th                   G           Principal up to the total principal distributable on that class

       21st                   G           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       22nd                   H           Interest up to the total interest distributable on that class

       23rd                   H           Principal up to the total principal distributable on that class

       24th                   H           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       25th                   J           Interest up to the total interest distributable on that class

       26th                   J           Principal up to the total principal distributable on that class

       27th                   J           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

     ORDER OF             RECIPIENT
   DISTRIBUTION       CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
-------------------- -------------------- ----------------------------------------------------------------------------
       28th                   K           Interest up to the total interest distributable on that class

       29th                   K           Principal up to the total principal distributable on that class

       30th                   K           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       31st                   L           Interest up to the total interest distributable on that class

       32nd                   L           Principal up to the total principal distributable on that class

       33rd                   L           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       34th                   M           Interest up to the total interest distributable on that class

       35th                   M           Principal up to the total principal distributable on that class

       36th                   M           Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       37th                    N          Interest up to the total interest distributable on that class

       38th                    N          Principal up to the total principal distributable on that class

       39th                    N          Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       40th                    P          Interest up to the total interest distributable on that class

       41st                    P          Principal up to the total principal distributable on that class

       42nd                    P          Reimbursement up to the loss reimbursement amount for that class
-------------------- -------------------- ----------------------------------------------------------------------------

       43rd                    R          Any remaining portion of the Available Distribution Amount

---------------------------------------------------------------------------------------------------------------------

         In general, distributions of principal will be made to the class A-1, A-2, A-3 and A-4 certificates as described above under "--Principal Distributions". However, on and after the Class A Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2003-PWR2 certificates, the certificate administrator will make distributions of principal on the class A-1, A-2, A-3 and A-4 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2003-PWR2 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium to the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F or G certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

         o the full amount of that Yield Maintenance Charge or Prepayment Premium, multiplied by

         o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by

         o a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series 2003-PWR2 principal balance certificates on that distribution date.

         The certificate administrator will thereafter pay any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

         The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

         o if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, and

         o if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

         For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

         See "Risk Factors--Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that GMAC Institutional Advisors will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    distributions on the series 2003-PWR2 certificates,

         o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-PWR2 certificates, and

         o the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2003-PWR2 pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2003-PWR2 certificates. If this occurs following the distributions made to the series 2003-PWR2 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2003-PWR2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2003-PWR2 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

            ORDER OF ALLOCATION                    CLASS
            -------------------          -------------------------
                    1st                              P
                    2nd                              N
                    3rd                              M
                    4th                              L
                    5th                              K
                    6th                              J
                    7th                              H
                    8th                              G
                    9th                              F
                   10th                              E
                   11th                              D
                   12th                              C
                   13th                              B
                   14th                    A-1, A-2, A-3 and A-4
                                          pro rata based on total
                                            principal balances

         The above-described reductions in the total principal balances of the respective classes of the series 2003-PWR2 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2003-PWR2 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2003-PWR2 certificates.

However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2003-PWR2 certificates.

         The Realized Loss, if any, in connection with final payment on a Corrected Mortgage Loan or the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

         o the outstanding principal balance of the pooled mortgage loan as of the date of the final payment or liquidation, together with--

              1. all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2003-PWR2 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

              2. all related unreimbursed servicing advances and unpaid liquidation expenses and certain Special Servicing Fees, Liquidation Fees and/or Workout Fees incurred on the mortgage loan that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

         o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation;

provided that any Realized Loss with respect to the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan or the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan (or with respect to the Miller/WRI Pooled Mortgage Loan, if one or more future advances are made to the related borrower and the resulting Miller/WRI Non-Pooled Mortgage Loan becomes pari passu in right of payment with that pooled mortgage loan as described in this prospectus supplement) will equal a pro rata share (based on balance) of the amount of any loss calculated in accordance with the foregoing provisions of this sentence with respect to that pooled mortgage loan and all of the related Non-Pooled Pari Passu Companion Loans (or the related Miller/WRI Non-Pooled Mortgage Loan).

         If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, liquidation fees and/or advance interest, that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2003-PWR2 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2003-PWR2 principal balance certificates on the distribution date for that collection period.

         The following items are some examples of Additional Trust Fund
Expenses:

         o any special servicing fees, workout fees and liquidation fees paid to the special servicers;

         o any interest paid to a master servicer, the trustee or the fiscal agent with respect to unreimbursed advances, to the extent that interest is not covered out of late payment charges and Default Interest subsequently collected on the related pooled mortgage loan;

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

         o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

              1. any reimbursements and indemnifications to the certificate administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below,

              2. any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" in the accompanying prospectus, and

              3. any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

         o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2003-PWR2 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

         o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

         o were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

         o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         For purposes of the foregoing, monthly debt service payments on the 3 Times Square pooled mortgage loan after the related cut-off date, which are actually due on the fifteenth day of each month, will each be deemed to be due on the first day of the following month.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

         o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

         o    a fraction--

              1. the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction Amount, and

              2. the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

         With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2003-PWR2 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2003-PWR2 certificates on that distribution date.

         If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

         The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it determines, in its sole discretion exercised in good faith, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it subsequently determines, in its sole discretion exercised in good faith, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain at the expense of the trust fund any analysis, appraisals or market value estimates or other information reasonably required for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer. The applicable master servicer for each of the 3 Times Square Pooled Mortgage Loan, the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan and (if one or more future advances are made to the related borrower and the resulting Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Miller/WRI Portfolio Pooled Mortgage Loan) the Miller/WRI Portfolio Pooled Mortgage Loan and each comparable party with respect to each securitization of the related Non-Pooled Pari Passu Companion Loan(s) pursuant to which rated securities were issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan, provided, however, that if such master servicer or comparable party makes a determination that such advance would be nonrecoverable, then neither the applicable master servicer nor the comparable party may make such an advance with respect to the 3 Times Square Pooled Mortgage Loan, the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan or the related Non-Pooled Pari Passu Companion Loan(s), as the case may be. See "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

         Any monthly debt service advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. The party entitled to the reimbursement, however, may elect at its sole option to defer all or a portion of the reimbursement of that advance (in which case interest will continue to accrue on the advance). In either case, the reimbursement will be made first from principal payments and collections received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2003-PWR2 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2003-PWR2 certificates on that distribution date.

         The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

         o first, to the very limited extent provided in the series 2003-PWR2 pooling and servicing agreement, out of any Default Interest and late payment charges collected on the pooled mortgage loan in respect of which the advance was made, and

         o then, but only if the advance has been or is being reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the respective master servicers' collection accounts.

         Interest so accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2003-PWR2 certificates (to the extent that interest is not covered by Default Interest and/or late payment charges as described above). Because of the provisions of the series 2003-PWR2 pooling and servicing agreement and the intercreditor agreements relating to the priority of the application of collections and the entitlements of various parties under those agreements, prospective investors in the series 2003-PWR2 certificates should assume that if any amounts of Default Interest and/or late payment charges are available at all for the payment of interest accrued on monthly debt service advances, those amounts will be de minimis.

         A monthly debt service payment will be assumed to be due with respect to:

         o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become a REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

         No advances of monthly debt service payments will be made with respect to any Non-Pooled Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and (solely with respect to specially serviced mortgage loans and REO Properties, if any) the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2003-PWR2 certificate, the parties to the series 2003-PWR2 pooling and servicing agreement and any other designee of the depositor, a reporting statement substantially in the form of, and containing the information set forth in, Appendix E to this prospectus supplement. The certificate administrator's reporting statement will detail the distributions on the series 2003-PWR2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged properties. One of the master servicers will be responsible for combining or aggregating its reports with those of the other master servicer and delivering a combined or aggregated report to the certificate administrator.

         However, you should assume that neither master servicer will be required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date that occurs not less than six months following the Issue Date.

         Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and (solely with respect to specially serviced mortgage loans and REO Properties, if any) the special servicers. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator in the form attached to the series 2003-PWR2 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in the certificate administrator's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. See "--Delivery, Form and Denomination--General" below. We, the master servicers, the special servicers, the certificate administrator, the trustee, the fiscal agent and the certificate registrar are required to recognize as series 2003-PWR2 certificateholders only those persons in whose names the series 2003-PWR2 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2003-PWR2 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2003-PWR2 certificates via the certificate administrator's internet website. Certain of the foregoing reports will be accessible on a restricted basis after receipt by the certificate administrator or the applicable master servicer, as the case may be, of a certification in the form attached to the series 2003-PWR2 pooling and servicing agreement from the person(s) seeking access while certain other of the foregoing reports will be accessible on an unrestricted basis. The certificate administrator's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2003-PWR2 certificates may call (301) 815-6600.

         The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2003-PWR2 pooling and servicing agreement.

         Other Information. The series 2003-PWR2 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2003-PWR2 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2003-PWR2 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of, among other things, the following items:

         o the series 2003-PWR2 pooling and servicing agreement, including exhibits, and any amendments to the series 2003-PWR2 pooling and servicing agreement;

         o all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2003-PWR2 certificateholders since the Issue Date;

         o this prospectus supplement and the accompanying prospectus in the form most recently delivered to the certificate administrator by us;

         o each mortgage loan purchase agreement pursuant to which we purchased any of the pooled mortgage loans, together with all amendments to each mortgage loan purchase agreement, if any;

         o all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the Issue Date, as described under "Description of the Pooling and Servicing Agreements--Evidence as to Compliance" in the accompanying prospectus;

         o all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the Issue Date, as described under "Description of the Pooling and Servicing Agreements--Evidence as to Compliance" in the accompanying prospectus;

         o the most recent inspection report with respect to each mortgaged property for a pooled mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee pursuant to the series 2003-PWR2 pooling and servicing agreement; and

         o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from one or more of the trustee, the certificate administrator or any document custodian, as applicable, upon request. However, you should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee, the certificate administrator or any document custodian, as the case may be, may require:

         o in the case of a registered holder or beneficial owner of a series 2003-PWR2 certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2003-PWR2 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2003-PWR2 certificate and will keep confidential any of the information that has not been filed with the SEC; and

         o in the case of a prospective purchaser of a series 2003-PWR2 certificate or any interest in a series 2003-PWR2 certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2003-PWR2 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of a series 2003-PWR2 certificate or an interest in a series 2003-PWR2 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

         The voting rights for the series 2003-PWR2 certificates will be allocated as follows:

         o 99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates, in proportion to the respective total principal balances of those classes;

         o 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the class X-1 and X-2 certificates in proportion to the respective total notional amounts of those classes); and

         o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

         Voting rights allocated to a class of series 2003-PWR2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

         General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3 and A-4 certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "--Issuance of Definitive Certificates" below. For so long as any class of offered certificates is held in book-entry form--

         o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream. Except under the limited circumstances described under "--Issuance of Definitive Certificates" below, you will hold your offered certificates through DTC.

         DTC is--

         o a limited-purpose trust company organized under the New York Banking Law;

         o    a member of the Federal Reserve System; and

         o a registered clearing agency with the Securities and Exchange Commission.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

         Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix F to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related distribution date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the series 2003-PWR2 pooling and servicing agreement need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Beneficial owners of the offered certificates will not be able to obtain physical certificates that represent those offered certificates, unless--

         o we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the certificate registrar will be required to notify all affected beneficial owners through DTC of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the series 2003-PWR2 certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the certificate registrar or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

         Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

         Wells Fargo Bank Minnesota, National Association ("WFB Minnesota") will serve as the certificate administrator and as the tax administrator. In addition, WFB Minnesota will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2003-PWR2 certificates and of transfers and exchanges of any and all series 2003-PWR2 certificates issued in definitive form, and as authenticating agent of the series 2003-PWR2 certificates. WFB Minnesota's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, except that the relevant office for certificate transfer purposes is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. WFB Minnesota is an affiliate of one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB Minnesota will be paid a portion of the monthly trustee fee as set forth in the series 2003-PWR2 pooling and servicing agreement.

         The information set forth in this prospectus supplement concerning WFB Minnesota has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

         LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2003-PWR2 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2. LaSalle is an affiliate of ABN AMRO Bank N.V., the initial fiscal agent. As of June 30, 2003, LaSalle had assets of approximately $61.4 billion.

         The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2003-PWR2 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2. As of June 30, 2003, ABN AMRO had assets of approximately $706.3 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA-" by S&P and "AA-" by Fitch.

         The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE TRUSTEE AND THE FISCAL AGENT

         The certificate administrator and the tax administrator each must at all times be a corporation, bank, trust company or association that:

         o is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

         o    has a combined capital and surplus of at least $50,000,000; and

         o is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         The trustee is at all times required to be a corporation, bank, trust company or association that:

         o is organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia and is authorized under those laws to exercise trust powers;

         o    has a combined capital and surplus of at least $50,000,000; and

         o is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, each master servicer, each special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-PWR2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0025% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

         The certificate administrator, the tax administrator and the trustee each may resign at any time by giving written notice to us, each master servicer, each special servicer and the applicable rating agencies. Upon notice of the resignation, we will appoint a successor certificate administrator, a successor tax administrator or a successor trustee, as the case may be. If no successor certificate administrator, successor tax administrator or a successor trustee, as applicable, is appointed within 30 days after the giving of notice of resignation, the resigning entity may petition any court of competent jurisdiction for appointment of a successor certificate administrator, successor tax administrator or successor trustee, as the case may be.

         We may remove the certificate administrator, the tax administrator or the trustee if, among other things, any of the following events occur:

         1. the certificate administrator, the tax administrator or the trustee, as the case may be, ceases to be eligible to continue in such role under the series 2003-PWR2 pooling and servicing agreement;

         2. the certificate administrator, the tax administrator or the trustee, as the case may be, at any time becomes incapable of acting;

         3. the certificate administrator, the tax administrator or the trustee, as the case may be, is adjudged bankrupt or insolvent;

         4. a receiver of the certificate administrator, the tax administrator or the trustee, as the case may be, or its property is appointed; or

         5. any public officer takes charge or control of the certificate administrator, the tax administrator or the trustee, as the case may be, or its property.

         The holders of series 2003-PWR2 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

         No resignation or removal of the certificate administrator, the tax administrator or the trustee, or appointment of a successor thereto, will become effective until the acceptance of the appointment by such successor.

         ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2003-PWR2 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

         The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2003-PWR2 pooling and servicing agreement, the mortgage loans or the series 2003-PWR2 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2003-PWR2 pooling and servicing agreement.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2003-PWR2 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will make any representation as to the validity or sufficiency of the series 2003-PWR2 pooling and servicing agreement, the series 2003-PWR2 certificates or this prospectus supplement or the validity, enforceability or sufficiency of the pooled mortgage loans or related documents. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be accountable for the use or application by us of any series 2003-PWR2 certificates or of the proceeds of those certificates, or for the use or application of any funds paid to us, a master servicer or a special servicer with respect to the pooled mortgage loans, or any funds deposited in or withdrawn from a master servicer's collection account or the certificate administrator's distribution account by us, either master servicer or either special servicer, other than with respect to any funds held by the certificate administrator.

         If no event of default has occurred with respect to a master servicer or a special servicer of which the trustee has actual knowledge or, after the curing of all such events of default that may have occurred, the trustee is required to perform only those duties specifically required under the series 2003-PWR2 pooling and servicing agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the trustee is required to examine those documents and to determine only whether they conform on their face to the requirements of the series 2003-PWR2 pooling and servicing agreement.

AMENDMENT OF THE SERIES 2003-PWR2 POOLING AND SERVICING AGREEMENT

         The circumstances under which the series 2003-PWR2 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However, notwithstanding that discussion:

         o    no such amendment may--

              (a) significantly change the activities of the trust without the consent of the holders of series 2003-PWR2 certificates entitled to not less than 51% of the series 2003-PWR2 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller; or

              (b) adversely affect in any material respect the interests of any Non-Pooled Noteholder, without such holder's consent;

         o the absence of an adverse affect in any material respect on the interests of any particular holder of a rated series 2003-PWR2 certificate can also be evidenced by written confirmation from each of S&P and Fitch that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

         o amendments can also be made without certificateholder consent in order to relax or eliminate transfer restrictions and/or requirements imposed by the REMIC provisions; and

         o amendments with certificateholder consent require the consent of the holders of series 2003-PWR2 certificates entitled to not less than 51% of all of the series 2003-PWR2 voting rights.

TERMINATION OF THE SERIES 2003-PWR2 POOLING AND SERVICING AGREEMENT

         The obligations created by the series 2003-PWR2 pooling and servicing agreement will terminate following the earlier of--

              1. the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

              2. the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2003-PWR2 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

              3. the exchange by any single holder of all the series 2003-PWR2 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

         Written notice of termination of the series 2003-PWR2 pooling and servicing agreement will be given to each series 2003-PWR2 certificateholder. The final distribution to the registered holder of each series 2003-PWR2 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

         The right of any single holder or group of holders of the series 2003-PWR2 controlling class, each master servicer and the general special servicer to make a purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

         o the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

         o within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2003-PWR2 pooling and servicing agreement of its election to do so,

         o if more than one holder or group of holders of the series 2003-PWR2 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2003-PWR2 controlling class, and

         o if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the Trust Fund for which it is the applicable master servicer.

         Any purchase by any single holder or group of holders of the series 2003-PWR2 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         o    the sum of--

              1. the total outstanding principal balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with--

                   o all accrued and unpaid interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans generally through the due date in the related collection period, and

                   o all unreimbursed servicing advances for those mortgage loans, together with any interest on (i) advances of delinquent monthly debt service payments and (ii) servicing advances owing to the parties that made them;

              2. the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO Property that is the 3 Times Square Mortgaged Property, the Plaza America Mortgaged Property, the North Crescent Plaza Mortgaged Property, the Carmel Mountain Ranch Shopping Center Mortgaged Property or (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Mortgaged Properties, the value of the trust fund's interest therein);

              3. to the extent not otherwise included as described above, any compensation and expenses then due and payable to the applicable master servicer and/or the applicable special servicer; minus

         o solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2003-PWR2 pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2003-PWR2 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-PWR2 certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2003-PWR2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         An exchange by any single holder of all of the series 2003-PWR2 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2003-PWR2 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2003-PWR2 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2003-PWR2 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2003-PWR2 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-4, B, C and D certificates is reduced to zero.

         The 3 Times Square Non-Pooled Subordinate Noteholder has the option to purchase the 3 Times Square Pooled Mortgage Loan at the related Purchase Price in connection with any termination of the 2003-PWR2 pooling and servicing agreement. This purchase option is senior to the other rights to purchase the pooled mortgage loans described above.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

         No series 2003-PWR2 certificateholder will have the right under the series 2003-PWR2 pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

         o that holder previously has given to the trustee written notice of default;

         o except in the case of a default by the trustee, series 2003-PWR2 certificateholders entitled to not less than 25% of the series 2003-PWR2 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2003-PWR2 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2003-PWR2 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the series 2003-PWR2 certificateholders, unless in the trustee's opinion, those series 2003-PWR2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on--

         o the price at which that certificate is purchased by an investor, and

         o    the rate, timing and amount of distributions on that certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

         o    the pass-through rate for that certificate,

         o the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance of that certificate,

         o the rate and timing of reimbursements made to the master servicers, the special servicers, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance of that certificate or cause shortfalls in interest distributable to that certificate, and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund.

         Because the pass-through rate for the class A-4, B, C and D certificates is limited by or calculated based upon the Weighted Average Pool Pass-Through Rate, that pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of the class B, C and D certificates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

         Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

         o    the amount of distributions on your offered certificates,

         o    the yield to maturity of your offered certificates,

         o the rate of principal distributions on your offered certificates, and

         o    the weighted average life of your offered certificates.

         Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

         o    prevailing interest rates;

         o    the terms of the mortgage loans, including--

              1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges or Prepayment Premiums, and

              2.   amortization terms that require balloon payments;

         o the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

         o    the quality of management of the mortgaged properties;

         o    the servicing of the mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

         The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

         o    the relative importance of those factors;

         o the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o the overall rate of prepayment or default on the pooled mortgage loans.

         Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September 23, 2003 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

         o multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

         o    summing the results; and

         o dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balance of those classes is reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2003-PWR2 principal balance certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the respective classes of offered certificates may be shorter or longer than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2003-PWR2 certificates according to their principal balances. In addition, until the Class A Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 certificates is reduced to zero and no distributions of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero. As a consequence of the foregoing, the class A-3, A-2 and A-1 certificates, in that order, may have increasingly shorter, weighted average lives, particularly in the case of the class A-1 certificates, and the class A-4 certificates may have a longer weighted average life, than would be the case if the principal distribution amount for each distribution date were to be paid on a pro rata basis among the class A-1, A-2, A-3 and A-4 certificates.

         The tables set forth below show, with respect to each class of offered certificates,

         o    the weighted average life of that class, and

         o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

         The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         Neither we nor any of the underwriters makes any representation that--

         o the pooled mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

         o all the pooled mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

         o pooled mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations following default or otherwise during that period, or

         o the pooled mortgage loans that are in a period when prepayments must be accompanied by a Yield Maintenance Charge or Prepayment Premium will not voluntarily prepay or will not prepay as a result of involuntary liquidations following default or otherwise during that period.

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%          25%          50%          75%           100%
-----------------------------------------  ------       ------       ------       ------        ------
Issue Date                                  100%         100%         100%         100%          100%
September 2004                               89%          89%          89%          89%           89%
September 2005                               77%          77%          77%          77%           77%
September 2006                               64%          64%          64%          64%           64%
September 2007                               50%          50%          50%          50%           50%
September 2008                               34%          34%          34%          34%           34%
September 2009                               18%          18%          18%          18%           18%
September 2010 and thereafter                 0%           0%           0%           0%            0%
Weighted average life (years)              3.80         3.80         3.80          3.80         3.78


                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN                0%          25%          50%          75%           100%
-----------------------------------------  ------       ------       ------       ------        ------
Issue Date                                  100%         100%         100%         100%          100%
September 2004                               95%          95%          95%          95%           95%
September 2005                               89%          89%          89%          89%           89%
September 2006                               83%          83%          83%          83%           83%
September 2007                               76%          76%          76%          76%           76%
September 2008                               68%          68%          68%          68%           68%
September 2009                               60%          60%          60%          60%           60%
September 2010                               24%          24%          24%          24%           24%
September 2011                               16%          16%          16%          16%           16%
September 2012                                1%           1%           1%           1%            1%
September 2013 and thereafter                 0%           0%           0%           0%            0%
Weighted average life (years)              5.70         5.70         5.70          5.69         5.65

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
        -----------------------------------      --------    ---------    ----------     -------      ---------
        Issue Date                                  100%         100%         100%         100%          100%
        September 2004                              100%         100%         100%         100%          100%
        September 2005                              100%         100%         100%         100%          100%
        September 2006                              100%         100%         100%         100%          100%
        September 2007                              100%         100%         100%         100%          100%
        September 2008                              100%         100%         100%         100%          100%
        September 2009                              100%         100%         100%         100%          100%
        September 2010                               47%          47%          47%          47%           47%
        September 2011                               31%          31%          31%          31%           31%
        September 2012                                2%           2%           2%           2%            2%
        September 2013 and thereafter                 0%           0%           0%           0%            0%
        Weighted average life (years)              7.50         7.50         7.49          7.49         7.42


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
        -----------------------------------      --------    ---------    ----------     -------      ---------
        Issue Date                                  100%         100%         100%         100%          100%
        September 2004                              100%         100%         100%         100%          100%
        September 2005                              100%         100%         100%         100%          100%
        September 2006                              100%         100%         100%         100%          100%
        September 2007                              100%         100%         100%         100%          100%
        September 2008                              100%         100%         100%         100%          100%
        September 2009                              100%         100%         100%         100%          100%
        September 2010                              100%         100%         100%         100%          100%
        September 2011                              100%         100%         100%         100%          100%
        September 2012                              100%         100%         100%         100%          100%
        September 2013 and thereafter                 0%           0%           0%           0%            0%
        Weighted average life (years)              9.77         9.76         9.75          9.73         9.60


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
        -----------------------------------      --------    ---------    ----------     -------      ---------
        Issue Date                                  100%         100%         100%         100%          100%
        September 2004                              100%         100%         100%         100%          100%
        September 2005                              100%         100%         100%         100%          100%
        September 2006                              100%         100%         100%         100%          100%
        September 2007                              100%         100%         100%         100%          100%
        September 2008                              100%         100%         100%         100%          100%
        September 2009                              100%         100%         100%         100%          100%
        September 2010                              100%         100%         100%         100%          100%
        September 2011                              100%         100%         100%         100%          100%
        September 2012                              100%         100%         100%         100%          100%
        September 2013 and thereafter                 0%           0%           0%           0%            0%
        Weighted average life (years)              9.97         9.97         9.97          9.97         9.88

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
        -----------------------------------      --------    ---------    ----------     -------      ---------
        Issue Date                                  100%         100%         100%         100%          100%
        September 2004                              100%         100%         100%         100%          100%
        September 2005                              100%         100%         100%         100%          100%
        September 2006                              100%         100%         100%         100%          100%
        September 2007                              100%         100%         100%         100%          100%
        September 2008                              100%         100%         100%         100%          100%
        September 2009                              100%         100%         100%         100%          100%
        September 2010                              100%         100%         100%         100%          100%
        September 2011                              100%         100%         100%         100%          100%
        September 2012                              100%         100%         100%         100%          100%
        September 2013 and thereafter                 0%           0%           0%           0%            0%
        Weighted average life (years)              9.97         9.97         9.97          9.97         9.95


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
        -----------------------------------      --------    ---------    ----------     -------      ---------
        Issue Date                                  100%         100%         100%         100%          100%
        September 2004                              100%         100%         100%         100%          100%
        September 2005                              100%         100%         100%         100%          100%
        September 2006                              100%         100%         100%         100%          100%
        September 2007                              100%         100%         100%         100%          100%
        September 2008                              100%         100%         100%         100%          100%
        September 2009                              100%         100%         100%         100%          100%
        September 2010                              100%         100%         100%         100%          100%
        September 2011                              100%         100%         100%         100%          100%
        September 2012                              100%         100%         100%         100%          100%
        September 2013                               52%          52%          52%          52%           52%
        September 2014 and thereafter                 0%           0%           0%           0%            0%
        Weighted average life (years)             10.14        10.14        10.14        10.14         10.14

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

         We intend to include the 100 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $1,066,555,323. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Appendix B to this prospectus supplement. Those cut-off date principal balances range from $895,941 to $99,566,288 and the average of those cut-off date principal balances is $10,665,553.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         Concentration of Mortgage Loans and Borrowers.

         Several of the pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest single pooled mortgage loan has a cut-off date principal balance of $99,566,288, which represents 9.34% of the initial mortgage pool balance. The ten largest pooled mortgage loans have cut-off date principal balances that collectively represent 41.38% of the initial mortgage pool balance. Each of these loans is described on Appendix C to this prospectus supplement.

         Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers.

         The mortgage pool will include eighteen (18) mortgage loans, together representing 15.11% of the initial mortgage pool balance, that are, in each such case, individually or through cross-collateralization and cross-default with other pooled mortgage loans, secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

         Twelve (12) of the pooled mortgage loans referred to in the prior paragraph, representing 12.22% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties, subject to the fulfillment of one or more conditions.

         Each of the multi-property pooled mortgage loans secured by the mortgaged properties identified on Appendix B hereto as Alexandria Portfolio, Golden Gate, Inland Eckerd Portfolio 2 and Inland Eckerd Portfolio 3, representing 2.81%, 1.12%, 0.89% and 0.71%, respectively, of the initial mortgage pool balance, permits the related borrower to substitute one or more of the related mortgaged properties (except in the case of Alexandria Portfolio and Golden Gate, where only certain of the related mortgaged properties are eligible for substitution) upon the satisfaction of certain conditions set forth in the mortgage loan document, including debt service coverage and loan to value tests.

         In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as WESCO 3, representing 0.91% of the initial mortgage pool balance, the related borrower may substitute any individual property within the portfolio of properties constituting the mortgaged property upon transfer of such individual property to a third party if the related borrower provides a replacement property of similar use, satisfies certain conditions specified in the related mortgage loan documents, including debt service coverage ratio tests and minimum appraisal value requirements for the replacement property, and delivers written confirmation from each of Fitch and S&P to the effect that the substitution will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR2 certificates.

         In the case of each of the multi-property pooled mortgage loans and groups of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Tower Development Portfolio, WESCO 3 and Salt Lake City Multifamily, representing 1.53%, 0.91% and 0.36%, respectively of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the subject mortgage loan or group, subject to the fulfillment of one or more of the following conditions: (a) payment of a stipulated defeasance amount; (b) the satisfaction of specified debt service coverage ratio requirements for the mortgaged properties that will remain as collateral; (c) the satisfaction of specified loan-to-value ratio requirements for the mortgaged properties that will remain as collateral; (d) the absence of subordinate liens, mortgages or other security instruments encumbering the remaining mortgaged properties; and/or (e) the satisfaction of certain other requirements set forth in the related mortgage loan documents.

         In the case of each of the multi-property pooled mortgage loans and groups of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Alexandria Portfolio, Golden Gate Portfolio, Inland Eckerd Portfolio 2 and Inland Eckerd Portfolio 3, representing 2.81%, 1.12%, 0.89% and 0.71%, respectively of the initial mortgage pool balance, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial prepayment of the subject mortgage loan or group, subject to the fulfillment of one or more of the following conditions: (a) payment of a stipulated Yield Maintenance Charge; (b) the satisfaction of specified debt service coverage ratio requirements for the mortgaged properties that will remain as collateral; (c) the satisfaction of specified loan-to-value ratio requirements for the mortgaged properties that will remain as collateral; (d) the absence of subordinate liens, mortgages or other security instruments encumbering the remaining mortgaged properties; and/or (e) the satisfaction of certain other requirements set forth in the related mortgage loan documents.

         With respect to the cross-collateralized mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Cactus Road Self-Storage and Gilbert Self-Storage, representing 0.42% of the initial mortgage pool balance, the related borrower is entitled to a termination of the cross-collateralization provisions upon the satisfaction of certain conditions specified in the related mortgage loan documents, including maximum LTV and minimum DSCR tests.

         The table below identifies each group of cross-collateralized pooled mortgage loans, and each pooled mortgage loan that is otherwise secured by multiple mortgaged properties, that has a cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                      NUMBER OF
                                                                                    STATES WHERE
                                                                   NUMBER OF        THE MORTGAGED      % OF INITIAL
                                                                   MORTGAGED       PROPERTIES ARE        MORTGAGE
                MORTGAGE LOAN/PORTFOLIO NAMES                      PROPERTIES          LOCATED         POOL BALANCE
---------------------------------------------------------------  -------------    -----------------  ----------------
Alexandria Portfolio                                                    3                   1              2.81%
Miller/WRI Portfolio                                                    2                   1              2.55%
Tower Development Portfolio                                             6                   1              1.53%
Leiner Health Products Building and Garden Ridge Retail                 2                   2              1.33%
Golden Gate Portfolio                                                   4                   2              1.12%
Corpus Christi Business Park Portfolio                                  4                   1              1.02%

         The table below shows each non-cross-collateralized group of two (2) or more pooled mortgage loans that--

         o    have the same or affiliated borrowers/owners, and

         o have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                      NUMBER OF
                                                                                    STATES WHERE
                                                                   NUMBER OF        THE MORTGAGED      % OF INITIAL
                                                                   MORTGAGED       PROPERTIES ARE        MORTGAGE
            MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES                 PROPERTIES          LOCATED         POOL BALANCE
---------------------------------------------------------------  -------------    -----------------  ----------------
Barrett Pavilion                                                       1                  1               4.13%
Westside Centre                                                        1                  1               2.75%
Golden Gate Portfolio                                                  4                  2               1.12%
Inland Eckerd Portfolio 2                                              6                  2               0.89%
Inland Eckerd Portfolio 3                                              5                  2               0.71%
----------------------------------------------------------------------------------------------------------------------
Sun Valley Village Manufactured Housing Community                      1                  1               1.41%
Greenoaks Manufactured Housing Community                               1                  1               0.72%
----------------------------------------------------------------------------------------------------------------------
AmeriTel Boise Spectrum                                                1                  1               0.72%
AmeriTel Boise Towne Square                                            1                  1               0.51%
----------------------------------------------------------------------------------------------------------------------

         Due Dates. Subject, in some cases, to a next business day convention, all but two of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. Subject in each case to a next business day convention, the Plaza America Pooled Mortgage Loan provides for scheduled payments of principal and interest to be due on the eighth day of each month and the 3 Times Square Pooled Mortgage Loan provides for scheduled payments of principal and interest to be due on the fifteenth day of each month. Ninety-six (96) of the pooled mortgage loans, representing 85.22% of the initial mortgage pool balance, provide for a grace period of not more than five (5) days. Three (3) of the pooled mortgage loans, representing 5.44% of the initial mortgage pool balance, provide for a grace period of more than five (5) days and not more than ten (10) days. The 3 Times Square pooled mortgage loan provides for a variable grace period that will in no event exceed twenty (20) days following notice to the borrower of its failure to pay debt service.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

         Amortization Characteristics.

         Ninety-three (93) of the mortgage loans, representing 85.06% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

         o an amortization schedule that is significantly longer than its remaining term to stated maturity or, alternatively, for no amortization prior to maturity; and

         o    a substantial payment of principal on its maturity date.

         Five (5) of the balloon mortgage loans referred to in the preceding paragraph, representing 9.59% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for their entire terms; and three (3) of the balloon mortgage loans referred to in the preceding paragraph, representing 2.78% of the initial mortgage pool balance, provide for initial interest-only periods that expire 22 to 44 months following their respective cut-off dates.

         Six (6) of the balloon mortgage loans referred to in the second preceding paragraph, representing 6.17% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the mortgage loans with anticipated repayment dates also to be balloon loans. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related anticipated repayment date, include:

         o The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to 2.00% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The additional interest will--

              1.   be deferred,

              2.   in some cases, be compounded,

              3. be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

              4. be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

         o The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

         Seven (7) of the pooled mortgage loans, representing 14.94% of the initial pool balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

         Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

         On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

         Voluntary Prepayment Provisions. As of the cut-off date, the following prepayment restrictions applied to the pooled mortgage loans:

         o Eighty (80) of the pooled mortgage loans, representing 79.74% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2003-PWR2 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o Fifteen (15) of the pooled mortgage loans, representing 18.51% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% (or, in one case, 3%) of the amount prepaid.

         o Five (5) of the pooled mortgage loans, representing 1.75% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

         Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements. In addition, with respect to the 3 Times Square Loan Group, the related borrower is not required to pay interest through the next payment date during the open prepayment period which is 30 days prior to its maturity date. In accordance with the series 2003-PWR2 pooling and servicing agreement, the applicable master servicer will be responsible for any interest shortfall resulting from such prepayment as a non-reimbursable compensating interest payment to the extent provided therein. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest Shortfalls."

         In general, if defeasance is permitted under a Mortgage Loan, the defeasance collateral must consist of Government Securities.

         Under each pooled mortgage loan that provides for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charges is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding United States Treasury securities described above.

         Releases. As described above under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers", some of the pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan and payment of a yield maintenance charge and/or a prepayment premium.

         In addition, certain pooled mortgage loans permit the release of specified parcels of real estate that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Cash Flow. Such real estate is permitted to be released without reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

         Non-Recourse Obligations.

         The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, any private mortgage insurer or any other person.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each rating agency to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the series 2003-PWR2 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal or (7) other transfers similar in nature to the foregoing.

         The applicable master servicer or special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2003-PWR2 pooling and servicing agreement.

         Subordinate and Other Financing.

         Liens on the 3 Times Square Mortgaged Property, the Plaza America Mortgaged Property, the North Crescent Plaza Mortgaged Property and the Carmel Mountain Ranch Shopping Center Mortgaged Property, which secure approximately 9.34%, 3.98%, 3.72% and 3.32%, respectively, of the initial mortgage pool balance, also currently secure Non-Pooled Mortgage Loans that are not part of the mortgage pool. See "Summaries of the Ten Largest Mortgage Loans--3 Times Square", "--Plaza America Office Towers III and IV", "--North Crescent Plaza and "--Carmel Mountain Ranch Shopping Center" on Appendix C to this prospectus supplement.

         The 3 Times Square Pooled Mortgage Loan, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan have the same borrower and are all secured by the same mortgage instrument encumbering the 3 Times Square Mortgaged Property. The 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan are not assets of the trust, but will be serviced pursuant to the series 2003-PWR2 pooling and servicing agreement. The 3 Times Square Non-Pooled Pari Passu Companion Loans are pari passu in right of payment with the 3 Times Square Pooled Mortgage Loan, and the aggregate indebtedness evidenced by the 3 Times Square Non-Pooled Pari Passu Companion Loans has the same interest rate, maturity date and amortization term as the 3 Times Square Pooled Mortgage Loan. The 3 Times Square Non-Pooled Subordinate Loan is subordinate in right of payment to the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans. The intercreditor agreement for the 3 Times Square Mortgage Loans permits the holders of the 3 Times Square Non-Pooled Mortgage Loans to create additional non-pooled mortgage loans or reduce the number of non-pooled mortgage loans, provided such changes do not affect the total balance of the pari passu non-pooled mortgage loans or the non-pooled subordinate mortgage loans, respectively.

         Pursuant to the intercreditor agreement, the holder of the 3 Times Square Non-Pooled Subordinate Loan has the right to direct the applicable master servicer and the 3 Times Square special servicer with respect to various servicing matters affecting the 3 Times Square Loan Group as described under "Servicing of the Mortgage Loans--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder." In addition, the holder of the 3 Times Square Non-Pooled Subordinate Loan has the right to replace the 3 Times Square special servicer, to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period, and to purchase the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans (in whole but not in part) if an event of default under the 3 Times Square Loan Group has occurred and the 3 Times Square Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans--Replacement of the Special Servicers" and "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder."

         For so long as there exists and is continuing with respect to the 3 Times Square Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes any of the 3 Times Square Pooled Mortgage Loan, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan to become a specially serviced mortgage loan, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the depositor) be applied in the following order of priority:

         o first, to pay the holders of the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans any (i) Advances made in connection with the 3 Times Square Loan Group, together with accrued and unpaid interest thereon, or (ii) any indemnification or other cost or expenses related to the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans, including without limitation any Additional Trust Fund Expenses under the series 2003-PWR2 pooling and servicing agreement;

         o second, to pay accrued and unpaid interest (other than Default Interest) payable on the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans;

         o third, to pay principal payable on the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans, until such amounts have been paid in full;

         o fourth, to pay accrued and unpaid interest (other than Default Interest) payable on the 3 Times Square Non-Pooled Subordinate Loan;

         o fifth, to pay principal payable on the 3 Times Square Non-Pooled Subordinate Loan until such amounts have been paid in full;

         o sixth, to pay any Default Interest (i) first, in respect of the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans and (ii) then, in respect of the 3 Times Square Non-Pooled Subordinate Loan;

         o seventh, to pay to the holders of the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans, each such holder's pro rata share (based on the ratio of

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              the balance of the related loan to the balance of the 3 Times
              Square Loan Group) of any yield maintenance charge or other prepayment premium collected on the 3 Times Square Loan Group;

         o eighth, to pay to the holder of the 3 Times Square Non-Pooled Subordinate Loan, such holder's pro rata share (based on the ratio of the balance of the related loan to the balance of the 3 Times Square Loan Group) of any yield maintenance charge or other prepayment premium collected on the 3 Times Square Loan Group; and

         o ninth, (i) to pay any unreimbursed costs and expenses due on the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans, (ii) to pay any unreimbursed costs and expenses due on the 3 Times Square Non-Pooled Subordinate Loan and (iii) to pay to the holders of the 3 Times Square Pooled Mortgage Loan, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan, any remaining amounts, pro rata in accordance with their respective initial percentage interests.

         The Plaza America Pooled Mortgage Loan and the Plaza America Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Plaza America Mortgaged Property. The related Plaza America Non-Pooled Pari Passu Companion Loan is not an asset of the trust, but will be serviced under the series 2003-PWR2 pooling and servicing agreement. The interest rate, maturity date and amortization schedule of the Plaza America Non-Pooled Pari Passu Companion Loan are identical to those of the Plaza America Pooled Mortgage Loan. Payments from the borrower under the Plaza America Loan Pair will be applied on a pari passu basis to the Plaza America Pooled Mortgage Loan and the Plaza America Non-Pooled Pari Passu Companion Loan.

         The North Crescent Plaza Pooled Mortgage Loan and the North Crescent Plaza Non-Pooled Subordinate Loan have the same borrower and are both secured by the same mortgage instrument encumbering the North Crescent Plaza Mortgaged Property. The North Crescent Plaza Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced under the series 2003-PWR2 pooling and servicing agreement. The North Crescent Non-Pooled Subordinate Loan accrues interest through its maturity date (which is the same maturity date as the North Crescent Plaza Pooled Mortgage Loan) at a rate of 6.285% per annum with monthly debt service payments applied first to accrued interest and then to principal amortization on the basis of a 25-year amortization schedule.

         The North Crescent Plaza Non-Pooled Subordinate Noteholder is entitled to purchase the North Crescent Plaza Pooled Mortgage Loan by giving written notice to the trust fund as the holder of the North Crescent Plaza Pooled Mortgage Loan (i) at any time during which the North Crescent Plaza Non-Pooled Subordinate Noteholder has the right to cure, but does not cure, a monetary default, (ii) at any time the North Crescent Plaza Pooled Mortgage Loan is a specially serviced mortgage loan (as to which an event of default has occurred and is continuing) or (iii) immediately prior to the North Crescent Plaza Non-Pooled Subordinate Noteholder losing its designation as North Crescent Plaza controlling noteholder as provided in the related intercreditor agreement if there is an event of default under the loan or a default is reasonably foreseeable. The purchase price for any such purchase of the North Crescent Plaza Pooled Mortgage Loan will be generally equal to the sum of the outstanding principal balance of the North Crescent Plaza Pooled Mortgage Loan, plus accrued and unpaid interest thereon, plus any other amounts due under the mortgage loan that are allocable to the holder of the North Crescent Plaza Pooled Mortgage Loan, plus unpaid special servicing fees, liquidation fees or workout fees, plus any unreimbursed advances and expenses payable to the applicable master servicer, the general special servicer, the trustee or the fiscal agent, any accrued and unpaid interest advances and any Prepayment Premiums payable by the borrower.

         For so long as there exists and is continuing with respect to the North Crescent Plaza Loan Pair (i) a monetary event of default, (ii) any non-monetary event of default that causes the North Crescent Plaza Pooled Mortgage Loan or the North Crescent Plaza Loan Pair to be actually accelerated or become a specially serviced mortgage loan or (iii) a bankruptcy event of default, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the depositor) be applied in the following order of priority:

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         o    first, to pay interest (other than Default Interest) due on the
              North Crescent Plaza Pooled Mortgage Loan;

         o second, to pay principal due on the North Crescent Plaza Pooled Mortgage Loan until the unpaid principal amount of North Crescent Plaza Pooled Mortgage Loan has been reduced to zero and all accrued and unpaid interest and all other amounts (other than Prepayment Premiums) due in respect of the North Crescent Plaza Pooled Mortgage Loan have been paid in full;

         o third, to pay any unreimbursed costs and expenses to the holder of the North Crescent Plaza Pooled Mortgage Loan in respect of the North Crescent Plaza Pooled Mortgage Loan;

         o fourth, to pay interest (other than Default Interest) due on the North Crescent Plaza Non-Pooled Subordinate Loan;

         o fifth, to pay principal due on the North Crescent Plaza Non-Pooled Subordinate Loan until the unpaid principal amount of North Crescent Plaza Non-Pooled Subordinate Loan has been reduced to zero and all accrued and unpaid interest and all other amounts (other than Prepayment Premiums) due in respect of the North Crescent Plaza Non-Pooled Subordinate Loan have been paid in full;

         o sixth, to pay any yield maintenance charge or other prepayment premium payable on the North Crescent Plaza Pooled Mortgage Loan;

         o seventh, to pay any yield maintenance charge or other prepayment premium payable on the North Crescent Plaza Non-Pooled Subordinate Loan;

         o eighth, to the extent that Default Interest or late payment charges on the North Crescent Plaza Loan Pair are not required to be otherwise applied under the terms of the series 2003-PWR2 pooling and servicing agreement, to pay (1) any Default Interest
              (i) first, in respect of the North Crescent Plaza Pooled Mortgage Loan and (ii) then, in respect of the North Crescent Plaza Non-Pooled Subordinate Loan and (2) any late payment charges to the holder of the North Crescent Plaza Pooled Mortgage Loan and the North Crescent Plaza Non-Pooled Subordinate Noteholder allocated pro rata; and

         o ninth, (1) to pay any unreimbursed costs and expenses due on the North Crescent Plaza Non-Pooled Subordinate Loan and (2) to allocate any remaining amounts between the North Crescent Plaza Pooled Mortgage Loan and the North Crescent Plaza Non-Pooled Subordinate Loan as provided in the related intercreditor agreement.

         The Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Carmel Mountain Ranch Shopping Center Mortgaged Property. The Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan is not an asset of the trust, but will be serviced under the series 2003-PWR2 pooling and servicing agreement. The interest rate, maturity date and amortization schedule of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan are identical to those of the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan. However, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan may be prepaid up to an amount equal to $6,550,000 in connection with a tax exchange that must be completed on or before September 24, 2003. Payments from the borrower under the Carmel Mountain Ranch Shopping Center Loan Pair (other than the prepayment described in the preceding sentence) will be applied on a pari passu basis to the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan.

         The borrowers under the pooled mortgage loans secured by the Miller/WRI Portfolio Mortgaged Properties, which secure approximately 2.55% of the initial mortgage pool balance, are entitled to one or more

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future advances of principal in an aggregate amount of up to $10,000,000 at any time before June 30, 2004, subject to the satisfaction of certain conditions. The related mortgage loan seller will retain the obligation to make any and all of those future advances and the Non-Pooled Mortgage Loan resulting from those future advances, if any, will not be transferred to the trust fund. The Non-Pooled Mortgage Loan resulting from those future advances, if made, will be secured by the Miller/WRI Portfolio Mortgaged Properties. The related Non-Pooled Mortgage Loan may be funded in two stages at any time prior to June 30, 2004 upon satisfaction of certain conditions including the satisfaction of specified debt service coverage ratio and lease-up criteria. Prior to the earlier to occur of (i) funding in full of the Non-Pooled Mortgage Loan or (ii) June 30, 2004, the Non-Pooled Mortgage Loan will be subordinate in right of payment to the Miller/WRI Portfolio Pooled Mortgage Loan, and, subject to the right of the series 2003-PWR2 controlling class representative to approve certain calculations under the related mortgage loan documents, thereafter payments will be applied pari passu with the Miller/WRI Portfolio Pooled Mortgage Loan.

         At any time that the Miller/WRI Portfolio Pooled Mortgage Loan is senior in right of payment to the related Non-Pooled Mortgage Loan, (i) any interest payment (other than Default Interest) will be distributed first to the trust funds as the holder of the Miller/WRI Portfolio Pooled Mortgage Loan, up to the amount of accrued and unpaid interest thereon, and then to the holder of the related Non-Pooled Mortgage Loan, up to the amount of accrued and unpaid interest thereon, (ii) any Default Interest in respect of the Miller/WRI Portfolio Pooled Mortgage Loan will be distributed only after interest (other than Default Interest) and principal in respect of the related Non-Pooled Mortgage Loan has been distributed to the holder of the related Non-Pooled Mortgage Loan, and (iii) any principal payment or prepayment under the Miller/WRI Portfolio Loan Pair will be distributed first to the holder of the Miller/WRI Portfolio Pooled Mortgage Loan until payment in full of the obligations of the borrower under the Miller/WRI Portfolio Pooled Mortgage Loan and then to the holder of the related Non-Pooled Mortgage Loan, in each case subject to the rights of the applicable master servicer, the applicable special servicer, the depositor or the trustee to payments and reimbursements pursuant to and in accordance with the terms of the series 2003-PWR2 pooling and servicing agreement, including without limitation, payments of any amounts representing advance interest, special servicer compensation and reimbursement of nonrecoverable advances.

         In general, any rights of the holder of any Non-Pooled Mortgage Loan otherwise described above will be exercisable only by that holder (or, if there are multiple holders, by one or more holders acting collectively through a representative) only if that holder (or each of those holders so acting) is not the borrower or an affiliate of the borrower under the related pooled mortgage loan.

         The mortgage loan sellers and the holders of the Non-Pooled Mortgage Loans may enter into one or more amendments of the related intercreditor or similar agreements prior to the date of initial issuance of the series 2003-PWR2 certificates. After giving effect to those amendments, if any, the rights of the holders of the Non-Pooled Mortgage Loans will not exceed those that we describe in this prospectus supplement.

         Except as described above, the mortgage loans do not permit the related borrowers to enter into subordinate financing that is secured by their mortgaged properties.

         In the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Waterford Lakes Medical Building and representing 0.34% of the initial mortgage pool balance, the sponsor pledged its ownership interest in the 100% owner of the borrower to secure mezzanine debt in the amount of approximately $441,250, and in the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bay Park Apartments and representing 0.30% of the initial mortgage pool balance, the sponsor pledged its interest in the related borrower to secure mezzanine debt in the amount of approximately $200,000. In each case, under the mezzanine loan documents and the related intercreditor agreements, each mezzanine lender has subordinated the related mezzanine loan and mezzanine loan documents to the related mortgage loan and mortgage loan documents. Under each intercreditor agreement, the mezzanine lender has the right to cure a mortgage loan default and, upon an event of default under the mortgage loan documents, to purchase the mortgage loan from the trust for an amount that is not less than 100% of the outstanding principal balance of the mortgage loan plus accrued interest and other amounts due thereon. Upon a mezzanine loan event of default, each mezzanine lender may foreclose on the equity pledge, which could cause a change of control of the related borrower and a change in the management of the related mortgaged property. Each of the mezzanine loan documents prohibits the transfer of more than 49% of the mezzanine lender's interest in the mezzanine loan unless

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that transfer is to certain qualified transferees or written confirmation is obtained from each of Fitch and S&P that such transfer will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR2 certificates.

         Under the terms of the 3 Times Square Pooled Mortgage Loan, representing 9.34% of the initial mortgage pool balance, at any time from and after May 2006, if one of the two non-SPE members of the borrower exercises its right to purchase the membership interest of the other non-SPE member of the borrower pursuant to and in accordance with the buy/sell provisions of the borrower's operating agreement and the transfer restrictions in the related mortgage, the purchasing member has the right to pay a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price), secured by a pledge of the interest being purchased and 20% of such member's interest in the borrower (before the purchase).

         Under the terms of the mortgage loans secured by the Plaza America Mortgaged Property, representing 3.98% of the initial mortgage pool balance, the sole member of the borrower to incur debt secured by the entirety of its ownership interest in borrower, provided, among other things, that (i) the aggregate loan-to-value is not greater than 80%; (ii) that the debt service coverage is at least 1.30x; (iii) the mezzanine lender is reasonably acceptable to the lender (such as the trust); (iv) the intercreditor agreement and mezzanine loan documents are reasonably acceptable to the lender (such as the trust); and (v) rating agency confirmation has been obtained.

         Under the terms of the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Tallgrass Apartments and representing 1.85% of the initial mortgage pool balance, the members of the borrower's sole member may obtain future mezzanine financing from a qualified lender meeting the criteria in the related loan documents under certain conditions, including that the principal amount of the mezzanine loan, together with the outstanding principal amount of the mortgage loan, (i) may not exceed 81% of the appraised value of the related mortgaged property and (ii) will not result in less than a 1.30x debt service coverage ratio.

         In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing.

         In the case of eight (8) mortgage loans that we intend to include in the trust fund, representing 20.99% of the initial mortgage pool balance, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property and their owners may not be bound by prohibitions on mezzanine financing secured by pledges of their equity interests in those borrowers.

         The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

         We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage Loans--Subordinate Financing" in the accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Additional Collateral.

         Eighty-seven (87) of the mortgage loans, representing 91.51% of the initial mortgage pool balance, have the benefit of additional collateral in the form of cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance premiums, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

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         Cash Management Agreements/Lockboxes.

         Thirty-four (34) mortgage loans that we intend to include in the trust fund, representing 66.78% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

         PMCF. Certain cash management arrangements with respect to the pooled mortgage loans for which PMCF is the applicable mortgage loan seller are described below.

         o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. The funds are then applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         o In-Place Hard (A/B). Revenue from the related mortgaged property is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         o Springing. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

         BSCMI. Certain cash management arrangements with respect to the pooled mortgage loans for which BSCMI is the applicable mortgage loan seller are described below.

         o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is not made available to the borrower and is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property. The revenue will generally be disbursed first to service the related mortgage loan in the trust fund and any reserve requirements, then, either (a) to fund the operating expenses at the related mortgaged property in accordance with an approved budget, and then, if no default under the related mortgage loan documents or other "trigger" event has occurred, the excess is released to the related borrower or
              (b) if no default under the related mortgage loan documents or other "trigger" event has occurred, the excess is released to the related borrower.

         o In-Place Soft. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the related borrower at a clearing bank generally selected by the borrower. Pursuant to an agreement between the lender and the clearing bank, upon the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, the clearing bank will block the borrower's access to the clearing account and will periodically sweep funds in the clearing account to a cash management account controlled by the applicable master servicer at a bank selected by the applicable master servicer and those funds will be applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         o Springing Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to the related borrower or is otherwise available to the related borrower and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. After the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is then directly paid by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund, or an account that the applicable master servicer has the right to control, and the revenue from the related mortgaged property is no longer made available to the borrower, but instead is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         o Springing Soft/Hard. The borrower has generally agreed in the loan documents, upon the occurrence of a DSCR trigger event, to cooperate in the establishment of a soft lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account controlled by the borrower. Upon the occurrence of certain further trigger events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the applicable master servicer and is applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         WFB. The cash management arrangements with respect to the pooled mortgage loans for which WFB is the applicable mortgage loan seller are described below.

         o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is not made available to the borrower and is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property. The revenue will generally be disbursed first to service the related mortgage loan in the trust fund and any reserve requirements, then, either (a) to fund the operating expenses at the related mortgaged property in accordance with an approved budget, and then, if no default under the related mortgage loan documents has occurred, the excess is released to the related borrower or (b) if no default under the related mortgage loan documents has occurred, the excess is released to the related borrower.

         o Springing Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

         o Springing Soft/Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a DSCR trigger event, to cooperate in the establishment of a soft lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan. Revenue received from the related mortgaged property after a DSCR trigger event is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain further trigger events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower,

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              and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of any further trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         With respect to any pooled mortgage loan for which PMCF or BSCMI is the applicable mortgage loan seller, in connection with any in-place hard or in-place hard (A/B) lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Hazard Insurance.

         See "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

         Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

         In the case of one (1) mortgage loan, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Eastern States Portfolio and representing 0.54% of the initial mortgage pool balance, the related mortgage loan documents do not require flood insurance for certain of the mortgaged properties located in Stanton, Delaware, which properties are located in an area designated by FEMA as having special flood hazards. The sponsors of the borrower provided a recourse guaranty (required to be in effect until the mortgage loan is paid in full) which guaranties, among other things, flood related damage at such properties in an amount up to $2,200,000, which amount is equal to the combined allocated loan amount for such properties. There can be no assurance the sponsors will satisfy their obligations under the guaranty or that the guaranty will be sufficient to cover losses caused by flood.

         Tenant Matters.

         Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

         o Fifty (50) mortgaged properties, securing 13.85% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

         o Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

         o Certain of the multifamily properties have material tenant concentrations of students or military personnel. For example, the mortgaged property identified on Appendix B to this prospectus supplement as Tallgrass Apartments is leased in its entirety to students.

         o Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

         o There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

         o One (1) mortgage loan, representing 0.72% of the initial mortgage pool balance, is secured by the borrower's interest as lessee under a ground lease, and the related ground lessor has a right of first refusal with respect to the mortgaged property which has not been subordinated to the mortgage and may impede the mortgagee's ability to sell the related mortgaged property at foreclosure.

         o With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. For example, the tenant at the mortgaged property identified on Appendix B to this prospectus supplement as Walgreen's - Norfolk has standard rights of first refusal to purchase the subject property if the related landlord receives a bona fide offer to sell. The right of first refusal does not apply to a voluntary sale by deed in lieu of foreclosure or any involuntary sale to the landlord's first mortgagee, whether by sheriff's sale, trustee's sale, deed in lieu of foreclosure or other judicial or non-judicial foreclosure proceedings. However, the subject tenant will retain its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new owner would be subject to such right.

         o With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

         Appraisals.

         In connection with the origination of each pooled mortgage loan or in connection with this offering (or, in the case of the 3 Times Square Pooled Mortgage Loan, in September 2001), an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only.

         Environmental Assessments.

         Except for mortgaged properties securing mortgage loans that are the subject of a group secured creditor impaired property policy, or in some cases, an individual secured creditor impaired property policy, described below under "--Environmental Insurance", all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In the case of the 3 Times Square Pooled Mortgage Loan, the environmental site assessment was performed in September 2001. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policies or indemnification. None of these environmental assessments are more than 18 months old as of the cut-off date, except for the environmental assessments prepared in connection with the 3 Times Square Pooled Mortgage Loan and the mortgage loan identified on Annex B to this prospectus supplement as the Twin Creeks Flex Building. See "Risk Factors--Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on Your Offered Certificates" in this prospectus supplement.

         Property Condition Assessments.

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process.

         In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

         Zoning and Building Code Compliance.

         Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

         Environmental Insurance.

         In the case of twelve (12) mortgaged properties, representing 3.04% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of, a group or, in some cases, an individual secured creditor impaired property policy covering selected environmental matters with respect to the subject mortgage loan(s). These policies will be assigned to the trust. The premiums for the secured creditor impaired property policies have been or, as of the date of initial issuance of the series 2003-PWR2 certificates, will have been paid in full.

         In general, each of the secured creditor impaired property policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

         o if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

         o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

         o if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. There is no deductible under any of the secured creditor impaired property policies.

         Certain site-specific secured creditor impaired property policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

         The secured creditor impaired property policies generally require that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan.

         In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

         Each secured creditor impaired property policy referred to above has been issued or, as of the date of initial issuance of the series 2003-PWR2 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix A sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B hereto, and for a brief summary of the ten (10) largest mortgage loans in the mortgage pool, see Appendix C hereto. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The debt service coverage ratio information in this prospectus supplement with respect to each of the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan reflects the aggregate debt service payable on that pooled mortgage loan and the related Non-Pooled Pari Passu Companion Loan(s).

                In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

                The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining Term" are references to "Stated Remaining Term to Maturity or ARD". For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The loan-to-value information presented in this prospectus supplement with respect to each of the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan reflects the aggregate indebtedness of that pooled mortgage loan and the related Non-Pooled Pari Passu Companion Loan(s).

                The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

                No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

         The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the mortgage loans on or before the cut-off date. Before the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

         A Current Report on Form 8-K will be filed, together with the series 2003-PWR2 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from Prudential Mortgage Capital Funding, LLC, Bear Stearns Commercial Mortgage, Inc. and Wells Fargo Bank, National Association on the Issue Date.

                                                                                           % OF INITIAL
                                                                     NUMBER OF POOLED        MORTGAGE
                      MORTGAGE LOAN SELLER                            MORTGAGE LOANS       POOL BALANCE
-----------------------------------------------------------        -------------------   -----------------
Prudential Mortgage Capital Funding, LLC                                   47                  41.62%
Bear Stearns Commercial Mortgage, Inc.                                     35                  41.50%
Wells Fargo Bank, National Association                                     18                  16.88%
                                                                   -------------------   -----------------
TOTAL                                                                     100                   100%

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly owned, limited purpose, subsidiary of PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of PMCC) or (i) in one case, acquired by PMCF from The Prudential Insurance Company of America, an affiliate of PMCC and PMCF or (ii) in one case, acquired by PMCF from a third party.

         Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

         Wells Fargo Bank, National Association. A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Initial Master Servicers and the Initial Special Servicers--

Wells Fargo Bank, National Association" in this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

         On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfer, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the pooled mortgage loans that will be sold to us by that mortgage loan seller for deposit into the trust fund:

         o the original promissory note, endorsed without recourse to the order of the trustee, or a copy of that note, together with a lost note affidavit;

         o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

         o an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

         o an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

         o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

         o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a written commitment "marked-up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

         o if the pooled mortgage loan is secured by a hospitality property, a copy of the franchise agreement and any franchisor estoppel letters or agreements granted in favor of the holder of the mortgage loan; and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The applicable mortgage loan purchase agreements will require each mortgage loan seller to deliver various other documents to the trustee with respect to each of the pooled mortgage loans that will be sold to us by that mortgage loan seller for deposit into the trust fund.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans for the benefit of the series 2003-PWR2 certificateholders and, to the extent applicable, for the benefit of the Non-Pooled Noteholders. Within a specified period of time following the Issue Date, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, either master servicer, either special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         o that omission or defect materially and adversely affects the interests of the series 2003-PWR2 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2003-PWR2 certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The series 2003-PWR2 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2003-PWR2 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

         o    the Issue Date, and

         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or the related mortgage loan seller must submit for recording (at the expense of the related mortgage loan seller) in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

         o The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

              1.   the identification of the related mortgaged property,

              2.   the cut-off date principal balance of the mortgage loan,

              3.   the amount of the monthly debt service payment,

              4.   the mortgage interest rate, and

              5. the maturity date and the original and remaining term to stated maturity (or, in the case of an ARD Loan, the anticipated repayment date and the original and remaining term to that date).

         o Immediately prior to its transfer and assignment of the mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

         o Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Subordinate and Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

         o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         o The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any mortgage loan.

         o There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

              1.   Permitted Encumbrances, and

              2. the discussion under "Certain Characteristics of the Mortgage Pool--Subordinate and Other Financing" above.

         o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and (except in the case of the Miller/WRI Portfolio Pooled Mortgage Loans) there is no requirement for future advances under the mortgage loan.

         o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

         o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

         The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2003-PWR2 pooling and servicing agreement. If--

         o there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

         o that breach materially and adversely affects the interests of the series 2003-PWR2 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2003-PWR2 certificates or on the value of those certificates, then that breach will be a material breach of the representation and warranty. The rights of the series 2003-PWR2 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

         o cure the material breach or the material document defect in all material respects; or

         o repurchase the affected mortgage loan at a price generally equal to the sum of--

              1. the outstanding principal balance of the mortgage loan at the time of purchase, plus

              2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan generally through the due date in the collection period of purchase, plus

              3. all unreimbursed servicing advances relating to that mortgage loan, together with any unpaid interest on servicing advances and on advances of monthly debt service payments owing to the party or parties that made them, plus

              4. all unpaid special servicing fees, liquidation fees and other unpaid Additional Trust Fund Expenses related to that mortgage loan, plus

              5.   any costs incurred in enforcing the repurchase obligation; or

         o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Fitch or S&P to the series 2003-PWR2 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

              1. has comparable payment terms to those of the mortgage loan that is being replaced, and

              2. is acceptable to the series 2003-PWR2 controlling class representative.

         Without limiting the foregoing, under some circumstances the series 2003-PWR2 pooling and servicing agreement provides for the payment of a liquidation fee to the applicable special servicer in connection with a repurchase. If a liquidation fee is payable in connection with the repurchase, then the price at which the applicable mortgage loan seller must repurchase the related pooled mortgage loan must include that liquidation fee.

         If the applicable mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the second preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

         o the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the third preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         Except as described in the immediately succeeding sentence, the cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2003-PWR2 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund. In the event there is a breach of a representation and warranty because the underlying loan documents do not require the related borrower to pay reasonable costs and expenses, the sole remedy with respect to any such breach will be the payment of any monetary damages actually incurred by the trust, after the lender has exercised efforts consistent with the Servicing Standard and the applicable mortgage loan documents to collect such costs and expenses from the borrower. However, the mortgage loan seller will be under no obligation to pay for any of the foregoing costs if the applicable borrower has an obligation to pay for such costs.

         No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

         A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

         Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers. If, however, legal proceedings are commenced against a mortgage loan seller to enforce any repurchase obligation in connection with a material breach or material document defect that is asserted by or on behalf of the trust and a court of competent jurisdiction determines, or the trust subsequently concedes, that the mortgage loan seller does not have liability, then the mortgage loan seller will be entitled to reimbursement for all of its out-of-pocket fees and expenses incurred in connection with the investigation, defense and prosecution of the proceedings. Any such reimbursement will be payable out of the collection accounts.

                         SERVICING OF THE MORTGAGE LOANS


GENERAL

         The servicing and administration of the mortgage loans and any REO Properties in the trust fund will be governed by the series 2003-PWR2 pooling and servicing agreement. In this "Servicing of the Mortgage Loans" section, we describe some of the provisions of the series 2003-PWR2 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2003-PWR2 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

         The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through sub-servicers, in accordance with the Servicing Standard.

         In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans" section, each master servicer will be responsible for the servicing and administration of--

         o all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

         o all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any pooled mortgage loan or any Non-Pooled Mortgage Loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such pooled mortgage loan or Non-Pooled Mortgage Loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan subject to the series 2003-PWR2 pooling and servicing agreement and as to which a Servicing Transfer Event has occurred and is continuing. The applicable special servicer will also be responsible for the administration of each REO Property.

         Despite the foregoing, the series 2003-PWR2 pooling and servicing agreement will require each master servicer:

         o to continue to collect information and, subject to that master servicer's timely receipt of certain information from the applicable special servicer, prepare all reports to the certificate administrator and the trustee, as applicable, required to be collected or prepared with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer;

         o to continue to make any required monthly debt service advances and any required servicing advances with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer; and

         o otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer.

         None of the master servicers or the special servicers will have responsibility for the performance by the other such parties of their respective obligations and duties under the series 2003-PWR2 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

         The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.

         For so long as any of the 3 Times Square Pooled Mortgage Loan, Plaza America Pooled Mortgage Loan, North Crescent Plaza Pooled Mortgage Loan, Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and Miller/WRI Portfolio Pooled Mortgage Loan, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holder(s) of the related Non-Pooled Mortgage Loan(s) under the series 2003-PWR2 pooling and servicing agreement. The servicing and administration of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Loan Pair and any related REO Property are to be serviced for the benefit of the series 2003-PWR2 certificateholders and the holders of the related Non-Pooled Mortgage Loan(s), as a collective whole. The Non-Pooled Mortgage Loans will not be part of the trust fund.

         Notwithstanding anything to the contrary, (a) the trustee shall not have any right or obligation to consult with or seek and/or obtain consent or approval from any controlling class representative prior to acting during the period following any resignation or removal of a controlling class representative and before a replacement is selected and (b) the series 2003-PWR2 controlling class representative may not direct the trustee to act, and trustee is to ignore any direction for it to act, in any manner that would--

         o require or cause the trustee to violate applicable law, the terms of any mortgage loan or any other provision of the series 2003-PWR2 pooling and servicing agreement;

         o    result in an adverse tax consequence for the trust fund;

         o expose the trust, the parties to the series 2003-PWR2 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

         o expand the scope of the trustee's responsibilities under the series 2003-PWR2 pooling and servicing agreement.

         The section in the accompanying prospectus entitled "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" discusses how each master servicer and special servicer may resign or assign its obligations under the series 2003-PWR2 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS AND THE INITIAL SPECIAL SERVICERS

         General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust as well as any related Non-Pooled Mortgage Loans. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it to us for deposit into the trust as well as any related Non-Pooled Mortgage Loans. Wells Fargo Bank, National

Association will act as master servicer with respect to those pooled mortgage loans sold by BSCMI to us for deposit into the trust as well as any related Non-Pooled Mortgage Loans. GMACCM will act as special servicer with respect to all of the pooled mortgage loans other than the 3 Times Square Pooled Mortgage Loan. Prudential Asset Resources, Inc. will act as special servicer with respect to the 3 Times Square Pooled Mortgage Loan as well as any related Non-Pooled Mortgage Loans.

         Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of July 31, 2003, PAR was responsible for overseeing the servicing of approximately 4,032 commercial and multifamily loans, with an approximate total principal balance of approximately $33 billion.

         Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is an affiliate of WFB Minnesota, the certificate administrator and tax administrator, and Wells Fargo Brokerage Services, LLC, the co-manager. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. As of June 30, 2003, WFB was responsible for servicing approximately 5,481 commercial and multifamily mortgage loans, totaling approximately $35.11 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         GMAC Commercial Mortgage Corporation. GMACCM, a California corporation, as of August 31, 2003, was responsible for performing certain special servicing functions with respect to commercial and multi-family loans totaling approximately $102.9 billion in aggregate outstanding principal balance. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. GMACCM makes no representations as to the validity or sufficiency of the series 2003-PWR2 pooling and servicing agreement, the series 2003-PWR2 certificates, the mortgage loans or this prospectus supplement.

         The information set forth in this prospectus supplement concerning each of PAR, WFB and GMACCM as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

         The master servicing fee:

         o will be earned with respect to each and every pooled mortgage loan, including--

              1. each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

              2. each such pooled mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

              3. each such pooled mortgage loan as to which defeasance has occurred; and

         o    in the case of each such pooled mortgage loan, will--

              1. be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

              2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.03% per annum to 0.14% per annum,

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

              4. be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

         As of the date of initial issuance of the series 2003-PWR2 certificates, the weighted average servicing fee rate for the mortgage pool will be 0.04% per annum.

         If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points. Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

         The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to each Non-Pooled Mortgage Loan, which fee will be payable solely from interest collections on the related Non-Pooled Mortgage Loan.

         Prepayment Interest Shortfalls. The series 2003-PWR2 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2003-PWR2 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2003-PWR2 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

         o    the special servicing fee,

         o    the workout fee, and

         o    the liquidation fee.

         Special servicing fees, workout fees and liquidation fees earned with respect to the 3 Times Square Pooled Mortgage Loan or any related REO Property will be payable to the 3 Times Square special servicer, and any such fees earned with respect to any other mortgage loan or REO Property in the trust fund will be payable to the general special servicer.

         Special Servicing Fee.  The special servicing fee:

         o    will be earned with respect to--

              1.   each specially serviced mortgage loan, if any, and

              2. each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property;

         o in the case of each mortgage loan described in the foregoing bullet, will--

              1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

              2. accrue at a special servicing fee rate of 0.25% per annum, and

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

         o except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

         Notwithstanding the foregoing, any special servicing fees earned with respect to the 3 Times Square Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans or the North Crescent Plaza Pooled Mortgage Loan will be payable out of any collections on or with respect to the related Subordinate Loan and/or the related Subordinate Noteholder's share of collection on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph. Any special servicing fees earned with respect to any Non-Pooled Mortgage Loan will be payable solely out of collections on that Non-Pooled Mortgage Loan.

         Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Any workout fees earned with respect to the 3 Times Square Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans, the North Crescent Plaza Pooled Mortgage Loan or (if one or more future advances are made to the related borrower and the resulting Miller/WRI Portfolio Non-Pooled Mortgage Loan has not become pari passu in right of payment) the Miller/WRI Portfolio Pooled Mortgage Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of collection on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related Pooled Mortgage Loan or Non-Pooled Pari Passu Companion Loans or any other pooled mortgage loans. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

         The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

         If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation and with respect to any mortgage loans for which the applicable special servicer has resolved the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan, such that the related borrower has made at least one timely payment as of the date of such termination or resignation and such mortgage loan otherwise meets the requirements of a worked-out mortgage loan, with the workout fee with respect to such mortgage loan payable only after such requirements have been met. The successor to that special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2003-PWR2 certificateholders.

         Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest and/or a Yield Maintenance Charge or Prepayment Premium.

         In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         o the repurchase or replacement of any mortgage loan in the trust fund by the related mortgage loan seller for a material breach of representation or warranty or a material document defect, in accordance with the related mortgage loan purchase agreement, as described under "Description of the Mortgage Pool; Cures, Repurchases and Substitutions" in this prospectus supplement;

         o the purchase of any Specially Designated Defaulted Pooled Mortgage Loan by the general special servicer or any single certificateholder or group of certificateholders of the series 2003-PWR2 controlling class as described under "--Fair Value Purchase Option" below;

         o the purchase of the 3 Times Square Pooled Mortgage Loan by the 3 Times Square Non-Pooled Subordinate Noteholder, as described under "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" below;

         o the purchase of any specially serviced mortgage loan or related property by any other creditor of the related borrower or any of its affiliates or other equity holders pursuant to a right under the related mortgage loan documents (provided that right is exercised within the period and in the manner required under those mortgage loan documents and the payment of the liquidation fee would not otherwise be covered by the price to be paid by that creditor); or

         o the purchase of all of the mortgage loans and REO Properties in the trust fund by any single certificateholder or group of certificateholders of the series 2003-PWR2 controlling class, the master servicers or either of them or the general special servicer in connection with the termination of the trust fund, as described under "Description of the Offered Certificates--Termination of the Series 2003-PWR2 Pooling and Servicing Agreement" in this prospectus supplement.

         The series 2003-PWR2 pooling and servicing agreement may provide for the payment of a liquidation fee in connection with the circumstances described in one or more of the bullet points above, in which case that liquidation fee will be added to the purchase price that is otherwise required to be paid by the applicable purchaser.

         Any liquidation fees earned with respect to the 3 Times Square Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans, the North Crescent Plaza Pooled Mortgage Loan or (if one or more future advances are made to the related borrower and the resulting Miller/WRI Portfolio Non-Pooled Mortgage Loan has not become pari passu in right of payment) the Miller/WRI Portfolio Pooled Mortgage Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of collection on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related Mortgage Loan or Non-Pooled Pari Passu Companion Loans or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

         Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-PWR2 certificateholders.

         Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2003-PWR2 pooling and servicing agreement:

         o any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2003-PWR2 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

         o any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

         o any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

         Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

         o will be entitled to retain any interest or other income earned on those funds, and

         o will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

         Neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         Each special servicer will be authorized to invest or direct the investment of funds held in the related REO account in Permitted Investments. See "--REO Properties" below. Each special servicer--

         o will be entitled to retain any interest or other income earned on those funds, and

         o will be required to cover any losses of principal of those investments from its own funds.

         Neither special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the REO account maintained by that special servicer.

         Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2003-PWR2 pooling and servicing agreement. The master servicers, the special servicers, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2003-PWR2 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2003-PWR2 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. Neither special servicer will have the obligation to make any servicing advance.

         Notwithstanding any provision of the series 2003-PWR2 pooling and servicing agreement described herein to the contrary, the applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance. The requesting special servicer shall not have any other obligation with respect to that servicing advance (regardless of whether or not the applicable master servicer actually makes the servicing advance). Each master servicer shall be entitled to reimbursement for any servicing advance made by it at the direction of the applicable special servicer, together with interest on that advance, at the same time, in the same manner and to the same extent as that master servicer is entitled with respect to any other servicing advances that it makes.

         The applicable special servicer may itself (at its sole option) make a servicing advance in emergency or similar circumstances that make it impracticable for that special servicer to provide to the applicable master servicer a request for the advance in time sufficient to enable the applicable master servicer to respond to the request and make the advance. If a special servicer makes a servicing advance under those circumstances, then that special servicer will be entitled to reimbursement for that advance by the applicable master servicer and, until that reimbursement is made, will have all the entitlements that would have arisen in favor of the applicable master servicer if the applicable master servicer had made the advance (including the right to reimbursement for the advance if it determines that the advance is a nonrecoverable advance).

         If a master servicer is required under the series 2003-PWR2 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

         o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         o if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the trustee or the fiscal agent will be obligated to make servicing advances that it determines, in its sole discretion exercised in good faith, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. Neither special servicer will at any time be required to make any servicing advance. If the applicable master servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its sole discretion exercised in good faith, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to the 3 Times Square Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans or the North Crescent Plaza Pooled Mortgage Loan that it has so determined is not recoverable, except to the extent that amounts collected on or in respect of the related Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer regarding the nonrecoverability of any servicing advance.

         Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. The party entitled to the reimbursement, however, may elect at its sole option to defer all or a portion of the reimbursement of that advance (in which case interest will continue to accrue on the advance). In either case, the reimbursement will be made first from principal payments and collections received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2003-PWR2 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2003-PWR2 certificates on that distribution date.

         The series 2003-PWR2 pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer, would not be recoverable (together with interest on the servicing advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-PWR2 certificateholders and, if affected, the related Non-Pooled Noteholder(s) (as a collective whole). In addition, if the servicing expense relates to the 3 Times Square Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans or the North Crescent Plaza Pooled Mortgage Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the related Non-Pooled Subordinate Loan are insufficient for that payment.

         The master servicers, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

         o first, to the very limited extent provided in the series 2003-PWR2 pooling and servicing agreement out of any Default Interest and late payment charges on the pooled mortgage loan in respect of which the servicing advance was made;

         o then, but only if the servicing advance has been or is being reimbursed and if and to the extent that the late payment charges and Default Interest referred to in the prior bullet are insufficient to cover the advance interest, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to the 3 Times Square Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans or the North Crescent Plaza Pooled Mortgage Loan, to the maximum extent possible, out of collections on the related Non-Pooled Subordinate Loan).

         Interest so accrued on outstanding servicing advances will result in a reduction in amounts payable on the series 2003-PWR2 certificates (to the extent that interest is not covered by Default Interest and/or late payment charges as described above). Because of the provisions of the series 2003-PWR2 pooling and servicing agreement and the intercreditor agreements relating to the priority of the application of collections and the entitlements of various parties under those agreements, prospective investors in the series 2003-PWR2 certificates should assume that if any amounts of Default Interest and/or late payment charges are available at all for the payment of interest accrued on servicing advances, those amounts will be de minimis.

THE SERIES 2003-PWR2 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2003-PWR2 certificateholders will be the holders of the most subordinate class of series 2003-PWR2 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2003-PWR2 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2003-PWR2 certificateholders will be the holders of the most subordinate class of series 2003-PWR2 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series 2003-PWR2 controlling class, the class A-1, A-2, A-3 and A-4 certificates will represent a single class.

         Election of the Series 2003-PWR2 Controlling Class Representative. The holders of series 2003-PWR2 certificates representing more than 50% of the total principal balance of the series 2003-PWR2 controlling class, will be entitled to--

         o select a representative having the rights and powers described under "--Rights and Powers of the Series 2003-PWR2 Controlling Class Representative" below, or

         o replace an existing series 2003-PWR2 controlling class representative.

         The certificate administrator will be required to notify promptly all the certificateholders of the series 2003-PWR2 controlling class that they may select a series 2003-PWR2 controlling class representative upon:

         o the receipt by the certificate administrator of written requests for the selection of a series 2003-PWR2 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2003-PWR2 controlling class;

         o the resignation or removal of the person acting as series 2003-PWR2 controlling class representative; or

         o a determination by the certificate administrator that the controlling class of series 2003-PWR2 certificateholders has changed.

         The notice will explain the process for selecting a series 2003-PWR2 controlling class representative. The appointment of any person as a series 2003-PWR2 controlling class representative subsequent to GMAC Institutional Advisors will not be effective until that person provides the certificate administrator with--

         1.   written confirmation of its acceptance of its appointment,

         2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund that has not been filed with the SEC,

         3. an address and telecopy number for the delivery of notices and other correspondence, and

         4. a list of officers or employees of the person with whom the parties to the series 2003-PWR2 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         GMAC Institutional Advisors is expected to be the initial series 2003-PWR2 controlling class representative.

         Resignation and Removal of the Series 2003-PWR2 Controlling Class Representative. The series 2003-PWR2 controlling class representative may at any time resign by giving written notice to the certificate administrator, the trustee, the special servicers, the master servicers and each certificateholder of the series 2003-PWR2 controlling class. The holders of series 2003-PWR2 certificates representing more than 50% of the total principal balance of the series 2003-PWR2 controlling class will be entitled to remove any existing series 2003-PWR2 controlling class representative by giving written notice to the certificate administrator, the trustee, the special servicers, the master servicers and the existing series 2003-PWR2 controlling class representative.

         Notwithstanding anything to the contrary, the trustee will not be obligated to consult with or to seek and/or obtain consent or approval from the series 2003-PWR2 controlling class representative prior to acting during the period following any resignation or removal of the series 2003-PWR2 controlling class representative and before a replacement is selected.

         Rights and Powers of the Series 2003-PWR2 Controlling Class Representative. Under the series 2003-PWR2 pooling and servicing agreement, the series 2003-PWR2 controlling class representative will generally have the right to consent or object to any of the following actions proposed to be taken by the applicable master servicer or the applicable special servicer with respect to any mortgage loan, in each case to the extent that either (i) the proposed action relates to a performing mortgage loan and the applicable master servicer is required to obtain the consent of the applicable special servicer for the proposed action under the other provisions of the pooling and servicing agreement or (ii) the proposed action relates to a specially serviced mortgage loan. Under some circumstances, the consent of the controlling class representative will be deemed to have been given to the proposed action if it does not object to the proposed action within a specified number of business days following its having been notified thereof in writing and provided with a written recommendation and all information reasonably requested by it:

         o any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

         o any modification, amendment or waiver of any monetary term or material non-monetary term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of any mortgage loan;

         o any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

         o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

         o    any release of collateral for any mortgage loan;

         o any acceptance of substitute or additional collateral for a mortgage loan;

         o any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

         o any modification, waiver or amendment of any franchise agreement, or any execution of a new franchise agreement, with respect to any hospitality property;

         o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2003-PWR2 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but that special servicer must deliver notice of such action to the series 2003-PWR2 controlling class representative); and

         o any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a "due-on-encumbrance" clause in any mortgage loan.

         However, in general any of the actions described above may be taken without waiting for the response of the series 2003-PWR2 controlling class representative if a determination is made that immediate action is necessary to protect the interests of the series 2003-PWR2 certificateholders and, if affected thereby, the related Non-Pooled Noteholder(s), as a collective whole.

         Furthermore, the series 2003-PWR2 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties or as to which provision is otherwise made in the series 2003-PWR2 pooling and servicing agreement.

         The series 2003-PWR2 controlling class representative will not have the rights otherwise described above with respect to the 3 Times Square Loan Group unless a 3 Times Square Change of Control Event is in effect. See "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" below.

         The series 2003-PWR2 controlling class representative will not have the rights otherwise described above with respect to the North Crescent Plaza Loan Pair unless a North Crescent Plaza Change of Control Event is in effect. See "--North Crescent Plaza Non-Pooled Subordinate Noteholder" below.

         Notwithstanding the provisions described above, the series 2003-PWR2 controlling class representative may not direct the applicable special servicer to act, and that special servicer is to ignore any direction for it to act, in any manner that would--

         o require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2003-PWR2 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

         o    result in an adverse tax consequence for the trust fund;

         o expose the trust, the parties to the series 2003-PWR2 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

         o materially expand the scope of a master servicer's or special servicer's responsibilities under the series 2003-PWR2 pooling and servicing agreement.

         The series 2003-PWR2 pooling and servicing agreement may describe potential actions of the applicable special servicer in addition to those described above that would require the consent or deemed consent of or are subject to direction of the series 2003-PWR2 controlling class representative.

         When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2003-PWR2 controlling class representative discussed above could have on the actions of the special servicers.

         Liability to the Trust Fund and Certificateholders. The series 2003-PWR2 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2003-PWR2 certificates, may act solely in the interests of the holders of the controlling class of series 2003-

PWR2 certificates, does not have any duty and will not have any liability to the holders of any class of series 2003-PWR2 certificates other than the controlling class of series 2003-PWR2 certificates and may take actions that favor the interests of the holders of the controlling class of series 2003-PWR2 certificates over those of other classes of series 2003-PWR2 certificates. It will have no liability to any other series 2003-PWR2 certificateholders for having acted as described above and those other series 2003-PWR2 certificateholders may not take any action against it for having acted as described above.

         Beneficial Owners of the Controlling Class. If the controlling class of series 2003-PWR2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

         o to receive all notices described above under this "--The Series 2003-PWR2 Controlling Class Representative" section, and

         o to exercise directly all rights described above under this "--The Series 2003-PWR2 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of the series 2003-PWR2 controlling class.

3 TIMES SQUARE NON-POOLED PARI PASSU COMPANION NOTEHOLDERS AND SUBORDINATE NOTEHOLDER

         Except under the circumstances described below in this "3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" section, the applicable master servicer and the 3 Times Square special servicer will each be required to obtain the prior written consent of the 3 Times Square Non-Pooled Subordinate Noteholder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

         o any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the 3 Times Square Mortgaged Property and the other collateral securing the 3 Times Square Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

         o any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the 3 Times Square Loan Group;

         o any proposed successor property manager with respect to, or any material alteration of, the 3 Times Square Mortgaged Property;

         o any waiver of the requirements under the 3 Times Square Loan Group with respect to property insurers or the manner in which payments or other collections on the 3 Times Square Loan Group are held and/or invested;

         o any proposed sale of the 3 Times Square Mortgaged Property or transfer of an interest in the related borrower or the 3 Times Square Mortgaged Property;

         o    any acceptance of a discounted payoff of the 3 Times Square Loan
              Group;

         o any determination to bring the 3 Times Square Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 3 Times Square Mortgaged Property;

         o any material release of collateral for the 3 Times Square Loan Group (other than in accordance with the terms of, or upon satisfaction of, the 3 Times Square Loan Group) or any release of the related borrower or any guarantor;

         o any acceptance of substitute or additional collateral for the 3 Times Square Loan Group (other than in accordance with the terms of the 3 Times Square Loan Group);

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

         o any acceptance of an assumption agreement releasing the related borrower from liability under the 3 Times Square Loan Group;

         o the approval of any replacement Special Servicer or sub-servicer for the 3 Times Square Loan Group (other than in connection with the trustee becoming the successor thereto pursuant to the terms of the series 2003-PWR2 pooling and servicing agreement);

         o any renewal or replacement of the then existing insurance policies with respect to the 3 Times Square Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the lender's approval is required under the loan documents;

         o the approval of a material capital expenditure, if mortgagee's approval is required under the loan documents;

         o the approval of additional indebtedness secured by the 3 Times Square Mortgaged Property, if mortgagee's approval is required under the loan documents;

         o any adoption or approval of a plan in bankruptcy of the related borrower; and

         o any appointment or removal of a sub-servicer with respect to the 3 Times Square Loan Group.

         If and for so long as any 3 Times Square Change of Control Event is in effect, then the 3 Times Square Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" section, and neither the applicable master servicer nor the 3 Times Square special servicer will be required to consult with or seek the consent of the 3 Times Square Non-Pooled Subordinate Noteholder with respect to any of the matters contemplated above. Instead, the series 2003-PWR2 controlling class representative will have such rights and the applicable master servicer or the 3 Times Square special servicer will be required to consult with or seek the consent of the series 2003-PWR2 controlling class representative with respect to any of the matters contemplated above.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the 3 Times Square Non-Pooled Subordinate Noteholder or the series 2003-PWR2 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the 3 Times Square special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

         o require or cause the applicable master servicer or the 3 Times Square special servicer to violate applicable law, the terms of the 3 Times Square Loan Group or the related intercreditor agreement or any other provision of the series 2003-PWR2 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

         o    result in an adverse tax consequence for the trust fund; or

         o expand the scope of the applicable master servicer's or the 3 Times Square special servicer's responsibilities under the series 2003-PWR2 pooling and servicing agreement.

         In addition, unless a 3 Times Square Change of Control Event is in effect, the 3 Times Square Non-Pooled Subordinate Noteholder may communicate with, respond to requests from, and deliver any proposals to, the related borrower with respect to the items set forth above in respect of the 3 Times Square Loan Group, the 3 Times Square Mortgaged Property and the related borrower, and may forward copies of such communications or proposals to the holders of the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans. The applicable master servicer or the 3 Times Square special servicer, as the case may be, will be required to follow the recommendations of the 3 Times Square Non-Pooled Subordinate Noteholder with respect to such items set forth in the immediately preceding sentence, unless such master servicer or special servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard.

         Unless a 3 Times Square Change of Control Event is in effect:

         o the 3 Times Square Non-Pooled Subordinate Noteholder will have the sole right to appoint and remove the 3 Times Square special servicer, with or without cause; provided that the special servicer appointed by the 3 Times Square Non-Pooled Subordinate Noteholder satisfies the eligibility requirements of the 3 Times Square special servicer set forth in the series 2003-PWR2 pooling and servicing agreement;

         o neither the applicable master servicer nor the 3 Times Square special servicer may enter into any sub-servicing agreement with respect to the 3 Times Square Loan Group without the consent of the 3 Times Square Non-Pooled Subordinate Noteholder;

         o the 3 Times Square Non-Pooled Subordinate Noteholder may require the applicable master servicer or the 3 Times Square special servicer to terminate any particular sub-servicing agreement with respect to the 3 Times Square Loan Group; and

         o if PAR is no longer a master servicer, the 3 Times Square Non-Pooled Subordinate Noteholder may require the applicable master servicer to--

              1. appoint a sub-servicer, acceptable to the 3 Times Square Non-Pooled Subordinate Noteholder in its sole discretion, with respect to the 3 Times Square Loan Group, and

              2. delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the 3 Times Square Loan Group to that sub-servicer.

         For so long as a 3 Times Square Change of Control Event is in effect, the foregoing rights of the 3 Times Square Non-Pooled Subordinate Noteholder with respect to the 3 Times Square Loan Group will instead be exercisable by the series 2003-PWR2 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

         In addition, the 3 Times Square Non-Pooled Subordinate Noteholder will be entitled to cure monetary events of default under the 3 Times Square Loan Group, in which case the 3 Times Square special servicer will refrain from taking any action against the related borrower, any related guarantor or the 3 Times Square Mortgaged Property. The 3 Times Square Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days after the later of receipt of notice or expiration of the grace period.

         The 3 Times Square Non-Pooled Subordinate Noteholder will also have the option to purchase the 3 Times Square Pooled Mortgage Loan if an event of default under the 3 Times Square Loan Group occurs and the 3 Times Square Loan Group becomes specially serviced. See "Description of the Mortgage Pool - Subordinate and Additional Financing" in this prospectus supplement.

         The initial 3 Times Square Non-Pooled Subordinate Noteholder will be an affiliate of The Prudential Insurance Company of America and of PAR, one of the initial master servicers.

         The 3 Times Square Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2003-PWR2 certificateholders. It has no obligations to the series 2003-PWR2 certificateholders and may act solely in its own interests. No series 2003-PWR2 certificateholder may take any action against the 3 Times Square Non-Pooled Subordinate Noteholder for acting solely in its own interests.

         The 3 Times Square Non-Pooled Subordinate Noteholder may appoint a representative to exercise its rights described above.

         The applicable intercreditor agreement permits the holders of the 3 Times Square Non-Pooled Mortgage Loans to create additional non-pooled mortgage loans or reduce the number of non-pooled mortgage loans, provided such changes do not affect the total balance of the pari passu non-pooled mortgage loans or the subordinate non-pooled mortgage loans, respectively.

         When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the 3 Times Square Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the 3 Times Square special servicer.

PLAZA AMERICA NON-POOLED PARI PASSU COMPANION NOTEHOLDER

         The intercreditor agreement between the holder of the Plaza America Pooled Mortgage Loan and the holder of the related Non-Pooled Pari Passu Companion Loan provides that following any transfer of that Non-Pooled Pari Passu Companion Loan to a commercial mortgage trust, the general special servicer is required to consult with the special servicer for the other trust in respect thereof and provide the other special servicer with an opportunity to review any proposed action to be taken in respect thereof. The other special servicer and the operating advisor or controlling class representative of the other trust will have an opportunity to consult with the general special servicer for a period from the date of receipt of the general special servicer's written description of its proposed action through (but excluding) the fifth business day following the date of receipt. The general special servicer must implement its written proposal if the other special servicer (in consultation with the controlling class representative or operating advisor for the other trust) does not disapprove the proposed action within that initial review period, unless the general special servicer has been directed to do otherwise by the series 2003-PWR2 controlling class representative (in which event the general special servicer must advise the other special servicer of such alternate course of action). If the other special servicer (in consultation with the controlling class representative or operating advisor for the other trust) disagrees with any aspect of the written proposal and, after consultation with the general special servicer during the initial review period described above, is unable to reach agreement on the proper course of action and notifies the general special servicer of its disagreement in writing, then the other special servicer will be entitled to an additional period of five business days to continue its discussions with the general special servicer. If the general special servicer and the other special servicer agree on a revised course of action within the initial review period or the additional review period described above, then the general special servicer must revise the written proposal to reflect the agreed upon revised course of action and must implement that course of action. If the general special servicer and the other special servicer are unable to agree on the appropriate course of action by the end of the additional review period, then the general special servicer must decide, in accordance with the Servicing Standard, what course of action to follow. In addition, if the general special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the general special servicer must decide, in accordance with the Servicing Standard, what course of action to take. Notwithstanding the foregoing, if the holder of the Plaza America Non-Pooled Pari Passu Companion Loan is entitled to review and consult as described above with respect to the Plaza America Loan Pair while the mortgage loans in that pair are not Specially Serviced Mortgage Loans, the applicable Master Servicer must prepare and forward the relevant information and must obtain information in response to inquiries and requests made during that review and consultation.

         The related mortgage loan seller and the holder of the Plaza America Non-Pooled Pari Passu Companion Loan may enter into one or more amendments of the related intercreditor agreement prior to the Issue Date. After giving effect to those amendments, if any, the rights of the holder of the Plaza America Non-Pooled Pari Passu Companion Loan will not exceed those that we otherwise describe in this prospectus supplement.

NORTH CRESCENT PLAZA NON-POOLED SUBORDINATE NOTEHOLDER

         Except under the circumstances described below in this "North Crescent Plaza Non-Pooled Subordinate Noteholder" section, the intercreditor agreement between the holder of the North Crescent Plaza Non-Pooled Subordinate Loan and the holder of the North Crescent Plaza Pooled Mortgage Loan provides that the general special servicer will be required to obtain the prior written consent of the North Crescent Plaza Non-Pooled Subordinate Noteholder prior to taking any of the actions with respect to the North Crescent Plaza Loan Pair for which the consent of the series 2003-PWR2 controlling class representative would have been required as otherwise described above under "--Series 2003-PWR2 Controlling Class Representative--Rights and Powers of the Series 2003-PWR2 Controlling Class Representative" if the related mortgage loans were pooled mortgage loans that did not form a Mortgage Loan Group and (whether or not the mortgage loans in the North Crescent Plaza Loan Pair are specially serviced mortgage loans) is also required to obtain the consent of the North Crescent Plaza Non-Pooled Subordinate Noteholder prior to taking of the following actions: (a) any acceptance of a discounted payoff of the North Crescent Plaza Loan Pair, (b) any proposed sale of the North Crescent Plaza Mortgaged Property after it becomes an REO Property (other than in connection with a termination of the trust) for less than the aggregate unpaid principal balance of the North Crescent Plaza Loan Pair and accrued and unpaid interest thereon and (c) any adoption or approval of a plan in bankruptcy of the Borrower that would affect the guaranty of the North Crescent Plaza Non-Pooled Subordinate Loan.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the North Crescent Plaza Non-Pooled Subordinate Noteholder, as contemplated by the preceding paragraph, may, and the general special servicer may ignore any advice, direction or objection so given that in its reasonable judgment would:

         o require or cause the applicable master servicer or the general special servicer to violate applicable law, the terms of the North Crescent Plaza Loan Pair or the related intercreditor agreement or any other provision of the series 2003-PWR2 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

         o    result in an adverse tax consequence for the trust fund;

         o expose any participant or any party to the 2003-PWR2 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

         o materially expand the scope of the general special servicer's responsibilities under the series 2003-PWR2 pooling and servicing agreement.

         If and for so long as any North Crescent Plaza Change of Control Event is in effect, then the North Crescent Plaza Non-Pooled Subordinate Noteholder will cease to have the rights and powers described above in this "--North Crescent Plaza Non-Pooled Subordinate Noteholder" section, and neither the applicable master servicer nor the general special servicer will be required to consult with or seek the consent of the North Crescent Plaza Non-Pooled Subordinate Noteholder with respect to any of the matters contemplated above.

         In all cases, subject to any limitations imposed by the series 2003-PWR2 pooling and servicing agreement, the North Crescent Plaza Non-Pooled Subordinate Noteholder will be entitled to cure monetary defaults, and under certain circumstances, non-monetary defaults, under the North Crescent Plaza Pooled Mortgage Loan, in which case the general special servicer will refrain from taking any action against the related borrower, any related guarantor or the North Crescent Plaza Mortgaged Property. The North Crescent Plaza Non-Pooled Subordinate Noteholder will have an additional five days beyond any grace period for the related borrower to complete any such monetary cure and up to 30 days beyond any grace period for the related borrower to complete any cure of a non-monetary event of default.

         The North Crescent Plaza Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2003-PWR2 certificateholders. It has no obligations to the series 2003-PWR2 certificateholders and may act solely in its own interests. No series 2003-PWR2 certificateholder may take any action against the North Crescent Plaza Non-Pooled Subordinate Noteholder for acting solely in its own interests.

         The North Crescent Plaza Non-Pooled Subordinate Noteholder may appoint a representative to exercise its rights described above.

         The related mortgage loan seller and the holder of the North Crescent Plaza Non-Pooled Subordinate Loan may enter into one or more amendments of the related intercreditor agreement prior to the Issue Date. After giving effect to those amendments, if any, the rights of the holder of the North Crescent Plaza Non-Pooled Subordinate Loan will not exceed those that we otherwise describe in this prospectus supplement.

         When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the North Crescent Plaza Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the special servicer.

CARMEL MOUNTAIN RANCH SHOPPING CENTER NON-POOLED PARI PASSU COMPANION NOTEHOLDER

         The intercreditor agreement between the holder of the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the holder of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan provides that for so long as either the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan or the related Non-Pooled Mortgage Loan is included in a securitization the applicable master servicer or the general special servicer, if applicable, is obligated to administer the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the related Non-Pooled Mortgage Loan consistent with the terms of the related intercreditor agreement and the series 2003-PWR2 pooling and servicing agreement. Following any securitization of the related Non-Pooled Mortgage Loan, the holder of the related Non-Pooled Mortgage Loan, or its representative, has the right to consult with the general special servicer of the 2003-PWR2 securitization in respect of certain matters related to the Carmel Mountain Ranch Shopping Center Loan Pair and the Carmel Mountain Ranch Shopping Center Mortgaged Property. The holder of the related Non-Pooled Mortgage Loan or its representative of the 2003-PWR2 securitization will have an opportunity to review any proposed action to be taken by the general special servicer who is required to give the holder of the related Non-Pooled Mortgage Loan, or its representative, prompt notice of any determination by the general special servicer to take any such action. However, the general special servicer of the 2003-PWR2 securitization will not be obligated to act upon the direction, advice or objection of the holder of the related Non-Pooled Mortgage Loan, or its representative, in connection with any such proposed action.

         The related mortgage loan seller and the holder of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan may enter into one or more amendments of the related intercreditor agreement prior to the Issue Date. After giving effect to those amendments, if any, the rights of the holder of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan will not exceed those that we otherwise describe in this prospectus supplement.

MILLER/WRI PORTFOLIO NON-POOLED NOTEHOLDER

         The intercreditor agreement between the holder of the Miller/WRI Portfolio Pooled Mortgage Loan and the holder of the Miller/WRI Portfolio Non-Pooled Mortgage Loan provides that for so long as either Miller/WRI Portfolio Pooled Mortgage Loan or the related Non-Pooled Mortgage Loan is included in a securitization the applicable master servicer or the general special servicer, if applicable, is obligated to administer the Miller/WRI Portfolio Pooled Mortgage Loan and the related Non-Pooled Mortgage Loan consistent with the terms of the related intercreditor agreement and the series 2003-PWR2 pooling and servicing agreement. Following any securitization of the related Non-Pooled Mortgage Loan, the holder of the related Non-Pooled Mortgage Loan, or its representative, has the right to consult with the general special servicer of the 2003-PWR2 securitization in respect of certain matters related to the Miller/WRI Portfolio Loan Pair and the Miller/WRI Portfolio Mortgaged Properties. The holder of the related Non-Pooled Mortgage Loan or its representative of the 2003-PWR2 securitization will have an opportunity to review any proposed action to be taken by the general special servicer who is required to give the holder of the related Non-Pooled Mortgage Loan, or its representative, prompt notice of any determination by the general special servicer to take any such action. However, the general special servicer of the 2003-PWR2 securitization will not be obligated to act upon the direction, advice or objection of the holder of the related Non-Pooled Mortgage Loan, or its representative, in connection with any such proposed action.

         The related mortgage loan seller and the party obligated to make one or more future advances to the related borrower in the aggregate original principal amount of up to $10,000,000, which loan, if made, will constitute the Miller/WRI Non-Pooled Mortgage Loan may enter into one or more amendments of the related intercreditor agreement prior to the Issue Date. After giving effect to those amendments, if any, the rights of the holder of the Miller/WRI Non-Pooled Mortgage Loan, if any, will not exceed those that we otherwise describe in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICERS

         The series 2003-PWR2 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the series 2003-PWR2 controlling class certificateholders. In addition, the 3 Times Square Non-Pooled Subordinate Noteholder may remove the existing 3 Times Square special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the 3 Times Square Non-Pooled Subordinate Noteholder, and further except that, if any 3 Times Square Change of Control Event is in effect, then the series 2003-PWR2 controlling class representative, and not the 3 Times Square Non-Pooled Subordinate Noteholder, will be entitled to exercise those rights. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

         1. written confirmation from each of Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-PWR2 certificates; and

         2. the written agreement of the proposed successor to be bound by the terms and conditions of the series 2003-PWR2 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2003-PWR2 pooling and servicing agreement against the proposed successor.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

         o payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees, workout fees and liquidation fees and additional special servicing compensation to which it is otherwise then entitled;

         o continued rights to any future workout fees that are or will be considered to have been earned by the terminated special servicer as described under "--Servicing and Other Compensation and Payment of Expenses--Principal Special Servicing Compensation--Workout Fee" above; and

         o continued rights to indemnification as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" in the accompanying prospectus.

         Notwithstanding the above, the 3 Times Square Non-Pooled Subordinate Noteholder will have the sole right to appoint and remove the 3 Times Square special servicer, with or without cause, unless a 3 Times Square Change of Control Event is in effect; provided that such special servicer satisfies the eligibility requirements of the 3 Times Square special servicer set forth in the series 2003-PWR2 pooling and servicing agreement.

MAINTENANCE OF INSURANCE

         In the case of each mortgage loan, the applicable master servicer or, in the case of each specially serviced mortgage loan, the applicable special servicer, will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer or special servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

         o a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

         o all other insurance coverage as is required or that the applicable master servicer or special servicer (on behalf of the holder of the mortgage loan) is entitled to reasonably require, subject to applicable law, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

         o the applicable master servicer or special servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related loan documents and is available at commercially reasonable rates (and if the applicable master servicer or special servicer does not cause the borrower to maintain or itself maintain any such earthquake or environmental insurance policy on any mortgaged property, the series 2003-PWR2 controlling class representative (or, in the case of the 3 Times Square Loan Group and provided that no 3 Times Square Change of Control Event is in effect, the 3 Times Square Non-Pooled Subordinate Noteholder) will have the right to request that earthquake insurance be obtained, to the extent that such insurance may be reasonably obtained and provided the related mortgage loan documents and applicable law give the mortgagee the right to request such insurance coverage and such mortgage loan documents require the borrower to obtain such insurance at the request of the mortgagee;

         o if and to the extent that any mortgage loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the applicable master servicer or special servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

         o the applicable master servicer or special servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower;

         o except as provided below, in no event will the applicable master servicer or special servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer or special servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer or special servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer or special servicer must be made not less frequently (but need not be made more frequently) than annually);

         o the reasonable efforts of the applicable master servicer or special servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to that master servicer or special servicer on a force-placed basis; and

         o to the extent the applicable master servicer or special servicer itself is required to maintain insurance that the borrower does not maintain, the applicable master servicer or special servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in the second preceding bullet).

         The requirement that the applicable special servicer maintain the insurance coverage as described above is subject to the right of the applicable special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy.

         With respect to each REO Property, the applicable special servicer will generally be required to maintain insurance to the same extent as if the related mortgage loan had remained a specially serviced mortgage loan (subject to the same qualifications and limitations that apply to the maintenance of insurance on specially serviced mortgage loans).

         The applicable master servicer will not make any determination (i) that a Servicing Transfer Event has occurred with respect to any mortgage loan solely by reason of the failure of the related borrower to maintain or cause to be maintained with respect to a mortgaged property insurance coverage against damages or losses arising from acts of terrorism or (ii) to force place any insurance against damages or losses arising from acts of terrorism that is failed to be maintained by the related borrower with respect to a mortgaged property, unless the applicable master servicer has given prior notice of such determination to the Controlling Class Representative (or, in the case of the 3 Times Square Loan Group at any time when a 3 Times Square Change of Control Event is not in effect, to the 3 Times Square Non-Pooled Subordinate Noteholder, or, in the case of the North Crescent Plaza Loan Pair at any time when a North Crescent Plaza Change of Control Event is not in effect, the North Crescent Plaza Non-Pooled Subordinate Noteholder) and, in connection therewith, has provided the Controlling Class Representative (or, if applicable as described above, the 3 Times Square Non-Pooled Subordinate Noteholder or the North Crescent Plaza Subordinate Noteholder) with its written recommendation and such information (including data regarding any analysis performed in accordance with the fourth bullet in the list above and information regarding the cost of forceplacing the subject insurance) on which the applicable master servicer has based its determination and with such other information as such party may reasonably require, but only to the extent the information is in its possession or reasonably obtainable by the applicable master servicer and relates to the determination made by the master servicer under clauses (i) or (ii) above in this paragraph. Notwithstanding the foregoing, with respect to a mortgage loan that is not a specially serviced mortgage loan, a Servicing Transfer Event will occur with respect to the mortgage loan on the 60th day (or sooner with the consent of the Controlling Class Representative (or, if applicable as described above, the 3 Times Square Non-Pooled Subordinate Noteholder or the North Crescent Plaza Subordinate Noteholder) following the date on which the applicable master servicer force places such insurance based upon either (i) the continued failure of the related borrower to maintain or cause to be maintained insurance against damages or losses arising from acts of terrorism in accordance with the related mortgage loan documents or (ii) the applicable master servicer's not having been reimbursed for any servicing advances made in connection with the forced placement of the subject insurance (unless the circumstances giving rise to such forced placement of such insurance have otherwise been cured and the applicable master servicer has been reimbursed for any servicing advances made in connection with the forced placement of the subject insurance).

         If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or the special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair, to the extent that the corresponding pooled mortgage loan is affected.

         Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreement--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         If the provisions of any mortgage loan:

         o expressly permits the assignment of the related mortgaged property to, and assumption of that mortgage loan by, another person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related borrower requests approval for such an assignment and assumption or enters into a transfer of the related mortgaged property in violation of the related mortgage loan documents, or

         o expressly permits the further encumbrance of the related mortgaged property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the related mortgage loan documents, the applicable master servicer (with respect to a mortgage loan other than a specially serviced mortgage loan) or the applicable special servicer (with respect to a specially serviced mortgage loan) must obtain the relevant information and review and make a determination to either (a) disapprove that request for approval of such assignment and assumption or further encumbrance (in the case of a borrower request for approval thereof) or enforce the due-on-sale or due-on-encumbrance clause if the related mortgaged property is transferred or encumbered in violation of the mortgage loan documents or (b) if in the best economic interest of the trust and, as applicable, any related Non-Pooled Noteholder (as a collective whole), approve the request or waive the effect of the due-on-sale or due-on-encumbrance clause. However, subject to the related loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by either S&P and/or Fitch, then neither that master servicer nor that special servicer may waive its rights or grant its consent under any such due-on-encumbrance clause or any such due-on-sale clause, as applicable, unless it has received written confirmation from S&P and/or Fitch, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series 2003-PWR2 certificates. Furthermore, except in limited circumstances, a master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the applicable special servicer. In addition, the applicable special servicer will not be permitted to consent to a master servicer's request for approval of an assignment and assumption, waiver of the effect of a due-on-sale clause, approval of a further encumbrance or waiver of the effect of a due-on-encumbrance clause unless the applicable special servicer has complied with any applicable provisions of the series 2003-PWR2 pooling and servicing agreement described above under "--The Series 2003-PWR2 Controlling Class Representative--Rights and Powers of the Series 2003-PWR2 Controlling Class Representative", "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder", "--Plaza America Non-Pooled Pari Passu Companion Noteholder", "--North Crescent Plaza Non-Pooled Subordinate Noteholder", "--Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder" and "--Miller/WRI Portfolio Non-Pooled Noteholder". In circumstances in which the applicable master servicer is not permitted to waive its rights or grant a consent under a due-on-sale or due-on-encumbrance clause without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2003-PWR2 controlling class representative (or, in the case of the 3 Times Square Loan Group and the North Crescent Plaza Loan Pair, to the related Non-Pooled Subordinate Noteholder, unless a 3 Times Square Change of Control Event or a North Crescent Plaza Change of Control Event, as the case may be, is in effect). The series 2003-PWR2 pooling and servicing agreement may alternatively provide for the applicable master servicer to interact directly with the series 2003-PWR2 controlling class representative in connection with the rights of that representative to approve or object to proposed actions.

TRANSFERS OF INTERESTS IN BORROWERS

         Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

         o the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance) or has a cut-off date principal balance in excess of $20,000,000, and

         o the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Fitch and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR2 certificates. In addition, the series 2003-PWR2 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above, in which case the applicable master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2003-PWR2 controlling class representative (or, in the case of the 3 Times Square Loan Group or the North Crescent Plaza Loan Pair, to the related Non-Pooled Subordinate Noteholder, unless a 3 Times Square Change of Control Event or a North Crescent Plaza Change of Control Event, as the case may be, is in effect).

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, agree to:

         o    modify, waive or amend any term of any mortgage loan;

         o    extend the maturity of any mortgage loan;

         o defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

         o defer or forgive the payment of late payment charges on any mortgage loan;

         o defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

         o permit the release, addition or substitution of collateral securing any mortgage loan; or

         o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series 2003-PWR2 Controlling Class Representative--Rights and Powers of the Series 2003-PWR2 Controlling Class Representative", "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder", "--Plaza America Non-Pooled Pari Passu Companion Noteholder", "--North Crescent Plaza Non-Pooled Subordinate Noteholder", "--Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder" and "--Miller/WRI Portfolio Non-Pooled Noteholder" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

         o Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for waivers of Default Interest, late payment charges and Post-ARD Additional Interest, (b) with respect to certain routine matters and (c) as described below in connection with any balloon default of a mortgage loan upon its maturity.

         o With limited exception generally involving the waiver of Default Interest and late payment charges, neither the applicable master servicer nor the applicable special servicer may agree to modify, waive or amend any term of, and may not take, or consent to the applicable master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

              1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

              2. in the judgment of the applicable special servicer, materially impair the security for the mortgage loan, unless a material default on the mortgage loan has occurred or, in the reasonable judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2003-PWR2 certificateholders and, in the case of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Group, the related Non-Pooled Noteholder(s), respectively, as a collective whole, on a present value basis than would liquidation.

         o As regards modifications, waivers and amendments of any Mortgage Loan Group--

              1. following any modification, extension, waiver or amendment of the payment terms of the Mortgage Loan Group, any payments on and proceeds of the Mortgage Loan Group must be allocated and applied (as among the mortgage loans in the Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related intercreditor agreement, such that none of the trust as holder of the related Pooled Mortgage Loan, any related Non-Pooled Pari Passu Companion Noteholder or the related Non-Pooled Subordinate Noteholder shall gain a priority over the other with respect to any payment, which priority is not reflected in the related intercreditor agreement; and

              2. to the extent consistent with the Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan, if any, is junior to the Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans, if any,

                   (a) no waiver, reduction or deferral of any amounts due on the Pooled Mortgage Loan or a related Non-Pooled Pari Passu Companion Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Non-Pooled Subordinate Loan,

                   (b) no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related Pooled Mortgage Loan or a related Non-Pooled Pari Passu Companion Loan shall be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related Non-Pooled Subordinate Loan, and

                   (c) no reduction of any Post-ARD Additional Interest rate applicable to any such Pooled Mortgage Loan and related Non-Pooled Pari Passu Companion Loans shall be effected prior to the reduction of any Post-ARD Additional Interest rate applicable to the related Non-Pooled Subordinate Loans.

         o Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

              1. with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

              2.   two years prior to the rated final distribution date, and

              3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

         o Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

              1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

              2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

              3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

         o Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower and the failure to permit such modification, waiver or amendment will not be a violation of the Servicing Standard.

         o Neither the applicable master servicer nor the applicable special servicer may permit any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable master servicer or the applicable special servicer has first--

              1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                   (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                   (b) there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

              2. received confirmation from each of Fitch and S&P that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2003-PWR2 certificates.

         o In the case of a master servicer, with limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable master servicer may not release any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan; and, in the case of a special servicer, except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, the applicable special servicer may not enter into a modification, waiver or amendment that would result in a release of the lien of the related mortgage instrument on any material portion of the mortgaged property without a corresponding principal paydown.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Notwithstanding the foregoing, the applicable master servicer may (subject to the Servicing Standard, the restrictions set forth under the fifth preceding bullet point and the rights of third parties described under "--The Series 2003-PWR2 Controlling Class Representative--Rights and Powers of the Series 2003-PWR2 Controlling Class Representative", "--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder", "--Plaza America Non-Pooled Pari Passu Companion Noteholder", "--North Crescent Plaza Non-Pooled Subordinate Noteholder", "--Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder" and "--Miller/WRI Portfolio Non-Pooled Noteholder" above) extend the maturity date of certain underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two such one-year extensions); provided that a default with respect to the subject mortgage loan is likely to occur. Following any such extensions of the maturity date of a performing mortgage loan which the applicable master servicer is permitted to approve the applicable special servicer and not the applicable master servicer will be responsible for, if the related borrower fails to make any balloon payment on that performing mortgage loan, or if such a default is reasonably foreseeable, extending the maturity date of such performing mortgage loan, provided that it shall not be a Servicing Transfer Event with respect to any such extension of the maturity date of a performing mortgage loan (if at such time no other circumstance identified in the definition of "Servicing Transfer Event" exists that would cause such mortgage loan to be characterized as a specially serviced mortgage loan) until such time as the applicable special servicer has approved three such extensions.

         Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2003-PWR2 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

         All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers (with respect to performing mortgage loans) and the special servicers (with respect to specially serviced mortgage loans) must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

         In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and (except in the case of the 3 Times Square Loan Group and the North Crescent Plaza Loan Pair, unless a 3 Times Square Change of Control Event or a North Crescent Plaza Change of Control Event, as the case may be, is in effect) to the series 2003-PWR2 controlling class representative. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

         Within approximately 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2003-PWR2 pooling and servicing agreement, unless--

         o an appraisal had previously been obtained within the prior twelve months, and

         o the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

         As a result of any appraisal or internal valuation, it may be determined by the applicable special servicer that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the control rights with respect to the 3 Times Square Mortgage Loan Group and the North Crescent Plaza Loan Pair and the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         Following the occurrence of an Appraisal Trigger Event with respect to any Specially Serviced Mortgage Loan, the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or internal valuation. Based upon that update, the applicable special servicer is to redetermine and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

         o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2003-PWR2 controlling class representative or the 3 Times Square Non-Pooled Subordinate Noteholder will have the right (exercisable not more frequently that once every six months) to require that the general special servicer or the 3 Times Square special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2003-PWR2 controlling class certificateholders or the 3 Times Square Non-Pooled Subordinate Noteholder, as applicable. Upon receipt of the new appraisal, the general special servicer or the 3 Times Square special servicer, as applicable, will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNTS

         General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above.

         Deposits. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans for which it is the applicable master servicer, or as otherwise required under the series 2003-PWR2 pooling and servicing agreement, the payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans for which it is the applicable master servicer subsequent to the date of initial issuance of the offered certificates that constitute Required Collection Account Deposits.

         Notwithstanding the foregoing requirements, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

         In the case of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair, collections allocable to any Non-Pooled Mortgage Loan, other than amounts specifically allocable to reimburse servicing advances and pay liquidation and other servicing expenses for the entire related loan pair or loan group, must be held in an account separate from the applicable master servicer's collection account.

         Withdrawals. The master servicers may make withdrawals from their respective collection accounts for the purpose of making any Authorized Collection Account Withdrawals.

         In addition, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account, the payment, reimbursement or remittance can be made from any funds on deposit in such collection account and if the amounts on deposit in such collection account (after withdrawing any portion of such amounts deposited in such collection account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other master servicer's collection account (after withdrawing any portion of such amounts deposited in such collection account in error) is sufficient to make such payment, reimbursement or remittance, then such other master servicer will generally be required to withdraw funds from its collection account and make such payment, reimbursement or remittance within three business days following a written request therefor from the first master servicer.

         The series 2003-PWR2 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

         Any single certificateholder or group of certificateholders with a majority interest in the series 2003-PWR2 controlling class and the applicable special servicer will have the option to purchase any Specially Designated Defaulted Pooled Mortgage Loan at a price generally equal to the sum of--

         o    the outstanding principal balance of that mortgage loan,

         o all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

         o all unreimbursed servicing advances with respect to that mortgage loan,

         o all unpaid interest accrued on advances made by the applicable master servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

         o any other amounts payable under the series 2003-PWR2 pooling and servicing agreement.

         If the purchase option holder does not exercise its option to purchase any Specially Designated Defaulted Pooled Mortgage Loan in the trust as to which a material default exists or is reasonably foreseeable, as described in the prior paragraph, then the holder of the purchase option will also have the option to purchase that Specially Designated Defaulted Pooled Mortgage Loan at a price equal to the fair value of that loan. Upon receipt of a written request from the holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that Specially Designated Defaulted Pooled Mortgage Loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Purchase Option" section, the applicable special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the applicable special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the applicable special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the fifth paragraph of this "--Fair Value Purchase Option" section. Promptly after determining the fair value price, the applicable special servicer is required to report such fair value price to the trustee and the holder of the purchase option.

         If the party exercising the purchase option at the fair value price for any Specially Designated Defaulted Pooled Mortgage Loan is the applicable special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the applicable master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

         Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any Specially Designated Defaulted Pooled Mortgage Loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the applicable master servicer and the applicable special servicer.

         In determining the fair value price for any Specially Designated Defaulted Pooled Mortgage Loan, the applicable special servicer may (but is not obligated to) take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the applicable master servicer may have obtained in accordance with the series 2003-PWR2 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject mortgage loan (provided that the applicable special servicer is not obligated to solicit such opinions); the period and amount of any delinquency on the subject mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject mortgage loan if the applicable special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

         The purchase option described above for any Specially Designated Defaulted Pooled Mortgage Loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the applicable special servicer has accepted a bid at the fair value price, (b) such mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property, (d) a final recovery determination has been made with respect to such mortgage loan or (e) such mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the applicable special servicer is required to continue to pursue all of the other resolution options available to it with respect to the Specially Designated Defaulted Pooled Mortgage Loan in accordance with the series 2003-PWR2 pooling and servicing agreement and the Servicing Standard.

         The purchase option granted under the series 2003-PWR2 pooling and servicing agreement as described above is subject to the prior right of a Non-Pooled Subordinate Noteholder, if any, or a mezzanine lender to exercise a purchase option pursuant to the related intercreditor agreement.

         We cannot assure you that the fair value of any Specially Designated Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Pooled Mortgage Loan without regard to the related Purchase Option.

         If any person exercises the purchase option with respect to any pooled mortgage loan that has one or more non-pooled pari passu companion loans associated with it, it will be a condition to the purchase that such person also purchase those non-pooled companion loans at a similar price.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing Agreements-- Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair will be held on behalf of the series 2003-PWR2 certificateholders and the related Non-Pooled Noteholders.

REO ACCOUNT

         The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in the applicable REO account, within one business day following receipt by it, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2003-PWR2 pooling and servicing agreement.

         The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Within two business days following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

         o any withdrawals made out of those amounts, as described in the preceding sentence, and

         o any portion of those amounts that may be retained as reserves, as described in the next sentence.

         The applicable special servicer may, subject to the limitations described in the series 2003-PWR2 pooling and servicing agreement, retain in the applicable REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the applicable REO account.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

         If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2003-PWR2 certificateholders entitled to not less than 25% of the series 2003-PWR2 voting rights or, if the 3 Times Square special servicer is the defaulting party and provided that no 3 Times Square Change of Control Event is in effect, only at the direction of the 3 Times Square Non-Pooled Subordinate Noteholder or, in the case of the general special servicer, the series 2003-PWR2 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2003-PWR2 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2003-PWR2 certificateholder or as holder of a Non-Pooled Mortgage Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2003-PWR2 pooling and servicing agreement; or

         o appoint an established mortgage loan servicing institution reasonably acceptable to the series 2003-PWR2 controlling class representative (and, if the Event of Default occurred with respect to the 3 Times Square special servicer and provided that no 3 Times Square Change of Control Event is in effect, the 3 Times Square Non-Pooled Subordinate Noteholder) to act as successor to the terminated master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights or the series 2003-PWR2 controlling class representative (solely in the case of an Event of Default involving the general special servicer) or the 3 Times Square Non-Pooled Subordinate Noteholder (solely in the case of an Event of Default involving the 3 Times Square special servicer and provided that no 3 Times Square Change of Control Event is in effect) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

         Notwithstanding the foregoing discussion in this "--Rights Upon the Occurrence of an Event of Default" section, if a master servicer is terminated because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

         The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the Occurrence of an Event of Default" section may not occur unless each of S&P and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2003-PWR2 certificates.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2003-PWR2 certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second and last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2003-PWR2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2003-PWR2 pooling and servicing agreement.

         If an Event of Default on the part of the master servicer for the 3 Times Square Loan Group occurs and affects the 3 Times Square Non-Pooled Subordinate Loan and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2003-PWR2 certificateholders, the 3 Times Square Non-Pooled Subordinate Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the 3 Times Square Loan Group.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

         The following discussion contains summaries of certain legal aspects of mortgage loans in California, Virginia and New York, which states include properties securing 18.36%, 14.53% and 14.49%, respectively, of the initial mortgage pool balance. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

VIRGINIA

         Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's discretion, regardless of what the deed of trust provides.

NEW YORK

         Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2003-PWR2 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

         The assets of REMIC I will generally include--

         o  the pooled mortgage loans,

         o any REO Properties acquired on behalf of the series 2003-PWR2 certificateholders,

         o  the respective master servicers' collection accounts,

         o  the REO accounts maintained by the special servicers, and

         o the certificate administrator's distribution account and interest reserve account.

         However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

         For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

         o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

         o the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

         o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

         For federal income tax purposes, each of the X-1 and X-2 classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, we expect that no class of offered certificates will be treated as having been issued with original issue discount. However, if your offered certificate were to be treated as having been issued with original issue discount, you would have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

         The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

         We expect that each class of offered certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, with respect to the series 2003-PWR2 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

         o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

         o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         o there will be no extension of maturity for any mortgage loan in the trust.

         For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         (1) the borrower pledges substitute collateral that consist solely of Government Securities;

         (2)  the mortgage loan documents allow that substitution;

         (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

         (4) the release is not within two years of the startup day of the REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS


         ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in offered certificates, such Plan asset would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

         Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers and the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2003-PWR2 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc and to Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption.

         The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

         The Underwriter Exemption as applicable to the offered certificates set forth the following five general conditions which must be satisfied for exemptive relief:

         o the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's Investors Service, Inc.;

         o the trustee cannot be an affiliate of any other member of the Restricted Group, other than an underwriter;

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2003-PWR2 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

         A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

         Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of series 2003-PWR2 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

         o no more than 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

         o  the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least "BBB-" by either Fitch or S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and each special servicer that (1) such acquisition and holding is permissible under applicable law, including the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer or either special servicer to any obligation in addition to those undertaken in the series 2003-PWR2 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an

"insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT


         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS


         We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION


         Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

                  UNDERWRITER                      CLASS A-1        CLASS A-2        CLASS A-3         CLASS A-4
                  -----------                      ---------        ---------        ---------         ---------
Bear, Stearns & Co. Inc.                         $ 43,759,375     $  59,375,000    $ 46,149,100      $ 288,921,125
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                                   $ 43,759,375     $  59,375,000    $ 46,149,100      $ 288,921,125
Wells Fargo Brokerage Services, LLC              $  4,606,250     $   6,250,000    $  4,857,800      $  30,412,750
                                                 ------------     -------------    ------------      -------------
TOTAL                                            $ 92,125,000     $ 125,000,000    $ 97,156,000      $ 608,255,000

                          UNDERWRITER                    CLASS B           CLASS C          CLASS D
                          -----------                    -------           -------          -------
Bear, Stearns & Co. Inc.                              $ 12,668,250      $ 13,301,900     $ 4,433,650
Merrill Lynch, Pierce, Fenner & Smith Incorporated    $ 12,668,250      $ 13,301,900     $ 4,433,650
Wells Fargo Brokerage Services, LLC                   $  1,333,500      $  1,400,200     $   466,700
                                                      ------------      ------------     -----------
TOTAL                                                 $ 26,670,000      $ 28,004,000     $ 9,334,000

         Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC are the underwriters of this offering. Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers. Wells Fargo Brokerage Services, LLC will be the co-manager.

         The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $991,655,616 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2003, before deducting expenses payable by us.

         The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about September 23, 2003.

         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         The underwriters (exclusive of Wells Fargo Brokerage Services, LLC) currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters, and of Bear Stearns Commercial Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS


         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                        FITCH                        S&P
            -----                        -----                        ---
             A-1                          AAA                         AAA
             A-2                          AAA                         AAA
             A-3                          AAA                         AAA
             A-4                          AAA                         AAA
              B                            AA                          AA
              C                            A                           A
              D                            A-                          A-

         The ratings on the offered certificates address the likelihood of--

         o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in May 2039, which is the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         o  the credit quality of the pooled mortgage loans,

         o structural and legal aspects associated with the offered certificates, and

         o the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o  the tax attributes of the offered certificates or of the trust fund,

         o whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

         o the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

         o the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY


         "3 Times Square Change of Control Event" will be in effect if either:
(a) the unpaid principal amount of the 3 Times Square Non-Pooled Subordinate Loan, reduced by any Appraisal Reduction Amount for the 3 Times Square Loan Group (calculated as if the 3 Times Square Loan Group was a single pooled mortgage loan), any Realized Loss attributable to the 3 Times Square Loan Group (and not otherwise already reflected in the unpaid principal amount of the 3 Times Square Non-Pooled Subordinate Loan) and any related outstanding Additional Trust Fund Expenses, is less than 25% of the original unpaid principal amount of the 3 Times Square Non-Pooled Subordinate Loan less any prepayments allocated to, and received on, the 3 Times Square Non-Pooled Subordinate Loan; or (b) the 3 Times Square Non-Pooled Subordinate Noteholder is the borrower or an affiliate of the borrower under the 3 Times Square Loan Group.

         "3 Times Square Loan Group" means the 3 Times Square Pooled Mortgage Loan, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan, together.

         "3 Times Square Pooled Mortgage Loan" means the pooled mortgage loan secured by the 3 Times Square Mortgaged Property.

         "3 Times Square Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as 3 Times Square.

         "3 Times Square Non-Pooled Mortgage Loans" means the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan.

         "3 Times Square Non-Pooled Pari Passu Companion Loan(s)" means any of the one or more loans in the aggregate original principal amount of $69,696,402 that are secured by the same mortgage instrument encumbering the 3 Times Square Mortgaged Property as the 3 Times Square Pooled Mortgage Loan and are pari passu in right of payment to the 3 Times Square Pooled Mortgage Loan. The 3 Times Square Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "3 Times Square Non-Pooled Pari Passu Companion Noteholder(s)" means the holder of any promissory note evidencing a 3 Times Square Non-Pooled Pari Passu Companion Loan.

         "3 Times Square Non-Pooled Subordinate Loan" means the one or more loans in the aggregate original principal amount of $94,822,791 that are secured by the same mortgage instrument encumbering the 3 Times Square Mortgaged Property as the 3 Times Square Pooled Mortgage Loan and subordinate in right of payment to the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans. The 3 Times Square Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "3 Times Square Non-Pooled Subordinate Noteholder" means the holder or holders of the promissory note or notes evidencing the 3 Times Square Non-Pooled Subordinate Loan.

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ABN AMRO" means ABN AMRO Bank N.V.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

         o arises out of a default on a mortgage loan or an otherwise unanticipated event,

         o  is not included in the calculation of a Realized Loss,

         o is not covered by a servicing advance or a corresponding collection from the related borrower, and

         o is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2003-PWR2 pooling and servicing agreement).

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Administrative Fee Rate" means, for any pooled mortgage loan, the sum of the related master servicing fee rate, the servicer report administrator fee rate and the trustee fee rate. The master servicing fee rate will include any primary servicing fee rate.

         "Appraisal Reduction Amount" means, for any pooled mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

         o  will be determined shortly following the later of--

            1. the date on which the relevant appraisal or internal valuation is obtained or performed, as described under "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement; and

            2. the date on which the relevant Appraisal Trigger Event occurred;
               and

         o  will generally equal the excess, if any, of "x" over "y" where--

            1. "x" is equal to the sum of:

               (a) the Stated Principal Balance of the subject mortgage loan;

               (b) to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the subject mortgage loan through the most recent due date prior to the date of determination;

               (c) all accrued but unpaid special servicing fees with respect to the subject mortgage loan;

               (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the trustee or the fiscal agent with respect to the subject mortgage loan, together with interest on those advances;

               (e) any other outstanding Additional Trust Fund Expenses with respect to the subject mortgage loan; and

               (f) all currently due and unpaid real estate taxes and
                   assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO Property, for which neither the applicable master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

            2. "y" is equal to the sum of:

               (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan minus such downward adjustment from that appraised or estimated value (an upward adjustment will be prohibited) as the applicable special servicer may from time to time determine (without imposing on the applicable special servicer any obligation to do so) is appropriate based upon its review of the appraisal or estimate and such other information as the applicable special servicer may determine is appropriate (except that the applicable special servicer for the North Crescent Plaza Loan Pair shall not be permitted to make any such downward adjustment unless a North Crescent Plaza Change of Control Event is in effect but it will be entitled to obtain a new appraisal or value estimate that would result in a recalculation of the Appraisal Reduction Amount);

               (b) the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable special servicer with respect to the subject mortgage loan that--

                   o are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                   o are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

                   o may be applied toward the reduction of the principal balance of the mortgage loan; and

               (c) the amount of any letter of credit that constitutes
                   additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan.

         If, however--

         o an Appraisal Trigger Event occurs with respect to any pooled mortgage loan,

         o the appraisal or internal valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

         o  either--

            1. no comparable appraisal or internal valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

            2. there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or internal valuation that, in the applicable special servicer's judgment, materially affects the property's value, then until the required appraisal or internal valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or internal valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the Appraisal Reduction Amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

         For purposes of the definitions of 3 Times Square Change of Control Event and the definition of North Crescent Plaza Change of Control Event, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the applicable Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loan). In the case of a Pooled Mortgage Loan that has one or more associated Non-Pooled Pari Passu Companion Loans, the Appraisal Reduction Amount will be calculated in a manner that takes account of the indebtedness associated with those Non-Pooled Pari Passu Companion Loans and allocated among those mortgage loans pro rata according to their outstanding principal balances. For all other purposes, an Appraisal Reduction Amount will be calculated only with respect to the related Pooled Mortgage Loan.

         An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         "Appraisal Trigger Event" means, with respect to any pooled mortgage loan, any of the following events:

         o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

            1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

            2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

            3. in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

         o the mortgaged property securing the mortgage loan becomes an REO Property following the occurrence of a Servicing Transfer Event;

         o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that (in the case of this clause (2)) remain undismissed for 60 days and such event constitutes or occurs following a Servicing Transfer Event;

         o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

         o the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan and such event constitutes or occurs following a Servicing Transfer Event.

         "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date.

         "ARD" means anticipated repayment date.

         "ARD Loan" means any mortgage loan that provides for the accrual of Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

         "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

         1. to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

                (a) monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs,

                (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

                (c) amounts that are payable or reimbursable from that collection account to any person other than the series 2003-PWR2 certificateholders in accordance with any of clauses 2. through 18. below;

         2. to reimburse the fiscal agent, the trustee, a special servicer or a master servicer, as applicable, for any unreimbursed servicing advances made by that party, as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and any unreimbursed monthly debt service advances made by that party, as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections or proceeds on or from the pooled mortgage loan or REO Property as to which the advance was made;

         3. to pay a master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund for which it is the applicable master servicer, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

         4. to pay a special servicer or, if and to the extent applicable, a predecessor to that special servicer, earned and unpaid special servicing fees, workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

         5. to reimburse the fiscal agent, the trustee, a special servicer or a master servicer, as applicable, out of general collections or proceeds on or from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party, as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

         6. to pay the fiscal agent, the trustee, a special servicer or a master servicer, as applicable, unpaid interest accrued on any servicing advance or monthly debt service advance made by that party under the series 2003-PWR2 pooling and servicing agreement, with that payment to be made out of late payment charges and Default Interest to the very limited extent provided in the series 2003-PWR2 pooling and servicing agreement;

         7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay the fiscal agent, the trustee, a special servicer or a master servicer, as the case may be, first, out of amounts on deposit in such collection account representing liquidation proceeds, insurance proceeds and/or condemnation proceeds received on the mortgage loan to which the advance relates, and then out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 6. above;

         8. to pay any outstanding expenses that will likely otherwise become Additional Trust Fund Expenses, with that payment to be made out of amounts on deposit in such collection account that represent insurance proceeds, condemnation proceeds and/or liquidation proceeds received on the mortgage loan to which the expense relates, provided that payment with respect to the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair or any related REO Property will be made from any collections on deposit in the applicable collection account representing collections on or in respect of the Non-Pooled Subordinate Loan, if any, that is a part of that Mortgage Loan Group and then from any other collections on or in respect of the related Mortgage Loan Group, prior to any payment from any other collections on the mortgage loans and REO Properties;

         9. to pay a master servicer or a special servicer, as the case may be, any items of additional servicing compensation on deposit in that collection account to which it is entitled as discussed under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" in this prospectus supplement;

         10. to pay any unpaid liquidation expenses incurred with respect to any liquidated pooled mortgage loan or REO Property, with that payment to be made, first, out of amounts on deposit in such collection account representing liquidation proceeds, insurance proceeds and/or condemnation proceeds received on the related pooled mortgage loan or REO Property (net of any Workout Fees or Liquidation Fees payable therefrom) and then out of general collections on the mortgage loans and any REO Properties in the trust fund;

         11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above (but only under the circumstances contemplated under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement);

         12. to pay, first, out of amounts on deposit in such collection account that represent related liquidation proceeds, insurance proceeds and/or condemnation proceeds (in each case net of any Workout Fees or Liquidation Fees payable therefrom), if any, and then, out of such general collections on the pooled mortgage loans and any related REO Properties in the trust fund, for costs and expenses incurred by or on behalf of the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged property that secures a defaulted mortgage loan, provided that payment with respect to the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair or any related REO Property will be made from any collections on deposit in the applicable collection account representing collections on or in respect of the Non-Pooled Subordinate Loan, if any, that is a part of that Mortgage Loan Group and then from any other collections on or in respect of the related Mortgage Loan Group, prior to any payment from any other collections on the mortgage loans and REO Properties;

         13. to pay a master servicer, a special servicer, the depositor, the trustee, the fiscal agent, the certificate administrator, the tax administrator or any of their respective directors, members, managers, officers, employees, agents and affiliates, as the case may be, first, out of amounts on deposit in such collection account that represent related liquidation proceeds, insurance proceeds and/or condemnation proceeds, if any, and then out of general collections on the pooled mortgage loans and any REO Properties in the trust fund, for any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" in the accompanying prospectus and "Description of the Offered Certificates--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" in this prospectus supplement, provided that payment with respect to the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair or any related REO Property will be made from any collections on deposit in the applicable collection account representing collections on or in respect of the Non-Pooled Subordinate Loan, if any, that is a part of that Mortgage Loan Group and then from any other collections on or in respect of the related Mortgage

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                Loan Group, prior to any payment from any other collections on the mortgage loans and REO Properties;

         14. to pay, first, out of amounts on deposit in such collection account that represent related liquidation proceeds, insurance proceeds and/or condemnation proceeds, if any, and then, out of such general collections on the pooled mortgage loans and any related REO Properties in the trust fund, for the costs of various opinions of counsel associated with the servicing and administration of any pooled mortgage loan or REO Property, the cost of recording the series 2003-PWR2 pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer and any fees and/or expenses payable or reimbursable to the applicable master servicer, the applicable special servicer, the trustee or any third party in connection with the confirmation of a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage Loan;

         15. to pay any other items described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2003-PWR2 pooling and servicing agreement as being payable out of a collection account or otherwise being at the expense of the trust fund;

         16. to pay to the applicable mortgage loan seller any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before the cut-off date or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

         17. to pay to itself, the applicable special servicer, a controlling class certificateholder, any Non-Pooled Noteholder or any other particular person, as the case may be, with respect to any pooled mortgage loan that was previously purchased or otherwise removed from the trust fund by that person pursuant to or as contemplated by the series 2003-PWR2 pooling and servicing agreement all amounts received on that pooled mortgage loan subsequent to the date of purchase or other removal;

         18. to withdraw amounts deposited in the collection account in error; and

         19. to clear and terminate the collection account upon the termination of the series 2003-PWR2 pooling and servicing agreement.

         "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

         1. the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under "Description of the Offered Certificates-- Distribution Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

                o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2003-PWR2 certificates as described in this prospectus supplement);

                o any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

                o any amounts that may be withdrawn from the certificate administrator's distribution account, as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2003-PWR2 certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2003, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's interest reserve account; plus

         2. if such distribution date occurs during March of any year subsequent to 2003, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

         The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-PWR2 certificates on each distribution date.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "Carmel Mountain Ranch Shopping Center Loan Pair" means the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan, together.

         "Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan" means the pooled mortgage loan secured by the Carmel Mountain Ranch Shopping Center Mortgaged Property.

         "Carmel Mountain Ranch Shopping Center Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Carmel Mountain Ranch Shopping Center.

         "Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $35,394,227 that is secured by the same mortgage instrument encumbering the Carmel Mountain Ranch Shopping Center Mortgaged Property as the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and is pari passu in right of payment with the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan. The Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder(s)" means the holder of the promissory note evidencing a Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan.

         "CBD" means, with respect to a particular jurisdiction, its central business district.

         "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

         o two or more classes of the class A-1, A-2, A-3 and A-4 certificates remain outstanding, and

         o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o with respect to any pooled mortgage loan (including any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans), other than the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan, the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and any pooled mortgage loan that is otherwise secured by multiple real properties (other than through cross-collateralization), the ratio of--

            1. the cut-off date principal balance of the subject mortgage loan, to

            2. the Appraised Value of the related mortgaged property;

         o with respect to the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the ratio of--

            1. the total cut-off date principal balance of the subject mortgage loan and the related Non-Pooled Pari Passu Companion Loans, to

            2. the total Appraised Value for all of the related mortgaged properties; and

         o with respect to any other pooled mortgage loan that is secured by multiple real properties (other than through cross-collateralization), the ratio of--

            1. the total cut-off date principal balance of the subject mortgage loan, to

            2. the total Appraised Value for all of the related mortgaged properties.

         "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

         o with respect to any pooled mortgage loan (including any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans), other than the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan, the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and any pooled mortgage loan that is otherwise secured by multiple real properties (other than through cross-collateralization), the ratio of--

            1. the Underwritten Net Cash Flow for the related mortgaged property, to

            2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in September 2003 (or October 2003 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest) or, in the case of a pooled mortgage loan that has an initial interest only period that does not extend to maturity, the debt service due on the mortgage loan during the initial 12 twelve months following origination;

         o with respect to the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the ratio of--

            1. the total Underwritten Net Cash Flow for all of the related mortgaged properties, to

            2. twelve times the monthly debt service payment(s) for the subject mortgage loan and the related Non-Pooled Pari Passu Companion Loans due on the related due date in September 2003 (or October 2003 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest);

         o with respect to any other pooled mortgage loan that is secured by multiple real properties (other than through cross-collateralization), the ratio of--

            1. the total Underwritten Net Cash Flow for all of the related mortgaged properties, to

            2. twelve times the monthly debt service payment for the subject mortgage loan due on the related due date in September 2003 (or October 2003 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest) or, in the case of a pooled mortgage loan that has an initial interest only period that does not extend to maturity, the debt service due on the mortgage loan during the initial 12 twelve months following origination.

         o The Debt Service Coverage Ratio for pooled mortgage loans with an initial interest only period does not reflect any amortization payment that may be due later in the loan term.

         "Default Interest" means any interest that--

         o accrues on a defaulted mortgage loan solely by reason of the subject default, and

         o is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

         "DOL" means the U.S. Department of Labor.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear" means The Euroclear System.

         "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

         "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2003-PWR2 pooling and servicing agreement:

         o (i) with respect to a master servicer, any failure by that master servicer to deposit into its collection account any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit was required to be made or (ii) with respect to a special servicer, any failure by that special servicer to deposit into its REO account, or to remit to a master servicer for deposit into a collection account, any amount required to be so deposited or remitted, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

         o any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o any failure by a master servicer to timely make, or by a special servicer to timely request the applicable master servicer to make, any servicing advance required to be made under the series 2003-PWR2 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

         o any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2003-PWR2 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2003-PWR2 pooling and servicing agreement or by series 2003-PWR2 certificateholders entitled to not less than 25% of the series 2003-PWR2 voting rights or, if affected by the failure, by the 3 Times Square Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2003-PWR2 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-PWR2 certificateholders or the 3 Times Square Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2003-PWR2 pooling and servicing agreement, by series 2003-PWR2 certificateholders entitled to not less than 25% of the series 2003-PWR2 voting rights or, if affected by the breach, by the 3 Times Square Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o the occurrence of any of certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master servicer or a special servicer of certain actions indicating its bankruptcy, insolvency or inability to pay its obligations;

         o any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2003-PWR2 pooling and servicing agreement to any Non-Pooled Noteholder and such failure continues for one business day;

         o a master servicer or a special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2003-PWR2 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

         o both (i) the trustee receives written notice from Fitch that the continuation of a master servicer or a special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any class of certificates and
            (ii) such notice is not withdrawn, terminated or rescinded within 90 days following the trustee's receipt of such notice.

         When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

         "Exemption-Favored Party" means any of the following--

         o  Bear, Stearns & Co. Inc.,

         o  Merrill Lynch, Pierce, Fenner & Smith Incorporated,

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, and

         o any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860H through 860L of the Internal Revenue Code.

         "FF&E" means furniture, fixtures and equipment.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Fitch" means Fitch, Inc.

         "GMACCM" means GMAC Commercial Mortgage Corporation.

         "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Issue Date" means the date of initial issuance of the series 2003-PWR2 certificates.

         "LaSalle" means LaSalle Bank National Association.

         "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

         "LTV Ratio at Maturity or ARD" means:

         o with respect to any pooled mortgage loan (including any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans), other than the 3 Times Square Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan, the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and any pooled mortgage loan that is otherwise secured by multiple real properties (other than through cross-collateralization), the ratio of--

            1. the unpaid principal balance of the subject mortgage loan on its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions, to

            2. the Appraised Value of the related mortgaged property; and

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         o  with respect to the 3 Times Square Pooled Mortgage Loan, the Plaza
            America Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the ratio of--

            1. the unpaid principal balance of the subject mortgage loan and the related Non-Pooled Pari Passu Companion Loans on its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for those mortgage loans and otherwise assuming no prepayments, defaults or extensions, to

            2. the total Appraised Value of all of the related mortgaged properties; and

         o with respect to any other pooled mortgage loan that is secured by multiple real properties (other than through cross-collateralization), the ratio of--

            1. the unpaid principal balance of the subject mortgage loan at maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for those mortgage loans and otherwise assuming no prepayments, defaults or extensions, to

            2. the total Appraised Value of all of the related mortgaged properties.

         "Miller/WRI Portfolio Loan Pair" means the Miller/WRI Portfolio Pooled Mortgage Loan and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Non-Pooled Mortgage Loan, together.

         "Miller/WRI Portfolio Mortgaged Properties" means the mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing.

         "Miller/WRI Portfolio Non-Pooled Mortgage Loan" means the loan resulting from one or more future advances to the related borrower in the aggregate original principal amount of up to $10,000,000, which loan, if made, will be secured by the same mortgage instruments encumbering the Miller/WRI Portfolio Mortgaged Properties as the Miller/WRI Portfolio Pooled Mortgage Loans. The Miller/WRI Portfolio Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Miller/WRI Portfolio Non-Pooled Noteholder" means the holder of the promissory note evidencing the Miller/WRI Portfolio Non-Pooled Mortgage Loan, if one or more future advances are made to the related borrower.

         "Miller/WRI Portfolio Pooled Mortgage Loan" means the pooled mortgage loans secured by the Miller/WRI Portfolio Mortgaged Properties, together.

         "Mortgage Loan Group" means any one or more of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair.

         "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

         o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

         o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

            1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

            2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         The Mortgage Pass-Through Rate of each pooled mortgage loan:

         o will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

         o in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

         o the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

         "Non-Pooled Mortgage Loan" means any of the 3 Times Square Non-Pooled Pari Passu Companion Loans, the 3 Times Square Non-Pooled Subordinate Loan, the Plaza America Non-Pooled Pari Passu Companion Loan, the North Crescent Plaza Non-Pooled Subordinate Loan, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan and, if one or more future advances are made to the related borrower, the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

         "Non-Pooled Noteholder" means any of the 3 Times Square Non-Pooled Pari Passu Companion Noteholders, the 3 Times Square Non-Pooled Subordinate Noteholder, the Plaza America Non-Pooled Pari Passu Companion Noteholder, the North Crescent Plaza Non-Pooled Subordinate Noteholder, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder and, if one or more future advances are made to the related borrower, the Miller/WRI Portfolio Non-Pooled Noteholder.

         "Non-Pooled Pari Passu Companion Loan" means any of the 3 Times Square Non-Pooled Pari Passu Companion Loan, the Plaza America Non-Pooled Pari Passu Companion Loan, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan and, if one or more future advances are made to the related borrower and the resulting Non-Pooled Mortgage Loan becomes pari passu in right of payment with the related Pooled Mortgage Loan as described in this prospectus supplement, the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

         "Non-Pooled Subordinate Loan" means any of the 3 Times Square Non-Pooled Subordinate Loan, the North Crescent Plaza Non-Pooled Subordinate Loan and, if one or more future advances are made to the related borrower and the resulting Non-Pooled Mortgage Loan has not become pari passu in right of payment as described in this prospectus supplement, the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

         "Non-Pooled Subordinate Noteholder" means any of the 3 Times Square Non-Pooled Subordinate Noteholder, the North Crescent Plaza Non-Pooled Subordinate Noteholder and, if one or more future advances are made to the related borrower and the resulting Non-Pooled Mortgage Loan has not become pari passu in right of payment as described in this prospectus supplement, the Miller/WRI Portfolio Non-Pooled Noteholder.

         "North Crescent Plaza Change of Control Event" will be in effect if either: (a) the original principal amount of the North Crescent Plaza Non-Pooled Subordinate Loan, reduced by all payments of principal thereon, any Appraisal Reduction Amount for the North Crescent Plaza Loan Pair (calculated as if the North Crescent Plaza Loan Pair was a single pooled mortgage loan), any Realized Loss attributable to the North Crescent Plaza Loan Pair (and not otherwise reflected in the unpaid principal amount of the North Crescent Plaza Non-Pooled Subordinate Loan) and any related outstanding Additional Trust Fund Expenses, is less than 25% of the original unpaid principal amount less payments of principal of the North Crescent Plaza Non-Pooled Subordinate Loan; or (B) the North Crescent Plaza Non-Pooled Subordinate Noteholder is the borrower or a mortgage loan borrower related party under the intercreditor agreement for the North Crescent Plaza Loan Pair.

         "North Crescent Plaza Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the North Crescent Plaza Non-Pooled Subordinate Loan.

         "North Crescent Plaza Non-Pooled Subordinate Loan" means the loan in the original principal amount of $5,000,000 that is secured by the same mortgage instrument encumbering the North Crescent Plaza Mortgaged Property as the North Crescent Plaza Pooled Mortgage Loan. The North Crescent Plaza Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "North Crescent Plaza Loan Pair" means the North Crescent Plaza Pooled Mortgage Loan and the North Crescent Plaza Non-Pooled Subordinate Loan, together.

         "North Crescent Plaza Pooled Mortgage Loan" means the pooled mortgage loan secured by the North Crescent Plaza Mortgaged Property.

         "North Crescent Plaza Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as North Crescent Plaza.

         "NRA" means net rentable area.

         "NRSF" means net rentable square feet.

         "Occupancy Rate" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties, or pads, in the case of mortgaged properties that are manufactured housing communities, of the subject property that were occupied or leased as of the Occupancy Date as reflected in information provided by the related borrower.

         "Occupancy Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

         "OID Regulations" means the rules governing original issue discount set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder.

         "PAR" means Prudential Asset Resources, Inc.

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         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not (individually or in the aggregate) materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan, and

         o if the related mortgaged property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2003-PWR2 pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including any individual retirement account or Keogh Plan.

         "Plaza America Loan Pair" means the Plaza America Pooled Mortgage Loan and the Plaza America Non-Pooled Pari Passu Companion Loan, together.

         "Plaza America Pooled Mortgage Loan" means the pooled mortgage loan secured by the Plaza America Mortgaged Property.

         "Plaza America Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Plaza America Office Towers III and IV.

         "Plaza America Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $42,464,449 that is secured by the same mortgage instrument encumbering the Plaza America Mortgaged

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Property as the Plaza America Pooled Mortgage Loan and is pari passu in right of payment with the Plaza America Pooled Mortgage Loan. The Plaza America
Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Plaza America Non-Pooled Pari Passu Companion Noteholder(s)" means the holder of the promissory note evidencing a Plaza America Non-Pooled Pari Passu Companion Loan.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

         "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

         "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

         "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

         2. all monthly payments of principal received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period,

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         3.     all other collections, including liquidation proceeds,
                condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

         4. all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1. through 4. above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) if any advances previously made in respect of any pooled mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from actual collections of principal received on the mortgage pool during the collection period for the related distribution date, and the aggregate amount described in clauses 1. through 4. above will be subject to further reduction - to not less than zero - by any of those advances (and advance interest thereon) that are reimbursed from principal collections during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) if any advance previously made in respect of any pooled mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable master servicer elects at its sole option to defer all or a portion of the reimbursement) will be reimbursable (with advance interest thereon) first from remaining actual collections of principal received on the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the aggregate amount described in clauses 1. through 4. above will be further subject to reduction - to not less than zero - by any of those advances (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

         For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans. Accordingly, any amounts applied to the principal of any Non-Pooled Mortgage Loan will not constitute part of the Principal Distribution Amount for any distribution date.

         "PSF" means per square foot.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement.

         "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

         o  the outstanding principal balance of the subject mortgage loan;

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         o  all accrued and unpaid interest on the subject mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

         o all unreimbursed servicing advances with respect to the subject mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

         o all servicing advances with respect to the subject mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

         o all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan;

         o in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, a purchase of the 3 Times Square Pooled Mortgage Loan by the 3 Times Square Non-Pooled Subordinate Noteholder as described under "Servicing of the Mortgage Loans--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder" in this prospectus supplement or a purchase of the North Crescent Plaza Pooled Mortgage Loan by the North Crescent Plaza Non-Pooled Subordinate Noteholder as described under "Servicing of the Mortgage Loans--the North Crescent Plaza Non-Pooled Subordinate Noteholder" in this prospectus supplement,
            (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of such person to repurchase or replace the mortgage loan; and

         o to the extent not otherwise included as described above, any compensation and expenses then due and payable to the applicable master servicer and/or the applicable special servicer.

         "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

         "REO Property" means any mortgaged property that is acquired on behalf and in the name of the trustee for the benefit of the certificateholders (and, in the case of the 3 Times Square Mortgaged Property, the Plaza America Mortgaged Property, the North Crescent Plaza Mortgaged Property, the Carmel Mountain Ranch Shopping Center Mortgaged Property and (if a future advance is made to the related borrower) the Miller/WRI Portfolio Mortgaged Properties, also on behalf of the related Non-Pooled Noteholders, as applicable) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch. However, an

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insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then-current ratings assigned by that rating agency to any of the certificates.

         "Required Collection Account Deposits" means the following amounts with respect to any pooled mortgage loan, which the applicable master servicer must, to the extent received by it, deposit into its collection account:

         1. all principal payments (from whatever source) collected, including principal prepayments;

         2. all interest payments (from whatever source) collected, including Default Interest and Post-ARD Additional Interest;

         3. any Yield Maintenance Charges, Prepayment Premiums and/or late payment charges collected;

         4. any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to the related mortgaged property or the subject mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of the related mortgaged property, in each case to the extent not required to be applied to the restoration of the related mortgaged property or released to the related borrower; provided that, in the case of each pooled mortgage loan that is part of a Loan Group, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire Loan Group, as applicable;

         5. any amounts paid by the applicable mortgage loan seller in connection with the repurchase or replacement of a pooled mortgage loan by that party as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

         6. any amounts received in connection with the purchase of any Specially Designated Defaulted Pooled Mortgage Loan by any holder of a Purchase Option as described under "Servicing of the Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement;

         7. any amounts received in connection with the purchase of the 3 Times Square Pooled Mortgage Loan by the 3 Times Square Non-Pooled Subordinate Noteholder following a default under that mortgage loan as described under "Servicing of the Mortgage Loans--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Non-Pooled Subordinate Noteholder" in this prospectus supplement;

         8. any amounts received in connection with the purchase of the North Crescent Plaza Pooled Mortgage Loan by the North Crescent Plaza Non-Pooled Subordinate Noteholder following a default under that mortgage loan as described under "Servicing of the Mortgage Loans--North Crescent Plaza Non-Pooled Subordinate Noteholder" in this prospectus supplement;

         9. any amounts received in connection with the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related mezzanine loan intercreditor agreement;

         10. any amounts paid to purchase all the pooled mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "Description of the Offered Certificates--Termination of the Series 2003-PWR2 Pooling and Servicing Agreement" in this prospectus supplement;

         11. any amounts required to be deposited by a master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

         12. all payments required to be paid by the applicable master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force-placed hazard insurance policy maintained as permitted or required under the series 2003-PWR2 pooling and servicing agreement;

         13. any amount transferred by the applicable special servicer from its REO account; and

         14. payments by a borrower to cover delinquent items for which servicing advances have previously been made;

         provided that amounts representing interest on and principal of any Non-Pooled Subordinate Loan will in no event be deposited into either master servicer's collection account or any other account that is part of the trust fund.

         Upon receipt of any of the amounts described above (other than those described in clauses 11., 12. and 13.) with respect to any specially serviced mortgage loan, the applicable special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in the applicable master servicer's collection account.

         "Restricted Group" means, collectively, the following persons and entities--

         o  the trustee,

         o  the Exemption-Favored Parties,

         o  us,

         o  the master servicers,

         o  the special servicers,

         o  any sub-servicers,

         o  the mortgage loan sellers,

         o each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o  any and all affiliates of any of the aforementioned persons.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means (a) in the case of GMACCM in its capacity as a special servicer, for as long as it is a special servicer under the series 2003-PWR2 pooling and servicing agreement, the Servicing Standard-GMACCM and (b) in the case of each master servicer and each other special servicer, the Servicing Standard-General.

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         "Servicing Standard-General" means, with respect to each master servicer and each special servicer other than the initial general special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the series 2003-PWR2 pooling and servicing agreement:

         o in the best interests and for the benefit of the series 2003-PWR2 certificateholders (or, in the case of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Loan Pair, for the benefit of the series 2003-PWR2 certificateholders and the related Non-Pooled Noteholders) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

         o in accordance with any and all applicable laws, the terms of the series 2003-PWR2 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Loan Pair, the intercreditor agreement(s) between the trust fund and the related Non-Pooled Noteholders, as applicable, and

         o to the extent consistent with the foregoing, in accordance with the following standards:

            o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series 2003-PWR2 pooling and servicing agreement;

            o  with a view to--

               1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

               2. the full collection of all Yield Maintenance Charges and
                  Prepayment Premiums that may become payable under those mortgage loans, and

               3. in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to the series 2003-PWR2 certificateholders, as a collective whole (or, in the case of the 3 Times Square Loan Group, the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair, for the benefit of the series 2003-PWR2 certificateholders and the related Non-Pooled Noteholders, as applicable, as a collective whole), on a present value basis; and

            o  without regard to--

               1. any known relationship that the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the series 2003-PWR2 pooling and servicing agreement,

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               2. the ownership of any series 2003-PWR2 certificate or any interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the applicable special servicer, as the case may be, or by any of its affiliates,

               3. the obligation of the applicable master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2003-PWR2 pooling and servicing agreement,

               4. the obligation of the applicable special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2003-PWR2 pooling and servicing agreement,

               5. the right of the applicable master servicer or special
                  servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2003-PWR2 pooling and servicing agreement or with respect to any particular transaction,

               6. the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7. the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

               8. the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

         "Servicing Standard-GMACCM" means, with respect to GMACCM in its capacity as a special servicer, for as long as it is a special servicer under the series 2003-PWR2 pooling and servicing agreement:

         o to service and administer the mortgage loans and any REO properties that it is obligated to service and administer pursuant to the series 2003-PWR2 pooling and servicing agreement, on behalf of the Trustee and in the best interests of and for the benefit of the series 2003-PWR2 certificateholders (or, in the case of the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Loan Pair, for the benefit of the series 2003-PWR2 certificateholders and the related Non-Pooled Noteholders) as determined by the special servicer, in its good faith and reasonable judgment, in accordance with applicable law, the terms of the series 2003-PWR2 pooling and servicing agreement and the terms of the respective mortgage loans

         o  to the extent consistent with the foregoing, further as follows:

            o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the series 2003-PWR2 pooling and servicing agreement;

            o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or, in the case of the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and (if one or more future advances are made to the related borrower) the Miller/WRI Portfolio Loan Pair, with a view to the maximization of recovery on such Mortgage Loan Group to the certificateholders and the related Non-Pooled Noteholders (as a collective whole)), on a present value basis; and

            o without regard to (A) any other relationship that the special servicer or any affiliate thereof may have with the related borrower, (B) the ownership of any certificate by the special servicer or by any affiliate thereof, (C) the special servicer's obligation to direct the applicable master servicer to make servicing advances, and (D) the right of the special servicer or any affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2003-PWR2 pooling and servicing agreement or with respect to any particular transaction.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund or with respect to any Non-Pooled Mortgage Loan (in each case other than any mortgage loan in the 3 Times Square Loan Group), any of the following events:

         1. the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or prior to the date that is 30 days after the date of such balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that a Servicing Transfer Event shall occur immediately if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the applicable master servicer is required to make a P&I Advance in respect of such mortgage loan at any time prior to such a refinancing);

         2. the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

         3. the applicable master servicer determines (in accordance with the Servicing Standard) or the series 2003-PWR2 controlling class representative determines that a default in making any monthly debt service payment (including any balloon payment) is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. or clause 2. of this definition; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause 3. upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the applicable master servicer has determined that the master servicer's granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement) is in accordance with the Servicing Standard, and at such time no other circumstance exists that would cause such mortgage loan to be characterized as a Specially Serviced Mortgage Loan;

         4. the master servicer determines that a default (including, in the applicable master servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2003-PWR2 certificateholders or the applicable Non-Pooled Mortgage Loan and (in the case of any of those circumstances) the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days; provided, however, that any determination by the applicable master servicer that a mortgage loan is a Specially Serviced Mortgage Loan as described in this clause 4. solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism shall be subject to the discussions under "Servicing of the Mortgage Loans--The Series 2003-PWR2 Controlling Class Representative" and the several sections following that section, as well as the discussion under "Servicing of the Mortgage Loans--Maintenance of Insurance";

         5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         6. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clauses 1. and 2. immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

         o with respect to the circumstances described in clauses 3. and 5. immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

         o with respect to the circumstances described in clause 4. immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

         o with respect to the circumstances described in clause 6. immediately above in this definition, the proceedings are terminated.

         If a Servicing Transfer Event exists with respect to any mortgage loan in the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair, then it will also be deemed to exist with respect to the other mortgage loan in the Plaza America Loan Pair, the North Crescent Plaza Loan Pair, the Carmel Mountain Ranch Shopping Center Loan Pair and the Miller/WRI Portfolio Loan Pair, as the case may be. Each such Mortgage Loan Group is intended to always be serviced or specially serviced, as the case may be, together.

         Notwithstanding the foregoing, with respect to any mortgage loan in the 3 Times Square Loan Group, "Servicing Transfer Event" means any of the following events:

         1. the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

         2. the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

         3. (a) the applicable master servicer or the 3 Times Square special servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or (b) the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such balloon payment will become due (or, if the related borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (i) the related borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement) prior to a refinancing or (ii) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

         4. the master servicer determines that a default (including, in the applicable master servicer's or the 3 Times Square special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents), other than a default described in clause
            1. or clause 2. immediately above in this definition, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2003-PWR2 certificateholders or the applicable Non-Pooled Mortgage Loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days; provided, however, that any determination by the applicable master servicer that a mortgage loan is a Specially Serviced Mortgage Loan as described in this clause 4. solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism shall be subject to the discussions under "Servicing of the Mortgage Loans--3 Times Square Non-Pooled Pari Passu Companion Noteholders and Subordinate Noteholder", as well as the fourth paragraph under the discussion under "Servicing of the Mortgage Loans--Maintenance of Insurance";

         5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         6. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist for purposes of the 3 Times Square Loan Group, if and when:

         o with respect to the circumstances described in clauses 1. and 2. immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o with respect to the circumstances described in clauses 3. and 5. immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

         o with respect to the circumstances described in clause 4. immediately above in this definition, the default is cured in the judgment of the special servicer; and

         o with respect to the circumstances described in clause 6. immediately above in this definition, the proceedings are terminated.

         If a Servicing Transfer Event exists with respect to any mortgage loan in the 3 Times Square Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in the 3 Times Square Loan Group. The 3 Times Square Loan Group is intended to always be serviced or specially serviced, as the case may be, together.

         "SF" means square feet.

         "Specially Designated Defaulted Pooled Mortgage Loan" means a specially serviced pooled mortgage loan (i) as to which a Servicing Transfer Event of the type described by the applicable clause 1. of the definition of "Servicing Transfer Event" has occurred in connection with any balloon payment or as to which a monthly debt service payment (other than a balloon payment) is 60 days or more delinquent, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) as to which the amounts due thereunder have been accelerated following any other material default.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

         o will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

            1. that portion, if any, of the Principal Distribution Amount
               (without regard to the adjustments otherwise contemplated by clauses (A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, net of any such principal that was collected during the related collection period and used to reimburse advances previously made on pooled mortgage loans that have been worked out but which advances were not repaid at the time of the respective workout, and

            2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

         "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2003-PWR2 certificates and the mortgage loans in the trust fund:

         o the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement;

         o the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2003-PWR2 certificates is as described in this prospectus supplement;

         o the pass-through rate for each interest-bearing class of series 2003-PWR2 certificates is as described in this prospectus supplement;

         o no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans;

         o no Additional Trust Fund Expenses arise, no servicing advances are made and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees and the master servicing fees;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2003-PWR2 certificates remains in effect during the entire term of that mortgage loan;

         o monthly debt service payments on the 3 Times Square Pooled Mortgage Loan are due on the first day of each month that immediately succeeds the month in which those payments are actually due and each of the other pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

         o all monthly debt service payments on the pooled mortgage loans are timely received on the day on which they are assumed to be due as described in the immediately preceding bullet;

         o no involuntary prepayments are received as to any pooled mortgage loan at any time;

         o no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

         o each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

         o no Yield Maintenance Charges or Prepayment Premiums are collected in connection with respect to any of the mortgage loans;

         o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of the Series 2003-PWR2 Pooling and Servicing Agreement";

         o no mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o payments on the offered certificates are made on the 11th day of each month, commencing in October 2003; and

         o the offered certificates are settled with investors on September 23, 2003.

         "Underwriter Exemption" means the PTE 90-30 issued to Bear, Stearns & Co. Inc. (if you are purchasing any offered certificates from Bear, Stearns & Co. Inc. or Wells Fargo Brokerage Services, LLC) or the PTE 90-29 issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated (if you are purchasing any offered certificates from Merrill Lynch, Pierce, Fenner & Smith Incorporated) each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

         "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

         "WFB" means Wells Fargo Bank, National Association.

         "WFB Minnesota" means Wells Fargo Bank Minnesota, National Association.

         "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION


MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY       WEIGHTED       WEIGHTED
                                                                AGGREGATE      AGGREGATE       AVERAGE         AVERAGE     WEIGHTED
                                             NUMBER OF       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE        REMAINING    AVERAGE
LOAN SELLER                                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)      RATE (%)       TERM (MOS.)  DSCR (x)
----------------------------------------------------------------------------------------------------------------------------------
Prudential Mortgage Capital Funding              47           443,925,265           41.6         5.904           142        1.76
Bear Stearns Commercial Mortgage, Inc.           35           442,576,868           41.5         5.554           114        1.86
Wells Fargo Bank, N.A.                           18           180,053,190           16.9         5.775           119        1.55
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          100        $1,066,555,323          100.0%        5.737%          126        1.77x
==================================================================================================================================

--------------------------------------------------------------------------------
                                                    WEIGHTED            WEIGHTED
                                                     AVERAGE            AVERAGE
                                                  CUT-OFF DATE          BALLOON
LOAN SELLER                                          LTV (%)            LTV (%)
--------------------------------------------------------------------------------
Prudential Mortgage Capital Funding                   59.4               37.7
Bear Stearns Commercial Mortgage, Inc.                66.5               55.6
Wells Fargo Bank, N.A.                                64.6               53.6
------------------------------------------------------------------------------
TOTAL:                                                63.2%              47.8%
==============================================================================


CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENT BY       WEIGHTED      WEIGHTED
                                                     AGGREGATE        AGGREGATE        AVERAGE       AVERAGE     WEIGHTED
                                NUMBER OF         CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING      AVERAGE
CUT-OFF DATE BALANCE ($)      MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)     DSCR (x)
-------------------------------------------------------------------------------------------------------------------------------
895,941 - 999,999                    1                 895,941           0.1          6.015           115         1.43
1,000,000 - 1,999,999                5               7,829,982           0.7          6.204           114         1.42
2,000,000 - 3,999,999               30              91,461,593           8.6          5.723           122         1.58
4,000,000 - 5,999,999               15              75,956,822           7.1          5.663           123         1.67
6,000,000 - 7,999,999               15             107,830,887          10.1          5.540           117         1.80
8,000,000 - 9,999,999                8              71,485,174           6.7          5.718           108         1.72
10,000,000 - 11,999,999              3              32,755,659           3.1          5.448           103         2.25
12,000,000 - 13,999,999              1              12,462,081           1.2          5.440           117         1.50
14,000,000 - 15,999,999              3              45,172,003           4.2          5.562           118         1.63
16,000,000 - 17,999,999              2              32,764,362           3.1          5.418           118         1.43
18,000,000 - 19,999,999              3              57,426,240           5.4          5.633           118         1.51
20,000,000 - 29,999,999              6             146,458,036          13.7          5.138           125         1.85
30,000,000 - 99,566,288              8             384,056,542          36.0          6.129           140         1.86
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             100          $1,066,555,323         100.0%         5.737%          126         1.77x
===============================================================================================================================

---------------------------------------------------------------
                                   WEIGHTED           WEIGHTED
                                    AVERAGE            AVERAGE
                               CUT-OFF DATE            BALLOON
CUT-OFF DATE BALANCE ($)             LTV (%)            LTV (%)
---------------------------------------------------------------
895,941 - 999,999                      71.7               61.2
1,000,000 - 1,999,999                  58.5               48.4
2,000,000 - 3,999,999                  66.3               50.8
4,000,000 - 5,999,999                  64.8               48.2
6,000,000 - 7,999,999                  66.7               52.9
8,000,000 - 9,999,999                  71.9               60.6
10,000,000 - 11,999,999                58.6               52.1
12,000,000 - 13,999,999                65.9               55.3
14,000,000 - 15,999,999                75.4               64.1
16,000,000 - 17,999,999                72.2               57.7
18,000,000 - 19,999,999                74.6               62.8
20,000,000 - 29,999,999                58.7               38.9
30,000,000 - 99,566,288                57.8               40.9
---------------------------------------------------------------
TOTAL:                                 63.2%              47.8%
===============================================================

Minimum: $895,941
Maximum: $99,566,288
Average: $10,665,553

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY       WEIGHTED     WEIGHTED                          WEIGHTED
                                       AGGREGATE       AGGREGATE        AVERAGE      AVERAGE       WEIGHTED            AVERAGE
               NUMBER OF            CUT-OFF DATE     CUT-OFF DATE      MORTGAGE     REMAINING      AVERAGE          CUT-OFF DATE
STATE     MORTGAGE PROPERTIES         BALANCE ($)     BALANCE (%)       RATE (%)   TERM (MOS.)     DSCR (x)            LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
SCA               15                 149,071,649            14.0          5.724         116         1.50               70.9
NCA               10                  46,787,850             4.4          5.720         119         1.37               73.6
VA                 8                 154,990,139            14.5          5.667         120         1.56               62.7
NY                10                 154,510,021            14.5          6.719         181         2.19               47.8
NC                 5                  66,471,776             6.2          5.303         111         1.66               62.6
GA                 5                  63,753,844             6.0          4.966          97         2.43               59.2
TX                17                  60,835,405             5.7          5.679         116         1.57               69.3
CO                 4                  58,042,037             5.4          5.914         119         1.56               71.0
MI                 4                  42,388,440             4.0          5.392         113         1.59               71.5
FL                 7                  35,587,656             3.3          5.782         127         1.41               73.9
MA                 4                  33,934,444             3.2          5.086         154         1.67               58.1
MD                 4                  33,445,099             3.1          6.265         120         1.44               66.0
AL                 1                  29,350,000             2.8          4.270         120         3.08               48.6
PA                12                  26,821,839             2.5          5.278         100         2.28               64.2
AZ                 5                  16,157,368             1.5          5.693         117         1.67               65.5
ID                 2                  13,170,651             1.2          6.490         118         2.03               53.8
NJ                 2                  10,886,334             1.0          5.332          98         1.72               67.6
CT                 1                  10,000,000             0.9          5.640         116         2.09               55.0
UT                 3                   9,076,244             0.9          5.634         117         1.65               68.8
NM                 1                   8,492,231             0.8          5.620         119         1.55               79.7
NV                 3                   8,324,083             0.8          5.797         117         1.58               70.9
OH                 5                   7,736,829             0.7          6.185         114         1.47               67.7
SC                 1                   7,043,686             0.7          5.700         119         1.62               74.9
DE                 2                   5,787,486             0.5          5.450         119         1.70               46.3
WA                 2                   5,388,059             0.5          5.850         140         1.45               58.2
MN                 1                   3,463,593             0.3          5.610         177         1.48               56.1
WV                 1                   1,374,408             0.1          4.970          77         3.17               49.3
IN                 1                     742,734             0.1          6.500         114         1.57               61.6
AK                 1                     722,927             0.1          6.500         114         1.57               61.6
ME                 1                     574,381             0.1          6.500         114         1.57               61.6
VT                 1                     455,543             0.0          6.500         114         1.57               61.6
ND                 1                     376,318             0.0          6.500         114         1.57               61.6
MT                 1                     356,512             0.0          6.500         114         1.57               61.6
KS                 1                     227,772             0.0          6.500         114         1.57               61.6
IL                 1                     207,965             0.0          6.500         114         1.57               61.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:           143              $1,066,555,323           100.0%         5.737%        126         1.77x              63.2%
===================================================================================================================================


-------------------------
                 WEIGHTED
                 AVERAGE
                 BALLOON
STATE            LTV (%)
-------------------------
SCA                 58.4
NCA                 59.9
VA                  51.2
NY                  20.5
NC                  41.2
GA                  53.7
TX                  55.1
CO                  57.5
MI                  59.2
FL                  52.9
MA                  24.2
MD                  56.2
AL                  48.6
PA                  55.7
AZ                  54.3
ID                  36.3
NJ                  57.0
CT                  50.3
UT                  56.8
NM                  67.1
NV                  58.2
OH                  55.7
SC                  63.2
DE                  30.0
WA                  28.7
MN                   1.2
WV                  49.3
IN                  45.3
AK                  45.3
ME                  45.3
VT                  45.3
ND                  45.3
MT                  45.3
KS                  45.3
IL                  45.3
-------------------------
TOTAL:              47.8%
=========================


                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------------------

                                                                              PERCENT BY    WEIGHTED   WEIGHTED
                                                               AGGREGATE      AGGREGATE      AVERAGE   AVERAGE        WEIGHTED
                                       NUMBER OF             CUT-OFF DATE   CUT-OFF DATE    MORTGAGE  REMAINING       AVERAGE
PROPERTY TYPE                     MORTGAGE PROPERTIES         BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)      DSCR (x)
--------------------------------------------------------------------------------------------------------------------------------
Office                                     19                375,456,525           35.2       6.083       143           1.75
Retail                                     51                372,293,015           34.9       5.382       117           1.96
Multifamily                                23                122,839,768           11.5       5.497       115           1.56
Industrial                                 39                109,279,671           10.2       5.873       120           1.50
Hospitality                                 3                 39,501,759            3.7       6.097       118           1.80
Self-Storage                                6                 24,546,405            2.3       5.428       116           1.72
Manufactured Housing Community              2                 22,638,181            2.1       6.187       119           1.31
--------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                   143             $1,066,555,323          100.0%      5.737%      126           1.77x
================================================================================================================================

---------------------------------------------------------

                                    WEIGHTED      WEIGHTED
                                     AVERAGE      AVERAGE
                                  CUT-OFF DATE    BALLOON
PROPERTY TYPE                         LTV (%)      LTV (%)
--------------------------------------------------------
Office                                58.1         37.8
Retail                                63.2         50.8
Multifamily                           72.6         61.0
Industrial                            66.9         52.7
Hospitality                           61.8         46.2
Self-Storage                          68.2         54.0
Manufactured Housing Community        76.7         65.6
---------------------------------------------------------
TOTALS:                               63.2%        47.8%
=========================================================


                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED       WEIGHTED                   WEIGHTED
                                               AGGREGATE        AGGREGATE      AVERAGE        AVERAGE     WEIGHTED       AVERAGE
                          NUMBER OF         CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING      AVERAGE    CUT-OFF DATE
MORTGAGE RATE (%)       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)    TERM (MOS.)     DSCR (x)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
4.2700% - 4.4499%              1              29,350,000              2.8        4.270            120         3.08         48.6
4.4500% - 4.7499%              2              64,000,000              6.0        4.644            113         2.48         52.7
4.7500% - 4.9999%              6              47,302,160              4.4        4.912             89         2.71         52.7
5.0000% - 5.2499%              8              75,364,093              7.1        5.106            117         1.46         65.1
5.2500% - 5.4999%             17             187,746,327             17.6        5.384            117         1.67         62.8
5.5000% - 5.7499%             24             225,071,980             21.1        5.618            118         1.55         71.7
5.7500% - 5.9999%             21             138,270,464             13.0        5.899            123         1.49         69.6
6.0000% - 6.2499%             12              97,268,787              9.1        6.139            121         1.45         71.8
6.2500% - 6.4999%              6              91,321,794              8.6        6.355            117         1.50         68.1
6.5000% - 7.2499%              1               9,705,051              0.9        6.500            114         1.57         61.6
7.2500% - 7.4999%              1              99,566,288              9.3        7.380            218         2.35         37.6
7.5000% - 7.9300%              1               1,588,379              0.1        7.930            103         1.02         75.6
------------------------------------------------------------------------------------------------------------------------------------
TOTALS:                      100          $1,066,555,323            100.0%       5.737%           126         1.77x        63.2%
====================================================================================================================================

-----------------------------------
                         WEIGHTED
                          AVERAGE
                          BALLOON
MORTGAGE RATE (%)          LTV (%)
-----------------------------------
4.2700% - 4.4499%          48.6
4.4500% - 4.7499%          38.1
4.7500% - 4.9999%          49.2
5.0000% - 5.2499%          41.7
5.2500% - 5.4999%          52.1
5.5000% - 5.7499%          58.4
5.7500% - 5.9999%          53.7
6.0000% - 6.2499%          59.2
6.2500% - 6.4999%          54.5
6.5000% - 7.2499%          45.3
7.2500% - 7.4999%           0.2
7.5000% - 7.9300%          68.4
-----------------------------------
TOTALS:                    47.8%
===================================


Minimum: 4.2700%
Maximum: 7.9300%
Weighted Average: 5.7369%

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE        AGGREGATE     AVERAGE       AVERAGE     WEIGHTED
                                             NUMBER OF         CUT-OFF DATE     CUT-OFF DATE    MORTGAGE     REMAINING      AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)    RATE (%)   TERM (MOS.)     DSCR (x)
------------------------------------------------------------------------------------------------------------------------------------
58 - 60                                           1               3,891,438              0.4       4.870            58         1.72
61 - 84                                           7              90,761,082              8.5       4.915            81         2.66
85 - 120                                         83             824,390,470             77.3       5.658           118         1.61
121 - 218                                         9             147,512,334             13.8       6.708           204         2.09
------------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                         100          $1,066,555,323            100.0%      5.737%          126         1.77x
====================================================================================================================================

--------------------------------------------------------------------------------
                                                    WEIGHTED           WEIGHTED
                                                     AVERAGE            AVERAGE
                                                CUT-OFF DATE            BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)              LTV (%)            LTV (%)
--------------------------------------------------------------------------------
58 - 60                                                 50.2               46.4
61 - 84                                                 57.7               55.9
85 - 120                                                67.4               54.8
121 - 218                                               43.6                3.6
--------------------------------------------------------------------------------
TOTALS:                                                 63.2%              47.8%
================================================================================


Minimum: 58 mos.
Maximum: 218 mos.
Weighted Average: 126 mos.

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY      WEIGHTED       WEIGHTED
                                                             AGGREGATE       AGGREGATE       AVERAGE        AVERAGE    WEIGHTED
                                       NUMBER OF          CUT-OFF DATE    CUT-OFF DATE      MORTGAGE      REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIO (x)      MORTGAGE LOANS         BALANCE ($)     BALANCE (%)      RATE (%)    TERM (MOS.)    DSCR (x)
-----------------------------------------------------------------------------------------------------------------------------------
1.020 - 1.249                               3               28,977,238             2.7         5.351            128        1.16
1.250 - 1.299                               1               42,464,449             4.0         5.965            119        1.29
1.300 - 1.349                               3               25,989,038             2.4         6.115            119        1.32
1.350 - 1.399                               4              100,172,721             9.4         5.813            118        1.38
1.400 - 1.449                              12               87,771,302             8.2         6.074            116        1.43
1.450 - 1.499                              10               58,373,794             5.5         5.751            121        1.48
1.500 - 1.549                               9               59,932,109             5.6         5.635            121        1.51
1.550 - 1.599                              17              164,856,270            15.5         5.680            117        1.56
1.600 - 1.649                              10               68,215,811             6.4         5.582            120        1.62
1.650 - 1.699                               4               39,561,539             3.7         5.700            118        1.67
1.700 - 1.749                               6               97,657,675             9.2         5.229            128        1.71
1.750 - 1.799                               1                5,295,033             0.5         5.520            119        1.75
1.800 - 3.170                              20              287,288,345            26.9         5.848            143        2.47
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                   100           $1,066,555,323           100.0%        5.737%           126        1.77x
===================================================================================================================================

---------------------------------------------------------------
                                         WEIGHTED      WEIGHTED
                                          AVERAGE      AVERAGE
                                       CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (x)            LTV (%)      LTV (%)
---------------------------------------------------------------
1.020 - 1.249                                52.2          4.6
1.250 - 1.299                                73.6         62.5
1.300 - 1.349                                76.9         64.9
1.350 - 1.399                                71.6         59.7
1.400 - 1.449                                73.1         58.3
1.450 - 1.499                                68.8         53.9
1.500 - 1.549                                69.9         53.3
1.550 - 1.599                                71.0         57.9
1.600 - 1.649                                73.9         60.6
1.650 - 1.699                                67.8         54.0
1.700 - 1.749                                51.6         34.9
1.750 - 1.799                                64.2         53.8
1.800 - 3.170                                49.4         33.3
---------------------------------------------------------------
TOTALS:                                      63.2%        47.8%
===============================================================

Minimum: 1.02x
Maximum: 3.17x
Weighted Average: 1.77x

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY      WEIGHTED      WEIGHTED
                                                                  AGGREGATE        AGGREGATE       AVERAGE       AVERAGE
                                           NUMBER OF           CUT-OFF DATE     CUT-OFF DATE      MORTGAGE     REMAINING
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS          BALANCE ($)      BALANCE (%)      RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------
37.61% - 40.00%                                 2               106,558,709             10.0         7.219           212
40.01% - 45.00%                                 2                 3,585,570              0.3         5.678           117
45.01% - 50.00%                                 7                97,047,903              9.1         4.736           124
50.01% - 55.00%                                11               162,594,603             15.2         5.256           107
55.01% - 60.00%                                 4                14,664,944              1.4         5.527           130
60.01% - 65.00%                                10                41,994,768              3.9         5.884           131
65.01% - 70.00%                                18               182,255,047             17.1         5.871           117
70.01% - 75.00%                                25               302,346,879             28.3         5.726           118
75.01% - 79.93%                                21               155,506,901             14.6         5.696           115
------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                       100            $1,066,555,323            100.0%        5.737%          126
==============================================================================================================================


-------------------------------------------------------------------------------------
                                                             WEIGHTED        WEIGHTED
                                           WEIGHTED           AVERAGE        AVERAGE
                                            AVERAGE        CUT-OFF DATE      BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)        DSCR (x)           LTV (%)        LTV (%)
--------------------------------------------------------------------------------------
37.61% - 40.00%                                2.36              37.7            2.3
40.01% - 45.00%                                1.49              43.4           33.5
45.01% - 50.00%                                2.27              48.2           26.8
50.01% - 55.00%                                2.16              53.6           45.7
55.01% - 60.00%                                1.65              56.6           36.0
60.01% - 65.00%                                1.57              62.2           39.4
65.01% - 70.00%                                1.55              67.3           54.9
70.01% - 75.00%                                1.47              73.0           60.1
75.01% - 79.93%                                1.53              77.7           65.7
-------------------------------------------------------------------------------------
TOTALS:                                        1.77x             63.2%          47.8%
=====================================================================================


Minimum: 37.61%
Maximum: 79.93%
Weighted Average: 63.22%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                             PERCENT BY      WEIGHTED      WEIGHTED
                                                              AGGREGATE       AGGREGATE       AVERAGE       AVERAGE    WEIGHTED
                                        NUMBER OF          CUT-OFF DATE    CUT-OFF DATE      MORTGAGE     REMAINING     AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS         BALANCE ($)     BALANCE (%)      RATE (%)   TERM (MOS.)    DSCR (x)
-----------------------------------------------------------------------------------------------------------------------------------
00.20% - 20.00%                              7              159,364,948          14.9         6.526           195        2.00
20.01% - 30.00%                              1                5,787,486           0.5         5.450           119        1.70
30.01% - 40.00%                              7               30,343,741           2.8         5.873           125        2.00
40.01% - 45.00%                              6               78,313,805           7.3         5.397           121        1.72
45.01% - 50.00%                              9               72,599,117           6.8         5.015           105        2.58
50.01% - 55.00%                             15              186,564,479          17.5         5.483           106        2.02
55.01% - 60.00%                             20              181,786,521          17.0         5.843           117        1.48
60.01% - 65.00%                             19              221,644,116          20.8         5.663           118        1.48
65.01% - 70.00%                             15              121,598,836          11.4         5.702           116        1.54
70.01% - 71.94%                              1                8,552,275           0.8         5.670            83        1.44
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                    100           $1,066,555,323         100.0%        5.737%          126        1.77x
===================================================================================================================================


---------------------------------------------------------------------------

                                               WEIGHTED          WEIGHTED
                                                AVERAGE           AVERAGE
                                           CUT-OFF DATE           BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                  LTV (%)           LTV (%)
---------------------------------------------------------------------------
00.20% - 20.00%                                 42.6                0.5
20.01% - 30.00%                                 46.3               30.0
30.01% - 40.00%                                 49.4               35.1
40.01% - 45.00%                                 53.7               44.1
45.01% - 50.00%                                 52.3               48.1
50.01% - 55.00%                                 62.4               53.3
55.01% - 60.00%                                 70.0               57.2
60.01% - 65.00%                                 73.8               62.0
65.01% - 70.00%                                 77.6               65.9
70.01% - 71.94%                                 79.9               71.9
---------------------------------------------------------------------------
TOTALS:                                         63.2%              47.8%
===========================================================================


Minimum: 0.20%
Maximum: 71.94%
Weighted Average: 47.79%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2003-PWR2

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                                         % OF                            MORTGAGE
                                                                                     INITIAL POOL         # OF             LOAN
     ID                                     PROPERTY NAME                              BALANCE         PROPERTIES       SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------
      1       3 Times Square                                                            9.34%              1               PMCF
      2       Jefferson Plaza I and II                                                  5.90%              1               WFB
      3       Barrett Pavilion                                                          4.13%              1              BSCMI
      4       Plaza America Office Towers III and IV                                    3.98%              1               WFB
      5       North Crescent Plaza                                                      3.72%              1              BSCMI
------------------------------------------------------------------------------------------------------------------------------------
      6       Carmel Mountain Ranch Shopping Center                                     3.32%              1              BSCMI
      7       Alexandria Portfolio                                                      2.81%              3              BSCMI
     7a       Virginia Manor                                                            1.56%                             BSCMI
     7b       1550 Gude                                                                 0.64%                             BSCMI
     7c       1500 Gude                                                                 0.62%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
      8       Greeley Mall                                                              2.81%              1              BSCMI
      9       Westside Centre                                                           2.75%              1              BSCMI
     10       First Union Plaza                                                         2.62%              1              BSCMI
     11       Miller/ WRI Portfolio - Thorncreek Crossing (6)                           1.81%              1              BSCMI
     12       Miller/ WRI Portfolio - Lowry Town Center (6)                             0.75%              1              BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     13       Courtyard Marriott at Tysons Corner                                       2.47%              1               PMCF
     14       Royal SunAlliance Building                                                2.01%              1               PMCF
     15       Motorola Office Building                                                  2.01%              1               PMCF
     16       Dartmouth Towne Center                                                    1.88%              1               PMCF
     17       Tallgrass Apartments                                                      1.85%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     18       Bouquet Shopping Center                                                   1.73%              1               PMCF
     19       31st Street Retail                                                        1.54%              1              BSCMI
     20       Tower Development Portfolio                                               1.53%              6               PMCF
     20a      11311 White Rock Road                                                     0.39%                              PMCF
     20b      2751 Mercantile Drive                                                     0.37%                              PMCF
------------------------------------------------------------------------------------------------------------------------------------
     20c      11340 White Rock Road                                                     0.24%                              PMCF
     20d      4510 Orange Grove Avenue                                                  0.23%                              PMCF
     20e      11321 White Rock Road                                                     0.22%                              PMCF
     20f      4378 Auburn Blvd.                                                         0.09%                              PMCF
     21       Circle Business Center                                                    1.47%              1              BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     22       Sun Valley Village Manufactured Housing Community                         1.41%              1               WFB
     23       411 West 13th Street                                                      1.36%              1              BSCMI
     24       Leiner Health Products Building                                           0.67%              1              BSCMI
     25       Garden Ridge Retail                                                       0.66%              1              BSCMI
     26       Reston Glen Apartments                                                    1.17%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     27       Golden Gate Portfolio                                                     1.12%              4              BSCMI
     27a      Golden Gate Portfolio - Golden Gate Shopping Center                       0.60%                             BSCMI
     27b      Golden Gate Portfolio - Circuit City- Cary                                0.31%                             BSCMI
     27c      Golden Gate Portfolio - Eckerds - 12th Street                             0.15%                             BSCMI
     27d      Golden Gate Portfolio - Eckerds - Peach & Zimmerly                        0.06%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     28       Corpus Christi Business Park Portfolio                                    1.02%              4               PMCF
     28a      Windchase Shopping Center                                                 0.38%                              PMCF
     28b      Corpus Christi Business Park                                              0.29%                              PMCF
     28c      Park 37 Business Park                                                     0.21%                              PMCF
     28d      Pharaoh Plaza                                                             0.14%                              PMCF
------------------------------------------------------------------------------------------------------------------------------------
     29       Westport Retail                                                           0.94%              1               PMCF
     30       Georgian Bay Apartments                                                   0.92%              1               PMCF
     31       WESCO 3                                                                   0.91%              17             BSCMI
     31a      WESCO 3 - Phoenix Brown                                                   0.11%                             BSCMI
     31b      WESCO 3 - Detroit                                                         0.10%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     31c      WESCO 3 - Fort Myers                                                      0.08%                             BSCMI
     31d      WESCO 3 - Denver                                                          0.07%                             BSCMI
     31e      WESCO 3 - Indianapolis                                                    0.07%                             BSCMI
     31f      WESCO 3 - Anchorage                                                       0.07%                             BSCMI
     31g      WESCO 3 - Bakersfield                                                     0.07%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     31h      WESCO 3 - Deer Park                                                       0.06%                             BSCMI
     31i      WESCO 3 - Augusta                                                         0.05%                             BSCMI
     31j      WESCO 3 - Burlington                                                      0.04%                             BSCMI
     31k      WESCO 3 - North Fargo                                                     0.04%                             BSCMI
     31l      WESCO 3 - Billings                                                        0.03%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     31m      WESCO 3 - Beaumont                                                        0.03%                             BSCMI
     31n      WESCO 3 - York                                                            0.03%                             BSCMI
     31o      WESCO 3 - Wichita                                                         0.02%                             BSCMI
     31p      WESCO 3 - Decatur                                                         0.02%                             BSCMI
     31q      WESCO 3 - Coldwater                                                       0.02%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     32       Inland Eckerd Portfolio 2                                                 0.89%              6              BSCMI
     32a      Inland Eckerd Portfolio 2 - Eckerd - Rt. 51 & 88                          0.15%                             BSCMI
     32b      Inland Eckerd Portfolio 2 - Eckerd - Monroeville & Jameson                0.15%                             BSCMI
     32c      Inland Eckerd Portfolio 2 - Eckerd - Rt. 286                              0.15%                             BSCMI
     32d      Inland Eckerd Portfolio 2 - Eckerd -Rt. 130 & Pleasant Valley             0.15%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     32e      Inland Eckerd Portfolio 2 - Eckerd - Old Freeport & Pillow                0.15%                             BSCMI
     32f      Inland Eckerd Portfolio 2 - Eckerd - Rt. 22 & Cove                        0.13%                             BSCMI
     33       Central Avenue Shopping Center                                            0.82%              1              BSCMI
     34       Richboro Shopping Center                                                  0.81%              1              BSCMI
     35       Crystal Lake Apartments                                                   0.80%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     36       Sandia Distribution Center                                                0.80%              1               WFB
     37       The Village at Wesley Chapel Apartments                                   0.77%              1               PMCF
     38       AmeriTel Boise Spectrum                                                   0.72%              1               WFB
     39       Coral Club Apartments                                                     0.72%              1               PMCF
     40       Greenoaks Manufactured Housing Community                                  0.72%              1               WFB
------------------------------------------------------------------------------------------------------------------------------------
     41       Inland Eckerd Portfolio 3                                                 0.71%              5              BSCMI
     41a      Inland Eckerd Portfolio 3 - Eckerd - Broad & Bailey                       0.17%                             BSCMI
     41b      Inland Eckerd Portfolio 3 - Eckerd - Rt. 119 & York                       0.15%                             BSCMI
     41c      Inland Eckerd Portfolio 3 - Eckerd - Genesee and Pine                     0.15%                             BSCMI
     41d      Inland Eckerd Portfolio 3 - Eckerd - Millersport Highway                  0.15%                             BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     41e      Inland Eckerd Portfolio 3 - Eckerd - Central & Millard Fillmore           0.08%                             BSCMI
     42       Extra Space Self Storage                                                  0.70%              1               PMCF
     43       Meadowbrook at Kings Grant Apartments                                     0.70%              1               PMCF
     44       679 Madison Avenue                                                        0.66%              1               PMCF
     45       York Plaza                                                                0.65%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     46       Regal Cinemas Land Portfolio                                              0.65%              3              BSCMI
     46a      Regal Cinemas Land Portfolio - Regal - Kennesaw                           0.28%                             BSCMI
     46b      Regal Cinemas Land Portfolio - Regal - Lynwood                            0.20%                             BSCMI
     46c      Regal Cinemas Land Portfolio - Regal - Chesapeake                         0.17%                             BSCMI
     47       Whittier Gateway                                                          0.62%              1              BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     48       West Deptford Self Storage                                                0.60%              1               PMCF
     49       Family Tree Apartments                                                    0.58%              1               PMCF
     50       Ocean Springs Shopping Center                                             0.56%              1              BSCMI
     51       Eastern States Portfolio                                                  0.54%              2               PMCF
     51a      First State Portfolio                                                     0.38%                              PMCF
------------------------------------------------------------------------------------------------------------------------------------
     51b      Penflex III                                                               0.16%                              PMCF
     52       Kennametal                                                                0.53%              1              BSCMI
     53       AmeriTel Boise Towne Square                                               0.51%              1               WFB
     54       Raintree Apartments                                                       0.50%              1               PMCF
     55       Victory Creek Apartments                                                  0.50%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     56       Wallace Plaza                                                             0.49%              1              BSCMI
     57       Coral Desert Health Center                                                0.49%              1               PMCF
     58       Carefree Marketplace                                                      0.48%              1              BSCMI
     59       1326 North Market Boulevard                                               0.47%              1               PMCF
     60       Carriage Square Shopping Center                                           0.45%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     61       Kulick Road                                                               0.42%              1               PMCF
     62       Cactus Road Self-Storage                                                  0.27%              1               PMCF
     63       Gilbert Self-Storage                                                      0.15%              1               PMCF
     64       Walnut Chestnut Park Plaza                                                0.41%              1               PMCF
     65       Albertson's - Montana                                                     0.38%              1               WFB
------------------------------------------------------------------------------------------------------------------------------------
     66       Albertson's - Montwood                                                    0.38%              1               WFB
     67       3737 Birch Street                                                         0.37%              1              BSCMI
     68       Northlake Shopping Center                                                 0.36%              1               PMCF
     69       Salt Lake City Multifamily - The Gardens                                  0.28%              1              BSCMI
     70       Salt Lake City Multifamily - Highland East Apartments                     0.08%              1              BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     71       Monticello Crossroads Apartments                                          0.36%              1               WFB
     72       Forest City Retail                                                        0.36%              1              BSCMI
     73       Patriot Village                                                           0.35%              1               WFB
     74       Waterford Lakes Medical Building                                          0.34%              1               PMCF
     75       Gloria Center Office                                                      0.33%              1              BSCMI
------------------------------------------------------------------------------------------------------------------------------------
     76       Elm Properties Warehouse                                                  0.32%              1               PMCF
     77       Storage USA - Lexington Park                                              0.32%              1               PMCF
     78       Tamaron Manor Apartments                                                  0.31%              1               PMCF
     79       Westminster Club Apartments                                               0.31%              1               PMCF
     80       Bay Park Apartments                                                       0.30%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     81       Pine Lake Medical Buildings                                               0.30%              1               PMCF
     82       Kash N Karry                                                              0.30%              1              BSCMI
     83       Whitney Ranch Business Center                                             0.29%              1               PMCF
     84       125 Tremont Street                                                        0.28%              1              BSCMI
     85       Twain Plaza                                                               0.28%              1               PMCF
------------------------------------------------------------------------------------------------------------------------------------
     86       2251 Rutherford Road                                                      0.27%              1              BSCMI
     87       Coxhead Apartments                                                        0.27%              1               WFB
     88       Storme Apartment Portfolio                                                0.26%              3               PMCF
     88a      Brookside Oval                                                            0.15%                              PMCF
     88b      Shady Cove Apartments                                                     0.06%                              PMCF
------------------------------------------------------------------------------------------------------------------------------------
     88c      Brookside Way                                                             0.05%                              PMCF
     89       The Safe Place Mini Storage                                               0.26%              1               PMCF
     90       Walgreen's Norfolk                                                        0.23%              1               PMCF
     91       160 West 72nd Street                                                      0.23%              1              BSCMI
     92       ABX Distribution Building                                                 0.22%              1               WFB
------------------------------------------------------------------------------------------------------------------------------------
     93       Palms at Green Valley                                                     0.21%              1               WFB
     94       Los Olivos Apartments                                                     0.20%              1               WFB
     95       Chaparral Court                                                           0.20%              1               WFB
     96       West Pearland Retail                                                      0.19%              1               PMCF
     97       Flotilla Street                                                           0.18%              1               WFB
------------------------------------------------------------------------------------------------------------------------------------
     98       CVS-Milton                                                                0.15%              1               PMCF
     99       Twin Creeks Flex Building                                                 0.15%              1               PMCF
     100      REMAX Office Building                                                     0.10%              1               WFB

                                           CUT-OFF        GENERAL                              DETAILED
                     ORIGINAL               DATE          PROPERTY                             PROPERTY
     ID              BALANCE               BALANCE        TYPE                                 TYPE
------------------------------------------------------------------------------------------------------------------------------------
      1             99,566,288           99,566,288       Office                               Office/Retail
      2             63,000,000           62,939,186       Office                               Urban
      3             44,000,000           44,000,000       Retail                               Anchored
      4             42,500,000           42,464,449       Office                               Suburban
      5             40,000,000           39,692,392       Office                               Urban
------------------------------------------------------------------------------------------------------------------------------------
      6             35,500,000           35,394,227       Retail                               Anchored
      7             30,000,000           30,000,000       Industrial                           Flex Industrial
     7a             16,600,000           16,600,000       Industrial                           Flex Industrial
     7b              6,800,000            6,800,000       Industrial                           Flex Industrial
     7c              6,600,000            6,600,000       Industrial                           Flex Industrial
------------------------------------------------------------------------------------------------------------------------------------
      8             30,000,000           30,000,000       Retail                               Anchored
      9             29,350,000           29,350,000       Retail                               Anchored
     10             28,000,000           27,918,070       Office                               Suburban
     11             19,300,000           19,264,502       Retail                               Anchored
     12              8,000,000            7,985,286       Retail                               Shadow/Weak Anchored
------------------------------------------------------------------------------------------------------------------------------------
     13             26,400,000           26,331,108       Hospitality                          Full Service
     14             22,000,000           21,438,859       Office                               Suburban
     15             21,420,000           21,420,000       Office                               Suburban
     16             20,000,000           20,000,000       Retail                               Anchored
     17             19,750,000           19,710,744       Multifamily                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     18             18,500,000           18,450,994       Retail                               Anchored
     19             16,500,000           16,436,862       Retail                               Anchored
     20             16,327,500           16,327,500       Various                              Various
     20a             4,117,500            4,117,500       Industrial                           Warehouse/Office
     20b             3,975,000            3,975,000       Industrial                           Warehouse/Office
------------------------------------------------------------------------------------------------------------------------------------
     20c             2,520,000            2,520,000       Industrial                           Warehouse/Office
     20d             2,407,500            2,407,500       Office                               Suburban
     20e             2,370,000            2,370,000       Industrial                           Warehouse/Office
     20f               937,500              937,500       Office                               Suburban
     21             15,700,000           15,683,822       Office                               Suburban
------------------------------------------------------------------------------------------------------------------------------------
     22             15,000,000           14,988,181       Manufactured Housing Community       Manufactured Housing Community
     23             14,500,000           14,500,000       Office                               Urban
     24              7,200,000            7,193,551       Industrial                           Warehouse/Distribution
     25              7,050,000            7,043,686       Retail                               Free-Standing
     26             12,500,000           12,462,081       Multifamily                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     27             11,900,000           11,900,000       Retail                               Various
     27a             6,378,550            6,378,550       Retail                               Anchored
     27b             3,280,000            3,280,000       Retail                               Free-Standing
     27c             1,601,450            1,601,450       Retail                               Free-Standing
     27d               640,000              640,000       Retail                               Free-Standing
------------------------------------------------------------------------------------------------------------------------------------
     28             10,900,000           10,855,659       Various                              Various
     28a             4,096,178            4,079,515       Retail                               Unanchored
     28b             3,054,777            3,042,350       Industrial                           Flex
     28c             2,221,656            2,212,618       Industrial                           Flex
     28d             1,527,389            1,521,175       Retail                               Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     29             10,000,000           10,000,000       Retail                               Anchored
     30              9,800,000            9,780,989       Multifamily                          Multifamily
     31              9,800,000            9,705,051       Industrial                           Warehouse/Distribution
     31a             1,210,000            1,198,277       Industrial                           Warehouse/Distribution
     31b             1,070,000            1,059,633       Industrial                           Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     31c               810,000              802,152       Industrial                           Warehouse/Distribution
     31d               800,000              792,249       Industrial                           Warehouse/Distribution
     31e               750,000              742,734       Industrial                           Warehouse/Distribution
     31f               730,000              722,927       Industrial                           Warehouse/Distribution
     31g               720,000              713,024       Industrial                           Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     31h               650,000              643,702       Industrial                           Warehouse/Distribution
     31i               580,000              574,381       Industrial                           Warehouse/Distribution
     31j               460,000              455,543       Industrial                           Warehouse/Distribution
     31k               380,000              376,318       Industrial                           Warehouse/Distribution
     31l               360,000              356,512       Industrial                           Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     31m               360,000              356,512       Industrial                           Warehouse/Distribution
     31n               280,000              277,287       Industrial                           Warehouse/Distribution
     31o               230,000              227,772       Industrial                           Warehouse/Distribution
     31p               210,000              207,965       Industrial                           Warehouse/Distribution
     31q               200,000              198,062       Industrial                           Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     32              9,489,960            9,489,960       Retail                               Anchored
     32a             1,636,200            1,636,200       Retail                               Anchored
     32b             1,636,200            1,636,200       Retail                               Anchored
     32c             1,636,200            1,636,200       Retail                               Anchored
     32d             1,636,200            1,636,200       Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
     32e             1,570,752            1,570,752       Retail                               Anchored
     32f             1,374,408            1,374,408       Retail                               Anchored
     33              8,700,000            8,700,000       Retail                               Anchored
     34              8,600,000            8,588,390       Retail                               Shadow/Weak Anchored
     35              8,560,000            8,552,275       Multifamily                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     36              8,500,000            8,492,231       Industrial                           Warehouse
     37              8,200,000            8,176,278       Multifamily                          Multifamily
     38              7,715,000            7,686,201       Hospitality                          Limited Service
     39              7,700,000            7,684,360       Multifamily                          Multifamily
     40              7,650,000            7,650,000       Manufactured Housing Community       Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
     41              7,536,500            7,536,500       Retail                               Anchored
     41a             1,777,076            1,777,076       Retail                               Anchored
     41b             1,636,200            1,636,200       Retail                               Anchored
     41c             1,636,200            1,636,200       Retail                               Anchored
     41d             1,581,660            1,581,660       Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
     41e               905,364              905,364       Retail                               Anchored
     42              7,500,000            7,491,841       Self-Storage                         Self-Storage
     43              7,500,000            7,456,298       Multifamily                          Multifamily
     44              7,000,000            6,992,421       Retail                               Unanchored/Residences
     45              7,000,000            6,968,334       Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
     46              6,950,000            6,903,056       Retail                               Shadow/Weak Anchored
     46a             3,000,000            2,979,736       Retail                               Shadow/Weak Anchored
     46b             2,175,000            2,160,309       Retail                               Shadow/Weak Anchored
     46c             1,775,000            1,763,011       Retail                               Shadow/Weak Anchored
     47              6,650,000            6,636,814       Retail                               Free-Standing
------------------------------------------------------------------------------------------------------------------------------------
     48              6,400,000            6,391,060       Self-Storage                         Self-Storage
     49              6,250,000            6,211,480       Multifamily                          Multifamily
     50              5,950,000            5,950,000       Retail                               Anchored
     51              5,800,000            5,787,486       Industrial                           Various
     51a             4,083,200            4,074,390       Industrial                           Flex
------------------------------------------------------------------------------------------------------------------------------------
     51b             1,716,800            1,713,096       Industrial                           Flex
     52              5,737,500            5,705,544       Industrial                           Warehouse/Distribution
     53              5,505,000            5,484,451       Hospitality                          Limited Service
     54              5,350,000            5,333,441       Multifamily                          Multifamily
     55              5,300,000            5,295,033       Multifamily                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     56              5,250,000            5,242,980       Retail                               Anchored
     57              5,200,000            5,193,833       Office                               Medical/Office
     58              5,150,000            5,150,000       Retail                               Shadow/Weak Anchored
     59              5,000,000            4,980,576       Industrial                           Flex
     60              4,800,000            4,800,000       Retail                               Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     61              4,500,000            4,495,274       Industrial                           Warehouse/Office
     62              2,850,000            2,834,579       Self-Storage                         Self-Storage
     63              1,650,000            1,641,072       Self-Storage                         Self-Storage
     64              4,360,000            4,345,587       Multifamily                          Multifamily
     65              4,100,000            4,096,309       Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
     66              4,100,000            4,096,309       Retail                               Anchored
     67              4,000,000            3,992,260       Office                               Urban
     68              3,900,000            3,891,438       Retail                               Shadow Anchored
     69              3,000,000            2,986,470       Multifamily                          Garden
     70                900,000              895,941       Multifamily                          Garden
------------------------------------------------------------------------------------------------------------------------------------
     71              3,850,000            3,846,699       Multifamily                          Garden
     72              3,800,000            3,790,146       Retail                               Anchored
     73              3,700,000            3,693,490       Retail                               Shadow Anchored
     74              3,658,750            3,658,750       Office                               Medical/Office
     75              3,500,000            3,500,000       Office                               Urban
------------------------------------------------------------------------------------------------------------------------------------
     76              3,500,000            3,463,593       Industrial                           Warehouse/Office
     77              3,450,000            3,445,099       Self-Storage                         Self-Storage
     78              3,370,000            3,350,857       Multifamily                          Multifamily
     79              3,315,000            3,302,797       Multifamily                          Multifamily
     80              3,250,000            3,246,824       Multifamily                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     81              3,250,000            3,227,751       Office                               Medical/Office
     82              3,150,000            3,150,000       Retail                               Anchored
     83              3,150,000            3,137,988       Industrial                           Flex
     84              3,000,000            2,985,920       Office                               Mixed Use
     85              2,950,000            2,938,064       Retail                               Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     86              2,900,000            2,891,287       Office                               Urban
     87              2,850,000            2,841,593       Multifamily                          Mid-Rise
     88              2,800,000            2,797,593       Multifamily                          Various
     88a             1,629,091            1,627,690       Multifamily                          Multifamily
     88b               610,909              610,384       Multifamily                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     88c               560,000              559,519       Multifamily                          Multifamily
     89              2,750,000            2,742,754       Self-Storage                         Self-Storage
     90              2,500,000            2,497,405       Retail                               Anchored
     91              2,425,000            2,414,151       Multifamily                          Mixed Use
     92              2,300,000            2,300,000       Industrial                           Warehouse
------------------------------------------------------------------------------------------------------------------------------------
     93              2,250,000            2,248,031       Industrial                           Flex Industrial
     94              2,150,000            2,148,278       Multifamily                          Garden
     95              2,100,000            2,094,625       Retail                               Unanchored
     96              2,050,000            2,043,154       Retail                               Shadow Anchored
     97              1,950,000            1,944,498       Industrial                           Warehouse
------------------------------------------------------------------------------------------------------------------------------------
     98              1,625,000            1,617,373       Retail                               Anchored
     99              1,605,000            1,588,379       Industrial                           Warehouse/Office
     100             1,040,000            1,038,660       Office                               Suburban

                                                     INTEREST               ORIGINAL           STATED REMAINING       ORIGINAL
                INTEREST      ADMINISTRATIVE          ACCRUAL           TERM TO MATURITY       TERM TO MATURITY     AMORTIZATION
     ID           RATE           FEE RATE              BASIS             OR APD (MOS.)          OR APD (MOS.)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
      1          7.3800%          0.0330%             30/360                  218                    218                218
      2          5.4000%          0.0330%           Actual/360                120                    119                360
      3          4.6600%          0.0330%             30/360                   84                     83                 0
      4          5.9650%          0.0330%           Actual/360                120                    119                360
      5          6.2850%          0.0330%           Actual/360                120                    114                300
------------------------------------------------------------------------------------------------------------------------------------
      6          5.5200%          0.0430%           Actual/360                120                    117                360
      7          6.3600%          0.0330%           Actual/360                120                    120                360
     7a
     7b
     7c
------------------------------------------------------------------------------------------------------------------------------------
      8          6.1800%          0.0830%           Actual/360                120                    120                300
      9          4.2700%          0.0330%             30/360                  120                    120                 0
     10          5.6000%          0.0330%           Actual/360                120                    117                360
     11          5.6050%          0.0330%           Actual/360                120                    118                360
     12          5.6050%          0.0330%           Actual/360                120                    118                360
------------------------------------------------------------------------------------------------------------------------------------
     13          5.9000%          0.0330%           Actual/360                120                    118                300
     14          5.0000%          0.0330%           Actual/360                120                    116                120
     15          5.4200%          0.0630%           Actual/360                108                    108                330
     16          4.6100%          0.0330%           Actual/360                180                    180                180
     17          5.2900%          0.0830%           Actual/360                120                    118                360
------------------------------------------------------------------------------------------------------------------------------------
     18          6.0300%          0.0830%           Actual/360                120                    117                360
     19          5.6350%          0.0330%           Actual/360                120                    116                360
     20          5.2000%          0.0330%           Actual/360                120                    120                300
     20a
     20b
------------------------------------------------------------------------------------------------------------------------------------
     20c
     20d
     20e
     20f
     21          5.1300%          0.0330%           Actual/360                120                    119                360
------------------------------------------------------------------------------------------------------------------------------------
     22          6.1900%          0.0330%           Actual/360                120                    119                360
     23          5.3800%          0.0330%           Actual/360                120                    117                324
     24          5.7000%          0.0330%           Actual/360                120                    119                360
     25          5.7000%          0.0330%           Actual/360                120                    119                360
     26          5.4400%          0.0630%           Actual/360                120                    117                360
------------------------------------------------------------------------------------------------------------------------------------
     27          4.8470%          0.0330%             30/360                   84                     79                 0
     27a
     27b
     27c
     27d
------------------------------------------------------------------------------------------------------------------------------------
     28          5.9300%          0.0830%           Actual/360                120                    117                300
     28a
     28b
     28c
     28d
------------------------------------------------------------------------------------------------------------------------------------
     29          5.6400%          0.0330%           Actual/360                120                    116                360
     30          5.3900%          0.0830%           Actual/360                120                    118                360
     31          6.5000%          0.0830%           Actual/360                120                    114                264
     31a
     31b
------------------------------------------------------------------------------------------------------------------------------------
     31c
     31d
     31e
     31f
     31g
------------------------------------------------------------------------------------------------------------------------------------
     31h
     31i
     31j
     31k
     31l
------------------------------------------------------------------------------------------------------------------------------------
     31m
     31n
     31o
     31p
     31q
------------------------------------------------------------------------------------------------------------------------------------
     32          4.9700%          0.0330%             30/360                   84                     77                 0
     32a
     32b
     32c
     32d
------------------------------------------------------------------------------------------------------------------------------------
     32e
     32f
     33          6.2450%          0.0330%           Actual/360                120                    120                360
     34          5.7100%          0.0830%           Actual/360                120                    119                300
     35          5.6700%          0.0330%           Actual/360                 84                     83                360
------------------------------------------------------------------------------------------------------------------------------------
     36          5.6200%          0.0330%           Actual/360                120                    119                360
     37          5.6500%          0.0330%           Actual/360                120                    117                360
     38          6.4900%          0.0330%           Actual/360                120                    118                240
     39          5.2000%          0.0830%           Actual/360                120                    118                360
     40          6.1800%          0.0330%           Actual/360                120                    120                360
------------------------------------------------------------------------------------------------------------------------------------
     41          4.9700%          0.0330%             30/360                   84                     77                 0
     41a
     41b
     41c
     41d
------------------------------------------------------------------------------------------------------------------------------------
     41e
     42          4.9000%          0.0330%           Actual/360                120                    119                360
     43          5.6500%          0.0830%           Actual/360                120                    114                360
     44          4.9200%          0.0830%           Actual/360                120                    119                360
     45          5.7700%          0.0730%           Actual/360                120                    116                330
------------------------------------------------------------------------------------------------------------------------------------
     46          5.7000%          0.0330%           Actual/360                180                    178                180
     46a
     46b
     46c
     47          5.3000%          0.0330%           Actual/360                120                    118                360
------------------------------------------------------------------------------------------------------------------------------------
     48          5.5300%          0.0830%           Actual/360                 84                     83                300
     49          5.4000%          0.0330%           Actual/360                120                    114                360
     50          5.9250%          0.0330%           Actual/360                180                    180                180
     51          5.4500%          0.0830%           Actual/360                120                    119                240
     51a
------------------------------------------------------------------------------------------------------------------------------------
     51b
     52          5.7400%          0.0330%           Actual/360                120                    116                300
     53          6.4900%          0.0330%           Actual/360                120                    118                240
     54          5.3500%          0.0330%           Actual/360                120                    117                360
     55          5.5200%          0.0330%           Actual/360                120                    119                360
------------------------------------------------------------------------------------------------------------------------------------
     56          5.7600%          0.0330%           Actual/360                120                    119                300
     57          5.3500%          0.0330%           Actual/360                120                    119                330
     58          5.6800%          0.0330%           Actual/360                120                    118                360
     59          5.5700%          0.0330%           Actual/360                120                    116                360
     60          6.4700%          0.1030%           Actual/360                120                    120                300
------------------------------------------------------------------------------------------------------------------------------------
     61          5.0500%          0.0330%           Actual/360                120                    119                360
     62          5.9000%          0.0830%           Actual/360                120                    116                300
     63          5.9000%          0.0830%           Actual/360                120                    116                300
     64          5.0500%          0.0830%           Actual/360                120                    117                360
     65          5.6800%          0.0330%           Actual/360                120                    119                360
------------------------------------------------------------------------------------------------------------------------------------
     66          5.6800%          0.0330%           Actual/360                120                    119                360
     67          5.4000%          0.0330%           Actual/360                120                    118                360
     68          4.8700%          0.0830%           Actual/360                 60                     58                360
     69          6.0150%          0.0330%           Actual/360                120                    115                360
     70          6.0150%          0.0330%           Actual/360                120                    115                360
------------------------------------------------------------------------------------------------------------------------------------
     71          5.8700%          0.0530%           Actual/360                120                    119                360
     72          6.1200%          0.1230%           Actual/360                120                    117                360
     73          5.7800%          0.1430%           Actual/360                132                    130                360
     74          6.4300%          0.0330%           Actual/360                120                    120                300
     75          5.8400%          0.0330%           Actual/360                120                    120                360
------------------------------------------------------------------------------------------------------------------------------------
     76          5.6100%          0.0330%           Actual/360                180                    177                180
     77          5.4400%          0.0330%           Actual/360                120                    119                300
     78          5.6300%          0.0830%           Actual/360                120                    116                300
     79          5.8000%          0.0330%           Actual/360                120                    116                360
     80          5.3500%          0.0330%           Actual/360                120                    119                360
------------------------------------------------------------------------------------------------------------------------------------
     81          5.9500%          0.0430%           Actual/360                120                    115                300
     82          6.1000%          0.0330%           Actual/360                180                    180                300
     83          5.6500%          0.0330%           Actual/360                120                    116                360
     84          5.8400%          0.0330%           Actual/360                120                    115                360
     85          5.9600%          0.0830%           Actual/360                120                    117                300
------------------------------------------------------------------------------------------------------------------------------------
     86          5.1500%          0.0830%           Actual/360                 84                     82                300
     87          5.2500%          0.0530%           Actual/360                120                    118                300
     88          5.8600%          0.0830%           Actual/360                120                    119                360
     88a
     88b
------------------------------------------------------------------------------------------------------------------------------------
     88c
     89          5.8500%          0.0830%           Actual/360                180                    178                300
     90          5.1000%          0.0330%           Actual/360                120                    119                360
     91          6.0500%          0.0330%           Actual/360                120                    115                360
     92          5.3500%          0.1030%           Actual/360                120                    120                300
------------------------------------------------------------------------------------------------------------------------------------
     93          5.7900%          0.0530%           Actual/360                120                    119                360
     94          6.1300%          0.0530%           Actual/360                120                    119                360
     95          6.0000%          0.0530%           Actual/360                120                    118                300
     96          5.7900%          0.0330%           Actual/360                180                    179                180
     97          5.4900%          0.1030%           Actual/360                120                    118                300
------------------------------------------------------------------------------------------------------------------------------------
     98          5.8400%          0.0330%           Actual/360                120                    115                360
     99          7.9300%          0.0330%           Actual/360                120                    103                360
     100         5.9500%          0.1030%           Actual/360                120                    119                300

                  REMAINING           FIRST         MATURITY                ANNUAL         MONTHLY         REMAINING
                 AMORTIZATION        PAYMENT          DATE                   DEBT           DEBT         INTEREST ONLY
     ID          TERM (MOS.)          DATE           OR APD              SERVICE (2)     SERVICE (2)     PERIOD (MOS.)   LOCKBOX
------------------------------------------------------------------------------------------------------------------------------------
      1              218             9/15/03        10/14/21              9,974,294        831,191.20                      Yes
      2              359             9/1/03          8/1/13               4,245,173        353,764.40                      Yes
      3               0              9/1/03          8/1/10               2,050,400        170,866.67          83          Yes
      4              359             9/8/03          8/8/13               3,046,241        253,853.39                      Yes
      5              294             4/1/03          3/1/13               3,176,806        264,733.81                      Yes
------------------------------------------------------------------------------------------------------------------------------------
      6              357             7/1/03          6/1/13               2,424,129        202,010.78                      Yes
      7              360             10/1/03         9/1/13               2,242,401        186,866.74                      Yes
     7a
     7b
     7c
------------------------------------------------------------------------------------------------------------------------------------
      8              300             10/1/03         9/1/13               2,359,257        196,604.73                      Yes
      9               0              10/1/03         9/1/13               1,253,245        104,437.08         120          Yes
     10              357             7/1/03          6/1/13               1,928,905        160,742.11                      Yes
     11              358             8/1/03          7/1/13               1,330,297        110,858.10                      Yes
     12              358             8/1/03          7/1/13                 551,418         45,951.54                      Yes
------------------------------------------------------------------------------------------------------------------------------------
     13              298             8/1/03          7/1/13               2,021,825        168,485.45                      Yes
     14              116             6/1/03          5/1/13               2,800,130        233,344.13                      Yes
     15              330             10/1/03         9/1/12               1,499,987        124,998.91                      Yes
     16              180             10/1/03         9/1/18               1,849,505        154,125.42                      Yes
     17              358             8/1/03          7/1/13               1,314,601        109,550.05                      Yes
------------------------------------------------------------------------------------------------------------------------------------
     18              357             7/1/03          6/1/13               1,335,287        111,273.92                      Yes
     19              356             6/1/03          5/1/13               1,141,050         95,087.51                      Yes
     20              300             10/1/03         9/1/13               1,168,334         97,361.13                       No
     20a
     20b
------------------------------------------------------------------------------------------------------------------------------------
     20c
     20d
     20e
     20f
     21              359             9/1/03          8/1/13               1,026,393         85,532.76                       No
------------------------------------------------------------------------------------------------------------------------------------
     22              359             9/1/03          8/1/13               1,101,276         91,773.03                       No
     23              324             7/1/03          6/1/13                 793,102         66,091.81          33          Yes
     24              359             9/1/03          8/1/13                 501,466         41,788.83                      Yes
     25              359             9/1/03          8/1/13                 491,019         40,918.23                      Yes
     26              357             7/1/03          6/1/13                 846,045         70,503.78                       No
------------------------------------------------------------------------------------------------------------------------------------
     27               0              5/1/03          4/1/10                 576,820         48,068.34          79           No
     27a
     27b
     27c
     27d
------------------------------------------------------------------------------------------------------------------------------------
     28              297             7/1/03          6/1/13                 837,158         69,763.19                       No
     28a
     28b
     28c
     28d
------------------------------------------------------------------------------------------------------------------------------------
     29              360             6/1/03          5/1/13                 573,400         47,783.33          44          Yes
     30              358             8/1/03          7/1/13                 659,626         54,968.86                       No
     31              258             4/1/03          3/1/13                 838,416         69,868.02                      Yes
     31a
     31b
------------------------------------------------------------------------------------------------------------------------------------
     31c
     31d
     31e
     31f
     31g
------------------------------------------------------------------------------------------------------------------------------------
     31h
     31i
     31j
     31k
     31l
------------------------------------------------------------------------------------------------------------------------------------
     31m
     31n
     31o
     31p
     31q
------------------------------------------------------------------------------------------------------------------------------------
     32               0              3/1/03          2/1/10                 471,651         39,304.27          77          Yes
     32a
     32b
     32c
     32d
------------------------------------------------------------------------------------------------------------------------------------
     32e
     32f
     33              360             10/1/03         9/1/13                 642,469         53,539.11                       No
     34              299             9/1/03          8/1/13                 646,746         53,895.47                       No
     35              359             9/1/03          8/1/10                 594,236         49,519.66                       No
------------------------------------------------------------------------------------------------------------------------------------
     36              359             9/1/03          8/1/13                 586,848         48,903.96                       No
     37              357             7/1/03          6/1/13                 568,000         47,333.33                       No
     38              238             8/1/03          7/1/13                 689,707         57,475.55                       No
     39              358             8/1/03          7/1/13                 507,378         42,281.54                       No
     40              360             10/1/03         9/1/13                 561,056         46,754.64                       No
------------------------------------------------------------------------------------------------------------------------------------
     41               0              3/1/03          2/1/10                 374,564         31,213.69          77          Yes
     41a
     41b
     41c
     41d
------------------------------------------------------------------------------------------------------------------------------------
     41e
     42              359             9/1/03          8/1/13                 477,654         39,804.50                       No
     43              354             4/1/03          3/1/13                 519,512         43,292.68                       No
     44              359             9/1/03          8/1/13                 446,832         37,236.01                      Yes
     45              326             6/1/03          5/1/13                 508,286         42,357.18                      Yes
------------------------------------------------------------------------------------------------------------------------------------
     46              178             8/1/03          7/1/18                 690,331         57,527.59                       No
     46a
     46b
     46c
     47              358             8/1/03          7/1/13                 443,133         36,927.76                       No
------------------------------------------------------------------------------------------------------------------------------------
     48              299             9/1/03          8/1/10                 472,996         39,416.34                       No
     49              354             4/1/03          3/1/13                 421,148         35,095.67                       No
     50              180             10/1/03         9/1/18                 599,625         49,968.71                       No
     51              239             9/1/03          8/1/13                 476,806         39,733.85                       No
     51a
------------------------------------------------------------------------------------------------------------------------------------
     51b
     52              296             6/1/03          5/1/13                 432,724         36,060.32                      Yes
     53              238             8/1/03          7/1/13                 492,137         41,011.40                       No
     54              357             7/1/03          6/1/13                 358,502         29,875.13                       No
     55              359             9/1/03          8/1/13                 361,912         30,159.36                       No
------------------------------------------------------------------------------------------------------------------------------------
     56              299             9/1/03          8/1/13                 396,718         33,059.82                       No
     57              329             9/1/03          8/1/13                 361,482         30,123.50                       No
     58              360             8/1/03          7/1/13                 297,395         24,782.94          22           No
     59              356             6/1/03          5/1/13                 343,313         28,609.43                       No
     60              300             10/1/03         9/1/13                 387,840         32,320.02                       No
------------------------------------------------------------------------------------------------------------------------------------
     61              359             9/1/03          8/1/13                 291,536         24,294.67                       No
     62              296             6/1/03          5/1/13                 218,265         18,188.77                       No
     63              296             6/1/03          5/1/13                 126,364         10,530.34                       No
     64              357             7/1/03          6/1/13                 282,466         23,538.84                       No
     65              359             9/1/03          8/1/13                 284,934         23,744.48                       No
------------------------------------------------------------------------------------------------------------------------------------
     66              359             9/1/03          8/1/13                 284,934         23,744.48                       No
     67              358             8/1/03          7/1/13                 269,535         22,461.23                       No
     68              358             8/1/03          7/1/08                 247,527         20,627.29                       No
     69              355             5/1/03          4/1/13                 216,186         18,015.46                       No
     70              355             5/1/03          4/1/13                  64,856          5,404.64                       No
------------------------------------------------------------------------------------------------------------------------------------
     71              359             9/1/03          8/1/13                 273,143         22,761.90                       No
     72              357             7/1/03          6/1/13                 276,923         23,076.92                      Yes
     73              358             8/1/03          7/1/14                 259,953         21,662.76                       No
     74              300             10/1/03         9/1/13                 294,532         24,544.35                      Yes
     75              360             10/1/03         9/1/13                 247,507         20,625.60                       No
------------------------------------------------------------------------------------------------------------------------------------
     76              177             7/1/03          6/1/18                 345,632         28,802.63                       No
     77              299             9/1/03          8/1/13                 252,751         21,062.58                       No
     78              296             6/1/03          5/1/13                 251,486         20,957.19                       No
     79              356             6/1/03          5/1/13                 233,410         19,450.86                       No
     80              359             9/1/03          8/1/13                 217,781         18,148.45                       No
------------------------------------------------------------------------------------------------------------------------------------
     81              295             5/1/03          4/1/13                 250,087         20,840.58                       No
     82              300             10/1/03         9/1/18                 245,862         20,488.48                      Yes
     83              356             6/1/03          5/1/13                 218,195         18,182.93                       No
     84              355             5/1/03          4/1/13                 212,149         17,679.08                       No
     85              297             7/1/03          6/1/13                 227,218         18,934.83                       No
------------------------------------------------------------------------------------------------------------------------------------
     86              298             8/1/03          7/1/10                 206,490         17,207.52                       No
     87              298             8/1/03          7/1/13                 204,943         17,078.56                       No
     88              359             9/1/03          8/1/13                 198,435         16,536.22                       No
     88a
     88b
------------------------------------------------------------------------------------------------------------------------------------
     88c
     89              298             8/1/03          7/1/18                 209,604         17,466.99                       No
     90              359             9/1/03          8/1/13                 162,885         13,573.74                      Yes
     91              355             5/1/03          4/1/13                 175,406         14,617.15                       No
     92              300             10/1/03         9/1/13                 167,025         13,918.72                       No
------------------------------------------------------------------------------------------------------------------------------------
     93              359             9/1/03          8/1/13                 158,251         13,187.62                       No
     94              359             9/1/03          8/1/13                 156,847         13,070.58                       No
     95              298             8/1/03          7/1/13                 162,364         13,530.33                       No
     96              179             9/1/03          8/1/18                 204,808         17,067.35                       No
     97              298             8/1/03          7/1/13                 143,557         11,963.06                       No
------------------------------------------------------------------------------------------------------------------------------------
     98              355             5/1/03          4/1/13                 114,914          9,576.17                      Yes
     99              343             5/1/02          4/1/12                 140,384         11,698.69                       No
     100             299             9/1/03          8/1/13                  80,028          6,668.98                       No

                                          ARD           CROSSED
                                          LOAN            WITH                            GRACE       PAYMENT          APPRAISED
     ID       LOCKBOX TYPE               (Y/N)        OTHER LOANS        DSCR (2)         PERIOD       DATE              VALUE
------------------------------------------------------------------------------------------------------------------------------------
      1       Hard In-Place                No             NAP            2.35 (3)       2,4,10,20      15th             450,000,000
      2       In Place - Hard              No              No              1.70             5           1st             119,000,000
      3       Springing, Soft/Hard         No              No              2.82             0           1st           80,000,000 (9)
      4       In Place - Hard              No              No            1.29 (4)           0           8th         115,400,000 (11)
      5       In Place, Hard               No              No              1.43             0           1st              55,000,000
------------------------------------------------------------------------------------------------------------------------------------
      6       In Place, Soft               No              No            1.38 (5)           10          1st              96,000,000
      7       Springing, Hard              No              No              1.37             5           1st              44,000,000
     7a                                                                                                                  25,000,000
     7b                                                                                                                  10,000,000
     7c                                                                                                                   9,000,000
------------------------------------------------------------------------------------------------------------------------------------
      8       In Place, Soft               No              No              1.57             5           1st              43,500,000
      9       Springing, Soft/Hard         No              No              3.08             0           1st              60,400,000
     10       In Place, Soft               No              No              1.55             5           1st              38,000,000
     11       In Place, Soft to Hard       No             Yes              1.51             5           1st           26,140,000 (7)
     12       In Place, Soft to Hard       No             Yes              1.64             5           1st           10,900,000 (8)
------------------------------------------------------------------------------------------------------------------------------------
     13       Springing                   Yes              No              1.68             5           1st              40,000,000
     14       Springing                    No              No              1.17             0           1st              44,600,000
     15       Hard (A/B), In-Place        Yes              No              1.57             5           1st              32,770,000
     16       Springing                    No              No              1.73             5           1st              42,000,000
     17       Hard, In-Place               No              No              1.62             5           1st              25,000,000
------------------------------------------------------------------------------------------------------------------------------------
     18       Springing                    No              No              1.38             5           1st              26,000,000
     19       In Place, Hard               No              No              1.48             5           1st              23,400,000
     20       NAP                          No              No              1.38             5           1st              22,030,000
     20a                                                                                                                  5,550,000
     20b                                                                                                                  5,300,000
------------------------------------------------------------------------------------------------------------------------------------
     20c                                                                                                                  3,360,000
     20d                                                                                                                  3,210,000
     20e                                                                                                                  3,360,000
     20f                                                                                                                  1,250,000
     21       NAP                          No              No              1.57             5           1st              21,000,000
------------------------------------------------------------------------------------------------------------------------------------
     22       NAP                          No              No              1.31             8           1st              19,700,000
     23       In Place, Soft               No              No              2.02             5           1st          19,200,000 (10)
     24       Springing, Hard              No             Yes              1.60             5           1st              11,000,000
     25       In Place, Soft               No             Yes              1.62             5           1st               9,400,000
     26       NAP                          No              No              1.50             5           1st              18,900,000
------------------------------------------------------------------------------------------------------------------------------------
     27       NAP                          No              No              3.07             0           1st              22,875,000
     27a                                                                                                                 10,975,000
     27b                                                                                                                  5,960,000
     27c                                                                                                                  4,240,000
     27d                                                                                                                  1,700,000
------------------------------------------------------------------------------------------------------------------------------------
     28       NAP                          No              No              1.49             5           1st              15,700,000
     28a                                                                                                                  5,900,000
     28b                                                                                                                  4,400,000
     28c                                                                                                                  3,200,000
     28d                                                                                                                  2,200,000
------------------------------------------------------------------------------------------------------------------------------------
     29       Springing                    No              No              2.09             5           1st              18,200,000
     30       NAP                          No              No              1.48             5           1st              12,350,000
     31       In Place, Hard               No              No              1.57             0           1st              15,745,000
     31a                                                                                                                  2,170,000
     31b                                                                                                                  1,650,000
------------------------------------------------------------------------------------------------------------------------------------
     31c                                                                                                                  1,250,000
     31d                                                                                                                  1,225,000
     31e                                                                                                                  1,235,000
     31f                                                                                                                  1,130,000
     31g                                                                                                                  1,110,000
------------------------------------------------------------------------------------------------------------------------------------
     31h                                                                                                                  1,000,000
     31i                                                                                                                    890,000
     31j                                                                                                                    700,000
     31k                                                                                                                    600,000
     31l                                                                                                                    550,000
------------------------------------------------------------------------------------------------------------------------------------
     31m                                                                                                                    550,000
     31n                                                                                                                    435,000
     31o                                                                                                                    350,000
     31p                                                                                                                    600,000
     31q                                                                                                                    300,000
------------------------------------------------------------------------------------------------------------------------------------
     32       Springing, Soft/Hard         No              No              3.17             0           1st              19,240,000
     32a                                                                                                                  3,880,000
     32b                                                                                                                  3,350,000
     32c                                                                                                                  3,710,000
     32d                                                                                                                  2,980,000
------------------------------------------------------------------------------------------------------------------------------------
     32e                                                                                                                  2,810,000
     32f                                                                                                                  2,510,000
     33       NAP                          No              No              1.44             5           1st              11,400,000
     34       NAP                          No              No              1.55             5           1st              11,500,000
     35       NAP                          No              No              1.44             5           1st              10,700,000
------------------------------------------------------------------------------------------------------------------------------------
     36       NAP                          No              No              1.55             5           1st          10,650,000 (12)
     37       NAP                          No              No              1.43             5           1st              10,600,000
     38       NAP                          No              No              2.01             5           1st              14,500,000
     39       NAP                          No              No              1.57             5           1st              10,050,000
     40       NAP                          No              No              1.32             8           1st               9,810,000
------------------------------------------------------------------------------------------------------------------------------------
     41       Springing, Soft/Hard         No              No              3.11             0           1st              15,080,000
     41a                                                                                                                  3,180,000
     41b                                                                                                                  3,540,000
     41c                                                                                                                  3,810,000
     41d                                                                                                                  2,840,000
------------------------------------------------------------------------------------------------------------------------------------
     41e                                                                                                                  1,710,000
     42       NAP                          No              No              1.90             5           1st              10,000,000
     43       NAP                          No              No              1.61             5           1st               9,625,000
     44       Hard (A/B), In-Place        Yes              No              2.44             5           1st              18,000,000
     45       Hard (A/B), In-Place        Yes              No              1.58             5           1st               8,800,000
------------------------------------------------------------------------------------------------------------------------------------
     46       NAP                          No              No              1.52             5           1st              12,570,000
     46a                                                                                                                  5,400,000
     46b                                                                                                                  3,870,000
     46c                                                                                                                  3,300,000
     47       NAP                          No              No              1.68             5           1st               9,800,000
------------------------------------------------------------------------------------------------------------------------------------
     48       NAP                          No              No              1.53             5           1st               8,300,000
     49       NAP                          No              No              1.82             5           1st              10,800,000
     50       NAP                          No              No              1.15             5           1st               9,800,000
     51       NAP                          No              No              1.70             5           1st              12,500,000
     51a                                                                                                                  8,800,000
------------------------------------------------------------------------------------------------------------------------------------
     51b                                                                                                                  3,700,000
     52       In Place, Soft               No              No              1.62             5           1st               7,900,000
     53       NAP                          No              No              2.07             5           1st              10,000,000
     54       NAP                          No              No              1.56             5           1st               7,900,000
     55       NAP                          No              No              1.75             5           1st               8,250,000
------------------------------------------------------------------------------------------------------------------------------------
     56       NAP                          No              No              1.60             5           1st               7,400,000
     57       NAP                          No              No              1.80             5           1st               8,220,000
     58       NAP                          No              No              1.94             5           1st               7,425,000
     59       NAP                          No              No              1.56             5           1st               7,410,000
     60       NAP                          No              No              1.46             5           1st               7,200,000
------------------------------------------------------------------------------------------------------------------------------------
     61       NAP                          No              No              1.99             5           1st               8,300,000
     62       NAP                          No             Yes              1.52             5           1st               4,070,000
     63       NAP                          No             Yes              1.48             5           1st               3,870,000
     64       NAP                          No              No              1.65             5           1st               5,450,000
     65       NAP                          No              No              1.59             5           1st               5,830,000
------------------------------------------------------------------------------------------------------------------------------------
     66       NAP                          No              No              1.64             5           1st               5,830,000
     67       NAP                          No              No              1.55             5           1st               6,050,000
     68       NAP                          No              No              1.72             5           1st               7,750,000
     69       NAP                          No             Yes              1.44             5           1st               3,850,000
     70       NAP                          No             Yes              1.43             5           1st               1,250,000
------------------------------------------------------------------------------------------------------------------------------------
     71       NAP                          No              No              1.44             5           1st               4,850,000
     72       Springing, Hard              No              No              1.47             5           1st               5,100,000
     73       NAP                          No              No              1.53             5           1st               4,900,000
     74       Hard (A/B), In-Place         No              No              1.40             5           1st               4,750,000
     75       NAP                          No              No              1.94             5           1st               5,700,000
------------------------------------------------------------------------------------------------------------------------------------
     76       NAP                          No              No              1.48             5           1st               6,175,000
     77       NAP                          No              No              2.07             5           1st               7,400,000
     78       NAP                          No              No              1.34             5           1st               4,300,000
     79       NAP                          No              No              1.53             5           1st               5,000,000
     80       NAP                          No              No              1.48             5           1st               4,625,000
------------------------------------------------------------------------------------------------------------------------------------
     81       NAP                          No              No              1.41             5           1st               5,350,000
     82       Springing, Soft/Hard         No              No              1.43             5           1st               4,900,000
     83       NAP                          No              No              1.56             5           1st               4,400,000
     84       NAP                          No              No              1.51             5           1st               3,800,000
     85       NAP                          No              No              1.56             5           1st               4,020,000
------------------------------------------------------------------------------------------------------------------------------------
     86       NAP                          No              No              1.72             5           1st               4,650,000
     87       NAP                          No              No              1.44             5           1st               5,050,000
     88       NAP                          No              No              1.89             5           1st               5,500,000
     88a                                                                                                                  3,200,000
     88b                                                                                                                  1,200,000
------------------------------------------------------------------------------------------------------------------------------------
     88c                                                                                                                  1,100,000
     89       NAP                          No              No              1.62             5           1st               3,900,000
     90       Hard (A/B), In-Place        Yes              No              1.96             5           1st               4,600,000
     91       NAP                          No              No              1.47             5           1st               3,700,000
     92       NAP                          No              No              1.59             5           1st               3,360,000
------------------------------------------------------------------------------------------------------------------------------------
     93       NAP                          No              No              1.65             5           1st               3,325,000
     94       NAP                          No              No              1.72             5           1st               3,875,000
     95       NAP                          No              No              1.53             5           1st               2,910,000
     96       NAP                          No              No              1.42             5           1st               3,200,000
     97       NAP                          No              No              1.49             5           1st               4,400,000
------------------------------------------------------------------------------------------------------------------------------------
     98       Hard (A/B), In-Place        Yes              No              1.55             5           1st               2,200,000
     99       NAP                          No              No              1.02             5           1st               2,100,000
     100      NAP                          No              No              1.61             5           1st               1,690,000

                  CUT-OFF             LTV
                  DATE LTV          RATIO AT
     ID            RATIO            MATURITY      ADDRESS                                      CITY                        STATE
------------------------------------------------------------------------------------------------------------------------------------
      1          37.61% (3)        0.20% (3)      3 Time Square                                New York                     NY
      2            52.89%            44.19%       1411 and 1421 Jefferson Davis Highway        Arlington                    VA
      3          55.00% (9)        55.00% (9)     740 Barrett Parkway                          Kennesaw                     GA
      4        73.60% (4)(11)    62.53% (4)(11)   11720 and 11730 Plaza America Drive          Reston                       VA
      5            72.17%            57.08%       360 North Crescent Drive                     Beverly Hills                CA
------------------------------------------------------------------------------------------------------------------------------------
      6          73.74% (5)        61.96% (5)     11602 Carmel Mountain Road                   San Diego                    CA
      7            68.18%            58.54%       Various                                      Various                      MD
     7a                                           8000, 9000 & 10000 Virginia Manor            Beltsville                   MD
     7b                                           1550 East Gude Drive                         Rockville                    MD
     7c                                           1500 East Gude Drive                         Rockville                    MD
------------------------------------------------------------------------------------------------------------------------------------
      8            68.97%            53.90%       2050 Greeley Mall Drive                      Greeley                      CO
      9            48.59%            48.59%       US Highway 72 & Enterprise Way               Huntsville                   AL
     10            73.47%            61.88%       2200 West Main Street                        Durham                       NC
     11          73.70% (7)        62.03% (7)     East 120th Avenue & Washington               Thornton                     CO
     12          73.26% (8)        61.66% (8)     2nd Avenue at Quebec Street                  Denver                       CO
------------------------------------------------------------------------------------------------------------------------------------
     13            65.83%            51.12%       1960-A Chain Bridge Road                     McLean                       VA
     14            48.07%            0.81%        9300 Arrowpoint Boulevard                    Charlotte                    NC
     15            65.36%            54.09%       37101 Corporate Drive                        Farmington Hills             MI
     16            47.62%            0.79%        380 & 470 State Road                         North Dartmouth              MA
     17            78.84%            65.72%       1240 East Broomfield Road                    Mt. Pleasant                 MI
------------------------------------------------------------------------------------------------------------------------------------
     18            70.97%            60.52%       26502 to 26586 Bouquet Canyon Rd.            Santa Clarita                CA
     19            70.24%            59.29%       22-06/24 & 22-01/27 31st Street              Astoria                      NY
     20            74.11%            56.01%       Various                                      Various                      CA
     20a                                          11311 White Rock Road                        Rancho Cordova               CA
     20b                                          2751 Mercantile Drive                        Rancho Cordova               CA
------------------------------------------------------------------------------------------------------------------------------------
     20c                                          11340 White Rock Road                        Rancho Cordova               CA
     20d                                          4510 Orange Grove Avenue                     Sacramento                   CA
     20e                                          11321 White Rock Road                        Rancho Cordova               CA
     20f                                          4378 Auburn Blvd.                            Sacramento                   CA
     21            74.68%            61.87%       4500-4510 East Pacific Coast Highway         Long Beach                   CA
------------------------------------------------------------------------------------------------------------------------------------
     22            76.08%            65.07%       125 Sahara Drive                             Pacheco                      CA
     23         75.52% (10)       65.57% (10)     411 West 13th Street                         New York                     NY
     24            65.40%            55.13%       7366 Orangewood Avenue                       Garden Grove                 CA
     25            74.93%            63.17%       35 Park Woodruff Drive                       Greenville                   SC
     26            65.94%            55.27%       12265 Laurel Glade Court                     Reston                       VA
------------------------------------------------------------------------------------------------------------------------------------
     27            52.02%            52.02%       Various                                      Various                    Various
     27a                                          2290 Golden Gate Drive                       Greensboro                   NC
     27b                                          1401 Piney Plains                            Cary                         NC
     27c                                          2184 West 12th Street                        Erie                         PA
     27d                                          5440 Peach Street                            Mill Creek                   PA
------------------------------------------------------------------------------------------------------------------------------------
     28            69.14%            53.82%       Various                                      Various                      TX
     28a                                          2033 Airline Road                            Corpus Christi               TX
     28b                                          4531 Ayers Street                            Corpus Christi               TX
     28c                                          5233 Interstate Highway 37                   Corpus Christi               TX
     28d                                          4701 Ayers Street                            Corpus Christi               TX
------------------------------------------------------------------------------------------------------------------------------------
     29            54.95%            50.34%       66-99 Main Street                            Westport                     CT
     30            79.20%            66.22%       14179 Georgian Bay Circle                    Fort Myers                   FL
     31            61.64%            45.26%       Various                                      Various                    Various
     31a                                          210 South 29th Street                        Phoenix                      AZ
     31b                                          21610 Meyers Road                            Royal Oak Township           MI
------------------------------------------------------------------------------------------------------------------------------------
     31c                                          14381 Gamma Drive Southeast                  Fort Myers                   FL
     31d                                          6883 East 47th Avenue Drive                  Denver                       CO
     31e                                          1560 Stadium Drive                           Indianapolis                 IN
     31f                                          5760 Silverado Way                           Anchorage                    AK
     31g                                          3233 Rio Mirada Drive                        Bakersfield                  CA
------------------------------------------------------------------------------------------------------------------------------------
     31h                                          1105 Howard Drive                            Deer Park                    TX
     31i                                          64 Anthony Avenue                            Augusta                      ME
     31j                                          4 Harbor View Road                           South Burlington             VT
     31k                                          2650 Seventh Avenue North                    Fargo                        ND
     31l                                          650 Central Avenue                           Billings                     MT
------------------------------------------------------------------------------------------------------------------------------------
     31m                                          3815 West Cardinal Drive                     Beaumont                     TX
     31n                                          24 Parkway Boulevard                         York                         PA
     31o                                          1257 North Mosley Street                     Wichita                      KS
     31p                                          1515 East Pershing Road                      Decatur                      IL
     31q                                          7 Allen Avenue                               Coldwater                    MI
------------------------------------------------------------------------------------------------------------------------------------
     32            49.32%            49.32%       Various                                      Various                    Various
     32a                                          2501 Saw Mill Run Boulevard                  Pittsburgh                   PA
     32b                                          2604 Monroeville Boulevard                   Monroeville                  PA
     32c                                          1804 Golden Mile Highway                     Plum Borough                 PA
     32d                                          3550 Route 130                               Irwin                        PA
------------------------------------------------------------------------------------------------------------------------------------
     32e                                          1200 Pittsburgh Street                       Cheswick                     PA
     32f                                          1360 Cove Road                               Weirton                      WV
     33            76.32%            65.31%       1019 Central Park Avenue                     Greenburgh                   NY
     34            74.68%            57.54%       1025 2nd Street Pike                         Northampton                  PA
     35            79.93%            71.94%       7680 West Highway 98                         Pensacola                    FL
------------------------------------------------------------------------------------------------------------------------------------
     36         79.74% (12)       67.06% (12)     8000 Bluewater Road NW                       Albuquerque                  NM
     37            77.13%            65.06%       4336 Pleasant Point Drive                    Decatur                      GA
     38            53.01%            35.76%       7499 W Overland Road                         Boise                        ID
     39            76.46%            63.56%       5909 Fondren Road                            Houston                      TX
     40            77.98%            66.61%       2929 North MacArthur Drive                   Tracy                        CA
------------------------------------------------------------------------------------------------------------------------------------
     41            49.98%            49.98%       Various                                      Various                    Various
     41a                                          1625 Broadway Street                         Buffalo                      NY
     41b                                          100 Memorial Boulevard                       Connellsville                PA
     41c                                          2401 Genesee Street                          Cheektowaga                  NY
     41d                                          2545 Millersport Highway                     Getzville                    NY
------------------------------------------------------------------------------------------------------------------------------------
     41e                                          1166 Central Avenue                          Dunkirk                      NY
     42            74.92%            61.61%       658 Venice Boulevard                         Venice                       CA
     43            77.47%            65.58%       6707 Water Trail Drive                       Fayetteville                 NC
     44            38.85%            31.97%       677-679 Madison Avenue                       New York                     NY
     45            79.19%            64.57%       300 East Little York                         Houston                      TX
------------------------------------------------------------------------------------------------------------------------------------
     46            54.92%            1.18%        Various                                      Various                    Various
     46a                                          2795 Town Center Drive                       Kennesaw                     GA
     46b                                          3501 184th Street Southwest                  Lynwood                      WA
     46c                                          600 Jaman Road                               Chesapeake                   VA
     47            67.72%            56.47%       12320-12376 Washington Boulevard             Whittier                     CA
------------------------------------------------------------------------------------------------------------------------------------
     48            77.00%            65.54%       1701 Crown Point Road                        West Deptford                NJ
     49            57.51%            48.33%       8811 Boone Road                              Houston                      TX
     50            60.71%             1.33%       951-991 East Eau Gallie Boulevard            Melbourne                    FL
     51            46.30%            29.96%       Various                                      Various                      DE
     51a                                          480,500,520,600,700,& 702 First State Blvd.  Stanton                      DE
------------------------------------------------------------------------------------------------------------------------------------
     51b                                          221 Lake Drive                               Newark                       DE
     52            72.22%            55.95%       5 Industrial Drive West                      Deerfield                    MA
     53            54.84%            37.00%       7965 West Emerald                            Boise                        ID
     54            67.51%            56.44%       6450 E. Golf Links Rd.                       Tucson                       AZ
     55            64.18%            53.82%       4900 Central Drive                           Stone Mountain               GA
------------------------------------------------------------------------------------------------------------------------------------
     56            70.85%            54.68%       353 John Fitch Highway                       Fitchburg                    MA
     57            63.19%            50.64%       1490 East Foremaster Drive                   St. George                   UT
     58            69.36%            61.14%       4815 East Carefree Highway                   Cave Creek                   AZ
     59            67.21%            56.63%       1326-1340 North Market Boulevard             Sacramento                   CA
     60            66.67%            52.60%       901 - 1131 Avenue C                          Denton                       TX
------------------------------------------------------------------------------------------------------------------------------------
     61            54.16%            44.75%       35-51 & 36-52 Kulick Road                    Fairfield                    NJ
     62            69.65%            54.24%       12160 N. 59th Avenue                         Glendale                     AZ
     63            42.40%            33.03%       1690 E. Williams Field Road                  Gilbert                      AZ
     64            79.74%            66.04%       322 East 23rd Street                         Chester                      PA
     65            70.26%            59.20%       5200 Montana Avenue                          El Paso                      TX
------------------------------------------------------------------------------------------------------------------------------------
     66            70.26%            59.20%       11320 Montwood Drive                         El Paso                      TX
     67            65.99%            55.19%       3737 Birch Street                            Newport Beach                CA
     68            50.21%            46.40%       10233 E. Northwest Highway                   Dallas                       TX
     69            77.57%            66.25%       1151 East 100 South                          Salt Lake City               UT
     70            71.68%            61.22%       1985 South 2100 East                         Salt Lake City               UT
------------------------------------------------------------------------------------------------------------------------------------
     71            79.31%            67.20%       180 St. Donovan Street                       Ft. Worth                    TX
     72            74.32%            63.54%       2320 & 2400 East Main Street                 Richmond                     VA
     73            75.38%            62.16%       1242-1270 East Brandon Blvd.                 Brandon                      FL
     74            77.03%            60.69%       12265 Lake Underhill Road                    Orlando                      FL
     75            61.40%            51.93%       15840 Ventura Boulevard                      Encino                       CA
------------------------------------------------------------------------------------------------------------------------------------
     76            56.09%             1.17%       2565-2575 Kasota Ave.                        St. Paul                     MN
     77            46.56%            35.54%       22672 Three Notch Road                       Lexington Park               MD
     78            77.93%            60.15%       2132 Stirrup Lane                            Toledo                       OH
     79            66.06%            56.03%       3901 Darien Highway                          Brunswick                    GA
     80            70.20%            58.56%       3520 NASA Road 1                             Seabrook                     TX
------------------------------------------------------------------------------------------------------------------------------------
     81            60.33%            47.12%       22727 SE 29th Street                         Sammamish                    WA
     82            64.29%            38.91%       2770 Fowler Avenue                           Tampa                        FL
     83            71.32%            60.23%       1000 North Stephanie Street                  Henderson                    NV
     84            78.58%            66.78%       125 Tremont Street                           Boston                       MA
     85            73.09%            56.94%       525 East Twain Avenue                        Las Vegas                    NV
------------------------------------------------------------------------------------------------------------------------------------
     86            62.18%            52.55%       2251 Rutherford Road                         Carlsbad                     CA
     87            56.27%            42.74%       2255 Bush Street                             San Francisco                CA
     88            50.87%            43.09%       Various                                      Various                      OH
     88a                                          4060 Park Fulton Oval                        Cleveland                    OH
     88b                                          12530 Lake Avenue                            Lakewood                     OH
------------------------------------------------------------------------------------------------------------------------------------
     88c                                          4211 Fulton Park                             Cleveland                    OH
     89            70.33%            42.12%       617 Baker Road                               Virginia Beach               VA
     90            54.29%            44.93%       2232 E. Little Creek Road                    Norfolk                      VA
     91            65.25%            55.78%       160 West 72nd Street                         New York                     NY
     92            68.45%            52.01%       16311 Stagg Street                           Van Nuys                     CA
------------------------------------------------------------------------------------------------------------------------------------
     93            67.61%            57.15%       6 & 8 Sunset Way                             Henderson                    NV
     94            55.44%            47.33%       14051 Astoria Street                         Sylmar                       CA
     95            71.98%            56.09%       2628 Long Prairie Road                       Flower Mound                 TX
     96            63.85%             1.37%       10223 Broadway Street                        Pearland                     TX
     97            44.19%            33.85%       6557 Flotilla Street                         Commerce                     CA
------------------------------------------------------------------------------------------------------------------------------------
     98            73.52%            62.48%       37 Mahoning Street                           Milton                       PA
     99            75.64%            68.35%       3811 Twin Creeks Drive                       Columbus                     OH
     100           61.46%            47.73%       12532 Ventura Boulevard                      Studio City                  CA

                                                                                      NET         UNITS                LOAN PER NET
                                     YEAR              YEAR                      RENTABLE           OF                RENTABLE AREA
     ID          ZIP CODE            BUILT          RENOVATED               AREA SF/UNITS        MEASURE                   SF/UNITS
------------------------------------------------------------------------------------------------------------------------------------
      1            10036             2001                                         883,405           SF                       191.60
      2            22202             1969          1997 - 1998                    516,905           SF                       121.76
      3            30144          1994 - 2003                                     461,255           SF                        95.39
      4            20190          2001 - 2002                                     473,161           SF                       179.49
      5            90210          1938 / 1968      1992 / 2000                    122,496           SF                       324.03
------------------------------------------------------------------------------------------------------------------------------------
      6            92128          1993 - 1995                                     440,228           SF                       160.80
      7           Various                                                         282,373           SF                       106.24
     7a            20705             1988                                         191,884           SF
     7b            20850             1981                                          44,500           SF
     7c            20850             1982                                          45,989           SF
------------------------------------------------------------------------------------------------------------------------------------
      8            80631             1973          2003 / 2004                    478,382           SF                        62.71
      9            35806          2001 - 2003                                     490,784           SF                        59.80
     10            27705             1990                                         235,979           SF                       118.31
     11            80241          2002 - 2003                                     212,030           SF                        90.86
     12            80230             2002                                          76,635           SF                       104.20
------------------------------------------------------------------------------------------------------------------------------------
     13            22102             2000                                             229         Rooms                  114,983.00
     14            28273             1985              2003                       346,434           SF                        61.88
     15            48331             2001                                         119,829           SF                       178.75
     16            02747             1990                                         303,198           SF                        65.96
     17            48858             2003                                             290         Units                   67,968.08
------------------------------------------------------------------------------------------------------------------------------------
     18            91350             1985                                         148,903           SF                       123.91
     19            11105          1924 / 1935                                      93,207           SF                       176.35
     20           Various                                                         384,253           SF                        42.49
     20a           95742             2003                                         132,810           SF
     20b           95742             1999                                          93,120           SF
------------------------------------------------------------------------------------------------------------------------------------
     20c           95742             2002                                          68,400           SF
     20d           95841             2000                                          20,387           SF
     20e           95742             2003                                          61,950           SF
     20f           95841             1999                                           7,586           SF
     21            90804          1985 - 1987                                     156,351           SF                       100.31
------------------------------------------------------------------------------------------------------------------------------------
     22            94553          1972 / 1984          2002                           263          Pads                   56,989.28
     23            10014             1891              2002                        52,000           SF                       278.85
     24            92841             1979                                         140,000           SF                        51.38
     25            29607             1997                                         141,286           SF                        49.85
     26            20191             1971              2002                           200         Units                   62,310.40
------------------------------------------------------------------------------------------------------------------------------------
     27           Various                                                         202,820           SF                        58.67
     27a           27405          1960 - 1961      2001 - 2002                    153,113           SF
     27b           27511             2000                                          27,891           SF
     27c           16505             2000                                          10,908           SF
     27d           16508             1999                                          10,908           SF
------------------------------------------------------------------------------------------------------------------------------------
     28           Various                                                         327,567           SF                        33.14
     28a           78412             1985              2002                       101,336           SF
     28b           78415             1985              2000                       111,066           SF
     28c           78408             1984              2000                        68,109           SF
     28d           78415             1979              2002                        47,056           SF
------------------------------------------------------------------------------------------------------------------------------------
     29            06880             1922              1993                        17,282           SF                       578.64
     30            33912             1987              2002                           250         Units                   39,123.96
     31           Various                                                         386,780           SF                        25.09
     31a           85034      1962 / 1973 / 1985                                   37,138           SF
     31b           48237             1970                                          42,384           SF
------------------------------------------------------------------------------------------------------------------------------------
     31c           33912             1985                                          20,488           SF
     31d           80216             1990                                          28,340           SF
     31e           46202             1954              1986                        65,359           SF
     31f           99518             1985                                          12,588           SF
     31g           93308             1985                                          23,480           SF
------------------------------------------------------------------------------------------------------------------------------------
     31h           77536             1979                                          23,572           SF
     31i           04330             1980                                          20,640           SF
     31j           05403             1983                                          12,892           SF
     31k           58102             1988                                          12,672           SF
     31l           59102             1979                                          16,553           SF
------------------------------------------------------------------------------------------------------------------------------------
     31m           77705             1994                                          15,000           SF
     31n           17404             1958              1996                        12,540           SF
     31o           67214             1986                                          15,050           SF
     31p           62526             1973         1976 / 1992 / 2000               17,120           SF
     31q           49036             1987                                          10,964           SF
------------------------------------------------------------------------------------------------------------------------------------
     32           Various                                                          65,448           SF                       145.00
     32a           15227             1999                                          10,908           SF
     32b           15146             1999                                          10,908           SF
     32c           15239             1999                                          10,908           SF
     32d           15642             2000                                          10,908           SF
------------------------------------------------------------------------------------------------------------------------------------
     32e           15024             2000                                          10,908           SF
     32f           26062             2000                                          10,908           SF
     33            10583             1995                                          40,007           SF                       217.46
     34            18954             1970                                          80,605           SF                       106.55
     35            32506             1997                                             224         Units                   38,179.80
------------------------------------------------------------------------------------------------------------------------------------
     36            87121             2000                                         201,720           SF                        42.10
     37            30034             1973              2002                           218         Units                   37,505.86
     38            83709             1998                                             133         Rooms                   57,790.98
     39            77036             1969              1994                           220         Units                   34,928.91
     40            95376             1972                                             215          Pads                   35,581.40
------------------------------------------------------------------------------------------------------------------------------------
     41           Various                                                          56,364           SF                       133.71
     41a           14212             2000                                          12,732           SF
     41b           15425             1999                                          10,908           SF
     41c           14225             2001                                          10,908           SF
     41d           14068             2000                                          10,908           SF
------------------------------------------------------------------------------------------------------------------------------------
     41e           14048             2000                                          10,908           SF
     42            90291             1999                                             552         Units                   13,572.18
     43            28311             2001                                             186         Units                   40,087.62
     44            10021             1900              1948                        10,116           SF                       691.22
     45            77076             1974              2002                       221,346           SF                        31.48
------------------------------------------------------------------------------------------------------------------------------------
     46           Various                                                       1,605,196           SF                         4.30
     46a           30144             1985              2000                       779,298           SF
     46b           98037             1986                                         217,800           SF
     46c           23320             1995                                         608,098           SF
     47            90606          1999 - 2001                                     147,344           SF                        45.04
------------------------------------------------------------------------------------------------------------------------------------
     48            08086             1997                                             816         Units                    7,832.18
     49            77099             1982              2002                           256         Units                   24,263.59
     50            32937             1988              1998                       115,418           SF                        51.55
     51           Various                                                         136,956           SF                        42.26
     51a           18984             1985                                          95,000           SF
------------------------------------------------------------------------------------------------------------------------------------
     51b           19702             1990                                          41,956           SF
     52            01342             1978                                         277,875           SF                        20.53
     53            83709             1994          2001 - 2002                        124         Rooms                   44,229.44
     54            87530             1983              2000                           364         Units                   14,652.31
     55            30083             1972              1999                           200         Units                   26,475.17
------------------------------------------------------------------------------------------------------------------------------------
     56            01420          1970 / 1989          1996                       119,753           SF                        43.78
     57            84790             2003                                          54,423           SF                        95.43
     58            85331             2002                                          24,698           SF                       208.52
     59            95834             1985                                          86,179           SF                        57.79
     60            76201             1971              2003                       116,434           SF                        41.23
------------------------------------------------------------------------------------------------------------------------------------
     61            07004             1982                                         123,651           SF                        36.35
     62            85304             2001                                             586         Units                    4,837.16
     63            85298             2001                                             514         Units                    3,192.75
     64            19013             1965              2003                           138         Units                   31,489.76
     65            79903             1993                                          74,354           SF                        55.09
------------------------------------------------------------------------------------------------------------------------------------
     66            79936             1990                                          76,344           SF                        53.66
     67            92660             1982         1993 / 2001 - 2002               26,055           SF                       153.22
     68            75238             1961              2001                       104,408           SF                        37.27
     69            84102             1948                                              65         Units                   45,945.70
     70            84108             1964                                              28         Units                   31,997.90
------------------------------------------------------------------------------------------------------------------------------------
     71            76107             1968              2002                           105         Units                   36,635.23
     72            23223             2002                                          43,373           SF                        87.38
     73            33511             2003                                          20,000           SF                       184.67
     74            32825             1999                                          20,562           SF                       177.94
     75            91436             1962          2001 - 2002                     28,923           SF                       121.01
------------------------------------------------------------------------------------------------------------------------------------
     76            55108             1979                                         204,000           SF                        16.98
     77            20653             1998                                          90,375           SF                        38.12
     78            43613             1991                                              88         Units                   38,077.92
     79            31525             1973              2002                           156         Units                   21,171.78
     80            77586             1979              2002                           124         Units                   26,184.07
------------------------------------------------------------------------------------------------------------------------------------
     81            98075             1980              2002                        19,090           SF                       169.08
     82            33612             1984                                          40,143           SF                        78.47
     83            89014             1997                                          61,066           SF                        51.39
     84            02108             1954              1996                        15,218           SF                       196.21
     85            89109             1977              2002                        27,065           SF                       108.56
------------------------------------------------------------------------------------------------------------------------------------
     86            92008          1984 / 1987                                      33,424           SF                        86.50
     87            94115             2000                                              12         Units                  236,799.39
     88           Various                                                             220         Units                   12,716.33
     88a           44144             1956              2002                           121         Units
     88b           44107             1959              2002                            51         Units
------------------------------------------------------------------------------------------------------------------------------------
     88c           44144             1960              2002                            48         Units
     89            23462             2001                                             561         Units                    4,889.04
     90            23518             1999                                          13,905           SF                       179.60
     91            10023             1910              1999                             6         Units                  402,358.52
     92            91406             2003                                          34,851           SF                        66.00
------------------------------------------------------------------------------------------------------------------------------------
     93            89014          1998 - 1999                                      30,483           SF                        73.75
     94            91342             2003                                              41         Units                   52,397.03
     95            75022             2001                                          14,242           SF                       147.07
     96            77584             2002                                          19,136           SF                       106.77
     97            90040             1956                                          94,473           SF                        20.58
------------------------------------------------------------------------------------------------------------------------------------
     98            17847             1954              1988                        12,854           SF                       125.83
     99            43204             1999                                          45,000           SF                        35.30
     100           91604             1956              1998                         6,556           SF                       158.43

                          PREPAYMENT                         THIRD              THIRD MOST           SECOND           SECOND MOST
                          PROVISIONS                      MOST RECENT           RECENT NOI        MOST RECENT          RECENT NOI
     ID                 (# OF PAYMENTS)                       NOI                  DATE               NOI                 DATE
------------------------------------------------------------------------------------------------------------------------------------
      1       LO(57)/Defeasance(160)/Open(1)                         -             NAP                      -             NAP
      2       LO(35)/Defeasance(80)/Open(5)                 10,711,565           12/31/01           9,222,543           12/31/02
      3       LO(35)/Grtr 1% Or YM(47)/Open(2)               6,470,784           12/31/01           5,470,008           12/31/02
      4       LO(25)/Defeasance(91)/Open(4)                  2,341,159           12/31/02           6,009,408           5/31/03
      5       LO(30)/Defeasance(89)/Open(1)                          -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
      6       LO(47)/Defeasance(72)/Open(1)                  6,357,709           12/31/01           6,429,378           12/31/02
      7       LO(24)/Grtr 1% Or YM(92)/Open(4)               3,134,132           12/31/00           3,303,277           12/31/01
     7a                                                      1,716,728           12/31/00           1,912,284           12/31/01
     7b                                                        735,115           12/31/00             735,358           12/31/01
     7c                                                        682,289           12/31/00             655,635           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
      8       LO(24)/Defeasance(94)/Open(2)                  3,519,317           12/31/01           3,738,761           12/31/02
      9       LO(35)/Grtr 1% Or YM(83)/Open(2)                 464,990           12/31/01           4,169,320           12/31/02
     10       LO(48)/Defeasance(71)/Open(1)                  3,429,918           12/31/00           3,427,530           12/31/01
     11       LO(23)/Grtr 1% Or YM(96)/Open(1)                       -             NAP              1,067,963           12/31/02
     12       LO(23)/Grtr 1% Or YM(96)/Open(1)                       -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     13       LO(26)/Defeasance(90)/Open(4)                  4,027,208           12/31/01           3,739,629           12/31/02
     14       LO(29)/Defeasance(87)/Open(4)                  3,406,655           12/31/00           3,406,655           12/31/01
     15       LO(25)/Defeasance(79)/Open(4)                          -             NAP                      -             NAP
     16       LO(25)/Defeasance(151)/Open(4)                 3,837,271           12/31/01           3,541,469           12/31/02
     17       LO(27)/Defeasance(89)/Open(4)                          -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     18       LO(28)/Defeasance(88)/Open(4)                  2,000,319           12/31/01           2,008,390           12/31/02
     19       LO(47)/Defeasance(72)/Open(1)                          -             NAP                798,084           12/31/00
     20       LO(25)/Defeasance(91)/Open(4)                          -             NAP                835,276           12/31/01
     20a                                                             -             NAP                      -             NAP
     20b                                                             -             NAP                460,953           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
     20c                                                             -             NAP                      -             NAP
     20d                                                             -             NAP                285,540           12/31/01
     20e                                                             -             NAP                      -             NAP
     20f                                                             -             NAP                 88,783           12/31/01
     21       LO(47)/Defeasance(72)/Open(1)                  1,550,240           12/31/01           1,343,340           10/31/02
------------------------------------------------------------------------------------------------------------------------------------
     22       LO(36)/Defeasance(80)/Open(4)                    918,033           12/31/00           1,216,052           12/31/01
     23       LO(27)/Defeasance(92)/Open(1)                          -             NAP                      -             NAP
     24       LO(47)/Defeasance(71)/Open(2)                          -             NAP                      -             NAP
     25       LO(47)/Defeasance(71)/Open(2)                          -             NAP                      -             NAP
     26       LO(28)/Defeasance(88)/Open(4)                  1,349,695           12/31/01           1,398,106           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     27       LO(35)/Grtr 1% Or YM(47)/Open(2)                 760,544             NAP                590,701             NAP
     27a                                                       760,544           12/31/00             590,701           12/31/01
     27b                                                             -             NAP                      -             NAP
     27c                                                             -             NAP                      -             NAP
     27d                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     28       LO(28)/Defeasance(88)/Open(4)                  1,310,555           12/31/00           1,386,001           12/31/01
     28a                                                             -             NAP                      -             NAP
     28b                                                             -             NAP                      -             NAP
     28c                                                             -             NAP                      -             NAP
     28d                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     29       LO(29)/Defeasance(87)/Open(4)                          -             NAP                      -             NAP
     30       LO(27)/Defeasance(89)/Open(4)                  1,006,844           12/31/00           1,014,604           12/31/01
     31       LO(30)/Defeasance(88)/Open(2)                          -             NAP                      -             NAP
     31a                                                             -             NAP                      -             NAP
     31b                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     31c                                                             -             NAP                      -             NAP
     31d                                                             -             NAP                      -             NAP
     31e                                                             -             NAP                      -             NAP
     31f                                                             -             NAP                      -             NAP
     31g                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     31h                                                             -             NAP                      -             NAP
     31i                                                             -             NAP                      -             NAP
     31j                                                             -             NAP                      -             NAP
     31k                                                             -             NAP                      -             NAP
     31l                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     31m                                                             -             NAP                      -             NAP
     31n                                                             -             NAP                      -             NAP
     31o                                                             -             NAP                      -             NAP
     31p                                                             -             NAP                      -             NAP
     31q                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     32       LO(35)/Grtr 1% Or YM(47)/Open(2)                       -             NAP                      -             NAP
     32a                                                             -             NAP                      -             NAP
     32b                                                             -             NAP                      -             NAP
     32c                                                             -             NAP                      -             NAP
     32d                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     32e                                                             -             NAP                      -             NAP
     32f                                                             -             NAP                      -             NAP
     33       LO(47)/Grtr 1% Or YM(71)/Open(2)               1,009,244           12/31/01             999,653           12/31/02
     34       LO(25)/Defeasance(94)/Open(1)                          -             NAP                      -             NAP
     35       LO(26)/Defeasance(54)/Open(4)                    777,912           12/31/01             938,573           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     36       LO(35)/Defeasance(81)/Open(4)                          -              NAP               771,988           12/31/02
     37       LO(28)/Defeasance(88)/Open(4)                          -             NAP                748,455           12/31/02
     38       LO(35)/Flex(78)/Open(7)                        2,061,252           12/31/00           1,995,355           12/31/01
     39       LO(27)/Defeasance(89)/Open(4)                    922,485           12/31/01             930,201           12/31/02
     40       LO(35)/Defeasance(81)/Open(4)                    696,709           12/31/00             715,258           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
     41       LO(35)/Grtr 1% Or YM(47)/Open(2)                       -             NAP                      -             NAP
     41a                                                             -             NAP                      -             NAP
     41b                                                             -             NAP                      -             NAP
     41c                                                             -             NAP                      -             NAP
     41d                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     41e                                                             -             NAP                      -             NAP
     42       LO(26)/Defeasance(90)/Open(4)                    973,515           12/31/01           1,036,197           12/31/02
     43       LO(31)/Defeasance(85)/Open(4)                    218,270           12/31/01             768,919           12/31/02
     44       LO(26)/Defeasance(90)/Open(4)                    409,471           12/31/00             419,211           12/31/01
     45       LO(29)/Defeasance(87)/Open(4)                          -             NAP                641,709           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
     46       LO(26)/Grtr 3% Or YM(152)/Open(2)                      -             NAP                      -             NAP
     46a                                                             -             NAP                      -             NAP
     46b                                                             -             NAP                      -             NAP
     46c                                                             -             NAP                      -             NAP
     47       LO(26)/Defeasance(93)/Open(1)                    396,253           6/27/00              594,659           6/27/01
------------------------------------------------------------------------------------------------------------------------------------
     48       LO(49)/Grtr1% or YM(31)/Open(4)                  556,965           12/31/01             685,825           12/31/02
     49       LO(31)/Defeasance(85)/Open(4)                    860,404           12/31/00             923,898           12/31/01
     50       LO(47)/Defeasance(132)/Open(1)                         -             NAP                      -             NAP
     51       LO(49)/Grtr1% or YM(64)/Open(7)                  974,300           12/31/01           1,136,323           12/31/02
     51a                                                       766,098           12/31/01             798,016           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     51b                                                       208,202           12/31/01             338,307           12/31/02
     52       LO(47)/Defeasance(72)/Open(1)                          -             NAP                830,250           12/31/01
     53       LO(35)/Flex(78)/Open(7)                        1,428,779           12/31/00           1,271,144           12/31/01
     54       LO(28)/Defeasance(88)/Open(4)                    730,807           12/31/01             688,663           12/31/02
     55       LO(26)/Defeasance(90)/Open(4)                    853,141           12/31/01             812,069           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     56       LO(47)/Defeasance(72)/Open(1)                    688,875           12/31/01             725,465           12/31/02
     57       LO(26)/Defeasance(90)/Open(4)                          -             NAP                      -             NAP
     58       LO(26)/Defeasance(92)/Open(2)                          -             NAP                      -             NAP
     59       LO(29)/Defeasance(87)/Open(4)                          -             NAP                325,695           12/31/01
     60       LO(25)/Defeasance(91)/Open(4)                    424,097           12/31/01             656,708           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     61       LO(26)/Defeasance(90)/Open(4)                    615,680           12/31/01             664,195           12/31/02
     62       LO(29)/Defeasance(87)/Open(4)                          -             NAP                288,077           12/31/02
     63       LO(29)/Defeasance(87)/Open(4)                          -             NAP                182,643           12/31/02
     64       LO(28)/Defeasance(88)/Open(4)                          -             NAP                      -             NAP
     65       LO(35)/Defeasance(81)/Open(4)                          -              NAP                     -              NAP
------------------------------------------------------------------------------------------------------------------------------------
     66       LO(35)/Defeasance(81)/Open(4)                          -              NAP                     -              NAP
     67       LO(47)/Defeasance(72)/Open(1)                          -             NAP                      -             NAP
     68       LO(49)/Grtr1% or YM(4)/Open(7)                    11,489           12/31/00             (28,834)          12/31/01
     69       LO(47)/Defeasance(72)/Open(1)                          -             NAP                      -             NAP
     70       LO(47)/Defeasance(72)/Open(1)                          -             NAP                111,236           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
     71       LO(35)/Defeasance(81)/Open(4)                    318,515           12/31/02             399,978           5/25/03
     72       LO(47)/Defeasance(70)/Open(3)                          -             NAP                      -             NAP
     73       LO(36)/Defeasance(92)/Open(4)                          -              NAP                     -              NAP
     74       LO(25)/Defeasance(91)/Open(4)                    173,575           12/31/01             216,750           12/31/02
     75       LO(24)/Defeasance(95)/Open(1)                    407,777           12/31/01             538,697           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     76       LO(28)/Defeasance(148)/Open(4)                   620,000           12/31/00             537,123           12/31/01
     77       LO(26)/Defeasance(90)/Open(4)                    336,284           12/31/01             445,058           12/31/02
     78       LO(29)/Defeasance(87)/Open(4)                    407,796           12/31/01             398,880           12/31/02
     79       LO(29)/Defeasance(87)/Open(4)                    416,895           12/31/01             398,463           12/31/02
     80       LO(26)/Defeasance(90)/Open(4)                          -             NAP                359,544           12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     81       LO(30)/Grtr1% or YM(86)/Open(4)                  273,002           12/31/00             260,682           12/31/01
     82       LO(47)/Defeasance(132)/Open(1)                   380,603           12/31/00             405,681           12/31/01
     83       LO(29)/Defeasance(87)/Open(4)                    388,661           12/31/00             410,636           12/31/01
     84       LO(48)/Grtr 1% Or YM(71)/Open(1)                  85,736           12/31/01              97,032           12/31/02
     85       LO(28)/Defeasance(88)/Open(4)                    323,391           12/31/00             343,254           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
     86       LO(26)/Defeasance(57)/Open(1)                    414,006           12/31/01             419,997           12/31/02
     87       LO(35)/Defeasance(81)/Open(4)                          -              NAP               418,681           12/31/01
     88       LO(26)/Defeasance(90)/Open(4)                    358,810           12/31/01             405,226           12/31/02
     88a                                                             -             NAP                      -             NAP
     88b                                                             -             NAP                      -             NAP
------------------------------------------------------------------------------------------------------------------------------------
     88c                                                             -             NAP                      -             NAP
     89       LO(27)/Defeasance(149)/Open(4)                         -             NAP                148,673           12/31/02
     90       LO(26)/Defeasance(90)/Open(4)                          -             NAP                      -             NAP
     91       LO(47)/Defeasance(72)/Open(1)                    242,138           12/31/99             239,273           12/31/00
     92       LO(35)/Flex(81)/Open(4)                                -              NAP                     -              NAP
------------------------------------------------------------------------------------------------------------------------------------
     93       LO(35)/Defeasance(81)/Open(4)                          -              NAP               234,928           12/31/02
     94       LO(35)/Flex(81)/Open(4)                                -              NAP                     -              NAP
     95       LO(35)/Defeasance(81)/Open(4)                          -              NAP                 6,203           12/31/01
     96       LO(26)/Defeasance(150)/Open(4)                         -             NAP                      -             NAP
     97       LO(35)/Defeasance(81)/Open(4)                    254,599           12/31/00             262,746           12/31/01
------------------------------------------------------------------------------------------------------------------------------------
     98       LO(30)/Defeasance(86)/Open(4)                          -             NAP                      -             NAP
     99       LO(42)/Defeasance(74)/Open(4)                    196,702           12/31/01             185,691           12/31/02
     100      LO(35)/Flex(81)/Open(4)                                -             NAP                      -              NAP

                                        MOST RECENT
                      MOST RECENT           NOI          UNDERWRITTEN         UNDERWRITTEN         UNDERWRITTEN         UNDERWRITTEN
     ID                   NOI               DATE              NOI                  EGI               EXPENSES          NET CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------
      1                36,552,861         12/31/02        41,883,331           51,648,557            9,765,226           39,765,263
      2                 9,980,141         5/31/03          8,207,652           12,465,581            4,257,929            7,199,687
      3                 6,173,092           NAP            5,969,434            7,421,492            1,452,057            5,774,950
      4                 7,251,500           NAP            8,614,880           12,621,515            4,006,636            7,860,480
      5                         -           NAP            4,717,722            6,545,578            1,827,856            4,550,304
------------------------------------------------------------------------------------------------------------------------------------
      6                 6,930,599           NAP            6,924,108            9,333,444            2,409,336            6,686,335
      7                 3,816,373         12/31/02         3,334,104            4,641,785            1,307,681            3,080,756
     7a                 2,160,858         12/31/02         1,875,771            2,848,853              973,082            1,698,803
     7b                   820,000         12/31/02           729,280              846,251              116,971              697,177
     7c                   835,516         12/31/02           729,053              946,681              217,628              684,776
------------------------------------------------------------------------------------------------------------------------------------
      8                 3,775,065         5/31/03          4,046,673            6,310,569            2,263,896            3,704,996
      9                 5,072,318           NAP            4,044,225            5,212,945            1,168,720            3,861,179
     10                 3,567,739         12/31/02         3,240,916            5,292,922            2,052,006            2,987,734
     11                 2,155,160           NAP            2,087,413            3,167,026            1,079,613            2,005,024
     12                   956,038           NAP              946,602            1,498,177              551,575              906,135
------------------------------------------------------------------------------------------------------------------------------------
     13                 3,729,607         3/31/03          3,707,089            7,957,414            4,250,325            3,388,793
     14                 3,406,655         12/31/02         3,600,691            6,159,053            2,558,362            3,287,729
     15                         -           NAP            2,469,852            3,502,839            1,032,987            2,349,314
     16                 3,449,860         6/30/03          3,428,982            4,121,920              692,938            3,205,706
     17                 1,700,790         12/31/02         2,212,913            3,319,157            1,106,244            2,125,913
------------------------------------------------------------------------------------------------------------------------------------
     18                 2,082,603         2/28/03          1,964,788            2,636,664              671,876            1,840,921
     19                   711,844         12/31/01         1,729,528            2,302,117              572,589            1,687,625
     20                   841,134         12/31/02         1,790,093            2,351,951              561,857            1,611,906
     20a                        -           NAP              505,739              632,242              126,503              505,739
     20b                  473,285         12/31/02           435,329              535,111               99,782              435,329
------------------------------------------------------------------------------------------------------------------------------------
     20c                        -           NAP              285,608              362,082               76,474              285,608
     20d                  258,299         12/31/02           234,984              367,211              132,227              234,984
     20e                        -           NAP              248,753              320,781               72,027              248,753
     20f                   97,847         12/31/02            93,687              149,038               55,351               93,687
     21                 2,194,053         4/30/03          1,786,896            3,187,655            1,400,758            1,608,536
------------------------------------------------------------------------------------------------------------------------------------
     22                 1,575,203         12/31/02         1,457,144            2,365,162              908,018            1,443,994
     23                         -           NAP            1,610,863            2,076,574              465,711            1,600,463
     24                   894,102         12/31/02           845,441              871,588               26,148              802,851
     25                   895,471         12/31/02           838,414              866,468               28,054              793,978
     26                 1,338,846         2/28/03          1,320,334            2,565,054            1,244,720            1,270,334
------------------------------------------------------------------------------------------------------------------------------------
     27                 1,122,351           NAP            1,943,329            2,518,030              574,701            1,769,743
     27a                1,122,351          6/1/03          1,029,330            1,362,873              333,543              907,370
     27b                        -           NAP              477,742              500,253               22,511              454,086
     27c                        -           NAP              335,267              345,636               10,369              321,649
     27d                        -           NAP              100,990              309,268              208,278               86,639
------------------------------------------------------------------------------------------------------------------------------------
     28                 1,536,623         12/31/02         1,486,438            2,294,836              808,398            1,249,246
     28a                        -           NAP                    -                    -                    -                    -
     28b                        -           NAP                    -                    -                    -                    -
     28c                        -           NAP                    -                    -                    -                    -
     28d                        -           NAP                    -                    -                    -                    -
------------------------------------------------------------------------------------------------------------------------------------
     29                         -           NAP            1,279,585            1,459,160              179,575            1,197,846
     30                 1,030,492         12/31/02         1,038,728            2,083,273            1,044,545              976,228
     31                         -           NAP            1,467,533            1,497,482               29,950            1,315,730
     31a                        -           NAP              160,109              163,377                3,268              144,478
     31b                        -           NAP              169,402              172,859                3,457              154,815
------------------------------------------------------------------------------------------------------------------------------------
     31c                        -           NAP              110,410              112,663                2,253               99,469
     31d                        -           NAP              114,543              116,881                2,338              101,645
     31e                        -           NAP              132,083              134,778                2,696              105,821
     31f                        -           NAP              101,755              103,832                2,077               95,439
     31g                        -           NAP               96,166               98,128                1,963               89,679
------------------------------------------------------------------------------------------------------------------------------------
     31h                        -           NAP              114,327              116,660                2,333              106,019
     31i                        -           NAP               92,691               94,582                1,892               86,814
     31j                        -           NAP               66,580               67,939                1,359               60,274
     31k                        -           NAP               51,217               52,262                1,045               46,083
     31l                        -           NAP               55,753               56,890                1,138               49,617
------------------------------------------------------------------------------------------------------------------------------------
     31m                        -           NAP               56,585               57,739                1,155               50,444
     31n                        -           NAP               43,363               44,248                  885               38,815
     31o                        -           NAP               37,173               37,932                  759               30,981
     31p                        -           NAP               35,059               35,775                  715               27,771
     31q                        -           NAP               30,318               30,937                  619               27,567
------------------------------------------------------------------------------------------------------------------------------------
     32                         -           NAP            1,564,460            1,612,845               48,385            1,493,281
     32a                        -           NAP              315,368              325,121                9,754              302,082
     32b                        -           NAP              272,155              280,572                8,417              259,995
     32c                        -           NAP              301,275              310,593                9,318              288,356
     32d                        -           NAP              242,116              249,604                7,488              230,738
------------------------------------------------------------------------------------------------------------------------------------
     32e                        -           NAP              229,093              236,179                7,085              218,054
     32f                        -           NAP              204,453              210,777                6,323              194,056
     33                   968,457         3/31/03            943,020            1,780,701              837,681              928,056
     34                   945,365           NAP            1,043,107            1,312,898              269,791              999,849
     35                   992,543         4/30/03            903,299            1,623,296              719,997              852,899
------------------------------------------------------------------------------------------------------------------------------------
     36                   843,099         5/31/03            987,106            1,288,791              301,685              910,734
     37                   757,066         2/28/03            870,403            1,651,427              781,024              810,453
     38                 1,944,407         12/31/02         1,571,164            3,674,757            2,103,593            1,387,426
     39                   940,026         4/30/03            855,431            1,530,915              675,484              797,791
     40                   798,318         12/31/02           749,055            1,215,956              466,901              738,305
------------------------------------------------------------------------------------------------------------------------------------
     41                         -           NAP            1,226,151            1,320,207               94,056            1,166,371
     41a                        -           NAP              258,813              266,818                8,005              246,152
     41b                        -           NAP              287,675              296,572                8,897              275,110
     41c                        -           NAP              309,248              318,812                9,564              296,122
     41d                        -           NAP              230,826              237,965                7,139              219,742
------------------------------------------------------------------------------------------------------------------------------------
     41e                        -           NAP              139,589              200,041               60,451              129,245
     42                 1,021,004         3/31/03            915,166            1,282,598              367,432              906,662
     43                   819,687         6/30/03            871,324            1,372,764              501,440              834,124
     44                   364,920         12/31/02         1,130,336            1,397,401              267,065            1,091,699
     45                   649,266         12/31/02           942,325            1,396,471              454,146              802,796
------------------------------------------------------------------------------------------------------------------------------------
     46                 1,092,040         12/31/02         1,049,216            1,073,125               23,909            1,049,216
     46a                  472,008         12/31/02           453,447              463,780               10,333              453,447
     46b                  341,226         12/31/02           327,856              335,327                7,471              327,855
     46c                  278,806         12/31/02           267,913              274,019                6,105              267,913
     47                   671,038         6/27/02            751,097              987,869              236,772              742,905
------------------------------------------------------------------------------------------------------------------------------------
     48                   751,114         5/31/03            739,452              991,722              252,270              724,987
     49                   851,385         12/31/02           841,578            1,871,457            1,029,879              764,778
     50                         -           NAP              714,491            1,034,464              319,973              691,793
     51                 1,118,980         1/31/03            979,638            1,242,507              262,869              808,525
     51a                  775,110         1/31/03            669,483              859,573              190,090              553,218
------------------------------------------------------------------------------------------------------------------------------------
     51b                  343,870         3/31/03            310,155              382,934               72,779              255,307
     52                   830,250         12/31/02           787,520              811,876               24,356              702,018
     53                 1,335,131         12/31/02         1,151,562            2,695,968            1,544,406            1,016,764
     54                   700,790         3/31/03            668,533            1,636,679              968,146              559,333
     55                   760,660         2/28/03            703,299            1,469,313              766,014              633,299
------------------------------------------------------------------------------------------------------------------------------------
     56                   693,172           NAP              672,821            1,065,800              392,979              635,036
     57                         -           NAP              694,761              936,491              241,730              650,555
     58                         -           NAP              603,047              769,785              166,738              577,396
     59                   476,821         12/31/02           596,585              797,295              200,710              535,601
     60                   730,627         3/31/03            657,344              995,526              338,182              567,370
------------------------------------------------------------------------------------------------------------------------------------
     61                   698,382         4/30/03            667,626            1,052,937              385,311              581,055
     62                   314,603         2/28/03            342,836              538,908              196,072              331,942
     63                   207,274         2/28/03            198,161              399,666              201,505              187,132
     64                   527,585         12/31/02           507,894              954,069              446,175              466,494
     65                         -            NAP             468,003              689,294              221,291              452,389
------------------------------------------------------------------------------------------------------------------------------------
     66                         -            NAP             485,560              714,384              228,824              466,474
     67                   573,579           NAP              467,728              675,869              208,141              417,310
     68                   564,776         12/31/02           502,956              917,379              414,423              425,667
     69                   301,367         12/31/02           327,115              473,438              146,323              310,865
     70                   108,893         12/31/02            99,649              155,901               56,251               92,649
------------------------------------------------------------------------------------------------------------------------------------
     71                   453,976         6/30/03            419,613              824,617              405,004              393,363
     72                         -           NAP              427,383              445,191               17,808              408,005
     73                         -            NAP             419,207              529,382              110,175              398,507
     74                   244,370         3/31/03            428,732              541,901              113,169              412,484
     75                   614,154         4/30/03            519,377              717,422              198,046              481,324
------------------------------------------------------------------------------------------------------------------------------------
     76                   770,763         12/31/02           575,679              974,529              398,850              511,116
     77                   495,743         3/31/03            535,710              811,988              276,278              522,154
     78                   397,934         2/28/03            358,887              579,172              220,285              336,887
     79                   378,875         2/28/03            404,065              892,886              488,821              357,265
     80                   352,906         4/30/03            359,596              748,981              389,385              322,396
------------------------------------------------------------------------------------------------------------------------------------
     81                   280,300         12/31/02           380,728              487,148              106,420              353,533
     82                   403,342         12/31/02           372,496              457,040               84,544              351,487
     83                   439,861         12/31/02           377,725              463,580               85,855              340,495
     84                   350,160           NAP              335,616              544,280              208,664              319,421
     85                   360,393         12/31/02           384,176              526,922              142,746              354,150
------------------------------------------------------------------------------------------------------------------------------------
     86                   420,759         6/30/03            371,012              443,845               72,833              354,339
     87                   374,917         12/31/02           299,114              393,015               93,901              295,514
     88                   395,853         4/30/03            429,089            1,226,149              797,060              374,089
     88a                        -           NAP                    -                    -                    -                    -
     88b                        -           NAP                    -                    -                    -                    -
------------------------------------------------------------------------------------------------------------------------------------
     88c                        -           NAP                    -                    -                    -                    -
     89                   229,709         4/30/03            350,124              516,498              166,374              340,452
     90                         -           NAP              321,432              352,255               30,823              319,346
     91                   275,791         12/31/01           266,390              375,939              109,549              258,136
     92                         -            NAP             285,653              352,831               67,178              265,122
------------------------------------------------------------------------------------------------------------------------------------
     93                   238,081         3/31/03            290,015              385,387               95,372              261,718
     94                         -            NAP             277,926              397,392              119,466              269,726
     95                   115,041         12/31/02           262,273              348,138               85,866              249,036
     96                         -           NAP              313,371              427,793              114,422              291,216
     97                   258,700         12/31/02           251,002              290,985               39,983              214,373
------------------------------------------------------------------------------------------------------------------------------------
     98                   185,915         12/31/02           182,805              213,640               30,835              178,430
     99                   168,376         5/31/03            162,417              237,745               75,328              143,484
     100                  160,369         12/31/02           141,613              180,219               38,605              128,567

                         UNDERWRITTEN                                                                                 LEASE
     ID                    RESERVES       LARGEST TENANT                                            SF             EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
      1                       176,681     Reuters C Corp                                           701,578          11/18/21
      2                       103,381     GSA - National Guard                                     310,202           9/8/08
      3                        69,188     AMC Theater                                               94,774           6/1/19
      4                        70,974     Unisys                                                   280,137           7/31/18
      5                        30,624     Platinum Equity LLC                                       71,246           1/1/23
------------------------------------------------------------------------------------------------------------------------------------
      6                        46,967     Kmart                                                    107,870          12/31/18
      7                        51,950
     7a                        38,377     Baxter Healthcare Corporation                            110,412           5/31/12
     7b                         6,675     Shire Laboratories                                        44,500           4/30/06
     7c                         6,898     Calypte Biomedical Corp.                                  25,459          10/21/06
------------------------------------------------------------------------------------------------------------------------------------
      8                       162,650     Dillard's                                                133,270           6/30/08
      9                        73,618     Dick's Sporting Goods                                     45,000           1/1/17
     10                        47,196     Duke University                                          147,339          11/30/06
     11                        24,810     Linens N Things                                           31,303           1/31/14
     12                        11,495     Citywide Bank                                              4,345          12/31/12
------------------------------------------------------------------------------------------------------------------------------------
     13                             -
     14                       103,930     Royal Indemnity Company                                  346,434           5/31/13
     15                        23,966     Motorola, Inc.                                           119,829          12/31/16
     16                        45,480     Home Depot USA, Inc.                                     102,820           1/31/09
     17                        87,000
------------------------------------------------------------------------------------------------------------------------------------
     18                        34,248     Vons Market #1669                                         36,481          10/15/10
     19                        13,981     KCOR Inc.                                                 29,221           4/30/22
     20                        59,037
     20a                            -     Harte Hanks Shoppers, Inc.                                91,200           7/31/13
     20b                            -     Comtek                                                    22,400           6/30/04
------------------------------------------------------------------------------------------------------------------------------------
     20c                            -     Viking Ajaxx Supply Inc.                                  40,500           2/28/08
     20d                            -     County of Sacramento                                      20,387           5/31/15
     20e                            -     E-Filliate Corporation                                    51,625           6/30/13
     20f                            -     Tower Development Corp.                                    4,074          12/31/04
     21                        23,453     Healthcare Management                                     25,352           2/28/07
------------------------------------------------------------------------------------------------------------------------------------
     22                        13,150
     23                        10,400     Aramis, Inc.                                              52,000           1/31/18
     24                        14,000     Leiner Health Products                                   140,000          12/31/11
     25                        21,193     Garden Ridge                                             141,286           9/17/16
     26                        50,000
------------------------------------------------------------------------------------------------------------------------------------
     27                        48,677
     27a                       36,747     Food Lion                                                 32,565           8/14/12
     27b                        6,694     Circuit City                                              27,891           3/31/22
     27c                        2,618     Eckerd                                                    10,908          10/31/20
     27d                        2,618     Eckerd                                                    10,908           3/31/19
------------------------------------------------------------------------------------------------------------------------------------
     28                        81,892
     28a                            -     Leibowitz Furniture                                       24,251           7/31/04
     28b                            -     Nestle's N American Water                                  8,000           9/30/03
     28c                            -     State of Texas                                            11,580           3/31/06
     28d                            -     Kids Are Us                                                7,200           2/28/05
------------------------------------------------------------------------------------------------------------------------------------
     29                         6,740     The Gap, Inc.                                             10,521           4/30/11
     30                        62,500
     31                       104,511
     31a                       10,770     Wesco                                                     37,138           2/13/23
     31b                        9,324     Wesco                                                     42,384           2/13/23
------------------------------------------------------------------------------------------------------------------------------------
     31c                        7,785     Wesco                                                     20,488           2/13/23
     31d                        9,352     Wesco                                                     28,340           2/13/23
     31e                       20,915     Wesco                                                     65,359           2/13/23
     31f                        3,651     Wesco                                                     12,588           2/13/23
     31g                        3,522     Wesco                                                     23,480           2/13/23
------------------------------------------------------------------------------------------------------------------------------------
     31h                        4,950     Wesco                                                     23,572           2/13/23
     31i                        3,096     Wesco                                                     20,640           2/13/23
     31j                        4,383     Wesco                                                     12,892           2/13/23
     31k                        3,548     Wesco                                                     12,672           2/13/23
     31l                        4,304     Wesco                                                     16,553           2/13/23
------------------------------------------------------------------------------------------------------------------------------------
     31m                        4,350     Wesco                                                     15,000           2/13/23
     31n                        3,135     Wesco                                                     12,540           2/13/23
     31o                        4,816     Wesco                                                     15,050           2/13/23
     31p                        4,965     Wesco                                                     17,120           2/13/23
     31q                        1,645     Wesco                                                     10,964           2/13/23
------------------------------------------------------------------------------------------------------------------------------------
     32                         9,817
     32a                        1,636     Eckerd                                                    10,908           5/11/19
     32b                        1,636     Eckerd                                                    10,908          11/27/20
     32c                        1,636     Eckerd                                                    10,908           1/21/19
     32d                        1,636     Eckerd                                                    10,908          11/27/20
------------------------------------------------------------------------------------------------------------------------------------
     32e                        1,636     Eckerd                                                    10,908          10/29/19
     32f                        1,636     Eckerd                                                    10,908           6/17/19
     33                         6,016     Buy Buy  Baby (CVS)                                       30,800          11/30/15
     34                        12,091     Shop N Bag                                                24,650          12/31/08
     35                        50,400
------------------------------------------------------------------------------------------------------------------------------------
     36                        20,172     McKesson General Medical Corp.                            48,000           6/30/05
     37                        59,950
     38                       183,738
     39                        57,640
     40                        10,750
------------------------------------------------------------------------------------------------------------------------------------
     41                         8,672
     41a                        1,910     Eckerd                                                    12,732          11/27/20
     41b                        1,636     Eckerd                                                    10,908          11/27/20
     41c                        1,636     Eckerd                                                    10,908          11/27/20
     41d                        1,636     Eckerd                                                    10,908          11/27/20
------------------------------------------------------------------------------------------------------------------------------------
     41e                        1,854     Eckerd                                                    10,908          11/27/20
     42                         8,504
     43                        37,200
     44                         3,822     Sherry-Lehmann Inc.                                        4,896          12/31/50
     45                        44,269     Food Town                                                 62,808           3/31/14
------------------------------------------------------------------------------------------------------------------------------------
     46                             -
     46a                            -     Regal - Kennesaw                                         779,298           8/31/20
     46b                            -     Regal - Lynwood                                          217,800           6/30/20
     46c                            -     Regal - Chesapeake                                       608,098           6/30/20
     47                         1,747     Home Depot                                               135,695           1/31/20
------------------------------------------------------------------------------------------------------------------------------------
     48                        14,465
     49                        76,800
     50                         7,358     Winn-Dixie                                                62,771           9/7/18
     51                        39,206
     51a                       28,130     Agilent                                                   37,500          11/30/04
------------------------------------------------------------------------------------------------------------------------------------
     51b                       11,076     Astrazeneca                                               16,000          11/30/04
     52                        41,681     Kennametal Inc.                                          277,875           6/15/13
     53                       134,798
     54                       109,200
     55                        70,000
------------------------------------------------------------------------------------------------------------------------------------
     56                        17,963     Big Lots                                                  30,625           1/31/08
     57                        10,885     Orthopaedic Specialists & Sports Medicine S. Utah          7,261           5/31/23
     58                         3,705     Century 21 Metro Alliance                                  3,342           7/31/08
     59                        17,236     Shaw Facilities, Inc.                                     27,331          12/31/05
     60                        23,280     Bio-Life Plasma Services/Sera-Tec                         10,527           8/1/06
------------------------------------------------------------------------------------------------------------------------------------
     61                        24,730     Haemotronic Ltd.                                          24,717           1/31/05
     62                        10,894
     63                        11,029
     64                        41,400
     65                        15,614     Albertson's Inc.                                          74,354           2/28/19
------------------------------------------------------------------------------------------------------------------------------------
     66                        19,086     Albertson's Inc.                                          76,344           2/28/19
     67                         5,211     Ferruzzo & Worthe, LLP                                    17,370          12/31/15
     68                        16,181     Joann/Cloth World #1041                                   14,971           1/31/06
     69                        16,250
     70                         7,000
------------------------------------------------------------------------------------------------------------------------------------
     71                        26,250
     72                         6,506     Richfoods/Market at Tobacco                               33,248           2/28/22
     73                         3,000     Sunlight Carpets Inc., d/b/a/ Mohawk                       4,000           4/30/08
     74                         4,112     Florida Physicians Medical Group                          12,000          11/30/18
     75                         5,785     Citibank                                                   4,524          10/31/04
------------------------------------------------------------------------------------------------------------------------------------
     76                        44,196     W.E. Lahr Company                                        102,000           6/30/18
     77                        13,556
     78                        22,000
     79                        46,800
     80                        37,200
------------------------------------------------------------------------------------------------------------------------------------
     81                         4,773     Swedish Hospital                                           6,000           8/31/07
     82                         6,021     Kash N Karry                                              40,143           1/31/21
     83                        12,213     C&E Investments                                           17,751          12/31/05
     84                         2,283     Jobs for Youth (office)                                   11,218           7/1/07
     85                         8,120     Acosta Enterprises dba El Rincon Latino Market             4,810          10/31/07
------------------------------------------------------------------------------------------------------------------------------------
     86                         5,014     Q-Biogene, Inc.                                           33,424           7/31/12
     87                         3,600
     88                        55,000
     88a                            -
     88b                            -
------------------------------------------------------------------------------------------------------------------------------------
     88c                            -
     89                         9,672
     90                         2,086     Walgreen Co.                                              13,905           9/30/59
     91                         2,048     Acker Merrill & Condit Co., Inc.                           1,900           3/31/18
     92                         4,531     A.B.X., Inc., and G.S.W.C., Inc.                          34,851           2/29/08
------------------------------------------------------------------------------------------------------------------------------------
     93                         6,097     Daycor Properties, Inc.                                    4,880           6/30/07
     94                         8,200
     95                         2,136     Flower Mound Emergency Care                                3,084          11/30/07
     96                         4,842     Allergy Clinic III, LLP                                    3,090           2/28/13
     97                        21,729     Linroz Manufacturing Co.                                  94,473           3/31/05
------------------------------------------------------------------------------------------------------------------------------------
     98                         1,928     REA & Derrick, Inc. (CVS/Pharmacy)                        11,000          12/31/21
     99                         6,750     Maronda Homes                                             17,500           9/14/04
     100                        2,295     Boulevard Brokerage Group, Inc.                            6,556           2/5/08

                                                                       LEASE
     ID       2ND LARGEST TENANT                          SF         EXPIRATION        3RD LARGEST TENANT                      SF
------------------------------------------------------------------------------------------------------------------------------------
      1       Bank of Montreal                         103,850        11/18/21         Bain & Co.                            38,527
      2       Boeing Company                           101,744        6/30/08          GSA - FBI                             37,745
      3       Media Play                                49,412         1/1/15          JoAnn's Fabrics                       46,000
      4       NCI                                       78,466        6/30/13          University of Phoenix                 25,379
      5       Paradigm Talent Agency                    51,250         1/1/23
------------------------------------------------------------------------------------------------------------------------------------
      6       Sportmart                                 40,672        11/30/08         Pacific Theatres                      34,561
      7
     7a       Neocera, Inc.                             17,562        6/30/04          Bank of America                       17,520
     7b
     7c       Macrogenics, Inc.                         20,530        3/31/07
------------------------------------------------------------------------------------------------------------------------------------
      8       JC Penney                                 49,672        10/31/17         Cinemark USA                          45,000
      9       Goody's                                   40,000         8/1/16          SteinMart                             36,000
     10       Moore Van Allen                           30,499        7/31/04          First Union National Bank             16,589
     11       Barnes & Noble                            24,321        4/30/12          Michael's                             24,069
     12       Lowry Liqours                              4,000        12/31/12         Serioz                                 3,500
------------------------------------------------------------------------------------------------------------------------------------
     13
     14
     15
     16       OfficeMax, Inc.                           27,147        1/31/11          Circuit City Stores, Inc.             23,180
     17
------------------------------------------------------------------------------------------------------------------------------------
     18       Ross Dress for Less #90                   31,550        1/31/06          Sav-On/Albertson's, Inc.              25,494
     19       Man-Dell (Key Food)                       24,813        6/30/11          Commerce Bank                         11,873
     20
     20a      Arizona Title, LLC                        41,610        12/31/06
     20b      SCP Pool Supply                           22,400        4/30/05          Jomed, Inc.                           12,960
------------------------------------------------------------------------------------------------------------------------------------
     20c      West Coast Correct Craft                  27,900        10/31/07
     20d
     20e
     20f      Anheuser Busch Company                     1,586        6/30/06          Terri D. Newman, Attorney at Law       1,164
     21       Demler, Armstrong & Rowland               18,755        5/31/08          Healthsmart Corporation               13,462
------------------------------------------------------------------------------------------------------------------------------------
     22
     23
     24
     25
     26
------------------------------------------------------------------------------------------------------------------------------------
     27
     27a      Harris Teater                             30,248        12/31/06         Staples                               24,038
     27b
     27c
     27d
------------------------------------------------------------------------------------------------------------------------------------
     28
     28a      The Sharp Shooter                         12,020        5/31/04          IKON Office Supplies                   8,675
     28b      FasClampitt Paper Store                    8,000        4/30/04          MEDIQ PRN                              4,200
     28c      Texas Remodelers                           3,960        6/30/05          Handex Environmental, Inc.             3,150
     28d      D. Noodle House                            2,500        9/30/07          Quantum Kopies                         2,500
------------------------------------------------------------------------------------------------------------------------------------
     29       Ann Taylor Retail, Inc.                    3,880        4/30/11          Georgica Pine Clothiers, Ltd.          2,881
     30
     31
     31a
     31b
------------------------------------------------------------------------------------------------------------------------------------
     31c
     31d
     31e
     31f
     31g
------------------------------------------------------------------------------------------------------------------------------------
     31h
     31i
     31j
     31k
     31l
------------------------------------------------------------------------------------------------------------------------------------
     31m
     31n
     31o
     31p
     31q
------------------------------------------------------------------------------------------------------------------------------------
     32
     32a
     32b
     32c
     32d
------------------------------------------------------------------------------------------------------------------------------------
     32e
     32f
     33       Golfsmith NU                               9,207        3/31/18
     34       Eckerd                                     8,400        8/31/07          MRI of Richboro                        6,000
     35
------------------------------------------------------------------------------------------------------------------------------------
     36       Shaw Industries, Inc                      33,220        11/30/07         Las Vegas/L.A. Express, Inc.          32,000
     37
     38
     39
     40
------------------------------------------------------------------------------------------------------------------------------------
     41
     41a
     41b
     41c
     41d
------------------------------------------------------------------------------------------------------------------------------------
     41e
     42
     43
     44       Wine Cave                                    420        12/31/50
     45       Star Wholesale                            22,811        9/30/04          Goodwill                              22,000
------------------------------------------------------------------------------------------------------------------------------------
     46
     46a
     46b
     46c
     47       Carl's Jr.                                 3,050        11/14/19         Airtouch Cellular                      2,250
------------------------------------------------------------------------------------------------------------------------------------
     48
     49
     50       Party House                                5,600        10/31/04         Dollar Tree                            4,125
     51
     51a      Tire and Sales & Service                  15,000        6/30/04          Eastern States Const                  10,100
------------------------------------------------------------------------------------------------------------------------------------
     51b      Apria Healthcare                           6,900         6/1/06          ABB-Bailey                             6,200
     52
     53
     54
     55
------------------------------------------------------------------------------------------------------------------------------------
     56       NY Bling Bling                             7,975        12/31/07         Puppies Plus                           6,500
     57       Southwest Surgical Associates              5,285        5/31/20          Applegate Home HealthCare              4,327
     58       Metropolitan Mattress                      2,630        2/28/07          Pizza Hut                              2,310
     59       California Chamber of Commerce            25,210        11/30/12         I O Display Systems, LLC              17,020
     60       Pancho's Mexican Buffet                   10,195        7/21/04          Rockin Rodeo                          10,062
------------------------------------------------------------------------------------------------------------------------------------
     61       Whirlpool Corporation                     22,866        9/30/05          Luce, Schwab & Kase                   21,000
     62
     63
     64
     65
------------------------------------------------------------------------------------------------------------------------------------
     66
     67       Sagence Systems, Inc.                      8,685        9/30/05
     68       Dollar Tree                               11,875        1/31/08          Tuesday Morning, Inc. #041            10,000
     69
     70
------------------------------------------------------------------------------------------------------------------------------------
     71
     72       CVS                                       10,125        3/31/22
     73       FMS Management Systems, d/b/a IHOP         3,440        6/30/13          Payless Shoesource, Inc.               2,803
     74       Florida Hospital Centra Care,              5,538        3/31/13          Dr. Montcreiffe                        1,731
     75       United Synagogue                           2,538        8/14/04          HEF/Fazeli/Fakki                       2,229
------------------------------------------------------------------------------------------------------------------------------------
     76       Brock White Company LLC                  102,000        6/30/18
     77
     78
     79
     80
------------------------------------------------------------------------------------------------------------------------------------
     81       Pediatric Associates                       5,000        5/31/09          Apple Physical Therapy                 1,775
     82
     83       CCS - Bill Moss                            7,256        3/31/08          Black Mountain Graphics                6,000
     84       7-Eleven                                   2,000        12/1/12          Kinko's                                2,000
     85       Michelle Kim  (24 Hour Laundromat)         4,335        12/31/06         Golden-PT's Pub Twain 14, LLC          4,200
------------------------------------------------------------------------------------------------------------------------------------
     86
     87
     88
     88a
     88b
------------------------------------------------------------------------------------------------------------------------------------
     88c
     89
     90
     91       The Wine Workshop, Ltd.                    1,750        3/31/18
     92
------------------------------------------------------------------------------------------------------------------------------------
     93       Kimball Hill Homes Nevada, Inc             3,920        8/25/06          GPS City                               3,002
     94
     95       Wells Fargo Bank (branch+drive thru)       2,702        11/30/16         Half Shells Seafood/Fish City Grill    2,654
     96       MRI Central                                3,080        2/28/08          Verizon                                3,060
     97
------------------------------------------------------------------------------------------------------------------------------------
     98       Robert W. Schwarz (Knarr's Beverages)      1,854        12/31/05
     99       Wurth/Service Supply                      12,500        10/31/04         Health Care Solutions, Inc.            7,500
     100

                                                                               UPFRONT                 ONGOING
                      LEASE               PERCENT            LEASED       ACTUAL REPLACEMENT      ACTUAL REPLACEMENT       UPFRONT
     ID             EXPIRATION             LEASED        AS-OF DATE            RESERVES                RESERVES             TI/LC
------------------------------------------------------------------------------------------------------------------------------------
      1              11/18/21              98.80%            7/1/03                      -                14,250                  -
      2               9/8/09              100.00%            6/1/03                      -                 8,600            840,000
      3               1/1/11               97.00%            6/2/03                      -                     -                  -
      4              4/30/10               94.34%            7/1/03                      -                 5,916         12,576,426
      5                                   100.00%            2/7/03                  2,570                 2,570          6,000,000
------------------------------------------------------------------------------------------------------------------------------------
      6              7/31/13              100.00%           7/31/03                 46,967                     -             20,833
      7                                                                              4,329                 4,329             18,917
     7a              6/30/04              100.00%            5/1/03                  3,198                 3,198             11,564
     7b                                   100.00%            5/5/03                    556                   556              4,238
     7c                                   100.00%            5/5/03                    575                   575              3,115
------------------------------------------------------------------------------------------------------------------------------------
      8              2/28/24               84.73%            6/1/03                      -                     -                  -
      9               8/1/11               82.93%           6/11/03                      -                     -                  -
     10              4/30/10               99.03%           3/17/03                  3,933                 3,933            500,000
     11              3/31/12               94.31%           6/30/03                      -                     -              6,175
     12              11/30/12              76.04%           6/30/03                      -                     -              2,235
------------------------------------------------------------------------------------------------------------------------------------
     13                                    63.40%           3/31/03                      -                26,605                  -
     14                                   100.00%           4/16/03                155,895                     -                  -
     15                                   100.00%           3/11/03                      -                     -                  -
     16              1/13/14               87.00%           6/19/03                      -                 3,790                  -
     17                                   100.00%           1/21/03                      -                 4,835                  -
------------------------------------------------------------------------------------------------------------------------------------
     18              10/31/10             100.00%            5/1/03                      -                     -                  -
     19              10/31/17             100.00%           6/19/03                  1,149                 1,149              2,917
     20                                                                                  -                     -                  -
     20a                                  100.00%           7/30/03                      -                     -                  -
     20b             3/31/06              100.00%            3/1/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     20c                                  100.00%            3/1/03                      -                     -                  -
     20d                                  100.00%            3/1/03                      -                     -                  -
     20e                                   83.33%            3/1/03                      -                     -                  -
     20f             8/31/03              100.00%          12/31/02                      -                     -                  -
     21              9/30/07               97.58%           5/12/03                  2,608                 2,608              8,333
------------------------------------------------------------------------------------------------------------------------------------
     22                                    96.96%           6/10/03                      -                   411                  -
     23                                   100.00%            3/1/03                    867                   867          1,385,000
     24                                   100.00%            4/1/03                 14,000                 1,167            100,000
     25                                   100.00%            4/1/03                 21,193                     -                  -
     26                                    99.50%           5/19/03                      -                 4,167                  -
------------------------------------------------------------------------------------------------------------------------------------
     27                                                                                  -                     -                  -
     27a             7/31/16               95.04%            7/1/03                      -                     -                  -
     27b                                  100.00%            2/1/03                      -                     -                  -
     27c                                  100.00%            2/1/03                      -                     -                  -
     27d                                  100.00%            2/1/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     28                                                                                  -                 6,800            100,000
     28a             1/31/06               97.20%           6/27/03                      -                     -                  -
     28b             5/31/03               93.00%           6/27/03                      -                     -                  -
     28c             10/31/03              83.40%           6/27/03                      -                     -                  -
     28d             4/30/04              100.00%           6/27/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     29              4/30/09              100.00%           1/27/03                      -                   562                  -
     30                                    91.20%           6/18/03                      -                 5,100                  -
     31                                                                              8,556                 8,556                  -
     31a                                  100.00%            2/1/03                    898                   898                  -
     31b                                  100.00%            2/1/02                    777                   777                  -
------------------------------------------------------------------------------------------------------------------------------------
     31c                                  100.00%            2/1/03                    649                   649                  -
     31d                                  100.00%            2/1/03                    779                   779                  -
     31e                                  100.00%            2/1/03                  1,743                 1,743                  -
     31f                                  100.00%            2/1/03                    304                   304                  -
     31g                                  100.00%            2/1/03                    235                   235                  -
------------------------------------------------------------------------------------------------------------------------------------
     31h                                  100.00%            2/1/03                    413                   413                  -
     31i                                  100.00%            2/1/03                    189                   189                  -
     31j                                  100.00%            2/1/03                    365                   365                  -
     31k                                  100.00%            2/1/03                    296                   296                  -
     31l                                  100.00%            2/1/03                    359                   359                  -
------------------------------------------------------------------------------------------------------------------------------------
     31m                                  100.00%           12/1/02                    363                   363                  -
     31n                                  100.00%           12/1/02                    261                   261                  -
     31o                                  100.00%            2/1/03                    401                   401                  -
     31p                                  100.00%            2/1/03                    414                   414                  -
     31q                                  100.00%            2/1/03                    110                   110                  -
------------------------------------------------------------------------------------------------------------------------------------
     32                                                                                  -                     -                  -
     32a                                  100.00%           12/1/02                      -                     -                  -
     32b                                  100.00%           12/1/02                      -                     -                  -
     32c                                  100.00%           12/1/02                      -                     -                  -
     32d                                  100.00%           12/1/02                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     32e                                  100.00%           12/1/02                      -                     -                  -
     32f                                  100.00%           12/1/02                      -                     -                  -
     33                                   100.00%           5/16/03                    501                   501                  -
     34              1/31/13               96.28%            7/9/03                  1,008                 1,008              3,500
     35                                    93.80%            7/1/03                      -                 4,200                  -
------------------------------------------------------------------------------------------------------------------------------------
     36              11/30/05              90.48%           6/30/03                      -                     -            250,000
     37                                    87.60%           4/25/03                      -                 4,996                  -
     38                                    70.30%          12/31/02                      -                15,311                  -
     39                                    95.90%            6/1/03                      -                 4,803                  -
     40                                    98.14%           6/10/03                 21,013                   896                  -
------------------------------------------------------------------------------------------------------------------------------------
     41                                                                                  -                     -                  -
     41a                                  100.00%           12/1/02                      -                     -                  -
     41b                                  100.00%          12/31/02                      -                     -                  -
     41c                                  100.00%          12/31/02                      -                     -                  -
     41d                                  100.00%          12/31/02                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     41e                                  100.00%          12/31/02                      -                     -                  -
     42                                    92.20%           4/29/03                      -                     -                  -
     43                                    96.80%           6/22/03                      -                 3,100                  -
     44                                    86.95%           7/17/03                      -                     -                  -
     45              7/31/05               95.60%           3/24/03                 30,000                 2,720                  -
------------------------------------------------------------------------------------------------------------------------------------
     46                                                                                  -                     -                  -
     46a                                  100.00%            5/1/03                      -                     -                  -
     46b                                  100.00%            5/1/03                      -                     -                  -
     46c                                  100.00%            5/1/03                      -                     -                  -
     47              11/6/06               98.10%            1/1/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     48                                    88.10%            6/9/03                      -                   650                  -
     49                                    92.20%           2/26/03                      -                 6,400                  -
     50              7/31/04               88.87%            8/1/03                  1,443                 1,443              2,083
     51                                                                                  -                 2,262            300,000
     51a             10/31/05             100.00%            5/1/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     51b             3/31/05              100.00%            5/1/03                      -                     -                  -
     52                                   100.00%            3/1/03                  3,473                 3,473                  -
     53                                    69.30%          12/31/02                      -                11,233                  -
     54                                    92.90%           5/22/03                      -                 9,100                  -
     55                                    90.00%            6/6/03                 20,000                 5,417                  -
------------------------------------------------------------------------------------------------------------------------------------
     56              8/31/07               97.20%           6/12/03                  1,497                 1,497              2,917
     57              5/31/13               90.30%           6/30/03                      -                   908                  -
     58              2/29/12               88.70%            8/1/03                    309                   309              1,896
     59              12/31/05             100.00%           3/31/03                      -                   722                  -
     60              3/31/12              100.00%           6/13/03                      -                 1,940             69,000
------------------------------------------------------------------------------------------------------------------------------------
     61              1/31/06               98.70%            7/9/03                      -                 1,300                  -
     62                                    86.52%            4/1/03                      -                   905                  -
     63                                    83.46%            4/1/03                      -                   915                  -
     64                                    96.40%           7/14/03                      -                 2,875                  -
     65                                   100.00%           6/12/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     66                                   100.00%           6/12/03                      -                     -                  -
     67                                   100.00%           4/10/03                    434                   434              2,917
     68              1/15/09               94.70%           6/25/03                      -                 1,339                  -
     69                                    98.97%            5/1/03                  1,354                 1,354                  -
     70                                   100.00%            5/1/03                    583                   583                  -
------------------------------------------------------------------------------------------------------------------------------------
     71                                    92.38%           6/23/03                      -                 2,188                  -
     72                                   100.00%            4/1/03                    543                   543                  -
     73              4/30/13              100.00%           6/12/03                      -                     -                  -
     74              5/31/08              100.00%           4/22/03                      -                   183                  -
     75              12/31/06              87.81%            6/1/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     76                                   100.00%           5/16/03                      -                     -                  -
     77                                    90.10%           6/24/03                      -                 1,130                  -
     78                                    98.90%           3/12/03                      -                     -                  -
     79                                    91.00%           4/15/03                      -                 3,900                  -
     80                                    93.50%           6/24/03                      -                 3,100                  -
------------------------------------------------------------------------------------------------------------------------------------
     81              3/31/08              100.00%           6/23/03                      -                   300                  -
     82                                   100.00%           5/29/03                      -                     -                  -
     83              3/31/04               90.20%           2/19/03                      -                 1,025             45,000
     84              12/1/07              100.00%            3/6/03                    190                   190              1,100
     85              2/28/08              100.00%           4/15/03                      -                   675                  -
------------------------------------------------------------------------------------------------------------------------------------
     86                                   100.00%            6/1/03                    418                   418            400,000
     87                                   100.00%            6/1/03                      -                   300                  -
     88                                                                                  -                 4,563                  -
     88a                                   92.60%           6/13/03                      -                     -                  -
     88b                                   94.12%           6/13/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     88c                                   91.70%           6/13/03                      -                     -                  -
     89                                    89.13%           6/19/03                      -                   806                  -
     90                                   100.00%           4/23/03                      -                   174                  -
     91                                   100.00%           1/22/03                    171                   171                517
     92                                   100.00%            7/3/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     93              6/22/04               85.46%           4/23/03                      -                   508                  -
     94                                   100.00%           5/27/03                      -                     -                  -
     95              4/30/13              100.00%            6/5/03                      -                   178                  -
     96              10/31/07             100.00%           5/15/03                      -                   405                  -
     97                                   100.00%            6/1/03                      -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
     98                                   100.00%            1/9/03                      -                   160                  -
     99              2/28/06               83.33%           6/25/03                      -                     -                  -
     100                                  100.00%           6/19/03                      -                     -                  -

                         MONTHLY           MONTHLY TAX     MONTHLY INSURANCE    ENVIRONMENTAL       ENGINEERING         APPRAISAL
     ID                   TI/LC               ESCROW             ESCROW          REPORT DATE        REPORT DATE        AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
      1                        -                     -                     -       9/21/01            8/14/01            9/1/01
      2                        -                80,871                     -       7/1/03             7/11/03            6/20/03
      3                        -                     -                     -       6/20/03            5/29/03            8/1/03
      4                    8,237                83,578                 8,916       6/9/03              7/9/03            6/5/03
      5                        -                50,380                 9,546      11/20/02            1/23/03            1/9/03
------------------------------------------------------------------------------------------------------------------------------------
      6                   20,833                67,995                     -       3/11/03            3/12/03            3/3/03
      7                   18,917                34,044                 2,998       Various            Various            Various
     7a                   11,564                20,946                 1,982       7/17/03            6/30/03            7/8/03
     7b                    4,238                 6,674                   516       7/17/03            6/30/03            7/9/03
     7c                    3,115                 6,424                   501       7/17/03            6/30/03            7/9/03
------------------------------------------------------------------------------------------------------------------------------------
      8                        -                50,829                     -       7/9/03             6/18/03            6/11/03
      9                        -                     -                     -       7/2/03             6/30/03            7/7/03
     10                        -                36,528                 4,449       2/18/03            2/18/03            2/7/03
     11                    6,175                41,429                     -       5/5/03              5/5/03            6/20/03
     12                    2,235                 9,167                     -       5/5/03              5/5/03            6/20/03
------------------------------------------------------------------------------------------------------------------------------------
     13                        -                21,435                 7,237       5/23/03             4/9/03            3/11/03
     14                        -                     -                     -       3/13/03            3/13/03            3/12/03
     15                        -                39,623                 6,948       2/1/03             4/14/03            1/23/03
     16                        -                20,794                 5,287       2/28/03            7/16/03            4/1/03
     17                        -                24,583                13,250       1/28/03            2/22/03            4/1/03
------------------------------------------------------------------------------------------------------------------------------------
     18                        -                     -                     -       5/7/03              5/8/03            4/10/03
     19                    2,917                27,375                     -       6/20/03            6/20/03            1/6/03
     20                        -                     -                     -       Various            Various            Various
     20a                       -                     -                     -       5/28/03            5/28/03            5/2/03
     20b                       -                     -                     -       5/28/03            5/30/03            5/2/03
------------------------------------------------------------------------------------------------------------------------------------
     20c                       -                     -                     -       5/28/03            5/30/03            5/2/03
     20d                       -                     -                     -       5/28/03            5/26/03            5/13/03
     20e                       -                     -                     -       5/28/03            5/30/03            5/2/03
     20f                       -                     -                     -       5/28/03            5/26/03            5/13/03
     21                    8,333                17,561                 2,391       5/13/03            5/29/03            4/26/03
------------------------------------------------------------------------------------------------------------------------------------
     22                        -                12,683                     -       6/3/03              6/5/03            6/13/03
     23                        -                 8,595                 8,747       3/18/03            6/27/03            4/1/03
     24                    3,333                 9,312                     -       4/14/03            4/14/03            3/5/03
     25                    3,333                 9,229                     -       3/21/03            3/21/03            3/10/03
     26                        -                12,823                 4,632       5/12/03            5/20/03            4/4/03
------------------------------------------------------------------------------------------------------------------------------------
     27                        -                     -                     -       Various            Various            Various
     27a                       -                     -                     -       4/7/03             3/24/03            3/14/03
     27b                       -                     -                     -       4/4/03              4/3/03            3/19/03
     27c                       -                     -                     -      10/28/02            1/22/03            12/1/02
     27d                       -                     -                     -       1/9/03             1/17/03            12/1/02
------------------------------------------------------------------------------------------------------------------------------------
     28                   15,000                20,921                 8,073       Various            Various            Various
     28a                       -                     -                     -      10/18/02            10/9/02            4/17/03
     28b                       -                     -                     -      10/18/02            10/9/02            4/17/03
     28c                       -                     -                     -      10/18/02            10/9/02            4/17/03
     28d                       -                     -                     -      10/21/02            10/9/02            4/17/03
------------------------------------------------------------------------------------------------------------------------------------
     29                        -                 9,285                     -       1/9/03             1/13/03            1/1/03
     30                        -                14,454                 6,124       3/2/03              3/3/03            2/20/03
     31                        -                23,693                     -       Various            Various            Various
     31a                       -                 4,324                     -       2/6/03             9/27/02            9/25/02
     31b                       -                 3,261                     -       2/6/03             9/27/02            9/23/02
------------------------------------------------------------------------------------------------------------------------------------
     31c                       -                 1,041                     -       2/6/03             9/27/02            9/13/02
     31d                       -                 1,618                     -       2/6/03             9/24/02            9/15/02
     31e                       -                 2,667                     -       2/6/03             9/27/02            9/25/02
     31f                       -                     -                     -       2/6/03             9/27/02            9/30/02
     31g                       -                   980                     -       2/6/03             9/27/02            9/25/02
------------------------------------------------------------------------------------------------------------------------------------
     31h                       -                   523                     -       2/6/03             9/27/02            9/18/02
     31i                       -                 1,578                     -       2/6/03             9/27/02            9/25/02
     31j                       -                 1,269                     -       2/6/03             9/27/02            9/27/02
     31k                       -                 1,297                     -       2/6/03             9/27/02            9/14/02
     31l                       -                   682                     -       2/6/03             9/27/02            10/2/02
------------------------------------------------------------------------------------------------------------------------------------
     31m                       -                   827                     -       2/6/03             9/27/02            9/20/02
     31n                       -                 1,073                     -       2/6/03             9/27/02            9/18/02
     31o                       -                   873                     -       2/6/03             9/27/02            9/24/02
     31p                       -                 1,300                     -       2/6/03             9/27/02            9/20/02
     31q                       -                   379                     -       2/6/03             9/27/02            9/24/02
------------------------------------------------------------------------------------------------------------------------------------
     32                        -                     -                     -       Various            Various            Various
     32a                       -                     -                     -      10/28/02            1/22/03            12/1/02
     32b                       -                     -                     -      10/28/02            1/22/03            12/1/02
     32c                       -                     -                     -       1/9/03             1/22/03            12/1/02
     32d                       -                     -                     -      10/28/02            1/22/03            12/1/02
------------------------------------------------------------------------------------------------------------------------------------
     32e                       -                     -                     -      10/28/02            1/22/03            12/1/02
     32f                       -                     -                     -      10/28/02            1/22/03            12/1/02
     33                        -                     -                     -       1/16/03            5/28/03            5/1/03
     34                    3,500                 8,045                 2,640       7/10/03            7/10/03            6/11/03
     35                        -                10,628                 6,446       7/10/03            7/10/03            6/6/03
------------------------------------------------------------------------------------------------------------------------------------
     36                        -                     -                     -       5/19/03            5/19/03            5/22/03
     37                        -                 8,349                 7,336       3/18/03            3/19/03            3/13/03
     38                        -                     -                     -       5/5/03             4/29/03            4/21/03
     39                        -                14,399                 4,051       5/15/03            5/15/03            4/16/03
     40                        -                 5,631                     -       6/3/03              6/5/03            6/6/03
------------------------------------------------------------------------------------------------------------------------------------
     41                        -                     -                     -       Various            Various            Various
     41a                       -                     -                     -      10/28/02            1/22/03            12/1/02
     41b                       -                     -                     -      10/28/02            1/22/03           11/24/02
     41c                       -                     -                     -      10/28/02            1/22/03            12/1/02
     41d                       -                     -                     -      10/28/02            1/22/03            12/1/02
------------------------------------------------------------------------------------------------------------------------------------
     41e                       -                     -                     -      10/28/02            1/22/03            12/1/02
     42                        -                     -                     -       5/19/03            5/19/03            5/16/03
     43                        -                 9,962                 1,472      10/15/02            10/15/02          10/15/02
     44                        -                12,789                 1,109       6/30/03            6/30/03            5/30/03
     45                    7,750                15,512                 5,113       2/19/03            3/31/03            2/13/03
------------------------------------------------------------------------------------------------------------------------------------
     46                        -                     -                     -       Various            Various            Various
     46a                       -                     -                     -       4/23/03            4/25/03            4/21/03
     46b                       -                     -                     -       4/30/03             5/1/03            4/15/03
     46c                       -                     -                     -       4/30/03             5/1/03            4/14/03
     47                        -                     -                     -       4/2/03              4/2/03            3/17/03
------------------------------------------------------------------------------------------------------------------------------------
     48                        -                 5,463                   913       5/14/03             5/9/03            5/5/03
     49                        -                15,711                 6,194       1/20/03            1/20/03            1/24/03
     50                    2,083                 5,889                 3,281       6/16/03             7/1/03            5/22/03
     51                        -                 6,356                 2,862       Various            Various            Various
     51a                       -                     -                     -       5/30/03            5/29/03            5/19/03
------------------------------------------------------------------------------------------------------------------------------------
     51b                       -                     -                     -       5/29/03            5/29/03            5/19/03
     52                        -                 8,526                     -       3/5/03              3/8/03            3/1/03
     53                        -                     -                     -       5/5/03             4/29/03            4/21/03
     54                        -                10,581                 4,816       5/27/03            5/27/03            5/2/03
     55                        -                 6,585                 6,636       3/17/03            3/17/03            3/5/03
------------------------------------------------------------------------------------------------------------------------------------
     56                    2,917                 6,616                 2,247       4/14/03            4/24/03            4/15/03
     57                        -                 1,240                   685       4/1/03              4/1/03            6/15/03
     58                    1,896                 4,271                 2,161       3/28/03            5/14/03            5/14/03
     59                        -                 5,858                 1,489       2/28/03            2/28/03            2/24/03
     60                    5,721                12,906                 2,298       5/13/03            7/10/03            5/3/03
------------------------------------------------------------------------------------------------------------------------------------
     61                    4,167                11,038                 2,814       7/15/03            7/11/03            6/10/03
     62                        -                 6,346                   259       1/19/03            1/24/03            1/22/03
     63                        -                 6,887                   265       1/19/03            1/24/03            1/22/03
     64                        -                 6,329                 3,340       3/26/03            3/24/03            3/18/03
     65                        -                     -                     -       5/14/03             5/1/03            4/29/03
------------------------------------------------------------------------------------------------------------------------------------
     66                        -                     -                     -       5/14/03             5/1/03            4/29/03
     67                    2,917                 4,507                   510       4/16/03             5/2/03            3/31/03
     68                    6,250                14,105                 3,397       2/20/03            6/17/03            2/10/03
     69                        -                 2,280                   571       1/17/03            1/15/03            1/14/03
     70                        -                   739                   226       2/15/03            2/15/03            2/11/03
------------------------------------------------------------------------------------------------------------------------------------
     71                        -                 8,003                 2,737       6/17/03            6/12/03            5/2/03
     72                        -                10,950                     -       1/10/03            1/13/03            1/21/03
     73                    1,250                   732                   592       5/2/03              5/2/03            5/20/03
     74                        -                 3,308                   876       4/4/03             6/18/03            3/25/03
     75                        -                 3,532                     -       6/3/03              6/3/03            5/21/03
------------------------------------------------------------------------------------------------------------------------------------
     76                        -                     -                     -       4/11/03             4/9/03            4/1/03
     77                        -                 1,761                   666       5/21/03            5/22/03            4/22/03
     78                        -                 4,587                 1,173       3/19/03            3/19/03            3/12/03
     79                        -                 3,156                 2,753       1/23/03            1/22/03            1/15/03
     80                        -                 7,161                 4,006       6/2/03              7/9/03            5/28/03
------------------------------------------------------------------------------------------------------------------------------------
     81                    1,650                 2,127                   830      12/19/02            12/17/02          12/11/02
     82                        -                     -                     -       7/3/03              7/1/03            5/30/03
     83                        -                 2,763                   797       2/24/03            2/27/03            2/13/03
     84                    1,100                 7,644                     -       1/10/03            1/10/03            1/8/03
     85                    2,000                 1,495                 2,386       4/29/03            3/26/03            4/2/03
------------------------------------------------------------------------------------------------------------------------------------
     86                        -                     -                     -       6/23/03            6/23/03            6/4/03
     87                        -                 2,952                   914         NAP               5/2/03            5/1/03
     88                        -                13,213                 3,522       Various            Various            Various
     88a                       -                     -                     -       5/19/03            5/23/03            5/9/03
     88b                       -                     -                     -       5/23/03            5/23/03            5/9/03
------------------------------------------------------------------------------------------------------------------------------------
     88c                       -                     -                     -       5/19/03            5/23/03            5/9/03
     89                        -                 3,243                   781       6/12/03            6/12/03            5/27/03
     90                        -                     -                     -       6/20/03            6/27/03            5/29/03
     91                      517                 4,650                   642       1/6/03              1/9/03           10/22/02
     92                        -                     -                     -         NAP              6/27/03            7/2/03
------------------------------------------------------------------------------------------------------------------------------------
     93                    1,500                 1,588                   271         NAP              5/15/03            5/14/03
     94                        -                     -                     -         NAP              6/23/03            6/9/03
     95                      875                 2,844                   226         NAP               5/8/03            4/30/03
     96                    1,440                 3,235                   879       6/18/03            6/17/03            5/8/03
     97                        -                     -                     -         NAP              10/31/02          10/18/02
------------------------------------------------------------------------------------------------------------------------------------
     98                        -                   768                 1,052      12/18/02            1/31/03           12/17/02
     99                        -                 2,708                   274       1/8/02              1/8/02            1/28/02
     100                       -                     -                     -         NAP               5/6/03            6/6/03

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2003-PWR2

FOOTNOTES TO APPENDIX B
-----------------------

(1) PMCF - Prudential Mortgage Capital Funding, LLC, BSCMI - Bear Stearns Commercial Mortgage Inc., WFB - Wells Fargo Bank

(2) Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for loans with partial interest only periods are shown before the expiration of the interest-only period.

(3) Balance/Unit, LTV CutOff Date Value, LTV Maturity Value and DSCR for 3 Times Square are based of the pooled and non-pooled pari passu trust assets with original balances totaling $169,262,689.64. Amortization is based off a predetermined schedule (see Times Square - Amortization Table).

(4) Balance/Unit, LTV CutOff Date Value, LTV Maturity Value and DSCR for Plaza America III & IV are based off the pooled and non-pooled pari passu trust assets with original balances totaling $85,000,000.

(5) Balance/Unit, LTV CutOff Date Value, LTV Maturity Value and DSCR for Carmel Mountain Shopping Center are based off the pooled and non-pooled pari passu trust assets with original balances totaling $71,000,000

(6) The borrower on the Miller/WRI Portfolio loan may obtain additional financing of up to $10,000,000 to be pari passu in priority of payments if certain conditions are met. This additional debt will not be included in the Trust.

(7) Appraised Value and LTV for Miller/WRI - Thorncreek Crossing is based on a pro-rata share of the "Stabilized" value as of December 1, 2003 of $34 million to reflect the overall LTV of the loan as if the entire future debt has been funded. The cut-off date balance and the "As Is" value as of June 20, 2003 of $ $27.8 million yields an LTV of 69.30%.

(8) Appraised Value and LTV for Miller/WRI - Lowry Towne Center is based on a pro-rata share of the "Stabilized" value of $16.6 million as of April 1, 2004 to reflect the overall LTV of the loan as if the entire future debt has been funded. The cut-off date balance and the "As Is" value as of June 20, 2003 of $16.1 million yields an LTV of 49.60%.

(9) Appraised Value and LTV for the Barrett Pavilion Loan is based on the "Stabilized" value as of August 1, 2003. The "Stabilized" value assumes leases for the space under construction are in place. The cut-off date balance and the "As Is" value as of April 8, 2003 of $77 million yields a cut-off date LTV of 57.14%.

(10) Appraised Value and LTV for 411 West 13th Street is based on the "Stabilized" value of $19.2 million as of April 1, 2005. The "Stabilized" value assumes the free rent period for the Aramis lease has completely burned off. A letter of credit is in place for this tenant.

(11) Appraised Value and LTV for the Plaza America Office Towers III and IV Loan is based on the "Stabilized" value as of June 5, 2003. The "Stabilized" value assumes all contractual tenant improvement obligations of the borrower were fully funded. The "As Is" value as of June 5, 2003 is $104.1 million. An upfront TI/LC impound of $12,576,426 was collected at funding, representing unfunded TI/LC obligations of $10,621,059, rent abatement of $1,370,367 and an assumed NCI lease obligation of $585,000.

(12) Appraised Value and LTV for the Sandia Distribution Center Loan is based on the "Stabilized" value of $10.65 million as of May 22, 2003. The "Stabilized" value assumes Shaw Industries (16.5% NRA) has taken occupancy. The "As Is" value as of May 22, 2003 is $10.3 million. A $250,000 impound was collected at loan closing to be released to the borrower upon 1) Shaw Industries' acceptance of the lease space, 2) physical and economic occupancy by Shaw and 3) all documented by receipt of estoppel.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX C

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 1 -- 3 TIMES SQUARE
----------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

ORIGINAL BALANCE: (1)           $99,566,288

CUT-OFF DATE BALANCE: (1)       $99,566,288

FIRST PAYMENT DATE:             9/15/2003

INTEREST RATE:                  7.3800%

AMORTIZATION TERM: (2)          218 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  10/14/2021

EXPECTED MATURITY BALANCE:      $535,672

SPONSOR(S):                     Rudin Times Square Associates,
                                LLC et.al.

INTEREST CALCULATION:           30/360

CALL PROTECTION:                57-payment lockout from date of
                                origination, with U.S. Treasury
                                defeasance for the following
                                160 payments, and open to
                                prepayment without premium
                                thereafter until loan maturity.



CUT-OFF DATE BALANCE
 PER SF: (1)                    $191.60

UP-FRONT RESERVES:              Ground Rent      $164,791

                                Insurance:       $100,000

ONGOING RESERVES:               Ground Rent:(3)  $120,102

                                Insurance:(4)    Springing

                                Replacement:     $14,250/month

LOCKBOX:                        In Place, Hard
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                     PROPERTY INFORMATION
----------------------------------------------------------------
 SHADOW RATING: (5)        AAA

 SINGLE ASSET/PORTFOLIO:   Single Asset

 PROPERTY TYPE:            Office

 PROPERTY SUB-TYPE:        Office w/Retail

 LOCATION:                 New York, NY

 YEAR BUILT/RENOVATED:     2001/NAP

 PERCENT LEASED: (6)       98.8%

 SQUARE FOOTAGE:           883,405

 THE COLLATERAL:           30-story Class A office building
                           with retail

 OWNERSHIP INTEREST:       Leasehold





 MAJOR TENANTS
 -------------

                                                    LEASE
                                                    -----
                           % NRA     RENT PSF     EXPIRATION
                           -----     --------     ----------
 Reuters C Corp. (7)       79.4%      $35.50      11/18/2021
 Bank of Montreal          11.8%      $64.55      11/18/2021
 Bain & Company             4.4%      $62.00      11/18/2021

 PROPERTY MANAGEMENT:      Rudin Management Co. Inc.


 U/W NET CASH FLOW:        $39,765,263
 APPRAISED VALUE:  (8)     $450,000,000
 CUT-OFF DATE LTV
  RATIO: (1)               37.6%
 LTV RATIO AT
  MATURITY: (1)            0.2%
 U/W DSCR: (1, 9)          2.35x
----------------------------------------------------------------

----------------------------------------------------------------

(1) The subject $99,566,288 loan represents a 58.82% pari passu interest in the senior ("A") $169,262,690 portion of a $264,085,481 total mortgage debt. All loan per SF, LTV and DSCR numbers in this table are based on the aggregate $169,262,690 senior financing.

(2) The pari passu A portions amortize based on fixed P&I payments of $831,191.20 for the subject pari passu portion and $581,833.84 for the remaining pari passu portions.

(3) Base ground rent payments are on a fixed escalation schedule through the initial 20 years of the ground lease. Monthly escrows to the Ground Rent Reserve will vary accordingly.

(4) Commencing after an outstanding event of default, monthly installments to an insurance account shall be collected.

(5) Fitch Ratings and Standard and Poors have confirmed that the 3 Times Square Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA"/"AAA" by Fitch Ratings and Standard and Poors, respectively.

(6)  Occupancy based on rent roll dated July 1, 2003.

(7) Reuters leases Office, Retail, and Storage space with various lease expirations. The majority of the total leased space (87%) expires in 2021.

(8)  As of September 1, 2001.

(9)  The DSCR for the entire loan including B-Note is 1.66x.



THE 3 TIMES SQUARE LOAN.

     THE LOAN. The largest loan (the "3 Times Square Mortgage Loan") is secured by a leasehold mortgage on 3 Times Square in New York, New York, which mortgage on the subject property also secures $69,696,402 of pari passu A-note mortgage loans and $94,822,791 of B-note mortgage loans (the "3 Times Square B-Note Loans").

     THE BORROWERS. The borrower is 3 Times Square Associates, LLC, a Delaware limited liability company. The borrower owns no material assets other than the subject property and related interests. The loan sponsors are Rudin Times Square Associates, LLC; Reuters Property, L.L.C.; Jack Rudin; Estate of Lewis Rudin, Deceased; Beth Rudin DeWoody; Eric C. Rudin; Madeleine Rudin Johnson; William C. Rudin; and Katherine L. Rudin.

     THE PROPERTY. 3 Times Square is a 30-story class A office building located in midtown Manhattan containing approximately 883,405 rentable square feet of office (93%), retail (5%) and storage (2%) space. The property is located at Times Square and fronts Seventh Avenue for the entire block between 42nd and 43rd Street. It has access to the following major transportation hubs: Times Square Station, Grand Central Station, Penn Station, and the Port Authority Bus Terminal. Construction of the improvements was completed in 2001. Each of the engineering report, the environmental report and the appraisal were prepared in 2001.

     The building is constructed with approximately 34,178 SF of potentially revenue generating signage. Currently, Prudential has the right to utilize 1,600 SF of signage without charge, and leases an additional 4,640 SF at $323 PSF through 11/18/21. Reuters has the right to utilize for itself or for commercial use, without any charge, 15,169 SF of signage through 11/18/21. The borrower has the right to utilize the remaining signage for commercial use, of which JP Morgan Chase leases 3,530 SF at $170 PSF through 11/17/21.

     SIGNIFICANT TENANTS: As of July 2003, the building is 98.8% leased to six tenants.

     Reuters C Corp. ("Reuters") leases 701,578 SF of office, retail, and storage space (79.4% of the total NRA) under various lease terms. The majority of the space (87%) expires in 2021, with the balance (13%) expiring in 2011. Reuters posted a $120 million letter of credit to secure its lease obligations, the amount of which decreases over the last 5 years of their lease term (beginning November 2016) based on their total remaining lease obligations.

     Reuters is a subsidiary of Reuters Group PLC, a U.K. company rated A, A, and A3 by S&P, Fitch and Moody's, respectively. Reuters Group PLC, whose ADRs trade on the NASDAQ under the symbol RTRSY, is an international news and information organization.

     Bank of Montreal (rated AA-, AA-, and Aa3 by S&P, Fitch, and Moody's, respectively) leases 102,415 SF of office space and 1,435 SF of storage space (11.8% of the total NRA). The space is leased for 20 years expiring on 11/18/2021. Rent is currently $65.00 PSF for the office portion, and $32.50 PSF for the storage space.

     PROPERTY MANAGEMENT. Rudin Management Co. Inc., an affiliate of Rudin Times Square Associates, LLC, one of the members of the borrower, manages the property. Rudin Management is the property management arm of the Rudin family's commercial real estate holdings, and is a vertically integrated company with professional leasing, operations and management, construction, garage, insurance, security and accounting departments.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. None, however, at any time from and after May 19, 2006, if either of the two members of the borrower exercises its right to purchase the membership interest of the other member of the borrower pursuant to and in accordance with the buy/sell provisions of the borrower's operating agreement and, to the extent then applicable, the transfer restrictions in the related mortgage, the purchasing member has the right to pay a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price), secured by a pledge of the interest being purchased and 20% of such member's interest in the borrower (before the purchase).

     ADDITIONAL INDEBTEDNESS. There exists $94,822,791 of B-notes in connection with the 3 Times Square Mortgage Loan that are secured by the same mortgage.

     GROUND LEASE: The 3 Times Square property is subject to a ground lease through April 2089 with 42nd St. Development Project, Inc. that provides for ground lease payments in lieu of real estate taxes. The base rent payments over the first 20 years commencing June 1, 2001 are based on a fixed escalation schedule.

     RELEASE OF PARCELS.  Not Allowed.

--------------------------------------------------------------------------------
        MORTGAGE LOAN NO. 2 -- JEFFERSON PLAZA I AND II
----------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

ORIGINAL BALANCE:              $63,000,000

CUT-OFF DATE BALANCE:          $62,939,186

FIRST PAYMENT DATE:            09/01/2003

INTEREST RATE:                 5.4000%

AMORTIZATION TERM              360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 08/01/2013

EXPECTED MATURITY BALANCE:     $52,581,312

SPONSOR(S):                    Samuel Zell

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               35-payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance for the following
                               80 payments, and open to
                               prepayment without premium
                               thereafter until loan maturity.



CUT-OFF DATE BALANCE PER SF:   $121.76

UP-FRONT RESERVES:             RE Tax:         $404,355

                               Deferred
                               Maintenance:    $1,320,000

                               Unfunded
                               Obligations:(1) $840,000

ONGOING RESERVES:              RE Tax:         $80,871/month

                               Insurance: (2)  Springing

                               Cap Ex:         $8,600/month

                               Rollover: (3)   Springing

LOCKBOX:                       In Place, Hard
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                    PROPERTY INFORMATION
----------------------------------------------------------------
SHADOW RATING:         NAP

SINGLE
ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:         Office

PROPERTY SUB-TYPE:     Urban

LOCATION:              Arlington, VA

YEAR BUILT/RENOVATED:  1969/1997-1998

PERCENT LEASED:(4)     100.0%

SQUARE FOOTAGE:        516,905

THE COLLATERAL:        Two, twelve-story Class B office
                       buildings

OWNERSHIP INTEREST:    Fee



                                                    LEASE
MAJOR TENANTS              % NRA      RENT PSF    EXPIRATION
-------------              -----      --------    ----------

GSA - National Guard       60.0%       $19.62     09/08/2008

Boeing Company             19.7%       $29.70     06/30/2008

GSA - FBI                  7.3%        $27.07     09/08/2009

PROPERTY MANAGEMENT:   Equity Office Properties Management
                       Corp.




U/W NET CASH FLOW:     $7,199,687
APPRAISED VALUE:(5)    $119,000,000
CUT-OFF DATE LTV
 RATIO:                52.9%
LTV RATIO AT
 MATURITY:             44.2%
U/W DSCR:              1.70x
----------------------------------------------------------------

----------------------------------------------------------------



(1) This reserve represents the balance of borrower's contractual costs existing as of the closing date pursuant to existing leases at the property with respect to free rent, tenant improvements and leasing commissions.

(2) Monthly insurance reserves equivalent to 1/12 of a 12 month insurance expense to spring if the borrower fails to maintain insurance under a blanket policy.


(3) Springing lease rollover reserves will fund at the earlier of (1) Boeing exercising its termination option or (2) July 2006 (24 and 26 months prior to the Boeing lease and GSA lease expirations in 2008), and shall continue until such time as the amount deposited equals the product of (a) $25.00 times (b) the aggregate SF leased under both the Boeing Lease and the GSA Lease less the square footage of any space demised under the Boeing Lease and the GSA Lease which has been re-leased pursuant to a qualifying replacement lease (the "Leasing Rollover Impound Cap"). In the event Boeing exercises its termination option, the Boeing termination payment (not to be less than $3,000,000) is required to be immediately deposited into the rollover impound, and then rollover reserves are required to be impounded at $375,000/month during Boeing's termination notice period (not to be less than 4 months), and $158,000/month after Boeing vacates until such time as an amount equal to the Leasing Rollover Impound Cap has been deposited. In the event Boeing has not exercised its termination option prior to July 2006, then commencing with the July 2006 monthly payment, rollover reserve deposits of $375,000/month shall be deposited into the lease rollover sub account until such time as an amount equal to the Leasing Rollover Impound Cap has been deposited. In addition to the foregoing impounds, commencing with the September 2008 monthly payment date, rollover impounds will also be required for major tenants (those leasing more than > 50,000 SF of space) whose lease terms do not extend at least 12 months beyond the Maturity Date. For these major tenants, monthly payments will be required commencing on the earlier to occur of (i) 12 months prior to the expiration of such lease, or (ii) 12 months prior to the Maturity Date (but in no event earlier than the September 2008 payment date), and continuing on the next 11 payment dates, in an amount equal to 1/12 of the product of $21.00 times the aggregate SF leased under such major lease.

(4)  Occupancy based on rent roll for office property dated 06/01/2003.

(5)  As of 06/20/2003.



THE JEFFERSON PLAZA I AND II MORTGAGE LOAN.

     THE LOAN. The second largest loan (the "Jefferson Plaza I and II Mortgage Loan") is secured by a first priority fee deed of trust on the Jefferson Plaza I and II office property located in Arlington, Virginia.

     THE BORROWER. The borrowing entity is Jefferson Plaza I & II, L.L.C., a Delaware limited liability company, which is 100% owned by Jefferson Plaza, L.L.C. Jefferson Plaza, L.L.C. is in turn 100% owned by Jefferson Plaza Limited Partnership, whose 1% general partner is owned by Samuel Zell related entities. The remaining 99% is owned by a collection of limited partners including Sam Zell related entities constituting 49.76% ownership interests, Robert Lurie related entities as to 33.63% ownership interests and outside investors as to the remaining 15.62% ownership interests. The borrower is a newly formed, bankruptcy remote, single purpose entity, with two independent managers.

     Sam Zell is the Chairman of Equity Office Properties Trust (EOP), one of the nation's largest office building owner and manager, as well as one of the largest real estate investment trust (REIT) in the United States. EOP has more than 700 properties comprising 126 million SF of office space in the country's major metropolitan markets. He is also chairman of Equity Residential (EQR), the largest publicly traded apartment owner in the country, with investments in 1,039 properties in 36 states consisting of 223,591 units as of 12/31/02. Zell is chairman of Manufactured Home Communities (MHC), a publicly traded REIT that owns and operates 142 manufactured housing communities in 21 states comprising over 51,000 sites.

     THE PROPERTY. Jefferson Plaza I and II, is a 516,905 SF class B office property located in Arlington, Virginia. Built in 1969, the two-building, twelve-story property underwent a significant renovation between 1997 and 1998 which included new roof membranes, new HVAC, new lobbies and glass for both buildings, and renovation of the interior office spaces on a slab-to-slab basis. Typical floor plates at the property are approximately 21,000 rentable SF, and each building is equipped with four high-speed elevators. The property has a three-level underground parking facility providing 871 parking spaces. A landscaped plaza connects the two office towers, with lobbies offering marble and granite floors, and walls and columns with accented lighting.

     The property is located at 1411 and 1421 Jefferson Davis Highway in Arlington's Crystal City. Jefferson Plaza is located just across the Potomac from the Capital, close to downtown Washington D.C., Reagan National Airport, and the Pentagon, and is adjacent to a Crowne Plaza Hotel. As such, its location is convenient for government tenants and government contractors. There are numerous local amenities including close proximity to the Metro Station and nearby retail and restaurants. Several significant development/redevelopment efforts currently underway in the area.

     SIGNIFICANT TENANTS: As of June 1, 2003, the office portion is 100% occupied by thirteen tenants.

     The GSA National Guard (the U.S. Government), rated AAA by S&P, occupies 310,202 SF (60.0% of the total NRA) under a lease for $19.62 per SF expiring in 2008. The GSA (National Guard) has two five-year renewal options, the first of which stipulates a rent of $25.91 PSF with at least 180 days notice and the second stipulates a rent of $27.83 PSF with at least 180 days prior notice.

     Boeing Company, rated A by S&P and A2 by Moody's, occupies 101,744 SF (19.7% of the total NRA) under a lease for $29.70 PSF expiring in 2008. Boeing has no remaining renewal options. Boeing is the largest manufacturer of satellites, commercial jetliners and military aircraft. Boeing is also a global market leader in missile defense, human space flight and launch services. In terms of sales, Boeing is the largest U.S. exporter. Boeing's total company revenues for 2002 were $54.1 billion. Boeing is involved in the U.S. government's National Missile Defense System Development Contract at this location. While Boeing has a termination option, the termination fee is significant (12 months rent, plus unamortized leasing costs), and, as a condition precedent to the termination option, the U.S. Government must have cancelled its contract with Boeing.

     PROPERTY MANAGEMENT. Equity Office Properties Management Corp., an affiliate of Equity Office Properties Trust (NYSE: EOP), for whom Sam Zell serves as Chairman, manages the property.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS.   Not allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 3 -- BARRETT PAVILION
----------------------------------------------------------------
                        LOAN INFORMATION
----------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $44,000,000

CUT-OFF DATE BALANCE:          $44,000,000

FIRST PAYMENT DATE:            09/01/2003

INTEREST RATE:                 4.6600%

AMORTIZATION TERM              Interest Only

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 08/01/2010

EXPECTED MATURITY BALANCE:     $44,000,000

SPONSOR(S):                    Inland Retail Real Estate Trust,
                               Inc.

INTEREST CALCULATION:          30/360

CALL PROTECTION:               35 payment lockout from date
                               of origination, subject to
                               prepayment with a premium
                               equal to the greater of 1%
                               and yield maintenance for
                               the following 47 payments,
                               and open to prepayment
                               without premium thereafter
                               until loan maturity.


CUT-OFF DATE BALANCE PER SF:   $95.39

UP-FRONT RESERVES: (1)         Other:                130,618

ONGOING RESERVES: (2)          RE Tax:               Springing

                               Insurance:            Springing

                               Replacement:          Springing

LOCKBOX: (3)                   Springing, Soft / Hard
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                    PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING: (4)       BBB- / BBB-

SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Retail

PROPERTY SUB-TYPE:       Anchored

LOCATION:                Kennesaw, GA

YEAR BUILT/RENOVATED:    1994 - 2003 / NAP

PERCENT LEASED: (5)      97.0%

SQUARE FOOTAGE:          461,255

THE COLLATERAL:          A power center in suburban
                         Atlanta.

OWNERSHIP INTEREST:      Fee


                                                     LEASE
MAJOR TENANTS              % NRA      RENT PSF    EXPIRATION
-------------              -----      --------    ----------
AMC Theater                20.6%       $28.74    06/01/2019
Media Play                 10.7%       $8.90     01/01/2015
Jo-Ann's Stores            10.0%       $9.25     01/01/2011

PROPERTY MANAGEMENT:     Inland Southern Management Corp.

U/W NET CASH FLOW:       $5,774,950

APPRAISED VALUE: (6)     $80,000,000

CUT-OFF DATE LTV RATIO:  55.0%

LTV RATIO AT MATURITY:   55.0%

U/W DSCR:                2.82x

----------------------------------------------------------------

----------------------------------------------------------------

(1) Tenant escrows consisting of $35,196.67 for Ted's Montana Grill & $95,421 for Ambush to be released when these tenants are in occupancy, open for business, and paying full contractual rent.

(2) Tax and insurance reserves spring if the borrower fails to provide evidence of payment and evidence of a blanket policy satisfactory to lender. Replacement reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(3) Springing Lockbox is triggered upon the DSCR falling below 1.25x. Thereafter, upon (a) an event of default, (b) a bankruptcy of the borrower or the property manager, or (c) if the DSCR falls below 1.15x, the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(4) Fitch Ratings and Standard and Poor's have confirmed that the Barrett Pavilion Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB-" by Fitch Ratings and Standard and Poor's, respectively.

(5) Occupancy per Rent Roll dated 06/02/2003. Includes Ted's Montana Grill and Ambush, which are not yet in occupancy totaling 15,825 SF.

(6) Stabilized value as of 08/01/2003. Stabilized value assumes leases for the space under construction are in place.



THE BARRETT PAVILION LOAN

     THE LOAN. The third largest loan (the "Barrett Pavilion Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Barrett Pavilion in Kennesaw, Georgia.

     THE BORROWER. The borrower is Inland Southeast Barrett L.L.C., a single purpose entity with no material assets other than the property and related interests. The borrowing entity is wholly owned by Inland Retail Real Estate Limited Partnership, which is controlled by Inland Retail Real Estate Trust, Inc. (IRRETI) which had total assets of $2.306 billion as of March 31, 2003. The principals of the Inland Group, Inc. formed IRRETI, as well as many of the affiliated and advisory groups involved in various real estate activities. The Inland Group, Inc. together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of April 2003, the Inland Group employed over 800 people, managed over $4 billion in assets, and managed over 50 million SF of retail and other commercial property. Among the affiliates of The Inland

Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     THE PROPERTY. The Barrett Pavilion is a 461,255 SF power center located in Kennesaw, Georgia approximately 20 miles northwest of Atlanta's central business district. Constructed in multiple phases between 1994 and 2003, tenants at the property include Old Navy, Jo-Ann's, Goody's, and a 24 screen, stadium seating AMC Movie Theater. The property is shadow anchored by an 116,300 SF Target store. Approximately 75% of the SF at the center is subject to leases that expire after the loan term.

     The Barrett Pavilion is located across from the approximately 1.3 million SF Town Center Mall, which is anchored by JC Penney, Rich's-Macy's, Parisian, and Sears and reported in-line sales of approximately $400 per SF in 2002. The property is located west of Interstate 75 on Barrett Parkway, which is a primary retail thoroughfare in Kennesaw. According to the Georgia Department of Transportation, the 2002 average daily traffic count going by Barrett Pavilion on Barrett Parkway was 38,638 vehicles per day. The intersection of Interstate 75 and Barrett Parkway has an average traffic count of 80,013 vehicles per day in 2002. The competitive set of shopping centers in the area has a vacancy rate of approximately 4%.

     SIGNIFICANT TENANTS: The property is currently 97% leased to 16 tenants. Two tenants totaling 4,200 SF are currently building out their space and are not yet in occupancy.

     AMC Entertainment occupies the 94,774 SF, (20.6% of the NRA), 24 screen, stadium-seating theater under a lease for $28.74 per SF expiring in 2019 with four five-year renewal options. AMC Entertainment is a large movie theater operator in the US, with approximately 250 theaters totaling more than 3,500 screens. At Barrett Pavilion, the theater sales performance increased 15.2% in the fiscal year 2002, with sales of $395,168 per screen.

     Media Play occupies 49,412 SF (10.7% of the NRA) under a lease for $8.90 per SF expiring in 2015 with four 5-year options. Media Play, which operates approximately 76 stores in 19 states, sells music, movies, video games, books and other entertainment related merchandise. Media Play is owned by The Musicland Group, which was acquired by an affiliate of Sun Capital Partners, Inc. in June 2003. Media Play's reported sales at the property in 2002 of approximately $181 PSF are above the national Media Play average of $141 PSF. Occupancy cost for the store in 2002 was 6.25%.

     Jo-Ann Stores occupies 46,000 SF (10.0% of the NRA) under a lease for $9.25 per SF expiring in 2011. Jo-Ann Stores is a large retailer of fabric and craft products. As of February 1, 2003, Jo-Ann Stores operated approximately 919 retail stores and reported net income for the fiscal year ending February 2003 of approximately $44.9 million. Jo-Ann Stores reported sales of approximately $120 PSF in 2002.

     PROPERTY MANAGEMENT. The property is managed by Inland Southern Management Corp., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS.   Not allowed without lender's consent.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
 MORTGAGE LOAN NO. 4 -- PLAZA AMERICA OFFICE TOWERS III AND IV
----------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:           WFB

ORIGINAL BALANCE: (1)           $42,500,000

CUT-OFF DATE BALANCE:           $42,464,449

FIRST PAYMENT DATE:             09/08/2003

INTEREST RATE:                  5.9650%

AMORTIZATION TERM               360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  08/08/2013

EXPECTED MATURITY BALANCE:      $36,081,489

SPONSOR(S):                     Zapco Holdings, Inc.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                25-payment lockout from date
                                of origination, with U.S.
                                Treasury defeasance for the
                                following 91 payments, and
                                open to prepayment
                                thereafter until loan
                                maturity.


CUT-OFF DATE BALANCE
 PER SF: (1)                    $179.49

UP-FRONT RESERVES:              RE Tax:       $83,578

                                Insurance:    $26,747

                                Rollover: (2) $12,576,426

ONGOING RESERVES:               RE Tax:       $83,578/month

                                Insurance:    $8,916/month

                                Rollover: (3) $8,237/month

                                Cap Ex:       $5,916/month

                                Other: (4)    Springing

LOCKBOX:                        In Place, Hard
----------------------------------------------------------------

----------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------

SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Suburban

LOCATION:                 Reston, VA

YEAR BUILT/RENOVATED:     2001-2002 / NAP

PERCENT LEASED: (5)       94.3%

SQUARE FOOTAGE:           473,161

THE COLLATERAL:           Two new, Class A office towers

OWNERSHIP INTEREST:       Fee


                                                      LEASE
MAJOR TENANTS (6)            % NRA      RENT PSF    EXPIRATION
-------------                -----      --------    ----------

Unisys                       59.2%       $20.82    07/31/2018

NCI                          16.6%       $26.75    06/30/2013

University of Phoenix        5.4%        $29.73    04/30/2010



PROPERTY MANAGEMENT:      ARC Management, L.L.C.


U/W NET CASH FLOW:        $7,860,480

APPRAISED VALUE: (7)      $115,400,000


CUT-OFF DATE LTV
 RATIO:(1)                73.6%

LTV RATIO AT
 MATURITY: (1)            62.5%

U/W DSCR: (1)             1.29x
----------------------------------------------------------------

----------------------------------------------------------------

(1) Wells Fargo Bank, National Association, co-originated an $85 million loan with Morgan Stanley and has split the loan into two pari-passu notes. All the loan balances in this table represent the $42,500,000 interest. All aggregate LTV, DSCR, and Loan per SF numbers in this table are based on the total $85,000,000 financing.

(2) A total upfront TI/LC impound of $12,576,426 represents unfunded TI/LC obligations of $10,621,059, rent abatement of $1,370,367 and the assumed NCI lease obligation of $585,000. The TI/LC reserve will be dispersed as the improvements are completed and as the brokerage commissions are payable. The rent concessions and assumed lease obligation will be disbursed as they expire.

(3) The borrower deposits the following amounts into the TI/LC reserve each month: (a) $8,237.33 for all space other than Unisys space, (b) if the senior unsecured credit rating of Unisys falls below BB- or its equivalent by any of the rating agencies, $11,481.21 for the Unisys space, (c) unless funds are already being escrowed pursuant to immediately foregoing clause
     (b), from and after July 1, 2004 if any portion of the Unisys space is dark space, an amount equal to $0.50 PSF of such dark space, (d) if NCI does not renew its lease at least 11 months prior to the expiration of such lease, all excess cash flow is swept until such TI/LC reserves equals $2,800,000, and (e) commencing with the payment date in August, 2011, all excess cash flow is swept until such TI/LC reserve equals $2,000,000 for future Unisys tenant allowance obligations.

(4) There are various events that will require all funds, after the payment of debt service and funding of the required reserves, to be placed into a separate reserve account (i.e., all excess cash flow is trapped and Lender will disburse all operating expenses of the property pursuant to a Lender approved budget): (1) An event of default; (2) the DSCR tested quarterly is less than 1.15x based on the actual debt service. (The cash flow is calculated using rating agency standards and the cash flow applicable to any leased but unoccupied space (dark space) for any tenant that is either not rated by any of the rating agencies or is not investment grade will be excluded from the DSCR calculation. All of the space leased to Unisys will be included in the DSCR calculation if Unisys occupies at least 70% of their space and Unisys is not rated below BB or its equivalent by any of the rating agencies. To cease this cash flow sweep event and return the funds in this reserve account to the borrower, the DSCR must exceed 1.15x on the actual debt service for four consecutive quarters); or (3) Unisys does not occupy at least 70% of the space by June 30, 2004. This trigger event has a cap on the cash flow sweep of $85/SF for any of the dark Unisys space. To cease this cash flow sweep event and return the funds in this reserve account to the borrower, the borrower must either (i) have Unisys take occupancy of at least 70% of their space or (ii) there is a Lender approved replacement tenant in occupancy such that at least 70% of the Unisys space is occupied.

(5) Occupancy is based on the rent roll dated 07/01/2003 with 94.3% of the property shown as leased, and included all tenants for which the leased has commenced and are either paying rent or in a rent abatement period. All abated rent and unfunded tenant improvement costs have been escrowed with the lender. Plaza America III is thirteen stories and contains 283,432 SF, while Plaza America IV is seven stories and contains 189,729 SF.

(6) Underwritten contract rent includes rental increases through 02/01/2004. All leases include annual increases of 2.5% to 3%. Generally, leases include one or two 5-year renewal options at 95% or 100% of the fair market rate.

(7)  As stabilized on 06/05/2003.

THE PLAZA AMERICA OFFICE TOWERS III AND IV MORTGAGE LOAN.

     THE LOAN. The fourth largest loan (the "Plaza America Office Towers III and IV Mortgage Loan") is secured by a first priority fee mortgage on the Plaza America Office Towers III and IV in Reston, Virginia. The first mortgage is evidenced by two pari passu notes, the $42,500,000 mortgage asset in the trust and a $42,500,00 note outside the trust.

     THE BORROWER. The borrowing entity is Plaza Office Realty II, LLC, a Delaware limited liability company. The borrower is a single purpose entity with no material assets other than the property and related interests. The borrower is owned indirectly by Atlantic Realty (13% interest), the local development partner, and by Intertech/Zapco Realty (87% interest), the equity partner. Atlantic Realty Companies, Inc. is one of the largest full-service commercial real estate firm in the Washington metropolitan area, providing services including development, construction management, acquisition, leasing, sales, marketing, property management and consulting. Intertech Development Corp. is a wholly owned subsidiary of Zapco Holdings, Inc., a private investment trust of the Zabludowicz family with a diverse portfolio of investments that exceed $500 million.

     THE PROPERTY. The property consists of two new Class A office towers, Plaza America III and IV, comprising 473,161 SF and located in Reston, Virginia. The borrower developed the buildings in 2001-2002 with the construction budget for the development totaling $105.7 million. Plaza America III (11720 Plaza America
Blvd) is thirteen stories and contains 283,432 SF, while Plaza America IV (11730 Plaza America Blvd) is seven stories and contains 189,729 SF, both situated on approximately 4.7 acres.

     The two office towers are part of a $225 million mixed-use development containing four office towers totaling 983,000 SF, a 165,000 SF retail center anchored by Fresh Fields (Whole Foods) Market, 3,400 structured parking spaces, and an additional 500 surface parking spaces. The office buildings are located around an attractively landscaped central plaza with fountains and outdoor seating areas. The retail center contains Starbucks, multiple restaurants, a bank, and a UPS store and supports the office towers, as well as the surrounding community. The overall campus layout, coupled with the extensive retail amenities, creates a unique urban business environment that stands apart from most Northern Virginia suburban business centers.

     SIGNIFICANT TENANTS: The office portion is currently 94.3% leased to thirteen tenants.

     Unisys (NYSE: UIS ), rated BB+ by S&P and Ba1 by Moody's, occupies 280,137 SF (59.2% of the total NRA) under a lease for $20.82 PSF whose base term expires in 2018. Unisys has two five-year renewal options thereafter. Unisys Corporation is a worldwide information technology services and solutions company that combines expertise in systems integration, outsourcing, infrastructure, server technology and consulting to help clients achieve competitive advantage. Unisys has two business segments, Services and Technology. The company is among the largest government IT contractors, serving local, state, and federal agencies, as well as foreign governments. Unisys has plans to make Plaza America Tower 3 their federal contracting headquarters. Unisys has a first right option to lease any available space in the Plaza America complex and anticipates consolidating additional employees at Plaza America. Other practice groups focus on such sectors as communications, financial services, and transportation. The company also specializes in making high-end server computers (the ClearPath family) that run on Windows software. Key technology integration partners include Microsoft, Siebel, Intershop, and Ariba. As of 12/31/2002, Unisys reported annual sales of $5.607 billion and a net income of $223.0 million. Total assets for the same period were $4.981 billion, with total liabilities of $4.125 billion, for a total net worth of $856 million.

     NCI occupies 78,466 SF (16.6% of the total NRA) under a lease for $26.75 PSF expiring in 2013. NCI has two, five-year renewal options at 95% of fair market rate with at least 11 months prior notice. NCI is a profitable, private company, which provides information services to the U.S. Government and is subcontractor to other government contractors. Although all revenues are generated through federal government contacts, the contracts are diversified among different departments and agencies. As of year-end 2002 the revenues sources included: Air force 25%, Army 23%, Energy 17%, NASA, 13%, Defense Logistics Agency 8%, Other Sources 14%. In 2002 NCI had increased of net revenue of 19% and revenue increases of 16% over the 2001 results. NCI confirmed that this building is going to be their headquarters facility and will house the general managers for each federal government agency or department, the legal contracting, accounting and human resources staffs.

     The loan is structured such that if NCI does not renew its lease at least 11 months prior to their expiration date (June 2013), all excess cash flow after operating expenses, escrows and debt service will be put into the Lease Rollover reserves up to a maximum amount of $2.8 million.

     PROPERTY MANAGEMENT. ARC Management, L.L.C., an affiliate of the borrower, manages the property. Atlantic Realty Companies is a full-service commercial real estate investment firm that provides services including development, construction management, acquisition, leasing, sales, marketing, property management, and consulting.

     ADDITIONAL INDEBTEDNESS. The borrowers may incur indebtedness (the "Permitted Mezzanine Loan") secured by one hundred percent (100%) of ownership interests of the sole member in the borrower provided that (a) no event of default has occurred and is then continuing, (b) the aggregate loan-to-value ratio is not greater than 80%, (c) the debt service coverage ratio as reasonably determined by lender is not less than 1.30x, (d) the lender under the Permitted Mezzanine Loan (the "Permitted Mezzanine Lender") is reasonably acceptable to lender, (e) lender and the Permitted Mezzanine Lender shall enter into an intercreditor agreement substantially in the form attached to the Loan Agreement and the mezzanine loan documents shall be in form and substance reasonably acceptable to lender and (f) lender has received a Rating Agency Confirmation with respect to the existence of such Permitted Mezzanine Loan.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
       MORTGAGE LOAN NO. 5 -- NORTH CRESCENT PLAZA
----------------------------------------------------------------
                        LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE: (1)          $40,000,000

CUT-OFF DATE BALANCE: (1)      $39,692,392

FIRST PAYMENT DATE:            04/01/2003

INTEREST RATE:                 6.2850%

AMORTIZATION TERM:             300 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 03/01/2013

EXPECTED MATURITY BALANCE:     $31,395,825

SPONSOR:                       Tom Gores & Sam Gores

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               30-payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance for the following 89
                               payments, and open to prepayment
                               without premium thereafter until
                               loan maturity.


CUT-OFF DATE BALANCE PER SF:   $324.03


UP-FRONT RESERVES:             RE Tax:         None

                               Insurance:      $131,688

                               TI/LC: (2)      $6,000,000

                               Replacement:    $2,570

                               Deferred:       $6,250

                               Other: (3)      $300,000

ONGOING RESERVES:              RE Tax:         $50,380/month

                               Insurance       $9,546/month

                               Replacement:    $2,570/month


LOCKBOX:                       In-Place, Hard
----------------------------------------------------------------

----------------------------------------------------------------

                    PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING:         NAP

SINGLE
ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:         Office

PROPERTY SUB-TYPE:     Urban

LOCATION:              Beverly Hills, CA

YEAR BUILT/RENOVATED:  1938, 1968 / 1992, 2000

PERCENT LEASED: (4)    100.0%

SQUARE FOOTAGE:        122,496

THE COLLATERAL:        Two class 'A' office buildings in a
                       campus setting

OWNERSHIP INTEREST:    Fee

                                                   LEASE
MAJOR TENANTS             % NRA      RENT PSF    EXPIRATION
-------------             -----      --------    ----------
Platinum Equity LLC       58.2%       $44.04     01/01/2023
Paradigm Talent
Agency                    41.8%       $44.04     01/01/2023


PROPERTY MANAGEMENT:   Self Managed



U/W NET CASH FLOW:     $4,550,304

APPRAISED VALUE: (5)   $55,000,000

CUT-OFF DATE LTV
RATIO:                 72.2%
LTV RATIO AT
MATURITY:              57.1%
U/W DSCR:              1.43x

----------------------------------------------------------------

----------------------------------------------------------------

(1) Represents the senior A-Note portion of a $44,653,941 total mortgage debt as of the Cut-off Date. There is a $4,961,549 B note subordinate to the North Crescent Plaza Loan.

(2) A reserve of $6 million was collected at closing, of which up to $3 million will be distributed for capital expenditures, and $3 million will be released once the Paradigm and Platinum Equity tenants are 100% in occupancy, open for business, and paying rent.

(3) A $300,000 tenant escrow was collected at closing to account for the temporary differential in rent between the sublease to Pacific Capital and the master lease. The escrow will be released when Paradigm or Platinum Equity have taken occupancy of the entire North Building.

(4)  Percent leased based on rent roll dated 02/07/2003.

(5)  As of 01/09/2003.



THE NORTH CRESCENT PLAZA LOAN

     THE LOAN. The fifth largest loan (the "North Crescent Plaza" Loan) is evidenced by a promissory note and is secured by a first priority mortgage on North Crescent Plaza in Beverly Hills, CA, which also secures a subordinate $5,000,000 B-note mortgage loan.

     THE BORROWER. The borrower is Platinum-Paradigm Properties, LLC, a single purpose entity with no material assets other than the property and related interests. The borrowing entity is owned by Tom Gores and Sam Gores.

Tom Gores is the founder and CEO of Platinum Equity, LLC. In 2002, Forbes magazine listed Tom Gores as the 131st richest man in the United States. Sam Gores is the majority shareholder of Paradigm, a Talent and Literary Agent.

     THE PROPERTY. North Crescent Plaza consists of two Class A office buildings and a 4-level parking garage situated in a well-landscaped, campus-type environment with fountains, courtyards and cast iron gates at each end of the courtyard. Built in 1938, the 22,047 SF North Building was designed to look like an eighteenth century colonial mansion, with painted white bricks, columned porticos, twin circular staircases, and sculpted moldings. The South Building, constructed in 1968, was designed to match the design of the original North Building. The South Building is three stories and 100,395 SF with Italian marble floors and oak paneling in the lobby. Both buildings were renovated in 1992 and 2000. Amenities at North Crescent Plaza include an executive dining room, a projection room with a catering quality kitchen, conference rooms with state of the art audio/visual capabilities, an employee cafeteria, a gym facility with sauna and showers, storage areas, a loading area, and a computer room. In addition, North Crescent Plaza has an extensive security system.

     The property is located in the "Golden Triangle" section of Beverly Hills, which is comprised of 24 buildings totaling 2.8 million SF. Vacancy in the submarket as of 1st quarter 2003 was approximately 4.6%. Estimated median home value in Beverly Hills in 2002 was approximately $740,579.

     The center was purchased in February 2003 and fully leased to Platinum Equity and to Paradigm, A Talent and Literary Agency for 20 years to serve as each of their corporate headquarters. In connection with the acquisition, the borrowers have embarked on an improvement plan that will cost an estimated $10 million. Although both tenants have accepted the space and started paying rent, they have not yet completed construction of the space or taken occupancy. A reserve of $6 million was collected at closing, of which up to $3 million will be distributed for capital expenditures and $3 million will be released once the tenants are 100% in occupancy, open for business, and paying rent. In addition, a full cash flow sweep is in effect until the tenants are in full occupancy.

     SIGNIFICANT TENANTS: The property is currently 100% leased to 2 tenants. Tom and Sam Gores guarantee the 20-year leases both jointly and severally.

     Platinum Equity, LLC occupies 71,246 SF (58.2% of the NRA), under a lease for $44.04 PSF NNN expiring in 2023. Platinum Equity, LLC is a private buyout firm that specializes in the acquisition of mission-critical technology companies. The company only acquires technology businesses that provide services and support to the infrastructure and systems of other businesses. The company has completed transactions with several Fortune 500 companies, including AT&T, IBM, Motorola, Staples, Williams Communications, and Fujitsu. Platinum has a revenue base of $4 billion and more than 15,000 employees. Platinum Equity was ranked by Forbes magazine as the 44th largest private company in the United States in 2002.

     Paradigm Talent Agency, occupies 51,250 SF (41.8% of the NRA) under a lease for $44.04 PSF NNN expiring in 2023. Paradigm was formed in 1993 upon the merger of four boutique agencies in both Los Angeles and New York. The company represents entertainment industry clients, focusing on hands-on career development and guidance of actors, writers, producers, directors, and models.

     Pacific Capital currently occupies the North Building on a one-year sublease at a gross rent of $44.52 PSF. An escrow of $300,000 was collected at closing to mitigate the temporary shortfall in rent between the sublease and the master lease. The escrow will be released when Paradigm or Platinum Equity have taken occupancy of the entire North Building.

     PROPERTY MANAGEMENT.  The property is self-managed.

     ADDITIONAL INDEBTEDNESS. The borrower incurred a $5 million B-note originated in connection with the North Crescent Plaza Loan that is secured by the same mortgage and guaranteed by Tom Gores and Sam Gores.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
 MORTGAGE LOAN NO. 6 -- CARMEL MOUNTAIN RANCH SHOPPING CENTER
----------------------------------------------------------------
                        LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:              BSCMI

ORIGINAL BALANCE: (1)              $35,500,000

CUT-OFF DATE BALANCE: (1)          $35,394,227

FIRST PAYMENT DATE:                07/01/2003

INTEREST RATE:                     5.5200%

AMORTIZATION TERM:                 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     06/01/2013

EXPECTED MATURITY BALANCE: (1)     $29,739,700

SPONSOR:                           American Assets, Inc.; Ernest
                                   Rady Trust

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   47-payment lockout from date
                                   of origination, with U.S.
                                   Treasury defeasance for the
                                   following 72 payments, and
                                   open to prepayment without
                                   premium thereafter until
                                   loan maturity.


CUT-OFF DATE BALANCE PER SF: (1)   $160.80

UP-FRONT RESERVES:                 RE Tax:        $203,986

                                   Replacement:   $46,967

                                   TI/LC:         $20,833

ONGOING RESERVES:                  RE Tax:        $67,995/month

                                   TI/LC: (2)     $20,833/month


LOCKBOX:                           In-Place,
                                   Soft
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                   PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 San Diego, CA

YEAR BUILT/RENOVATED:     1993 - 1995 / NAP

PERCENT LEASED: (3)       100.0%

SQUARE FOOTAGE:           440,228

THE COLLATERAL:           An anchored retail center

OWNERSHIP INTEREST:       Fee


                                                 LEASE
MAJOR TENANTS             % NRA     RENT PSF     EXPIRATION
-------------             -----     --------     ----------
Kmart                     24.5%       $3.81      12/31/2018
Sportmart                  9.2%      $11.60      11/30/2008
Pacific Theatres           7.9%      $20.09      07/31/2013



PROPERTY MANAGEMENT:      American Assets, Inc.


U/W NET CASH FLOW:        $6,686,335

APPRAISED VALUE: (4)      $96,000,000

CUT-OFF DATE LTV
 RATIO: (1)               73.7%
LTV RATIO AT
 MATURITY: (1)            62.0%
U/W DSCR: (1)             1.38x
----------------------------------------------------------------

----------------------------------------------------------------

(1) The subject $35,500,000 loan represents a 50% pari-passu interest in a $71,000,000 loan. All loan balances in this table represent the $35,500,000 interest. All aggregate LTV, DSCR, and Loan per SF numbers in this table are based on the total $71,000,000 financing. The non-trust pari passu loan amount may be paid down up to $6,550,000 in connection with a 1031 exchange which must be completed by September 24, 2003.

(2)  TI/LC reserves are capped at $500,000.

(3)  Based on rent roll dated 07/31/2003.

(4)  As of 03/03/2003.


THE CARMEL MOUNTAIN RANCH SHOPPING CENTER LOAN.

     THE LOAN. The sixth largest loan (the "Carmel Mountain Ranch Shopping Center Loan") is evidenced by four promissory notes and is secured by a first priority mortgage on Carmel Mountain Ranch Shopping Center in San Diego, California. The Carmel Mountain Ranch Shopping Center also secures another mortgage loan in the amount of $35,394,227 (the "Carmel Mountain Ranch Pari Passu Note 2"), which is pari-passu in right of payment to the Carmel Mountain Ranch Mortgage Loan and will not back the series 2003-PWR2 certificates. It is anticipated that the Carmel Mountain Ranch Pari Passu Note 2 will be securitized in a future transaction.

     THE BORROWER. The borrower entities are Pacific Carmel Mountain, LLC, and Pacific Carmel Mountain Holdings, LP, each a single purpose entity with no material assets other than the property and related interests. The sponsors are the Ernest Rady Trust and American Assets, Inc.. American Assets, Inc. was founded by Ernest Rady in 1967 and acts as the parent company for a diverse group of entities operating in insurance, banking, and real estate. The group's real estate arm owns in excess of 2.5 million SF of property. Mr. Rady currently serves as Chairman of the Board.

     THE PROPERTY. Carmel Mountain Plaza is a 532,418 SF retail center in total, of which 440,228 SF is collateral for the Carmel Mountain Plaza loan. Tenants include Ross Stores (BBB), Michael's, Circuit City, Pacific Theaters, Pier 1 Imports (BBB-/Baa3), Kmart, TJ Maxx (A/A3), Blockbuster Video (A-/A3), Barnes and Noble, and Sportmart. Tenants at the center that are not part of the collateral include Mervyn's, Texaco, Chevy's Restaurant, and Boston Market. According to the borrower, the year-end 2002 sales averaged $220 per SF for the anchor tenants and $258 per SF for the in-line tenants, with average occupancy costs of 7.15% and 12.0%, respectively. Approximately 85% of the current tenancy has been in the center since its development in 1994. The property has a parking ratio of 5.4 spaces per 1,000 SF.

     The property is located in northeast San Diego County, approximately 30 minutes driving time from downtown San Diego. The center is located east of Interstate 15 in the Carmel Mountain Ranch master-planned community. The average household income within a 5-mile radius of the subject was $106,435 in 2002. The Carmel Ranch retail market contains approximately 1.4 million SF and has an average vacancy rate of approximately 2%, with a ten-year historical occupancy rate above 96%. All of the six properties in the competitive set are 100% occupied. Carmel Mountain Plaza is situated in an area that currently has limited direct competition and no commercial-zoned land available for comparable development.

     SIGNIFICANT TENANTS: The center is currently 100% leased to approximately 61 tenants.

     Kmart Corporation occupies 107,870 SF (24.5% of the NRA) under a lease for $3.81 PSF expiring in 2018. Incorporated in 1916, Kmart is a discount retailer and general merchandise retailer. On January 22, 2002, Kmart filed for Chapter 11 bankruptcy protection. On January 28, 2003, the court approved the closure of 318 stores. In May 2003, Kmart emerged from Chapter 11 protection. In addition, Kmart released a list of 323 under-performing stores that it intends to close this year. The Carmel Mountain Plaza store was not on the closure list. Kmart reported sales of $149 PSF at the center in 2002 (4.4% occupancy cost). Kmart 's rent of $3.81 PSF is significantly below the market rent of $12.00 PSF estimated by the appraiser.

     Gart Sports Company (NASDAQ: GRTS), d/b/a/ SportMart, occupies 40,672 SF (9.24% of the NRA) under a lease for $11.60 PSF expiring in 2008. Gart Sports Company is a full-line of sporting goods retailer in the Midwest and Western United States. The company currently operates approximately 180 stores in 25 states under the Gart Sports, Sportmart, and Oshman's Sporting Goods names. For the fiscal year ending February 2003, Gart Sports Company reported net income totaling approximately $59.6 million. SportMart reported sales of $193 PSF at the center in 2002.

     Pacific Theaters occupies 34,561 SF (7.9% of the NRA) with 12 screens under a lease for $20.09 per SF expiring in 2013. Pacific Theaters has more than 400 movie screens in Los Angeles, San Diego, and surrounding areas. The Forman family founded Pacific Theatres in 1946 and continues to own and operate the company as a private company. The theater reported sales of $304,418 per screen in 2002.

     PROPERTY MANAGEMENT. The property is managed by American Assets, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower has incurred subordinate debt in the amount of $24.4 million to be paid of on or before September 24, 2003 in connection with the 1031 exchange. If the debt is not repaid, the 1031 exchange accommodator can "put" Pacific Carmel Mountain, LLC's portion of the property to American Assets, Inc. The mortgaged property also secures the Carmel Mountain Ranch Pari Passu Note 2.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 7 -- ALEXANDRIA PORTFOLIO
----------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $30,000,000

CUT-OFF DATE BALANCE:          $30,000,000

FIRST PAYMENT DATE:            10/01/2003

INTEREST RATE:                 6.3600%

AMORTIZATION TERM              360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 09/01/2013

EXPECTED MATURITY BALANCE:     $25,756,531

SPONSOR(S):                    Alexandria Real Estate
                               Equities, Inc.

INTEREST CALCULATION:          Actual / 360

CALL PROTECTION:               24 payment lockout from date
                               of origination, subject to
                               prepayment with a premium
                               equal to the greater of 1% and
                               yield maintenance for the
                               following 92 payments, and
                               open to prepayment without
                               premium thereafter until loan
                               maturity.


CUT-OFF DATE BALANCE PER SF:   $106.24

UP-FRONT RESERVES:             Other: (1)     $1,350,000

                               Insurance:     $12,507

                               TI/LC:         $18,917

                               Replacement:   $4,329

                               Deferred:      $8,750

ONGOING RESERVES:              RE Tax:        $34,044/month

                               Insurance:     $2,998/month

                               TI/LC: (2)     $18,917/month

                               Replacement:   $4.329/month

                               Other: (3)     Springing

LOCKBOX:                       Springing, Hard
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                   PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING:             NAP

SINGLE ASSET/PORTFOLIO:    Portfolio

PROPERTY TYPE:             Industrial

PROPERTY SUB-TYPE:         Flex Industrial

LOCATION:                  Rockville, MD & Beltsville, MD

YEAR BUILT/RENOVATED:      1981, 1982, & 1988/NAP

PERCENT LEASED: (4)        100.0%

SQUARE FOOTAGE:            282,373

THE COLLATERAL:            Three bio-tech buildings in
                           suburban Washington, D.C.

OWNERSHIP INTEREST:        Fee/Leasehold


                                                     LEASE
MAJOR TENANTS               % NRA     RENT PSF    EXPIRATION
-------------               -----     --------    ----------

Baxter Healthcare
Corporation                 39.1%      $12.23     5/31/2012

Shire Laboratories          15.8%      $17.59     4/30/2006

Calypte Biomedical
Corp.                        9.0%      $12.50     10/01/2006

PROPERTY MANAGEMENT(5):    Alexandria Management, Inc.

U/W NET CASH FLOW:         $3,080,756

APPRAISED VALUE (6):       $44,000,000

CUT-OFF DATE LTV RATIO:    68.2%

LTV RATIO AT MATURITY:     58.5%

U/W DSCR:                  1.37x
----------------------------------------------------------------

----------------------------------------------------------------

(1) A tenant escrow totaling $1,350,000 was collected at closing to be pro rata released upon (i) Baxter Healthcare Corporation ("Baxter") confirming that it is staying open for business at the premises, (ii) the sublease of the Baxter space to tenants acceptable to lender at lease economics at or greater than Baxter's current lease, or (iii) termination of the Baxter lease and reletting of the space to an `A' rated credit at the same or better lease economics

(2) Reserves for tenant improvements and leasing commissions are capped at $500,000.

(3) Springing reserves will be escrowed in the event the Shire Laboratories or Baxter leases are not renewed. The Shire Laboratories reserve is capped at $400,000. The Baxter reserve is capped at approximately $1,300,000.

(4) Percent leased per rent rolls dated 05/01/2003 & 05/05/2003. Baxter announced its intention to vacate its space, but remains obligated under the lease until 2012.

(5) LPC Commercial Services, Inc. jointly manages the Virginia Manor property with Alexandria Management, Inc.

(6)  As of 07/08/03 for Virginia Manor and 07/09/03 for 1500 Gude & 1550 Gude.



THE ALEXANDRIA PORTFOLIO LOAN

     THE LOAN. The seventh largest loan (the "Alexandria Portfolio Loan") is evidenced by three notes and secured by two first priority leasehold mortgages on the Virginia Manor and 1550 Gude buildings and one first priority fee mortgage on the 1500 Gude building in Rockville and Beltsville, Maryland. All three properties are cross-collateralized and cross-defaulted.

     THE BORROWER. The borrowers are ARE-Virginia Manor Loan, LLC, ARE-East Gude Loan, LLC, and ARE-East Gude Loan II, LLC, each a single purpose entity. The borrowing entities are controlled by Alexandria Real Estate

Equities, Inc.("Alexandria"), a real estate investment trust that focuses on office and laboratory space. As of December 31, 2002, Alexandria owned 89 properties containing approximately 5.7 million SF of laboratory space. Alexandria also engages in redeveloping existing space into generic laboratory space that can be leased at higher rates. Alexandria reported a net worth of approximately $486 million as of December 31, 2002.

      THE PROPERTIES. The portfolio is located in "DNA Alley", a suburban Washington D.C. corridor that is generally regarded as one of the leading life science industry markets in the nation, with proximity to John Hopkins University, the University of Maryland, the Food and Drug Administration, and the National Institutes of Health. While specific lab space market data is not published, the appraiser concluded lab space vacancy in the immediate submarket is less than 5%. Laboratory space is typically fungible, as lab improvements are typically reusable by subsequent tenants. Maryland contains approximately 8 million SF of lab space, with a large concentration in the I-270 submarket.

     1500 and 1550 East Gude Drive were constructed in 1982 and 1981, respectively, and consist of two, 2-story office and laboratory buildings located in Rockville, MD totaling 45,989 SF and 44,500 SF, respectively. Both are located along the I-170 corridor. 1500 East Gude Drive is occupied by two tenants, Macrogenics, Inc. and Calypte Biomedical Corporation. 1550 East Gude is 100% occupied by Shire Laboratories. Alexandria Real Estate Equities, Inc. owns approximately 1.5 million SF of laboratory space. This portfolio was approximately 100% occupied as of the second quarter of 2003. Laboratory space comprises approximately 50% of the total square footage of the two East Gude properties. The appraiser concluded a market rent of $32.00 for ground floor office and lab space and $25.00 PSF for second floor office and lab space.

     Virginia Manor consists of three, single story office and laboratory buildings located in Beltsville, MD totaling 191,884 SF constructed in 1988. The property has nine tenants, including Bank of America (S&P: A+, Moody's: Aa2) and Baxter Healthcare Corporation ("Baxter") (S&P: A, Moody's: A3); the property is located approximately 1.5 miles east of Interstate 95, with easy access to I-495 and the Baltimore Washington Parkway. Virginia Manor contains approximately 30% lab space and 70% flex space. The appraiser concluded a market rent of $12.50 PSF for flex office space and $25.00 PSF for office and lab space.

      On July 18, 2003, Baxter reported a larger than expected restructuring charge and announced that they will be closing approximately 30 facilities nationwide, including the space located in the Virginia Manor property. Baxter, an investment grade tenant, is still obligated to pay its rent through its lease termination in 2012. To mitigate this risk, one year of Baxter rent totaling $1,350,000 was escrowed at origination. This escrow may be released upon (i) Baxter confirming that it is staying open for business at the property, (ii) the sublease of the Baxter space to tenants acceptable to the lender at lease economics at or greater than Baxter's current lease, or (iii) termination of the Baxter lease and reletting the space to an `A' rated credit tenant at the same or better lease economics. Additionally, an ongoing TI/LC reserve of $227,000 per annum is collected up to a maximum of $500,000. In the event Baxter, or the sub-tenant, fails to renew the lease at least 12 months prior to the May 31, 2012 lease expiration, a cash reserve will be triggered. The cash reserve will be capped at $1.3 million. This cash flow will be credit enhanced with a guarantee by Alexandria Real Estate Equities.

     SIGNIFICANT TENANTS: As of May 2003, the properties are 100% leased to approximately 12 tenants.

     Baxter leases 110,412 (39.1% of the portfolio NRA) on a lease for $12.23 PSF expiring in 2012. Baxter's rent is approximately 35% below the appraiser's estimate of market rent of $18.75 PSF, based a blended market rate for lab space and flex office space. Baxter is a global medical products and services company with expertise in medical devices, pharmaceuticals and biotechnology. Their Bioscience business provides biopharmaceuticals derived from human plasma or recombinant technology to treat hemophilia, immune deficiencies, and other blood related disorders. It also provides vaccines for the prevention and treatment of infectious diseases.

     Shire Laboratories occupies 44,500 SF (15.8% of the portfolio NRA) under a lease for $17.59 PSF expiring in 2006. Shire Laboratories rent is approximately 30% below the appraised market rent $25.00 PSF. Shire Pharmaceuticals Group focuses on central nervous system disorders, gastrointestinal disorders, oncology, and anti-infectives. Shire Laboratories, a division of Shire Pharmaceuticals, is a leading advance drug delivery company, including oral controlled release. As of December 31, 2002, Shire Laboratories had a net income of approximately $251 million. Shire Laboratories spent approximately $1.5 million improving its space.

     Calypte Biomedical Corporation occupies 25,459 SF (9.0% of the portfolio
NRA) under a lease for $12.50 PSF expiring in 2006. Calypte Biomedical Corporation is a public healthcare company dedicated to the development and commercialization of diagnostic products for HIV-1, sexually transmitted diseases and other infectious diseases. Calypte is subleasing its space from BioMeriux Vitex, a subsidiary of the French firm BioMerieux a leader in the field of in vitro infectious disease diagnostics. With sales of 945 million Euros in 2002, BioMerieux ranks as one of the eighth largest biological diagnostics company worldwide.

     PROPERTY MANAGEMENT. The properties are managed by Alexandria Management, Inc., an affiliate of the borrower. LPC Commercial Services, Inc. jointly manages the Virginia Manor property Alexandria Management, Inc.

     ADDITIONAL INDEBTEDNESS.    Not allowed without lender's consent.

     GROUND LEASE. The Virginia Manor property is subject to a ground lease expiring in 2048 with two fifteen year extension options with annual ground rent calculated at 10% of base rent. The 1550 Gude Drive property is subject to a ground lease to an entity affiliated with the borrower expiring in 2010 with extensions through 2045 with ground rent of $10 per annum.

     RELEASE OF PARCELS. The borrower can release the 1500 Gude and 1550 Gude Drive properties upon satisfaction of certain conditions set forth in the loan documents, including payment of yield maintenance on 115% of the allocated loan balance for the property, a minimum debt service coverage of 1.45x and a maximum LTV of 75%.

     SUBSTITUTION. The borrower can substitute the 1500 Gude and 1550 Gude Drive properties upon satisfaction of certain conditions set forth in the loan documents, including net operating income, debt service coverage and value tests.

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 8 -- GREELEY MALL
----------------------------------------------------------------
                      LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $30,000,000

CUT-OFF DATE BALANCE:          $30,000,000

FIRST PAYMENT DATE:            10/01/2003

INTEREST RATE:                 6.1800%

AMORTIZATION TERM              300 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 09/01/ 2013

EXPECTED MATURITY BALANCE:     $23,446,080

SPONSOR(S):                    The Macerich Company

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from date
                               of origination, with U.S.
                               Treasury defeasance for the
                               following 94 payments, and
                               open to prepayment without
                               premium thereafter until loan
                               maturity.





CUT-OFF DATE BALANCE PER SF:   $62.71

UP-FRONT RESERVES:             RE Tax:       $203,314

ONGOING RESERVES:              RE Tax:       $50,829 / month


LOCKBOX:                       In place, Soft
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                     PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING: (1)     A-

SINGLE
ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:         Retail

PROPERTY SUB-TYPE:     Anchored

LOCATION:              Greeley, CO

YEAR BUILT/RENOVATED:  1973 / 2003-2004

PERCENT LEASED: (2)    85.0%

SQUARE FOOTAGE: (3)    478,382

THE COLLATERAL:        Regional mall anchored by Dillard's,
                       JC Penney, and Sears.

OWNERSHIP INTEREST:    Fee

                                                    LEASE
MAJOR TENANTS            % NRA      RENT PSF      EXPIRATION
-------------            -----      --------      ----------
Dillard's (4)            27.9%       $5.00        06/30/2008

JC Penney                10.4%       $1.74        10/31/2017

Cinemark USA             9.4%        $15.00       02/28/2024

PROPERTY MANAGEMENT:   Macerich Property Management Company

U/W NET CASH FLOW:     $3,704,996

APPRAISED VALUE: (5)   $43,500,000

CUT-OFF DATE LTV
RATIO:                 69.0%

LTV RATIO AT
MATURITY:              53.9%

U/W DSCR:              1.57x
----------------------------------------------------------------

----------------------------------------------------------------

(1) Standard and Poor's has confirmed that the Greeley Mall Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-" by Standard and Poor's.

(2) Occupancy per rent roll dated 06/01/2003. Includes spaces currently under construction and partially leased to Cinemark USA, Boston Pizza, and AutoZone.

(3) Square footage does not include 86,962 SF Sears store not included in the collateral. It does, however, includes 52,541 SF currently under construction and partially leased to Cinemark USA, Boston Pizza, and AutoZone.

(4) Dillard's (93,270 SF) and Dillard's Market Center (40,000 SF) are shown together in the % NRA shown above. Total base rent for Dillard's Market Center equals $200,000, which is reflected above in the rent per square foot. Dillard's does not pay a base rent for the remaining space, but does pay percentage rent.

(5) As-is Value as of 06/11/2003 does not include Cinemark USA or additional inline spaces. Stabilized value yields a cutoff loan to value of 52.6%. Stabilized value of $57,000,000 is as of 12/11/2004 and assumes the completion of the renovations and expansion of the mall.


THE GREELEY MALL LOAN

     THE LOAN. The eighth largest loan (the "Greeley Mall Loan") is evidenced by a promissory note and is secured by a first priority fee mortgage on the Greeley Mall in Greeley, Colorado.

     THE BORROWER. The borrower is Macerich Greeley Associates LLC, a single purpose entity with no material assets other than the property and related interests. The borrowing entity is controlled by the Macerich Company (NYSE:
MAC). The Macerich Company currently owns approximately 56 malls and 21 community centers in 21 states, for a total of 58 million SF as of August, 2003. The company had a current market capitalization of approximately $1.96 billion as of August 11, 2003.

     THE PROPERTY. The Greeley Mall is a single story regional mall anchored by Dillard's, JC Penney, Sears, and a to be built Cinemark USA theater. Sears owns its own store and is not part of the collateral for the Greeley Mall loan. Constructed in 1973, the mall currently contains approximately 425,841 SF, but is currently undergoing a renovation that will increase the net rentable area to 478,382. The in-line tenants include The Gap, Victoria's Secret, KB Toys, Radio Shack, Food Locker, Bath & Body Works, Payless Shoe store, and Pearle Vision Express. Pad tenants include The Olive Garden, Pizza Hut, Perkin's Family Restaurant, and an AutoZone that is currently under construction. Anchor and in-line sales in 2002 were $137.49 PSF and $221.73 PSF, respectively. Average occupancy costs at the mall in 2002 were 2.11% and 11.45% for anchor and in-line tenants, respectively.

     The mall is located at the intersection of State Highway 34 with State Highway 85 in Greeley, Colorado, approximately 50 miles northeast of Denver. The mall draws from a 15-mile radius, which has a population of approximately 150,000 and a median household income of approximately $50,000. The nearest mall is approximately 15 miles north in Fort Collins, which is considered a separate market. Major employers in Greeley are ConAgra Beef Company, University of Northern Colorado, State Farm, and Eastman Kodak.

     The borrower has commenced an extensive expansion and renovation at the mall, which is expected to be completed in 2004. The mall renovation will include complete common area renovations, a new stone textured floor, removal of low ceilings, the addition of skylights, new soft seating areas, a children's play area, tenant signs, store facades and a new food court. In addition, a 45,000 SF, 12 screen, stadium-seating Cinemark theater is under construction. Cinemark USA will be part of the collateral and is expected to open during the first quarter of 2004. Two new buildings will also be constructed on pad sites and leased to AutoZone and Boston Pizza. The renovation and construction is expected to cost approximately $12.8 million based on the borrower's budget.

     SIGNIFICANT TENANTS: The collateral is currently 84.7% leased to 61 tenants. This includes executed leases to Cinemark, AutoZone, and Boston Pizza, whose spaces are not yet ready for occupancy. The occupancy has declined recently due to the borrower's preparation for interior renovation.

     Dillard's, Inc. occupies 133,270 SF (27.9% of the NRA) under two leases expiring in 2008 with five 10-year extension options. Dillard's has two stores at the mall, a 93,270 SF Dillard's and a 40,000 SF Dillard's Market Center. Dillard's, Inc. operates retail department stores located primarily in the southwestern, southeastern, and Midwestern United States. As of February 1, 2003, there were 333 Dillard's stores.

     J.C. Penney Company, Inc. occupies 49,672 SF (10.4% of the NRA) on a lease expiring in 2017 with four 5-year extension options. As of January 25, 2003, JC Penney operated 3,789 retail stores. J.C. Penney's net income for the fiscal year ending in 2003 was approximately $405 million.

     Cinemark USA has executed a lease for approximately 45,000 SF (9.4% of the NRA) on a lease commencing in March 2004 and expiring in 2024. Cinemark USA, Inc. is a large theater operator in North America, with approximately 3,014 screens in the United States, Canada, Central America, South America, and Mexico. For the fiscal year ending 2002, Cinemark reported net income of approximately $35.6 million. Cinemark did not declare bankruptcy as many theater operators did over the past few years.

     PROPERTY MANAGEMENT. The property is managed by Macerich Property Management Company, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS.   Not allowed without lender's consent.

     GROUND LEASE.   None

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 9 -- WESTSIDE CENTRE
----------------------------------------------------------------
                      LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $29,350,000

CUT-OFF DATE BALANCE:          $29,350,000

FIRST PAYMENT DATE:            10/01/2003

INTEREST RATE:                 4.2700%

AMORTIZATION TERM              Interest Only

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 09/01/2013

EXPECTED MATURITY BALANCE:     $29,350,000

SPONSOR(S):                    Inland Retail Real Estate
                               Trust, Inc.

INTEREST CALCULATION:          30/360

CALL PROTECTION:               35 payment lockout from date
                               of origination, subject to
                               prepayment with a premium
                               equal to the greater of 1%
                               and yield maintenance for the
                               following 83 payments, and
                               open to prepayment without
                               premium thereafter until loan
                               maturity.


CUT-OFF DATE BALANCE PER SF:   $59.80

UP-FRONT RESERVES:             None

ONGOING RESERVES:              RE Tax: (1)          Springing

                               Insurance: (1)       Springing

                               Replacement (1)      Springing

LOCKBOX:                       Springing, Soft / Hard (2)
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                   PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING: (3)      BBB- / BBB

SINGLE
ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Anchored

LOCATION:               Huntsville, AL

YEAR BUILT/RENOVATED:   2001 - 2003 / NAP

PERCENT LEASED: (4)     82.9%

SQUARE FOOTAGE: (5)     490,784

THE COLLATERAL:         A big box retail center

OWNERSHIP INTEREST:     Fee


                                                  LEASE
MAJOR TENANTS             % NRA     RENT PSF    EXPIRATION
-------------             -----     --------    ----------

Dick's Sporting Goods     9.2%       $11.50     01/01/2017

Goody's                   8.2%       $9.50      08/01/2016

Stein Mart                7.3%       $6.85      08/01/2011

PROPERTY MANAGEMENT:    Inland Southern Management Corp.

U/W NET CASH FLOW:      $3,861,179

APPRAISED VALUE: (6)    $60,400,000

CUT-OFF DATE LTV
RATIO:                  48.6%

LTV RATIO AT MATURITY:  48.6%

U/W DSCR:               3.08x
----------------------------------------------------------------

----------------------------------------------------------------

(1) Tax and insurance reserves spring if the borrower fails to provide evidence of payment of insurance. Replacement reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(2) Springing Lockbox is triggered upon the DSCR falling below 1.25x. Thereafter, upon (a) an event of default, (b) a bankruptcy of the borrower or the property manager, or (c) if the DSCR falls below 1.15x, the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(3) Fitch Ratings, Inc. and Standard and Poor's have confirmed that the Westside Centre Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated `BBB-` / `BBB' by Fitch Ratings, Inc. and Standard and Poor's, respectively.

(4) Occupancy per Rent Roll dated 06/11/2003. Vacant space includes space currently under construction.

(5) Square footage includes approximately 27,000 SF currently under construction.

(6)  As of 07/07/2003.



THE WESTSIDE CENTRE LOAN

     THE LOAN. The ninth largest loan (the "Westside Centre Loan") is secured by a first priority fee mortgage on the Westside Centre shopping center in Huntsville, Alabama.

     THE BORROWERS. The borrower is Inland Southeast Huntsville, LLC., a single purpose entity with no material assets other than the property and related interests. The borrowing entity is wholly owned by Inland Retail Real Estate Limited Partnership, which is controlled by Inland Retail Real Estate Trust, Inc. (IRRETI) which had total assets of $2.306 billion as of March 31, 2003. The principals of the Inland Group, Inc. formed Inland Retail Real Estate Trust, Inc. as well as many of the affiliated and advisory groups involved in various real estate activities. The Inland Group, Inc. together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of April 2003, the Inland Group employed over 800 people, managed over $4 billion in assets, and managed over 50 million SF of retail and other commercial property. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     THE PROPERTY. Westside Centre is a power center anchored by Bed Bath & Beyond (S&P: BBB), Babies `R Us (S&P: BBB-, Moody's: Baa3), Dick's Sporting Goods, Marshall's, (S&P: A, Moody's: A3), Goody's, Steinmart, and Ross Dress for Less (S&P: BBB) . The center is shadow anchored by a Super Target store. Approximately 27% of the gross income of the mortgaged property is derived from investment grade tenants. Constructed in stages between 2001 and 2003, the mortgaged property is currently 458,364 SF with an expansion planned for 32,420 SF that is already in progress. The fully completed collateral will be 490,784 SF. There are presently four leases out for signature totaling approximately 27,000 SF expected to commence after the construction is completed. These leases have not yet been signed. The center has approximately 2,700 parking spaces, or
5.5 spaces per 1,000 SF.

     The property is located on US Highway 72/University Drive, a major retail thoroughfare in Huntsville, Alabama. The intersection of University Drive and Enterprise Way had a traffic count of approximately 39,200 cars per day in 2001. Huntsville is home to several military bases and private companies used in the research and development of missile and rocket technology. According to a 2002 estimate by Claritas, approximately 86,396 people lived within a 5-mile radius of the property with an average household income of $62,855. The June 2003 issue of Forbes Magazine listed Huntsville, Alabama as the 4th best place to live and work and 11th best place for businesses and careers. Westside Centre is part of the West University Drive submarket, which contains approximately 2,497,100 SF of retail space with average occupancy greater than 95% and average rents of approximately $13.00 PSF. According to the appraiser, the competitive set of properties for Westside Centre is operating at a 97.8% occupancy level.

     SIGNIFICANT TENANTS: Westside Centre is currently 82.9% occupied by 26 tenants.

     Dick's Sporting Goods, Inc. (NYSE: DKS), occupies 45,000 SF (9.2% of the total NRA) under a lease for $11.50 PSF expiring in 2017. Dick's Sporting Goods is a full line sporting good retailer in the United States. Net income for the fiscal year ending January 31, 2003 was approximately $38.3 million.

     Goody's Family Clothing, Inc. (NASDAQ: GDYS) occupies 40,000 SF (8.2% of the total NRA) under a lease for $9.50 PSF expiring in 2016. Goody's Family Clothing is a retailer of moderately priced family apparel that operated 328 stores in 18 states as of February 2003.

     Stein Mart (NASDAQ: SMRT) occupies 36,000 SF (7.3% of the total NRA) under a lease for $6.85 PSF expiring in 2011. Stein Mart offer's women's, men's, and children's apparel, gifts, accessories, linens, and shoes. As of fiscal year ending January 2003, Stein Mart reported net income of approximately $20.7 million.

     PROPERTY MANAGEMENT. The property is managed by Inland Southern Property Management Corp., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS.  Not allowed without lender's consent.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.

--------------------------------------------------------------------------------
          MORTGAGE LOAN NO. 10 -- FIRST UNION PLAZA
----------------------------------------------------------------
                        LOAN INFORMATION
----------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $28,000,000

CUT-OFF DATE BALANCE:          $27,918,070

FIRST PAYMENT DATE:            07/01/2003

INTEREST RATE:                 5.6000%

AMORTIZATION TERM:             360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 06/01/2013

EXPECTED MATURITY BALANCE:     $23,514,094

SPONSORS:                      Marc J. Paul, Robert Robotti

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               48-payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance for the following 71
                               payments, and open to prepayment
                               without premium thereafter until
                               loan maturity.


CUT-OFF DATE BALANCE PER SF:   $118.31


UP-FRONT RESERVES:             RE Tax:         $219,170

                               Insurance:      $8,898

                               TI/LC:          $500,000

                               Replacement:    $3,933

ONGOING RESERVES:              RE Tax:         $36,528/month

                               Insurance       $4,449/month

                               Replacement:    $3,933/month

LOCKBOX:                       In-Place, Soft
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                   PROPERTY INFORMATION
----------------------------------------------------------------

SHADOW RATING:           NAP

SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Suburban

LOCATION:                Durham, NC

YEAR BUILT/RENOVATED:    1990 / NAP

PERCENT LEASED: (1)      99.0%

SQUARE FOOTAGE:          235,979

THE COLLATERAL:          A Class "A" Office Building near
                         Duke University

OWNERSHIP INTEREST:      Fee


                                                 LEASE
MAJOR TENANTS              % NRA      RENT PSF   EXPIRATION
-------------              -----      --------   ----------
Duke University (2)        62.4%     $22.00 -    11/30/2006
                                       $26.66

Moore Van Allen            12.9%       $24.48    07/31/2004

First Union National        7.0%       $15.90    04/30/2010
Bank

PROPERTY MANAGEMENT:     SCI Property Management, Inc.


U/W NET CASH FLOW:       $2,987,734

APPRAISED VALUE: (3)     $38,000,000

CUT-OFF DATE LTV RATIO:  73.5%

LTV RATIO AT MATURITY:   61.9%

U/W DSCR:                1.55x
----------------------------------------------------------------

----------------------------------------------------------------

(1)  Occupancy based on rent roll dated 03/17/2003.

(2) Duke University space consists of approximately 29 smaller tenants combined to represent the total Duke occupancy.

(3)  As of 02/07/2003.


THE FIRST UNION PLAZA LOAN

     THE LOAN. The tenth largest loan (the "First Union Plaza Loan") is secured by a first priority fee mortgage on the First Union Plaza office building located in North Durham, North Carolina.

     THE BORROWER. The sponsor is Secured California Investments ("SCI"). SCI transferred the ownership interests in the property to various Tenants In Common ("TIC"). SCI is the manager of each TIC as the managing member. SCI is the manager of each TIC. Each TIC is a single purpose entity, and each has signed a Tenants in Common Agreement and provided a non-consolidation opinion. SCI is an integrated real estate investment company with over 50 commercial properties totaling approximately 1 million SF of commercial property. The principals, Marc Paul and Robert Robotti, founded SCI in 1994.

     THE PROPERTY. First Union Plaza consists of a 235,979 SF office building in Durham, NC adjacent to Duke University. The 10-story tower features two 2-story office wings and contains 42,333 SF of retail space on the first level. The building lobby features Italian granite floors and Honduran mahogany paneling and doors. Situated only 1/2 mile from the Duke University Medical Center, the building is highly visible directly off Route 147 at the gateway to the Duke University complex.

     As of March 17, 2003, First Union Plaza is 99% occupied and has been 99% occupied or greater during the past four years. The fourth quarter 2002 Class A vacancy rate in the North Durham submarket averaged 2.4%. Duke University (S&P:
AA+) accounts for approximately 62% of the rental income through various affiliated departments and research groups. A total of 72% of the income is derived from investment grade tenants, including Morgan Stanley (S&P:A+:
Moody's: Aa3), First Union (S&P: A: Moody's: Aa3) and UBS Paine Webber (S&P:
AA+, Moody's Aa2).

     SIGNIFICANT TENANTS: The subject property is 99% occupied by 43 tenants.

     Duke University ("Duke") (S&P: AA+) occupies 147,339 SF (62.4% of the total
NRA) through 29 leases with various expiration dates. The actual tenants are various entities, administrative departments and research groups directly associated with Duke or Duke University Medical Center. Duke can only sign up to three-year leases due to the length of its research grants. However, Duke has occupied the majority of the building since in was built in 1990, continuously renewing and expanding these leases. Furthermore, Duke has invested approximately $2 million connecting this building to Duke's University Medical Center primary computer network.

     Moore & Van Allen occupies 30,499 SF (12.9% of the total NRA) on a lease for $24.48 PSF expiring in 2004. Moore & Van Allen is a large law firm in the southeastern United States with over 250 practicing attorneys. Clients of the firm include Duke University Medical Center, Duke University, Duke Energy, Wachovia Bank, Morgan Stanley, Paine Webber, and Southtrust Bank. The firm has been a tenant in First Union Plaza since it was built.

     First Union National Bank (Wachovia Corporation), occupies 16,589 SF (7.0% of the total NRA) on a lease for $15.90 PSF expiring in 2010. Wachovia Corporation (S&P: A; Moody's: Aa3) is a financial holding company and bank holding company that provides a wide range of commercial and retail banking and trust services. Net income for fiscal year 2002 was approximately $3.58 million. Wachovia Bank, National Association and First Union National Bank merged in April 2002.

     PROPERTY MANAGEMENT. The property is managed SCI Property Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS.  Not allowed without lenders consent.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not allowed.


                                                            APPENDIX D

---------------------------------------------- ---------------------------------- -------------------------------------------
        [BEAR STEARNS LOGO OMITTED]                   September 10, 2003                   [MERRILL LYNCH LOGO OMITTED]
---------------------------------------------- ---------------------------------- -------------------------------------------

                                               CMBS NEW ISSUE COLLATERAL TERM SHEET

                                                   ---------------------------

                                                           $986,544,000
                                                           (APPROXIMATE)
                                         BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                          SERIES 2003-PWR2

                                                   ---------------------------



                                              PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                                               BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                                               WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                      AS MORTGAGE LOAN SELLERS

                                                  ----------------------------


   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
                                                                                                             ASSUMED
                                    INITIAL                                                    PRINCIPAL      FINAL
                  APPROX. SIZE   PASS-THROUGH       RATINGS       SUBORDINATION      WAL        WINDOW     DISTRIBUTION
      CLASS          (FACE)         RATE(1)       (S&P/FITCH)         LEVELS      (YRS.)(2)    (MO.) (2)     DATE(2)
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
       A-1        $92,125,000       3.432%          AAA/AAA           13.50%         3.8         1-78       3/11/2010
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
       A-2        $125,000,000      4.382%          AAA/AAA           13.50%         5.7         1-110      11/11/2012
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
       A-3        $97,156,000       4.834%          AAA/AAA           13.50%         7.5        78-110      11/11/2012
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
       A-4        $608,255,000      5.186%          AAA/AAA           13.50%         9.8        110-120     9/11/2013
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
        B         $26,670,000       5.220%           AA/AA            11.00%         10.0       120-120     9/11/2013
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
        C         $28,004,000       5.319%            A/A             8.38%          10.0       120-120     9/11/2013
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
        D          $9,334,000       5.416%           A-/A-            7.50%          10.1       120-127     4/11/2014
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------

(1) As more fully described herein, The Class A-4 Certificates will accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate, and the Class B, C and D Certificates will accrue interest at a rate equal to the weighted average net mortgage rate less a specified percentage.
(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

BEAR, STEARNS & CO. INC.                   MERRILL LYNCH & CO.
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

                       WELLS FARGO BROKERAGE SERVICES, LLC
                                   Co-Manager

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $986,544,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


TRANSACTION FEATURES
--------------------

>>       Sellers:


                ----------------------------------------------- --------- ------------------- ---------
                                                                NO. OF       CUT-OFF DATE     % OF
                                   SELLERS                       LOANS       BALANCE ($)        POOL
                ----------------------------------------------- --------- ------------------- ---------
                Prudential Mortgage Capital Funding, LLC           47         $443,925,265      41.6%
                Bear Stearns Commercial Mortgage, Inc.             35          442,576,868      41.5%
                Wells Fargo Bank, National Association             18          180,053,190      16.9%
                ----------------------------------------------- --------- ------------------- ---------
                TOTAL:                                            100       $1,066,555,323      100.0%
                ----------------------------------------------- --------- ------------------- ---------

>>       Loan Pool:

         o    Average Cut-off Date Balance: $10,665,553
         o    Largest Mortgage Loan by Cut-off Date Balance: $99,566,288
         o Five largest and ten largest loans: 27.1% and 41.4% of pool, respectively

>>       Credit Statistics:
         o    Weighted average underwritten debt service coverage ratio of 1.77x
         o Weighted average cut-off date loan-to-value ratio of 63.2%; weighted average balloon loan-to-value ratio of 47.8%

>>       Property Types:


[GRAPHIC OMITTED]



           3.7%              2.3%                2.1%              34.9%      35.2%       10.2%          11.5%

         Hospitality     Self-Storage    Manufactured Housing     Retail     Office     Industrial     Multifamily



>>       Call Protection:
         o    79.74% of the pool (80 loans) has a lockout period ranging from 24 to 57 payments from origination, then defeasance provisions.
         o    18.51% of the pool (15 loans) has a lockout period ranging from 23 to 49 payments from origination, then yield maintenance.
         o 1.75% of the pool (5 loans) has a lockout period of 35 payments or more from origination, then either yield maintenance or defeasance.

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $986,544,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


OFFERED CERTIFICATES
--------------------

---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------

                 INITIAL                                             AVERAGE      PRINCIPAL      ASSUMED FINAL   APPROX. INITIAL
              CERTIFICATE       SUBORDINATION         RATINGS       LIFE            WINDOW       DISTRIBUTION     PASS-THROUGH
  CLASS        BALANCE(1)           LEVELS          (S&P/FITCH)     (YRS.)(2)      (MO.)(2)         DATE(2)          RATE(3)
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
A-1            $92,125,000          13.50%           AAA / AAA         3.8           1-78          3/11/2010         3.432%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
A-2           $125,000,000          13.50%           AAA / AAA         5.7          1-110         11/11/2012         4.382%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
A-3            $97,156,000          13.50%           AAA / AAA         7.5          78-110        11/11/2012         4.834%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
A-4           $608,255,000          13.50%           AAA / AAA         9.8         110-120         9/11/2013         5.186%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
B              $26,670,000          11.00%            AA / AA          10.0        120-120         9/11/2013         5.220%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
C              $28,004,000          8.38%              A / A           10.0        120-120         9/11/2013         5.319%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
D               $9,334,000          7.50%             A- / A-           10.1       120-127         4/11/2014         5.416%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------


PRIVATE CERTIFICATES (4)
------------------------

---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
                 INITIAL
               CERTIFICATE                                            AVERAGE      PRINCIPAL      ASSUMED FINAL   APPROX. INITIAL
            BALANCE/NOTIONAL     SUBORDINATION         RATINGS       LIFE         WINDOW (MO.)    DISTRIBUTION     PASS-THROUGH
  CLASS       AMOUNT(1) (5)          LEVELS          (S&P/FITCH)     (YRS.)(2)        (2)            DATE(2)          RATE(3)
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
X-1          $1,066,555,323         n/a               AAA/AAA          ----            ----           ----            0.064%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
X-2          $1,026,748,000         n/a               AAA/AAA          ----            ----           ----            0.721%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
E               $12,000,000          6.38%           BBB+/BBB+         11.0         127-139         4/11/2015         5.693%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
F               $10,670,000          5.38%            BBB/BBB          12.1         139-152         5/11/2016         5.693%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
G                $9,335,000          4.50%           BBB-/BBB-         13.1         152-163         4/11/2017         5.693%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
H               $13,335,000          3.25%            BB+/BB+          14.2         163-177         6/11/2018         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
J                $5,334,000          2.75%             BB/BB           14.9         177-180         9/11/2018         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
K                $5,334,000          2.25%            BB-/BB-          15.2         180-186         3/11/2019         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
L                $4,000,000          1.88%             B+/B+           15.7         186-192         9/11/2019         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
M                $5,334,000          1.38%              B/B            16.3         192-199         4/11/2020         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
N                $2,667,000          1.13%             B-/B-           16.7         199-203         8/11/2020         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
P               $12,002,323          --                NR/NR           17.5         203-218        11/11/2021         5.300%
---------- -------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------


Notes:      (1)     Subject to a permitted variance of plus or minus 5%.
            (2)     Based on the structuring assumptions, assuming 0% CPR,
                    described in the Prospectus Supplement.
            (3)     The Class A-1, A-2 and A-3 Certificates  will each accrue
                    interest at a fixed rate. The Class A-4, H, J, K, L, M, N and P Certificates will each accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class B, C and D Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate less a specified percentage. The Class E, F and G Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will each accrue interest at a variable rate.
            (4)     Certificates to be offered privately pursuant to Rule 144A.
            (5)     The Class X-1 Notional Amount is equal to the sum of all
                    Certificate Balances outstanding from time to time.


           This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $986,544,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2

I.  ISSUE CHARACTERISTICS
-------------------------

Issue Type:                       Public:  Classes A-1, A-2, A-3, A-4, B, C and D (the "Offered Certificates").
                                  Private (Rule 144A):  Classes X-1, X-2, E, F, G, H, J, K, L, M, N and P.

Securities Offered:               $986,544,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through
                                  Certificates, including seven principal and interest classes (Classes A-1, A-2,
                                  A-3, A-4, B, C and D) ("Offered Certificates").

Sellers:                          Prudential Mortgage Capital Funding, LLC ("PMCF"); Bear Stearns Commercial
                                  Mortgage, Inc. ("BSCMI"); Wells Fargo Bank, National Association ("WFB")

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:                       Wells Fargo Brokerage Services, LLC

Master Servicers:                 Prudential Asset Resources, Inc. (with respect to the mortgage loans sold by PMCF)
                                  Wells Fargo Bank,  National  Association  (with respect to the loans sold by BSCMI and WFB)

Special Servicers:                GMAC Commercial  Mortgage  Corporation,  except for the 3 Times Square Loan, which will be specially serviced by Prudential Asset Resources, Inc.

Certificate Administrator:        Wells Fargo Bank Minnesota, National Association

Trustee:                          LaSalle Bank National Association

Fiscal Agent:                     ABN AMRO Bank N.V.

Cut-Off Date:                     September 1, 2003.(1)

Expected Closing Date:            On or about September 23, 2003.

Distribution Dates:               The  11th of each  month,  commencing  in  October  2003  (or if the 11th is not a business day, the next succeeding business day).

Minimum Denominations:            $25,000  for the Class A-1,  A-2,  A-3 and A-4  Certificates,  $100,000  for other
                                  Offered Certificates, and in multiples of $1 thereafter.

Delivery:                         DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:               Classes  A-1,  A-2,  A-3,  A-4, B, C and D are expected to be ERISA  eligible.  No
                                  Class of Certificates is SMMEA eligible.

Rating Agencies:                  The Offered  Certificates  will be rated by Standard & Poor's Rating  Services and
                                  Fitch, Inc.

Risk Factors:                     THE CERTIFICATES  INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                  SEE THE  "RISK  FACTORS"  SECTION  OF THE  PROSPECTUS  SUPPLEMENT  AND  THE  "RISK
                                  FACTORS" SECTION OF THE PROSPECTUS.



         (1) The Cut-Off Date is September 1, 2003 with respect to all mortgage loans except for 3 Times Square which will have a Cut-Off Date of August 15, 2003 and Plaza America III & IV which will have a cut-off date of September 8, 2003.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $986,544,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


II. STRUCTURE CHARACTERISTICS
-----------------------------

The Class A-1, A-2 and A-3 Certificates will each accrue interest at a fixed rate. The Class A-4, H, J, K, L, M, N and P Certificates will each accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class B, C and D Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate less a specified percentage. The Class E, F and G Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.




            IO STRUCTURE:
            -------------


[GRAPHIC OMITTED]




                                      Month     0      12     24     36     48     60     72     84     96     Maturity
            ------------------------ ------- ------ ------- ------ ------ ------ ------ ------ ------- ------ ---------- -----------
CLASS A-1   AAA/AAA  3.432%                                                                                                 $92.1MM
CLASS A-2   AAA/AAA  4.382%                                                                                                $125.0MM
CLASS A-3   AAA/AAA  4.834%                                                                                                 $97.2MM
CLASS A-4   AAA/AAA  5.186%                                                                                                $608.3MM
CLASS B     AA/AA   NWAC - 0.473%                                                                                           $26.7MM
CLASS C     A/A     NWAC - 0.374%                                                                                           $28.0MM
CLASS D     A-/A-   NWAC - 0.277%                                                                                            $9.3MM
CLASS E     BBB+/BBB+  NWAC - 0.000%                                                                                        $12.0MM
CLASS F     BBB/BBB    NWAC - 0.000%                                                                                        $10.7MM
CLASS G     BBB-/BBB-  NWAC - 0.000%                                                                                         $9.3MM
CLASS H     BB+/BB+     5.300%                                                                                              $13.3MM
CLASS J     BB/BB       5.300%                                                                                               $5.3MM
CLASS K     BB-/BB-     5.300%                                                                                               $5.3MM
CLASSES L-P B+/B+ TO NR 5.300%                                                                                              $24.0MM

            [    ] X-1+X-2 IO        [  ]  X-1 Notional   [  ]  X-2 Notional





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $986,544,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


CLASS X-1 AND X-2 NOTIONAL BALANCES:
------------------------------------

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

      o during the period from the Closing Date through and including the Distribution Date occurring in September 2004, the sum of (a) the lesser of $82,607,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $118,714,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, and Class K Certificates outstanding from time to time;

      o during the period following the Distribution Date occurring in September 2004 through and including the Distribution Date occurring in September 2005, the sum of (a) the lesser of $48,298,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $96,057,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, and Class K Certificates outstanding from time to time.

      o during the period following the Distribution Date occurring in September 2005 through and including the Distribution Date occurring in September 2006, the sum of (a) the lesser of $13,715,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $73,219,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
           (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, and Class G Certificates outstanding from time to time and (d) the lesser of $12,200,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

      o during the period following the Distribution Date occurring in September 2006 through and including the Distribution Date occurring in September 2007, the sum of (a) the lesser of $51,554,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $78,066,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
           (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, and Class F Certificates outstanding from time to time and (d) the lesser of $4,877,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

      o during the period following the Distribution Date occurring in September 2007 through and including the Distribution Date occurring in September 2008, the sum of (a) the lesser of $29,957,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $45,363,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
           (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, and Class E Certificates outstanding from time to time and (d) the lesser of $175,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

      o during the period following the Distribution Date occurring in September 2008 through and including the Distribution Date occurring in September 2009, the sum of (a) the lesser of $10,613,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $16,071,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
           (c) the Certificate Balance of the Class A-4, Class B, and Class C Certificates outstanding from time to time and (d) the lesser of $7,396,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

      o during the period following the Distribution Date occurring in September 2009 through and including the Distribution Date occurring in September 2010, the sum of (a) the lesser of $527,370,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $22,607,000 and the Certificate Balance of the Class C Certificates outstanding from time to time

      o during the period following the Distribution Date occurring in September 2010 through and including the Distribution Date occurring in September 2011, the sum of (a) the lesser of $486,449,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $11,814,000 and the Certificate Balance of the Class C Certificates outstanding from time to time; and

      o    following the Distribution Date occurring in September 2011, $0.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $986,544,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


III. COLLATERAL CHARACTERISTICS
-------------------------------

CUT-OFF DATE BALANCE ($)
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
     895,941 - 999,999               1           895,941        0.08
   1,000,000 - 1,999,999             5         7,829,982        0.73
   2,000,000 - 3,999,999            30        91,461,593        8.58
   4,000,000 - 5,999,999            15        75,956,822        7.12
   6,000,000 - 7,999,999            15       107,830,887       10.11
   8,000,000 - 9,999,999             8        71,485,174        6.70
   10,000,000 - 11,999,999           3        32,755,659        3.07
   12,000,000 - 13,999,999           1        12,462,081        1.17
   14,000,000 - 15,999,999           3        45,172,003        4.24
   16,000,000 - 17,999,999           2        32,764,362        3.07
   18,000,000 - 19,999,999           3        57,426,240        5.38
   20,000,000 - 29,999,999           6       146,458,036       13.73
   30,000,000 - 99,566,288           8       384,056,542       36.01
--------------------------------------------------------------------
   TOTAL:                          100     1,066,555,323      100.00
--------------------------------------------------------------------

Min: $895,941           Max: $99,566,288       Average: $10,665,553
--------------------------------------------------------------------


STATE
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                MORTGAGED     CUT-OFF DATE      % OF
                                PROPERTIES     BALANCE ($)      POOL
-----------------------------------------------------------------------
California                         25        195,859,499       18.36
-----------------
        Southern California        15        149,071,649       13.98
        Northern California        10         46,787,850        4.39
Virginia                            8        154,990,139       14.53
New York                           10        154,510,021       14.49
North Carolina                      5         66,471,776        6.23
Georgia                             5         63,753,844        5.98
Texas                              17         60,835,405        5.70
Colorado                            4         58,042,037        5.44
Michigan                            4         42,388,440        3.97
Florida                             7         35,587,656        3.34
Massachusetts                       4         33,934,444        3.18
Other                              54        200,182,062       18.77
-----------------------------------------------------------------------
 TOTAL:                           143      1,066,555,323      100.00
-----------------------------------------------------------------------


PROPERTY TYPE
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGED    CUT-OFF DATE      % OF
                                PROPERTIES     BALANCE ($)      POOL
-----------------------------------------------------------------------

Office                             19        375,456,525       35.20
Retail                             51        372,293,015       34.91
Multifamily                        23        122,839,768       11.52
Industrial                         39        109,279,671       10.25
Hospitality                         3         39,501,759        3.70
Self-Storage                        6         24,546,405        2.30
Manufactured Housing                2         22,638,181        2.12
-----------------------------------------------------------------------
TOTAL:                            143      1,066,555,323      100.00
-----------------------------------------------------------------------


MORTGAGE RATE (%)
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
   4.2700% - 4.4499%                1         29,350,000        2.75
   4.4500% - 4.7499%                2         64,000,000        6.00
   4.7500% - 4.9999%                6         47,302,160        4.44
   5.0000% - 5.2499%                8         75,364,093        7.07
   5.2500% - 5.4999%               17        187,746,327       17.60
   5.5000% - 5.7499%               24        225,071,980       21.10
   5.7500% - 5.9999%               21        138,270,464       12.96
   6.0000% - 6.2499%               12         97,268,787        9.12
   6.2500% - 6.4999%                6         91,321,794        8.56
   6.5000% - 7.2499%                1          9,705,051        0.91
   7.2500% - 7.4999%                1         99,566,288        9.34
   7.5000% - 7.9300%                1          1,588,379        0.15
-----------------------------------------------------------------------
TOTAL:                            100      1,066,555,323      100.00
-----------------------------------------------------------------------
 Min: 4.2700                 Max: 7.9300            Wtd Avg: 5.7369
-----------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
60                                  1          3,891,438        0.36
61 - 84                             7         90,761,082        8.51
85 - 120                           83        824,390,470       77.29
121 - 218                           9        147,512,334       13.83
-----------------------------------------------------------------------
TOTAL:                            100      1,066,555,323      100.00
-----------------------------------------------------------------------
 Min: 60                            Max: 218             Wtd Avg: 128
-----------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
58 - 60                             1          3,891,438        0.36
61 - 84                             7         90,761,082        8.51
85 - 120                           83        824,390,470       77.29
121 - 218                           9        147,512,334       13.83
-----------------------------------------------------------------------
 TOTAL:                           100      1,066,555,323      100.00
-----------------------------------------------------------------------
 Min: 58                     Max: 218                 Wtd Avg: 126
-----------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
37.61 - 40.00                       2        106,558,709        9.99
40.01 - 50.00                       9        100,633,473        9.44
50.01 - 55.00                      11        162,594,603       15.24
55.01 - 60.00                       4         14,664,944        1.37
60.01 - 65.00                      10         41,994,768        3.94
65.01 - 70.00                      18        182,255,047       17.09
70.01 - 75.00                      25        302,346,879       28.35
75.01 - 79.93                      21        155,506,901       14.58
-----------------------------------------------------------------------
TOTAL:                            100      1,066,555,323      100.00
-----------------------------------------------------------------------
 Min:  37.61                  Max: 79.93            Wtd Avg: 63.22
-----------------------------------------------------------------------


 LOAN-TO-VALUE RATIO AT MATURITY (%)
-----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
   00.20 - 20.00                    7        159,364,948       14.94
   20.01 - 30.00                    1          5,787,486        0.54
   30.01 - 40.00                    7         30,343,741        2.85
   40.01 - 45.00                    6         78,313,805        7.34
   45.01 - 50.00                    9         72,599,117        6.81
   50.01 - 55.00                   15        186,564,479       17.49
   55.01 - 60.00                   20        181,786,521       17.04
   60.01 - 65.00                   19        221,644,116       20.78
   65.01 - 70.00                   15        121,598,836       11.40
   70.01 - 71.94                    1          8,552,275        0.80
 ----------------------------------------------------------------------
 TOTAL:                           100      1,066,555,323      100.00
 ----------------------------------------------------------------------
  Min: 0.20                Max: 71.94                Wtd Avg: 47.79
 ----------------------------------------------------------------------


 DEBT SERVICE COVERAGE RATIOS (X)
 -----------------------------------------------------------------------
                                  NO. OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE      % OF
                                   LOANS       BALANCE ($)      POOL
-----------------------------------------------------------------------
   1.020 - 1.249                    3         28,977,238        2.72
   1.250 - 1.299                    1         42,464,449        3.98
   1.300 - 1.349                    3         25,989,038        2.44
   1.350 - 1.399                    4        100,172,721        9.39
   1.400 - 1.449                   12         87,771,302        8.23
   1.450 - 1.499                   10         58,373,794        5.47
   1.500 - 1.549                    9         59,932,109        5.62
   1.550 - 1.599                   17        164,856,270       15.46
   1.600 - 1.649                   10         68,215,811        6.40
   1.650 - 1.699                    4         39,561,539        3.71
   1.700 - 1.749                    6         97,657,675        9.16
   1.750 - 1.799                    1          5,295,033        0.50
   1.800 - 3.170                   20        287,288,345       26.94
-----------------------------------------------------------------------
 TOTAL:                           100      1,066,555,323      100.00
-----------------------------------------------------------------------
  Min: 1.020                  Max: 3.170             Wtd Avg: 1.767
-----------------------------------------------------------------------


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the cut-off date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. Sum of Columns may not match "Total" due to rounding.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.




 IV.       LARGE LOAN DESCRIPTION

                                                       TEN LARGEST LOANS

 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------

                                                                                           CUT-OFF DATE     % OF
   NO.                PROPERTY NAME                   CITY       STATE    PROPERTY TYPE      BALANCE        POOL
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   1.    3 Times Square (1)                       New York         NY        Office         99,566,288      9.3%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   2.    Jefferson Plaza I and II                 Arlington        VA        Office         62,939,186      5.9%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   3.    Barrett Pavilion (2)                     Kennesaw         GA        Retail         44,000,000      4.1%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   4.    Plaza America Office Towers III
         and IV (3)                               Reston           VA        Office         42,464,449      4.0%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   5.    North Crescent Plaza                     Beverly Hills    CA        Office         39,692,392      3.7%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   6.    Carmel Mountain Ranch Shopping
         Center (4)                               San Diego        CA        Retail         35,394,227      3.3%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   7.    Alexandria Portfolio                     Various          MD      Industrial       30,000,000      2.8%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   8.    Greeley Mall                             Greeley          CO        Retail         30,000,000      2.8%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
   9.    Westside Centre                          Huntsville       AL        Retail         29,350,000      2.8%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
  10.    First Union Plaza                        Durham           NC        Office         27,918,070      2.6%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------
                 TOTAL/WEIGHTED AVERAGE                                                   $441,324,612     41.4%
 ------- ---------------------------------------- -------------- ------- ---------------- --------------- ---------




-------  ----------- ---------- -------- ------------ ----------
                                           CUT-OFF
           UNITS/     LOAN PER    U/W        DATE      BALLOON
  NO.        SF        UNIT/SF    DSCR       LTV         LTV
-------  ----------- ---------- -------- ------------ ----------
  1.      883,405     191.60     2.35x      37.6%       0.2%
-------  ----------- ---------- -------- ------------ ----------
  2.      516,905     121.76     1.70x      52.9%       44.2%
-------  ----------- ---------- -------- ------------ ----------
  3.      461,255      95.39     2.82x      55.0%       55.0%
-------  ----------- ---------- -------- ------------ ----------
  4.
          473,161     179.49     1.29x      73.6%       62.5%
-------  ----------- ---------- -------- ------------ ----------
  5.      122,496     324.03     1.43x      72.2%       57.1%
-------  ----------- ---------- -------- ------------ ----------
  6.
          440,228     160.80     1.38x      73.7%       62.0%
-------  ----------- ---------- -------- ------------ ----------
  7.      282,373     106.24     1.37x      68.2%       58.5%
-------  ----------- ---------- -------- ------------ ----------
  8.      478,382      62.71     1.57x      69.0%       53.9%
-------  ----------- ---------- -------- ------------ ----------
  9.      490,784      59.80     3.08x      48.6%       48.6%
-------  ----------- ---------- -------- ------------ ----------
 10.      235,979     118.31     1.55x      73.5%       61.9%
-------  ----------- ---------- -------- ------------ ----------
                                 1.92X      58.2%       42.7%
-------  ----------- ---------- -------- ------------ ----------



(1) Balance/Unit, DSCR, and LTV are based of the pooled and non -pooled trust balances totaling $170,000,000.
(2)  LTV for Barrett Pavilion is based on stabilized value as of 08/01/2003.
(3) Balance/Unit, DSCR, and LTV are based of the pooled and non-pooled balances totaling $85,000,000.
(4) The LTV is based on the stabilized appraised value as of 06/05/03.Balance/ Unit, DSCR, and LTV are based of the pooled and non-pooled balances totaling $71,000,000.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2

                                   APPENDIX E

                          DISTRIBUTION DATE STATEMENT
                               TABLE OF CONTENTS

-------------------------------------------------------------------------------
STATEMENT SECTIONS                                                    PAGE(s)
------------------                                                    ------
Certificate Distribution Detail                                          2
Certificate Factor Detail                                                3
Reconciliation Detail                                                    4
Other Required Information                                               5
Cash Reconciliation Detail                                               6
Ratings Detail                                                           7
Current Mortgage Loan and Property Stratification Tables               8 - 10
Mortgage Loan Detail                                                     11
Principal Prepayment Detail                                              12
Historical Detail                                                        13
Delinquency Loan Detail                                                  14
Specially Serviced Loan Detail                                        15 - 16
Modified Loan Detail                                                     17
Liquidated Loan Detail                                                   18
-------------------------------------------------------------------------------

             DEPOSITOR                                  MASTER SERVICER
-----------------------------------         ------------------------------------
Bear Stearns Commercial Mortgage            Wells Fargo Bank, N.A.
Securities Inc.                             45 Fremont Street, 2nd Floor
383 Madison Avenue                          investorreporting@wellsfargo.com
New York, NY 10179                          San Francisco, CA 94105
Contact: General Information Number         Contact: Matilde Sanchez
Phone Number: (212) 272-2000                Phone Number: (415) 222-2364
-----------------------------------         ------------------------------------

         MASTER SERVICER                                SPECIAL SERVICER
-----------------------------------         ------------------------------------
Prudential Asset Resources, Inc.            GMAC Commercial Mortgage Corporation
2200 Ross Avenue, Suite 4900E               550 California Street
Dallas, TX 75201                            San Fransico, CA 94104
Contact: Hal Collett                        Contact: CMBS Portfolio Manager
Phone Number: (214) 721-6032                Phone Number: (415) 835-9200
-----------------------------------         ------------------------------------


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the master servicers, special servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                         CERTIFICATE DISTRIBUTION DETAIL

----------------------------------------------------------------------------------------------------------------
 Class\                         Pass-Through       Original       Beginning       Principal          Interest
Component       CUSIP               Rate            Balance        Balance       Distribution      Distribution
----------------------------------------------------------------------------------------------------------------
   A-1                            0.000000%          0.00            0.00            0.00               0.00
   A-2                            0.000000%          0.00            0.00            0.00               0.00
    B                             0.000000%          0.00            0.00            0.00               0.00
    C                             0.000000%          0.00            0.00            0.00               0.00
    D                             0.000000%          0.00            0.00            0.00               0.00
    E                             0.000000%          0.00            0.00            0.00               0.00
    F                             0.000000%          0.00            0.00            0.00               0.00
    G                             0.000000%          0.00            0.00            0.00               0.00
    H                             0.000000%          0.00            0.00            0.00               0.00
    J                             0.000000%          0.00            0.00            0.00               0.00
    K                             0.000000%          0.00            0.00            0.00               0.00
    L                             0.000000%          0.00            0.00            0.00               0.00
    M                             0.000000%          0.00            0.00            0.00               0.00
    N                             0.000000%          0.00            0.00            0.00               0.00
    P                             0.000000%          0.00            0.00            0.00               0.00
    V                             0.000000%          0.00            0.00            0.00               0.00
    R                             0.000000%          0.00            0.00            0.00               0.00
----------------------------------------------------------------------------------------------------------------
  Totals                                             0.00            0.00            0.00               0.00
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                      Realized Loss/                                                  Current
 Class\             Prepayment       Additional Trust             Total            Ending          Subordination
Component            Premium          Fund Expenses            Distribution        Balance           Level (1)
----------------------------------------------------------------------------------------------------------------
   A-1                 0.00                0.00                    0.00             0.00                0.00
   A-2                 0.00                0.00                    0.00             0.00                0.00
    B                  0.00                0.00                    0.00             0.00                0.00
    C                  0.00                0.00                    0.00             0.00                0.00
    D                  0.00                0.00                    0.00             0.00                0.00
    E                  0.00                0.00                    0.00             0.00                0.00
    F                  0.00                0.00                    0.00             0.00                0.00
    G                  0.00                0.00                    0.00             0.00                0.00
    H                  0.00                0.00                    0.00             0.00                0.00
    J                  0.00                0.00                    0.00             0.00                0.00
    K                  0.00                0.00                    0.00             0.00                0.00
    L                  0.00                0.00                    0.00             0.00                0.00
    M                  0.00                0.00                    0.00             0.00                0.00
    N                  0.00                0.00                    0.00             0.00                0.00
    P                  0.00                0.00                    0.00             0.00                0.00
    V                  0.00                0.00                    0.00             0.00                0.00
    R                  0.00                0.00                    0.00             0.00                0.00
----------------------------------------------------------------------------------------------------------------
  Totals               0.00                0.00                    0.00             0.00                0.00
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                       Original      Beginning                                                     Ending
                    Pass-Through       Notional       Notional       Interest       Prepayment      Total         Notional
Class     CUSIP         Rate            Amount         Amount      Distribution      Premium     Distribution      Amount
---------------------------------------------------------------------------------------------------------------------------
 X-1                  0.000000           0.00           0.00           0.00            0.00          0.00           0.00
 X-2                  0.000000           0.00           0.00           0.00            0.00          0.00           0.00
---------------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                            CERTIFICATE FACTOR DETAIL

-------------------------------------------------------------------------------------------------------------------------
                                                                                           Realized Loss/
 Class\                Beginning       Principal          Interest         Prepayment     Additional Trust      Ending
Component    CUSIP      Balance      Distribution       Distribution        Premium        Fund Expenses        Balance
-------------------------------------------------------------------------------------------------------------------------
   A-1                0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
   A-2                0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    B                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    C                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    D                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    E                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    F                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    G                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    H                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    J                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    K                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    L                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    M                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    N                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    P                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    V                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
    R                 0.00000000       0.00000000         0.00000000       0.00000000         0.00000000       0.00000000
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                Beginning                                                        Ending
                                 Notional            Interest               Prepayment          Notional
   Class           CUSIP          Amount           Distribution              Premium             Amount
---------------------------------------------------------------------------------------------------------
    X-1                        0.00000000           0.00000000              0.00000000         0.00000000
    X-2                        0.00000000           0.00000000              0.00000000         0.00000000
---------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                              RECONCILIATION DETAIL

            ADVANCE SUMMARY                                               MASTER SERVICING FEE SUMMARY
P&I Advances Outstanding                      0.00        Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding                0.00        Less Master Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P&I            0.00        Less Reductions to Master Servicing Fees                       0.00
Advances paid from general collections                    Plus Master Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing      0.00        Plus Adjustments for Prior Master Servicing Calculation        0.00
Advances paid from general collections                    Total Master Servicing Fees Collected                          0.00


CERTIFICATE INTEREST RECONCILIATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Remaining Unpaid
           Accrued         Net Aggregate      Distributable     Distributable        Additional                    Distributable
         Certificate        Prepayment         Certificate   Certificate Interest    Trust Fund     Interest        Certificate
Class      Interest     Interest Shortfall      Interest          Adjustment          Expenses    Distribution       Interest
----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.00             0.00                0.00             0.00                 0.00           0.00            0.00
 A-2         0.00             0.00                0.00             0.00                 0.00           0.00            0.00
 X-1         0.00             0.00                0.00             0.00                 0.00           0.00            0.00
 X-2         0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  B          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  C          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  D          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  E          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  F          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  G          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  H          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  J          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  K          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  L          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  M          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  N          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  P          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  V          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
  R          0.00             0.00                0.00             0.00                 0.00           0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals       0.00             0.00                0.00             0.00                 0.00           0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                           OTHER REQUIRED INFORMATION
--------------------------------------------------------------------------------

Available Distribution Amount                          0.00



Aggregate Number of Outstanding Loans                     0
Aggregate Unpaid Principal Balance of Loans            0.00
Aggregate Stated Principal Balance of Loans            0.00



Aggregate Amount of Servicing Fee                      0.00
Aggregate Amount of Special Servicing Fee              0.00
Aggregate Amount of Trustee Fee                        0.00
Aggregate Certificate Administrator Fee                0.00

Aggregate Trust Fund Expenses                          0.00


Appraisal Reduction Amount
--------------------------------------------------------------------------------
                   Appraisal        Cumulative         Most Recent
Loan              Reduction           ASER              App. Red.
Number            Effected           Amount               Date
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------




Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:
          Interest paid or advanced                                         0.00
          Interest reductions due to Non-Recoverability Determinations      0.00
          Interest Adjustments                                              0.00
          Deferred Interest                                                 0.00
          Net Prepayment Interest Shortfall                                 0.00
          Net Prepayment Interest Excess                                    0.00
          Extension Interest                                                0.00
          Interest Reserve Withdrawal                                       0.00
                                                                                ---------
               TOTAL INTEREST COLLECTED                                              0.00

     PRINCIPAL:
          Scheduled Principal                                               0.00
          Unscheduled Principal                                             0.00
               Principal Prepayments                                        0.00
               Collection of Principal after Maturity Date                  0.00
               Recoveries from Liquidation and Insurance Proceeds           0.00
               Excess of Prior Principal Amounts paid                       0.00
               Curtailments                                                 0.00
          Negative Amortization                                             0.00
          Principal Adjustments                                             0.00
                                                                                ---------
               TOTAL PRINCIPAL COLLECTED                                             0.00

     OTHER:
          Prepayment Penalties/Yield Maintenance                            0.00
          Repayment Fees                                                    0.00
          Borrower Option Extension Fees                                    0.00
          Equity Payments Received                                          0.00
          Net Swap Counterparty Payments Received                           0.00
                                                                                ---------
               TOTAL OTHER COLLECTED                                                 0.00
                                                                                ---------
TOTAL FUNDS COLLECTED                                                                0.00
                                                                                =========


TOTAL FUNDS DISTRIBUTED

     FEES:
          Master Servicing Fee                                              0.00
          Trustee Fee                                                       0.00
          Certificate Administration Fee                                    0.00
          Insurer Fee                                                       0.00
          Miscellaneous Fee                                                 0.00
                                                                                ---------
               TOTAL FEES                                                            0.00


     ADDITIONAL TRUST FUND EXPENSES:
          Reimbursement for Interest on Advances                            0.00
          ASER Amount                                                       0.00
          Special Servicing Fee                                             0.00
          Non-Recoverability Determinations                                 0.00
          Rating Agency Expenses                                            0.00
          Attorney Fees & Expenses                                          0.00
          Bankruptcy Expense                                                0.00
          Taxes Imposed on Trust Fund                                       0.00
          Non-Recoverable Advances                                          0.00
          Other Expenses                                                    0.00
                                                                                ---------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

     INTEREST RESERVE DEPOSIT                                                        0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
          Interest Distribution                                             0.00
          Principal Distribution                                            0.00
          Prepayment Penalties/Yield Maintenance                            0.00
          Borrower Option Extension Fees                                    0.00
          Equity Payments Paid                                              0.00
          Net Swap Counterparty Payments Paid                               0.00
                                                                                ---------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                                ---------
TOTAL FUNDS DISTRIBUTED                                                              0.00
                                                                                =========

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2



                                 RATINGS DETAIL

----------------------------------------------------------------------------------------------
                                   Original Ratings              Current Ratings (1)
Class          CUSIP    ---------------------------------------------------------------------
                          Fitch       Moody's     S&P         Fitch      Moody's     S & P
----------------------- ----------------------------------- ----------------------------------
A-1
A-2
X-1
X-2
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 P
 V
 R
----------------------------------------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.                 Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza      99 Church Street             55 Water Street
New York, New York 10004    New York, New York 10007     New York, New York 10041
(212) 908-0500              (212) 553-0300               (212) 438-2430



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE
--------------------------------------------------------------------------------
                                            % of
  Scheduled      # of         Scheduled      Agg.   WAM    WAC     Weighted
   Balance       loans         Balance       Bal.   (2)           Avg DSCR (1)
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------



                                   STATE (3)
--------------------------------------------------------------------------------
                                           % of
                 # of         Scheduled     Agg.    WAM    WAC     Weighted
   State        Props.         Balance      Bal.    (2)           Avg DSCR (1)
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:           10/13/2003
                                       RECORD DATE:            09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2



            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES



                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                           % of
 Debt Service     # of         Scheduled     Agg.    WAM    WAC     Weighted
Coverage Ratio   loans          Balance      Bal.    (2)           Avg DSCR (1)
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------



                               PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                            % of
 Property Type    # of         Scheduled     Agg.    WAM    WAC     Weighted
                 Props.         Balance      Bal.    (2)           Avg DSCR (1)
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------



                                   NOTE RATE
--------------------------------------------------------------------------------
                                            % of
    Note          # of         Scheduled     Agg.    WAM    WAC     Weighted
    Rate         loans          Balance      Bal.    (2)           Avg DSCR (1)
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                           % of
    Seasoning      # of       Scheduled     Agg.    WAM    WAC     Weighted
                  loans        Balance      Bal.    (2)           Avg DSCR (1)
--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------


See footnotes on last page of this section.



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
------------------------------------------------------------------------------------
                                               % of
Anticipated Remaining  # of       Scheduled     Agg.    WAM    WAC     Weighted
      Term (2)        loans        Balance      Bal.    (2)           Avg DSCR (1)
------------------------------------------------------------------------------------























------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
------------------------------------------------------------------------------------
                                               % of
  Remaining Stated     # of       Scheduled     Agg.    WAM    WAC     Weighted
      Term            loans        Balance      Bal.    (2)           Avg DSCR (1)
------------------------------------------------------------------------------------























------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------


              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
------------------------------------------------------------------------------------
                                                 % of
Remaining Amortization   # of       Scheduled     Agg.    WAM    WAC     Weighted
         Term           loans        Balance      Bal.    (2)           Avg DSCR (1)
------------------------------------------------------------------------------------























------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------


                             AGE OF MOST RECENT NOI
------------------------------------------------------------------------------------
                                                % of
       Age of Most      # of       Scheduled      Agg.    WAM    WAC     Weighted
        Recent NOI     Loans        Balance       Bal.    (2)           Avg DSCR (1)
------------------------------------------------------------------------------------























------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2



                              MORTGAGE LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                                                    Anticipated              Neg.   Beginning    Ending     Paid
 Loan   ODCR   Property  City   State  Interest  Principal   Gross   Repayment   Maturity   Amort   Scheduled   Scheduled   Thru
Number         Type (1)                Payment    Payment   Coupon     Date        Date     (Y/N)    Balance     Balance    Date
---------------------------------------------------------------------------------------------------------------------------------































---------------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
          Appraisal   Appraisal    Res.     Mod.
 Loan     Reduction   Reduction   Strat.   Code
Number      Date       Amount      (2)      (3)
--------------------------------------------------


























--------------------------------------------------
Totals
--------------------------------------------------



        (1) Property Type Code                      (2) Resolution Strategy Code                         (3) Modification Code
        ----------------------                      ----------------------------                         ---------------------
MF  -Multi-Family      OF -Office        1 -Modification  6 -DPO                10 -Deed In Lieu Of       1 -Maturity Date Extension
RT  -Retail            MU -Mixed Use     2 -Foreclosure   7 -REO                    Foreclosure           2 -Authorization Change
HC  -Health Care       LO -Lodging       3 -Bankruptcy    8 -Resolved           11 -Full Payoff           3 -Principal Write-Off
IN  -Industrial        SS -Self Storage  4 -Extension     9 -Pending Return     12 -Reps and Warranties   4 -Combination
WH  -Warehouse         OT -Other         5 -Note Sale        to Master Servicer 13 -Other or TBD
MH  -Mobile Home Park




Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:           10/13/2003
                                       RECORD DATE:            09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                          PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Principal Prepayment Amount                        Prepayment Penalties
Loan Number      Offering Document  ------------------------------------------------------------------------------------------------
                  Cross-Reference     Payoff Amount     Curtailment Amount         Prepayment Premium       Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------


















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:           10/13/2003
                                       RECORD DATE:            09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2



                               HISTORICAL DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                              Delinquencies                                               Prepayments
--------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days    60-89 Days   90 Days or More   Foreclosure     REO        Modifications  Curtailments   Payoff
   Date       #  Balance   #   Balance   #    Balance      #   Balance   #  Balance   #   Balance     #  Balance     # Balance
--------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------
                    Rate and Maturities
-----------------------------------------
Distribution    Next Weighted Avg.   WAM
   Date         Coupon      Remit
-----------------------------------------



























-----------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                  Offering       # of                    Current   Outstanding  Status of  Resolution
Loan Number       Document      Months    Paid Through    P & I      P & I       Mortgage   Strategy     Servicing    Foreclosure
               Cross-Reference  Delinq.      Date       Advances    Advances     Loan (1)   Code (2)   Transfer Date     Date
----------------------------------------------------------------------------------------------------------------------------------





























----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                Actual  Outstanding
Loan Number      Loan    Servicing   Bankruptcy   REO
               Balance   Advances      Date      Date
-------------------------------------------------------





























-------------------------------------------------------
Totals
-------------------------------------------------------



                (1) Status of Mortgage Loan                                           (2) Resolution Strategy Code
                ---------------------------                                           ----------------------------
A -Payments Not Received      2 -Two Months Delinquent              1 -Modification   6 -DPO                 10 -Deed In Lieu Of
   But Still in Grace Period  3  Three or More Months Delinquent    2 -Foreclosure    7 -REO                     Foreclosure
B -Late Payment But Less      4 -Assumed Scheduled Payment          3 -Bankruptcy     8 -Resolved            11 -Full Payoff
   Than 1 Month Delinquent       (Performing Matured Loan)          4 -Extension      9 -Pending Return      12 -Reps and Warranties
0 -Current                    7 -Foreclosure                        5 -Note Sale         to Master Servicer  13 -Other or TBD
1 -One Month Delinquent       9 -REO



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

-------------------------------------------------------------------------------------------------------------------------------
                            Offering     Servicing  Resolution                                                    Net
Distribution    Loan        Document     Transfer    Strategy   Scheduled  Property  State  Interest   Actual  Operating   NOI
   Date        Number   Cross-Reference    Date      Code (1)    Balance   Type (2)           Rate    Balance    Income   Date
-------------------------------------------------------------------------------------------------------------------------------


























-------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
                                          Remaining
Distribution   DSCR   Note   Maturity   Amortization
   Date               Date     Date         Term
----------------------------------------------------




















----------------------------------------------------

                (1) Resolution Strategy Code                                       (2) Property Type Code
                ----------------------------                                       ----------------------
1 -Modification  6 -DPO                  10 -Deed In Lieu Of          MF -Multi-Family       OF -Office
2 -Foreclosure   7 -REO                      Foreclosure              RT -Retail             MU -Mixed use
3 -Bankruptcy    8 -Resolved             11 -Full Payoff              HC -Health Care        LO -Lodging
4 -Extension     9 -Pending Return       12 -Reps and Warranties      IN -Industrial         SS -Self Storage
5 -Note Sale        to Master Servicer   13 -Other or TBD             WH -Warehouse          OT -Other
                                                                      MH -Mobile Home Park

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                    SPECIALLY SERVICED LOAN DETAIL - PART 2

---------------------------------------------------------------------------------------------------------------------------
                          Offering       Resolution      Site
Distribution   Loan       Document        Strategy    Inspection  Phase 1 Date  Appraisal   Appraisal     Other REO
   Date       Number   Cross-Reference    Code (1)       Date                     Date        Value    Property Revenue
---------------------------------------------------------------------------------------------------------------------------

























---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------

Distribution                 Comment
   Date
-----------------------------------------------------



























-----------------------------------------------------



                (1) Resolution Strategy Code
                ----------------------------
1 -Modification  6 -DPO                  10 -Deed In Lieu Of
2 -Foreclosure   7 -REO                      Foreclosure
3 -Bankruptcy    8 -Resolved             11 -Full Payoff
4 -Extension     9 -Pending Return       12 -Reps and Warranties
5 -Note Sale        to Master Servicer   13 -Other or TBD




Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                  Offering
    Loan          Document       Pre-Modification     Modification Date                 Modification Description
   Number      Cross-Reference       Balance
------------------------------------------------------------------------------------------------------------------------------------































------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

                                       -----------------------------------------
                                       For Additional Information please contact
      [WELLS FARGO LOGO OMITTED]                 CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                    (301) 815-6600
CORPORATE TRUST SERVICES                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                -----------------------------------------
                                       PAYMENT DATE:            10/13/2003
                                       RECORD DATE:             09/30/2003

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-PWR2


                             LIQUIDATED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery    Offering                                               Gross Proceeds   Aggregate       Net
 Loan              Determination     Document      Appraisal  Appraisal   Actual    Gross     as a % of     Liquidation  Liquidation
Number                 Date       Cross-Reference    Date       Value    Balance  Proceeds  Actual Balance   Expenses *    Proceeds
------------------------------------------------------------------------------------------------------------------------------------





























------------------------------------------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------
                     Net Proceeds             Repurchased
 Loan                 as a % of     Realized   by Seller
Number              Actual Balance    Loss        (Y/N)
----------------------------------------------------------





























----------------------------------------------------------
  Current Total
----------------------------------------------------------
Cumulative Total
----------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                   APPENDIX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES 1


         Except in limited circumstances, the globally offered series 2003-PWR2 Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

           1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

           2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

           3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

           4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

              (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

              (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not acting for its own account,

                    (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

           5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

         o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 7 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 13, 2003.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 111 of this prospectus under the caption "Glossary."

                                TABLE OF CONTENTS


SUMMARY OF PROSPECTUS.............................................................................................6
RISK FACTORS......................................................................................................7
        Risks Relating to the Certificates........................................................................7
        Risks Relating to the Mortgage Loans.....................................................................11
DESCRIPTION OF THE TRUST FUNDS...................................................................................19
        General..................................................................................................19
        Mortgage Loans...........................................................................................19
        MBS......................................................................................................28
        Certificate Accounts.....................................................................................29
        Credit Support...........................................................................................30
        Cash Flow Agreements.....................................................................................30
YIELD AND MATURITY CONSIDERATIONS................................................................................30
        General..................................................................................................30
        Pass-Through Rate........................................................................................30
        Payment Delays...........................................................................................30
        Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans.......................31
        Yield and Prepayment Considerations......................................................................31
        Weighted Average Life and Maturity.......................................................................33
        Controlled Amortization Classes and Companion Classes....................................................33
        Other Factors Affecting Yield, Weighted Average Life and Maturity........................................34
THE DEPOSITOR....................................................................................................36
USE OF PROCEEDS..................................................................................................36
DESCRIPTION OF THE CERTIFICATES..................................................................................36
        General..................................................................................................36
        Distributions............................................................................................37
        Distributions of Interest on the Certificates............................................................37
        Distributions of Principal on the Certificates...........................................................38
        Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
          Participations.........................................................................................39
        Allocation of Losses and Shortfalls......................................................................39
        Advances in Respect of Delinquencies.....................................................................39
        Reports to Certificateholders............................................................................40
        Voting Rights............................................................................................41
        Termination..............................................................................................42
        Book-Entry Registration and Definitive Certificates......................................................42
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..............................................................43
        General..................................................................................................43
        Assignment of Mortgage Loans; Repurchases................................................................44
        Representations and Warranties; Repurchases..............................................................45
        Collection and Other Servicing Procedures................................................................46
        Sub-Servicers............................................................................................46
        Special Servicers........................................................................................47
        Certificate Account......................................................................................47
        Modifications, Waivers and Amendments of Mortgage Loans..................................................50
        Realization upon Defaulted Mortgage Loans................................................................50
        Hazard Insurance Policies................................................................................53
        Due-on-Sale and Due-on-Encumbrance Provisions............................................................54
        Servicing Compensation and Payment of Expenses...........................................................54
        Evidence as to Compliance................................................................................55
        Some Matters Regarding the Servicer and the Depositor....................................................55
        Events of Default........................................................................................56



                                       3



        Rights upon Event of Default.............................................................................57
        Amendment................................................................................................57
        List of Certificateholders...............................................................................58
        The Trustee..............................................................................................58
        Duties of the Trustee....................................................................................59
        Regarding the Fees, Indemnities and Powers of the Trustee................................................59
        Resignation and Removal of the Trustee...................................................................59
DESCRIPTION OF CREDIT SUPPORT....................................................................................60
        General..................................................................................................60
        Subordinate Certificates.................................................................................61
        Cross-Support Provisions.................................................................................61
        Insurance or Guarantees with Respect to Mortgage Loans...................................................61
        Letter of Credit.........................................................................................61
        Certificate Insurance and Surety Bonds...................................................................61
        Reserve Funds............................................................................................62
        Credit Support with Respect to MBS.......................................................................62
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................62
        General..................................................................................................62
        Types of Mortgage Instruments............................................................................63
        Leases and Rents.........................................................................................63
        Personal Property........................................................................................63
        Foreclosure..............................................................................................63
        Leasehold Risks..........................................................................................66
        Cooperative Shares.......................................................................................67
        Bankruptcy Laws..........................................................................................68
        Environmental Risks......................................................................................70
        Due-on-Sale and Due-on-Encumbrance Provisions............................................................72
        Subordinate Financing....................................................................................72
        Default Interest and Limitations on Prepayments..........................................................72
        Adjustable Rate Loans....................................................................................72
        Applicability of Usury Laws..............................................................................72
        Soldiers' and Sailors' Civil Relief Act of 1940..........................................................73
        Type of Mortgaged Property...............................................................................73
        Americans with Disabilities Act..........................................................................74
        Forfeiture for Drug, RICO and Money Laundering Violations................................................74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................74
        Federal Income Tax Consequences for REMIC Certificates...................................................75
        Taxation of Regular Certificates.........................................................................78
        Taxation of Residual Certificates........................................................................85
        Treatment of Certain Items of REMIC Income and Expense...................................................87
        Limitations on Offset or Exemption of REMIC Income.......................................................88
        Tax-Related Restrictions on Transfer of Residual Certificates............................................89
        Sale or Exchange of a Residual Certificate...............................................................91
        Mark-to-Market Regulations...............................................................................92
        Taxes That May Be Imposed on the REMIC Pool..............................................................92
        Limitations on Deduction of Some Expenses................................................................94
        Taxation of Foreign Investors............................................................................94
        Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made...................96
STATE AND OTHER TAX CONSIDERATIONS..............................................................................103
ERISA CONSIDERATIONS............................................................................................103
        General.................................................................................................103
        Plan Asset Regulations..................................................................................104
        Administrative Exemptions...............................................................................104
        Unrelated Business Taxable Income; Residual Certificates................................................105
LEGAL INVESTMENT................................................................................................105
METHOD OF DISTRIBUTION..........................................................................................107



                                       4



WHERE YOU CAN FIND MORE INFORMATION.............................................................................108
INCORPORATION OF SOME INFORMATION BY REFERENCE..................................................................109
REPORTS.........................................................................................................109
FINANCIAL INFORMATION...........................................................................................109
LEGAL MATTERS...................................................................................................110
RATINGS.........................................................................................................110
GLOSSARY........................................................................................................111


                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.......................... Commercial/Multifamily Mortgage
                                                Pass-Through Certificates,
                                                issuable in series.

DEPOSITOR...................................... Bear Stearns Commercial Mortgage
                                                Securities Inc., a Delaware
                                                corporation. Our telephone
                                                number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS........... The certificates of each series will be issued pursuant to a
                                                pooling and servicing agreement
                                                and may be issued in one or more
                                                classes. The certificates of
                                                each series will represent in
                                                the aggregate the entire
                                                beneficial ownership interest in
                                                the property of the related
                                                trust fund. Each trust fund will
                                                consist primarily of a
                                                segregated pool of commercial or
                                                multifamily mortgage loans, or
                                                mortgage-backed securities that
                                                evidence interests in, or that
                                                are secured by commercial or
                                                multifamily mortgage loans. Each
                                                class or certificate will be
                                                rated not lower than investment
                                                grade by one or more nationally
                                                recognized statistical rating
                                                agencies at the date of
                                                issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                                (1)  the name of the servicer
                                                     and special servicer, the
                                                     circumstances when a
                                                     special servicer will be
                                                     appointed and their
                                                     respective obligations (if
                                                     any) to make advances to
                                                     cover delinquent payments
                                                     on the assets of the trust
                                                     fund, taxes, assessments or
                                                     insurance premiums;

                                                (2)  the assets in the trust
                                                     fund, including a
                                                     description of the pool of
                                                     mortgage loans or
                                                     mortgage-backed securities;

                                                (3)  the identity and attributes
                                                     of each class within a
                                                     series of certificates,
                                                     including whether (and to
                                                     what extent) any credit
                                                     enhancement benefits any
                                                     class of a series of
                                                     certificates;

                                                (4)  the tax status of
                                                     certificates; and

                                                (5)  whether the certificates
                                                     will be eligible to be
                                                     purchased by investors
                                                     subject to ERISA or will be
                                                     mortgage related securities
                                                     for purposes of SMMEA.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;

     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. MortgagE loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4.  the payment characteristics of the MBS;

     5.  the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6.  a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.



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



CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.



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



SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.




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



WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal



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



distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.




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



     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,




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will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related



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mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates



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



may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;



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


     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;



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     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other



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actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and




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     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."



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



     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for



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



losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest



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



shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and



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



     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and



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


     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;



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



     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.



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


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with



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



cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.



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SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.



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RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and,



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generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its



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obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.



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


     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.



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     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.



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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.



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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.



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Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity



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may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.



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     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.



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



     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans



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originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.



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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


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FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include



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amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.



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



However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."



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



     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

          o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat



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


all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;



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



or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or



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



     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:



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     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.



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     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.



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     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above



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under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage



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loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code
Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.



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TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must



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be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and




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



     o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221,



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then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;



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     3.   the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a



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unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for




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exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.




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     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

     STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the



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          related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for



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servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


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     STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:




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     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.



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     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and



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     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective beginning January 1, 2004.

     FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:




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     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.



                                      104
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UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                                LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     Those classes qualifying as mortgage related securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law.

     Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the



                                      105
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definition of "mortgage related security" to include in relevant part, offered certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in qualifying mortgage related securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4([B])(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.



                                      106
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     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.


                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.



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



     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.


                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.




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



                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



















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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.



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     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person-- The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

     Service-- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.



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





























The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.